Exhibit 10.1

EXECUTION VERSION

SECOND LIEN CREDIT AGREEMENT

dated as of June 21, 2013

among

QUICKSILVER RESOURCES INC.,

as Borrower,

CREDIT SUISSE AG,

as Administrative Agent,

JPMORGAN CHASE BANK, N.A.

as Syndication Agent,

BANK OF AMERICA, N.A.

CITIGROUP GLOBAL MARKETS INC.

DEUTSCHE BANK SECURITIES INC.

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Documentation Agents,

and

THE LENDERS PARTY HERETO

CITIGROUP GLOBAL MARKETS INC.

DEUTSCHE BANK SECURITIES INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

WELLS FARGO SECURITIES, LLC,

as Joint Bookrunners

and

CREDIT SUISSE SECURITIES (USA) LLC	J.P. MORGAN SECURITIES, LLC

as Co-Lead Arrangers and Joint Bookrunners

i

SECTION 11.03.	Action by an Agent	133
SECTION 11.04.	Reliance by the Agents	134
SECTION 11.05.	Subagents	134
SECTION 11.06.	Resignation of Administrative Agent	134
SECTION 11.07.	Agents as Lenders	135
SECTION 11.08.	No Reliance	135
SECTION 11.09.	Administrative Agent May File Proofs of Claim	136
SECTION 11.10.	Authority Of Administrative Agent and Collateral Agent To Release Collateral And Liens	137
SECTION 11.11.	The Arrangers, Bookrunners, Co-Managers, Syndication Agent and Co-Documentation Agents	137

	ARTICLE XII

	Miscellaneous

SECTION 12.01.	Notices	137
SECTION 12.02.	Waivers; Amendments	138
SECTION 12.03.	Expenses, Indemnity; Damage Waiver	140
SECTION 12.04.	Successors and Assigns	143
SECTION 12.05.	Survival; Revival; Reinstatement	146
SECTION 12.06.	Counterparts; Integration; Effectiveness	147
SECTION 12.07.	Severability	148
SECTION 12.08.	Right of Setoff	148
SECTION 12.09.	GOVERNING LAW; JURISDICTION	148
SECTION 12.10.	Headings	150
SECTION 12.11.	Confidentiality	150
SECTION 12.12.	Interest Rate Limitation	151
SECTION 12.13.	EXCULPATION PROVISIONS	152
SECTION 12.14.	No Third Party Beneficiaries	152
SECTION 12.15.	Flood Insurance Regulation	153
SECTION 12.16.	USA Patriot Act Notice	153
SECTION 12.17.	No Fiduciary Duty	153
SECTION 12.18.	Intercreditor Agreements	154

Annex I	List of Commitments

Exhibit A	Form of Note
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Interest Election Request
Exhibit D	Form of Compliance Certificate
Exhibit E-1	Security Instruments
Exhibit E-2	Form of Guaranty Agreement
Exhibit F	Form of Assignment and Assumption
Exhibit G	Form of Pledge Agreement
Exhibit H-1	Form of U.S. Tax Compliance Certificate
	(Foreign Lenders; not partnerships)

Exhibit H-2	Form of U.S. Tax Compliance Certificate
(Foreign Participants; not partnerships)
Exhibit H-3	Form of U.S. Tax Compliance Certificate
(Foreign Participants; partnerships)
Exhibit H-4	Form of U.S. Tax Compliance Certificate
(Foreign Lenders; partnerships)
Exhibit I-1	Form of First Lien Intercreditor Agreement
Exhibit I-2	Form of Pari Passu Intercreditor Agreement

Schedule 1.02	Initial Subsidiary Guarantors
Schedule 7.11	Subsidiaries and Partnerships; Unrestricted Subsidiaries
Schedule 7.12	Insurance

v

SECOND LIEN CREDIT AGREEMENT dated as of June 21, 2013 (as amended, modified, supplemented or restated from time to time, this “Agreement”), among QUICKSILVER RESOURCES INC., a Delaware corporation (the “Borrower”); each of the Lenders from time to time party hereto; and CREDIT SUISSE AG, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

WHEREAS, capitalized terms used in these preliminary statements shall have the respective meanings set forth for such terms in Section 1.01 hereof;

WHEREAS, the Lenders have agreed to make Loans to the Borrower on the Effective Date, on the terms and subject to the conditions set forth herein, in an aggregate principal amount of $625,000,000, and in connection therewith the Borrower intends to consummate the following transactions: (a) the Borrower will issue Second Lien Notes in an aggregate principal amount of $200,000,000, (b) the Borrower will issue New Senior Notes in an aggregate principal amount of up to $325,000,000, (c) the Borrower will launch the Tender Offer and, upon receipt of the requisite consents pursuant to the Consent Solicitation, enter into one or more supplemental indentures to eliminate substantially all of the restrictive covenants and certain events of default contained in the indentures related to the Existing 2015 Senior Notes and the Existing 2016 Senior Notes, (d) the Borrower will launch the Consent Solicitation and, upon receipt of the requisite consents pursuant to the Consent Solicitation, enter into the 2019 Senior Notes Indenture Amendment, and (e) the Borrower intends, promptly following the Effective Date, to initiate the Cleanup Calls;

WHEREAS, the proceeds of the Loans are to be used, together with the proceeds of the New Senior Notes, the Second Lien Notes and available cash, (a) to repay, redeem or discharge the Existing 2015 Senior Notes and the Existing 2016 Senior Notes tendered pursuant to the Tender Offer, (b) to pay the Transaction Costs, (c) to fund the Cleanup Calls or to repurchase the Existing 2015 Senior Notes and the Existing 2016 Senior Notes in open market transactions or (d) for general corporate purposes;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions and Accounting Matters

SECTION 1.01. Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.

SECTION 1.02. Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2019 Senior Notes Indenture Amendment” means a supplemental indenture to amend the covenants in the indenture related to the Existing 2019 Senior Notes, including in order to permit the Borrower to refinance the Existing Subordinate Notes by incurring Indebtedness, including the New Senior Notes, that ranks equally in right of payment with the Existing 2019 Senior Notes and excluding any such refinancing of the Existing Subordinate Notes from the limitation on restricted payments in such indenture.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquired Indebtedness” means Indebtedness (a) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or (b) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (a) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (b) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Assets” means (a) any property or assets to be used by the Borrower or a Restricted Subsidiary in its drilling or completion operations and (b) Proved Hydrocarbon Interests.

“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination, the remainder of:

(a) the sum of:

(i) estimated discounted future net revenues from proved oil and gas reserves of the Borrower and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any provincial, territorial, state, federal or foreign income taxes, as estimated by the Borrower in a reserve report prepared as of the end of the Borrower’s most recently completed fiscal year for which audited financial statements are available:

(A) as increased by, as of the date of determination, the estimated discounted future net revenues from:

(1) estimated proved oil and gas reserves acquired since such year end, which reserves were not reflected in such year end reserve report, and

(2) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since such year end due to exploration, development, exploitation or other activities, in each case calculated in accordance with SEC guidelines (utilizing the prices for the fiscal quarter ending prior to the date of determination); and

(B) decreased by, as of the date of determination, the estimated discounted future net revenues from:

(1) estimated proved oil and gas reserves included therein that shall have been produced or disposed of since such year end, and

(2) estimated oil and gas reserves included therein that are subsequently removed from the proved oil and gas reserves of the Borrower and its Restricted Subsidiaries as so calculated due to downward revisions of estimates of proved oil and gas reserves since such year end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated on a pre-tax basis and substantially in accordance with SEC guidelines (utilizing the prices for the fiscal quarter ending prior to the date of determination), in each case as estimated by the Borrower’s petroleum engineers or any independent petroleum engineers engaged by the Borrower for that purpose;

(ii) the capitalized costs that are attributable to oil and gas properties of the Borrower and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Borrower’s books and records as of a date no earlier than the date of the Borrower’s latest annual or quarterly consolidated financial statements;

(iii) the Net Working Capital on a date no earlier than the date of the Borrower’s latest annual or quarterly consolidated financial statements; and

(iv) the greater of:

(A) the net book value of other tangible assets of the Borrower and its Restricted Subsidiaries, as of a date no earlier than the date of the Borrower’s latest annual or quarterly consolidated financial statements, and

(B) the appraised value, as estimated by independent appraisers, of other tangible assets of the Borrower and its Restricted Subsidiaries, as of a date no earlier than the date of the Borrower’s latest audited consolidated financial statements (provided that the Borrower shall not be required to obtain any appraisal of any assets); minus

(b) the sum of:

(i) any amount included in (a)(i) through (a)(iv) above that is attributable to Minority Interests;

(ii) any net gas balancing liabilities of the Borrower and its Restricted Subsidiaries reflected in the Borrower’s latest audited consolidated financial statements;

(iii) to the extent included in (a)(i) above, the estimated discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Borrower’s year end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Borrower and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and

(iv) to the extent included in (a)(i) above, the estimated discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the estimated discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of the Borrower and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

If the Borrower changes its method of accounting from the full cost method of accounting to the successful efforts or a similar method, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if the Borrower were still using the full cost method of accounting.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” has the meaning assigned to such term in the preamble of this Agreement.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Syndication Agent and the Co-Documentation Agents; and “Agent” means any of them, as the context requires.

“Agreed Currency” has the meaning assigned to such term in Section 2.07(a).

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Alternate Base Rate” means, for any day, a rate equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% per annum and (c) the Adjusted LIBO Rate in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a one-month Interest Period commencing on the second Business Day after such date plus 1.00% per annum. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the Adjusted LIBO Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition of the term “Federal Funds Effective Rate”, the Alternate Base Rate shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be. Notwithstanding the foregoing, if the Alternate Base Rate determined as provided above shall be lower than 2.25% per annum at any time, the Alternate Base Rate shall be deemed to be 2.25% per annum at such time.

“Amended Loans” has the meaning set forth in the definition of Permitted Amendment.

“Amending Lender” has the meaning set forth in Section 2.09(a).

“Amendment Request Class” has the meaning set forth in Section 2.09(a).

“Applicable Discount” has the meaning assigned to such term in Section 3.04(d)(iii).

“Applicable Margin” means, for any day, (a) with respect to any Eurodollar Borrowing, 5.75% per annum, and (b) with respect to any ABR Borrowing, 4.75% per annum.

“Applicable Percentage” means, with respect to any Lender (a) when used with reference to any specified Class at any time, a fraction (expressed as a percentage) equal to (i) such Lender’s Commitment in respect of such Class (or, if the Loans of such Class have been funded pursuant to Section 2.01, the principal amount of such Lender’s outstanding Loans of such Class) at such time over (ii) the aggregate Commitments in respect of such Class (or, if the Loans of such Class have been funded pursuant to Section 2.01, the aggregate principal amount of the outstanding Loans of such Class) at such time; and (b) when used without reference to any specified Class, a fraction (expressed as a percentage) equal to (A) the aggregate amount of such Lender’s unfunded Commitments and outstanding Loans at such time over (B) the aggregate amount of the unfunded Commitments and outstanding Loans of all the Lenders at such time.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Petroleum Engineers” means (a) with respect to the U.S. Reserve Report and the First Lien U.S. Reserve Report, Schlumberger Data and Consulting Services, (b) with respect to the Canadian Reserve Report, LaRoche Petroleum Consultants Limited and (c) any other independent petroleum engineers or other independent petroleum consultant(s) reasonably acceptable to the Administrative Agent.

“Arrangers” means Credit Suisse Securities (USA) LLC and J.P. Morgan Securities, LLC.

“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of the Oil and Gas Business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Borrower or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(a) a disposition by a Restricted Subsidiary to the Borrower or by the Borrower or a Restricted Subsidiary to a Wholly-Owned Subsidiary;

(b) the sale of Cash Equivalents in the ordinary course of business;

(c) a disposition of Hydrocarbons or mineral products in the ordinary course of the Oil and Gas Business;

(d) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Borrower and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(e) transactions permitted by Section 9.09;

(f) an issuance of Capital Stock by a Restricted Subsidiary to the Borrower or to a Wholly-Owned Subsidiary;

(g) for purposes of Section 9.06 only, the making of a Permitted Investment or a disposition subject to Section 9.02;

(h) an Asset Swap effected in compliance with Section 9.06;

(i) dispositions of assets with an aggregate fair market value since the date of this Agreement of less than $5,000,000;

(j) dispositions in connection with the creation, encumbrance or existence of Permitted Liens or the exercise of any rights or remedies with respect thereto;

(k) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(l) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business and which do not materially interfere with the business of the Borrower and its Restricted Subsidiaries;

(m) any Production Payments and Reserve Sales, provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Borrower or a Restricted Subsidiary, shall have been created, Incurred, issued, assumed or Guaranteed in connection with the acquisition or financing of, and no later than 60 days after the acquisition of, the property that is subject thereto;

(n) the sale or transfer (whether or not in the ordinary course of the Oil and Gas Business) of oil and/or gas properties or direct or indirect interests in real property; provided that, at the time of such sale or transfer, such properties do not have associated with them any proved reserves capable of being produced in material economic quantities; and

(o) the abandonment, farm-out, exchange, lease or sublease of developed or undeveloped oil and/or gas properties or interests therein in the ordinary course of business or in exchange for oil and/or gas properties or interests therein owned or held by another Person.

“Asset Disposition Offer” has the meaning assigned to such term in Section 9.06.

“Asset Disposition Offer Amount” has the meaning assigned to such term in Section 9.06.

“Asset Disposition Offer Period” has the meaning assigned to such term in Section 9.06.

“Asset Disposition Purchase Date” has the meaning assigned to such term in Section 9.06.

“Asset Swap” means any concurrent purchase and sale or exchange of oil and gas properties or interests therein or other assets or properties used or useful in the Oil and Gas Business, including Capital Stock of any Person who holds any such properties, interests or assets, between the Borrower or any of its Restricted Subsidiaries and another Person; provided that any cash received must be applied in accordance with Section 9.06.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit F or any other form approved by the Administrative Agent.

“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Existing 2019 Senior Notes (whether or not such Notes remain outstanding), compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

“Auction” has the meaning assigned to such term in Section 3.04(d)(i).

“Auction Amount” has the meaning assigned to such term in Section 3.04(d)(i).

“Auction Notice” has the meaning assigned to such term in Section 3.04(d)(i).

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (a) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the sum of all such payments.

“Bank Indebtedness” means any and all amounts, whether outstanding on the date of this Agreement or Incurred after such date, payable by the Borrower under or in respect of a Credit Facility, and any related notes, collateral documents, letters of credit and guarantees and any Interest Rate Agreement entered into in connection with a Credit Facility, including principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Borrower at the rate specified therein, whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Board of Directors” means, as to any Person, the board of directors or comparable governing body of such Person or a duly authorized committee of such board of directors.

“Bookrunners” means Credit Suisse Securities (USA) LLC, J.P. Morgan Securities, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or a United States federal holiday or any other day on which commercial banks in New York City are authorized or required by law to be closed; provided that if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which banks are open for dealings in Dollar deposits in the London interbank market.

“Canadian Benefit Plans” means any employee benefit plan, maintained or contributed to by any Canadian Subsidiary that is not a Canadian Pension Plan and which is primarily for the benefit of the employees or former employees of any Canadian Subsidiary employed in Canada who participate or are eligible to participate, including all profit sharing, incentive compensation, savings, supplemental retirement, retiring allowance, severance, deferred compensation, welfare, bonus, supplementary unemployment benefit plans or arrangements and all life, health, dental and disability plans and arrangements primarily for the benefit of such employees.

“Canadian First Lien Credit Agreement” means the Amended and Restated Credit Agreement dated as of December 22, 2011, among the Borrower, QRCI, the lenders, syndication agent and co-documentation agents party thereto and JPMorgan Chase Bank, N.A., as Global Administrative Agent, as amended by Omnibus Amendment No. 1 dated as of May 23, 2012, Omnibus Amendment No. 2 dated as of August 6, 2012, Omnibus Amendment No. 3 dated as of October 5, 2012, Omnibus Amendment No. 4 dated as of April 30, 2013, and the First Lien Amendment and as further amended, restated, renewed, extended, supplemented, increased, replaced, refinanced or otherwise modified from time to time.

“Canadian Pension Plan” means any pension plan to which any Canadian Subsidiary contributes or has made contributions on behalf of its employees and required to be registered under Canadian provincial or federal pension benefits standards legislation and which is contributed to by (or to which there is or may be an obligation to contribute by) the Canadian Subsidiaries, other than a multi-employer pension plan as defined under such legislation.

“Canadian Pension Plan Termination Event” means an event which would reasonably be expected to entitle a Person (without the consent of any Canadian Subsidiary) to wind-up or terminate a Canadian Pension Plan in full or in part, or the institution of any steps by any Governmental Authority to terminate or order the termination or wind-up of, in full or in part, any Canadian Pension Plan, or an event respecting any Canadian Pension Plan which would result in the revocation of the registration of such Canadian Pension Plan or which could otherwise reasonably be expected to adversely affect the tax status of any such Canadian Pension Plan.

“Canadian Reserve Report” means a Reserve Report for the Oil and Gas Properties located within the territorial limits of Canada.

“Canadian Subsidiaries” means, collectively, QRCI and its Subsidiaries that are Restricted Subsidiaries.

“Capital Lease” means, with respect to any Person, any lease of property (whether real, personal or mixed) by such Person or its Subsidiaries as lessee that would be capitalized on a balance sheet of such Person or its Subsidiaries prepared in conformity with GAAP, other than, in the case of such Person or its Subsidiaries, any such lease under which such Person or any of its Subsidiaries is the lessor.

“Capital Lease Obligations” means, with respect to any Person, the capitalized amount of all obligations of such Person and its Subsidiaries under Capital Leases, as determined on a consolidated basis in conformity with GAAP.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Cash Equivalents” means:

(a) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having a maturity within one year after the date of acquisition thereof;

(b) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year after the date of acquisition thereof and, at the time of such acquisition, having a credit rating of at least “A” or the equivalent thereof from either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. (or an equivalent rating by another nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments);

(c) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year after the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition at least “A” or the equivalent thereof by Standard & Poor’s Ratings Services or “A” or the equivalent thereof by Moody’s Investors Service, Inc. (or an equivalent rating by another nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments), and having combined capital and surplus in excess of $500 million;

(d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a), (b) and (c) above entered into with any bank meeting the qualifications specified in clause (c) above;

(e) commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by Standard & Poor’s Ratings Services or “P-2” or the equivalent thereof by Moody’s Investors Service, Inc. (or an equivalent rating by another nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments), and in any case maturing within one year after the date of acquisition thereof; and

(f) interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (a) through (e) above.

“Casualty Event” means any loss, casualty or other damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Oil and Gas Property of the Borrower or any of its Restricted Subsidiaries.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Change of Control” means:

(a) Any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Borrower (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Borrower held by a parent entity of the Borrower, if such person or group “beneficially owns” (as defined above), directly or indirectly, more than 50% of the voting power of the Voting Stock of such parent entity); or

(b) the first day on which a majority of the members of the Board of Directors of the Borrower are not Continuing Directors; or

(c) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder; or

(d) the adoption by the stockholders of the Borrower of a plan or proposal for the liquidation or dissolution of the Borrower.

“Change of Control Offer” has the meaning assigned to such term in Section 9.12.

“Change of Control Payment Date” has the meaning assigned to such term in Section 9.12.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Loans made on the Effective Date or Loans of any class established pursuant to Section 2.08, 2.09 or 2.10, (b) any Commitment, refers to whether such Commitment is one of the Commitments in effect on the Effective Date or commitments of any class established pursuant to Section 2.08 or 2.10 and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class.

“Cleanup Calls” means each of the repurchase, redemption or discharge, within 60 days following the Effective Date, of Existing 2015 Senior Notes and Existing 2016 Senior Notes in accordance with the terms of the indentures under which such notes were issued.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Collateral” means, at any time, all Property that is, or is required under the terms of this Agreement to be, subject to the Liens created by the Security Instruments to secure the Secured Indebtedness.

“Collateral Agent” means The Bank of New York Mellon Trust Company, N.A., in its capacity as collateral agent under the Security Instruments (together with its successors in such capacity).

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received from each Domestic Subsidiary that is required under Section 8.13 to Guarantee the Secured Indebtedness, a counterpart of the Guaranty Agreement, duly executed and delivered on behalf of such Person;

(b) The Administrative Agent shall have received a counterpart of the Pledge Agreement, duly executed and delivered on behalf of the Borrower, each Subsidiary Guarantor and each other Domestic Subsidiary that is required under Section 8.13 to be a party to the Pledge Agreement, and all certificates representing Capital Stock and other instruments and documents required under Section 8.13 to be delivered to the Collateral Agent (or to the First Lien Administrative Agent as gratuitous bailee for the Administrative Agent) shall have been so delivered;

(c) all documents and instruments, including Uniform Commercial Code financing statements, required by applicable law or reasonably requested by the Administrative Agent or the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Instruments and to perfect such Liens to the extent required by, and with the priority required by, the Security Instruments or this Agreement, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording;

(d) the Administrative Agent shall have received (i) counterparts of Security Instruments creating Liens on (A) all interests in Oil and Gas Properties and other Property owned by the Borrower or any Domestic Subsidiary (other than Property referred to in the preceding clauses of this definition) that are subject to any Lien securing the First Lien Secured Indebtedness (or that would be required, under the U.S. First Lien Credit Agreement as in effect on the date of this Agreement, to secure such First Lien Secured Indebtedness if such First Lien Secured Indebtedness were outstanding and such U.S. First Lien Credit Agreement were in effect) and (B) Mortgaged Properties that, taken together, represent at least 87.5% of the total value of the Proved Hydrocarbon Interests evaluated in the then most recent First Lien U.S. Reserve Report, after giving effect to exploration and production activities, acquisitions, dispositions and production, each such Security Instrument to be comparable to the corresponding First Lien Security Instrument, if any, reasonably satisfactory in form and substance to the Administrative Agent and duly executed and delivered by the record owner of the applicable interest in Oil and Gas Properties or other Property, and each Lien created by such Security Instruments subject only to

Permitted Liens that are also prior to the Liens securing the First Lien Secured Indebtedness, in the case of Liens other than Liens securing the First Lien Secured Indebtedness, (ii) if any Mortgaged Property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under applicable law, including Regulation H of the Board, and (iii) such title information and other documents (but excluding legal opinions other than those specified in Section 6.01) as the Administrative Agent or the Collateral Agent may reasonably request with respect to any such Security Instrument or the interests or Property subject thereto;

(e) each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Instruments to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title information, legal opinions or other deliverables with respect to, particular assets of the Loan Parties if, and for so long as the Administrative Agent, in consultation with the Borrower, determines that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title information, legal opinions or other deliverables, shall be excessive in view of the benefits to be obtained by the Lenders therefrom. The Administrative Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of title information, legal opinions or other deliverables with respect to particular assets to be agreed with the Borrower (including extensions beyond the Effective Date).

“Co-Managers” means Canadian Imperial Bank of Commerce, New York Agency, RBS Securities Corporation, TD Securities (USA) LLC, The Bank of Nova Scotia and UBS Securities LLC.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make a Loan pursuant to Section 2.01, expressed as an amount representing the maximum aggregate amount of the Loan to be made by such Lender. The Commitments of the Lenders are set forth in Annex I to this Agreement. The aggregate amount of the Commitments on the Effective Date is $625,000,000.

“Commodity Agreements” means, in respect of any Person, any futures contract, forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons purchased, used, produced, processed or sold by such Person and designed to protect such Person against fluctuations in Hydrocarbon prices.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consent Solicitation” means a consent solicitation with respect to the Existing 2019 Senior Notes pursuant to which the Borrower has requested consents that will permit it to enter into the 2019 Senior Notes Indenture Amendment.

“Consolidated Coverage Ratio” means, as of any date of determination, the ratio of (a) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Borrower are in existence to (b) Consolidated Interest Expense for such four fiscal quarters; provided, that:

(i) if the Borrower or any Restricted Subsidiary:

(A) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be (x) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (y) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(B) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(ii) if since the beginning of such period the Borrower or any Restricted Subsidiary shall have made any Asset Disposition or the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Disposition:

(A) the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the absolute value of the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(B) Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Borrower or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Borrower and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Borrower and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(iii) if since the beginning of such period the Borrower or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Borrower) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction giving rise to the need to calculate the Consolidated Coverage Ratio, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(iv) if since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Borrower or any Restricted Subsidiary since the beginning of such period shall have Incurred any Indebtedness or discharged any Indebtedness, made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (ii) or (iii) above if made by the Borrower or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Borrower (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act of 1933). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Borrower, the interest rate shall be calculated by applying such optional rate chosen by the Borrower.

“Consolidated EBITDA” for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

(a) Consolidated Interest Expense;

(b) Consolidated Income Taxes;

(c) consolidated depletion, depreciation and amortization expenses;

(d) consolidated impairment charges recorded in connection with the application of Financial Accounting Standard No. 142 “Goodwill and Other Intangibles;”

(e) consolidated exploration expenses, if applicable;

(f) (i) any write-off of deferred financing costs, (ii) any capitalized interest and (iii) the interest portion of any deferred payment obligations; and

(g) other consolidated non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation);

less, to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto that were deducted in calculating such Consolidated Net Income, the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments.

Notwithstanding the preceding sentence, the items described in clauses (b) through (f) above relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (b) through (f) above are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would not be prohibited at the date of determination to be dividended to the Borrower by such Restricted Subsidiary pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders, except for restrictions under any Credit Facility.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are (x) calculated by reference to the income or profits of such Person or such Person and its Subsidiaries or (y) any franchise taxes or equity taxes (in each case to the extent included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, for any period, the consolidated interest expense of the Borrower and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

(a) interest expense attributable to Capital Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a Capital Lease in accordance with GAAP and the interest component of any deferred payment obligations;

(b) amortization of debt discount and debt issuance cost (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense);

(c) non-cash interest expense;

(d) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(e) the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

(f) costs associated with Hedging Obligations (including amortization of fees); provided that if Hedging Obligations result in net benefits rather than costs, such net benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

(g) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

(h) the product of (i) all dividends paid or payable in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries, which dividends are payable to a party other than the Borrower or a Wholly-Owned Subsidiary, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

(i) Receivables Fees; and

(j) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Borrower) in connection with Indebtedness Incurred by such plan or trust.

For the purpose of calculating the Consolidated Coverage Ratio in connection with the Incurrence of any Indebtedness described in the final paragraph of the definition of “Indebtedness,” the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (a) through (j) above) relating to any Indebtedness of the Borrower or any Restricted Subsidiary described in the final paragraph of the definition of “Indebtedness.”

For purposes of the foregoing, total interest expense will be determined (A) after giving effect to any net payments made or received by the Borrower and its Subsidiaries with respect to Interest Rate Agreements and (B) exclusive of amounts classified as other comprehensive income in the balance sheet of the Borrower. Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Borrower or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

“Consolidated Net Income” means, for any period, the net consolidated income (loss) of the Borrower and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided that there will not be included in such Consolidated Net Income:

(a) any net income (loss) of any Person (other than the Borrower) if such Person is not a Restricted Subsidiary, except that:

(i) subject to the limitations contained in clauses (c), (d) and (e) below, the Borrower’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Borrower or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (b) below); and

(ii) the Borrower’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Borrower or a Restricted Subsidiary;

(b) any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Borrower, except that:

(i) subject to the limitations contained in clauses (c), (d) and (e) below, the Borrower’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Borrower or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); provided that the net income of a Special Entity that does not Guarantee the Secured Indebtedness will not be included in such Consolidated Net Income except for the amount of cash actually distributed by such Special Entity during such period to the Borrower or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitation contained in this clause); and

(ii) the Borrower’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(c) any after-tax gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Borrower or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(d) any after-tax extraordinary gain or loss;

(e) the cumulative effect of a change in accounting principles;

(f) any asset impairment writedowns on Oil and Gas Properties under GAAP or SEC guidelines; and

(g) any unrealized non-cash gains or losses on charges in respect of Hedging Obligations (including those resulting from the application of SFAS 133).

“Consolidated Subsidiaries” means each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which are or shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.

“Continuing Directors” means the individuals who, as of the date of this Agreement, are directors of the Borrower and any individual becoming a director of the Borrower subsequent to the date of this Agreement whose election, nomination for election by the Borrower’s stockholders or appointment, was approved by a majority of the then Continuing Directors (either by a specific vote or by approval of the proxy statement of the Borrower in which such individual is named as a nominee for election as a director, without objection to such nomination).

“Control” means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “Controlling” and “Controlled” have meanings correlative of the foregoing.

“Credit Facility” means, with respect to the Borrower or any Subsidiary Guarantor, one or more (a) credit facilities (including, without limitation, the First Lien Credit Agreements and this Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, (b) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances) or (c) instruments or agreements evidencing any other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (including successive amendments, restatements, modifications, renewals, refunds, replacements or refinancings and whether or not with the original administrative agent and lenders or borrowers or issuers or another administrative agent or agents or other lenders or borrowers or issuers and whether provided under the original First Lien Credit Agreements, this Agreement or any other credit or other agreement or indenture).

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

“Default” means any event which, with notice or passage of time or both, would constitute an Event of Default.

“Default Rate” means a rate per annum equal to 2% plus the rate applicable to ABR Loans as provided in Section 3.02(a).

“Discount Range” has the meaning assigned to such term in Section 3.04(d)(i).

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(b) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Borrower or a Restricted Subsidiary); or

(c) is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the date that is 91 days after the Final Maturity Date, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Borrower to repurchase such Capital Stock upon the occurrence of a change of control or asset disposition (each defined in a substantially identical manner to the corresponding definitions in this Agreement) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Borrower may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to the repayment in full of the Secured Indebtedness.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Restricted Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

“EBITDAX” has the meaning set forth in the U.S. First Lien Credit Agreement, as such agreement is in effect on the date of this Agreement.

“Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).

“Eligible Assignee” means (a) any Lender, any Affiliate of any Lender and any Approved Fund (any two or more Approved Funds of any Lender being treated as a single Eligible Assignee for all purposes hereof) and (b) any commercial bank, insurance company, investment or mutual fund or other Person that is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933) and that extends credit or buys loans in the ordinary course of business; provided that neither a natural person, nor any Loan Party nor any Affiliate of any Loan Party, shall be an Eligible Assignee.

“Environmental Complaint” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication from any federal, provincial, territorial, state or municipal authority or any other party against the Borrower or any Restricted Subsidiary involving (a) a Hazardous Discharge from or onto any real property owned, leased or operated at any time by Borrower or any Subsidiary, or (b) a Hazardous Discharge caused, in whole or in part, by Borrower or any Subsidiary or by any Person acting on behalf of or at the instruction of the Borrower or any Subsidiary, or (c) any violation of any Environmental Law by the Borrower or any Subsidiary.

“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health and safety (with respect to exposure to hazardous substances), the environment or the preservation or reclamation of natural resources, as applicable in any jurisdictions in which the Borrower or any Restricted Subsidiary is conducting or at any time has conducted business, or where any Oil and Gas Property of the Borrower or any Restricted Subsidiary is located, including without limitation, (a) with respect to the Borrower or any Domestic Subsidiary or any Oil and Gas Property of the Borrower or any Domestic Subsidiary located in the United States, the Oil Pollution Act of 1990, as amended (“OPA”), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended (“RCRA”), the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended and (b) with respect to any Canadian Subsidiary conducting business, or any Oil and Gas Property of any Canadian Subsidiary located, in Canada, the Environmental Protection and Enhancement Act, R.S.A. 2000, c. E-12, as amended, (“EPEA”), the Oil and Gas Conservation Act, R.S.A. 2000, c. E-12, as amended (“OGCA”) and the Canadian Environmental Protection Act, 1999. S.C. 1999. c. 33, as amended. With respect to the Borrower or any Domestic Subsidiary or any Oil and Gas Property of the Borrower or any Domestic Subsidiary located in the United States, the term “oil” has the meaning specified in OPA, the terms “release” (or “threatened release”) have the meanings specified in CERCLA, the terms “solid waste” and “disposal” (or “disposed”) have the meanings specified under applicable State Environmental Law; provided, however, that to the extent the applicable Environmental Laws of the state or local jurisdiction in which any Oil and Gas Property of the Borrower or any Subsidiary is located establish an equivalent meaning for “oil”, “release”, or “disposal” which is broader than that specified above, such broader meaning shall apply to the extent applicable to such state or local jurisdiction. With respect to any Canadian Subsidiary conducting business, or any Oil and Gas Property of any Canadian Subsidiary located, in Canada, the term “oil” has the meaning specified in OGCA, the term “release” has the meanings specified in EPEA, the terms “solid waste” and “disposal” (or “disposed”) have the meanings, or comparable meanings, specified under applicable provincial or territorial Environmental Law in Canada; provided, however, that to the extent the applicable Environmental Laws of the province, territory or local jurisdiction in which any Oil and Gas Property of any Canadian Subsidiary is located establish an equivalent meaning for “oil”, “release”, or “disposal” which is broader than that specified above, such broader meaning shall apply to the extent applicable to such province, territory or local jurisdiction.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Restricted Subsidiary resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment, or (e) any contract or agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Borrower or any Restricted Subsidiary would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

“ERISA Event” means (a) a “Reportable Event” described in section 4043 of ERISA and the regulations issued thereunder with respect to a Pension Plan, (b) the withdrawal of the Borrower, a Restricted Subsidiary or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in section 4001(a)(2) of ERISA or from a Multiemployer Plan, (c) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under section 4041 of ERISA, (d) the institution of proceedings to terminate a Pension Plan by the PBGC, (e) receipt by Borrower, a Restricted Subsidiary, or any ERISA Affiliate of a notice of withdrawal liability pursuant to Section 4202 of ERISA, (f) any other event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (g) the incurrence or assumption by Borrower, a Restricted Subsidiary, or any ERISA Affiliate of any liability under Title IV of ERISA with respect to any Pension Plan or Multiemployer Plan (other than to make contributions in the ordinary course of business for the payment of current premiums which are not past due), (h) the occurrence of a non-exempt prohibited transaction under section 406 of ERISA or section 4975 of the Code that is reasonably likely to result in liability to the Borrower or a Restricted Subsidiary, (i) the failure with respect to a Pension Plan, to satisfy the minimum funding standard under section 412 of the Code or section 302 of ERISA, or (j) the receipt by Borrower, any Restricted Subsidiary, or any ERISA Affiliate of any notice concerning the determination that a Multiemployer Plan is in endangered or critical status, within the meaning of section 305 of ERISA, or insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Section 10.01.

“Excess Proceeds” has the meaning assigned to such term in Section 9.06.

“Exchange Act” the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, branch profits Taxes or any similar Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.04) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with its obligations under Section 5.03(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Notes” means the Existing Subordinate Notes, Existing 2015 Senior Notes, Existing 2016 Senior Notes and Existing 2019 Senior Notes.

“Existing Subordinate Notes” means, collectively, each of Borrower’s 7 1⁄8% Senior Subordinated Notes due 2016, as amended, restated, renewed, extended, supplemented, increased, replaced, refinanced or otherwise modified from time to time.

“Existing 2015 Senior Notes” means, collectively, each of the Borrower’s 8 1⁄4% Senior Notes due 2015, as amended, restated, renewed, extended, supplemented, replaced, refinanced or otherwise modified from time to time.

“Existing 2016 Senior Notes” means, collectively, each of the Borrower’s 11 3⁄4 % Senior Notes due 2016, as amended, restated, renewed, extended, supplemented, replaced, refinanced or otherwise modified from time to time.

“Existing 2019 Senior Notes” means, collectively, each of the Borrower’s 9 1⁄8% Senior Notes due 2019, as amended, restated, renewed, extended, supplemented, replaced, refinanced or otherwise modified from time to time.

“Failed Auction” has the meaning assigned to such term in Section 3.04(d)(iii).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable thereto) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b) of the Code.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Final Maturity Date” means, initially, June 21, 2019, and thereafter, at any time, the latest Maturity Date applicable at such time to any Loan.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller.

“Financial Statements” means the financial statement or statements of the Borrower and its Consolidated Subsidiaries referred to in Section 7.04(a).

“First Lien Administrative Agent” means JPMorgan Chase Bank, N.A., as “Global Administrative Agent” under the First Lien Credit Agreements.

“First Lien Amendment” means an omnibus amendment to the First Lien Credit Agreements to permit and otherwise facilitate this Agreement and the Transactions.

“First Lien Credit Agreements” means the U.S. First Lien Credit Agreement and the Canadian First Lien Credit Agreement.

“First Lien Intercreditor Agreement” means the Second Lien Intercreditor Agreement in the form of Exhibit I-1 hereto dated as of the date hereof among the Collateral Agent, the Administrative Agent, for itself and on behalf of the Lenders, the Bank of New York Mellon Trust Company N.A., for itself and on behalf of the holders from time to time of the Second Lien Notes, and the First Lien Administrative Agent, for itself and on behalf of the “Lenders” under the First Lien Credit Agreements.

“First Lien U.S. Reserve Report” means (a) at any time when the U.S. First Lien Credit Agreement is in effect and JPMorgan Chase Bank, N.A. is the First Lien Administrative Agent, each “U.S. Reserve Report” (as defined in the U.S. First Lien Credit Agreement) delivered pursuant to Section 8.11(c) of the U.S. First Lien Credit Agreement (or the analogous provision following any amendment thereof), with such redactions thereto as are requested by the First Lien Administrative Agent with respect to the pricing assumptions used therein, that is satisfactory to the First Lien Administrative Agent (unless the Administrative Agent shall have objected to such report within five Business Days of receipt of the final version thereof accepted by the First Lien Administrative Agent) and (b) at any other time, a reserve report reasonably satisfactory to the Administrative Agent prepared on substantially the same basis as that provided for in the U.S. First Lien Credit Agreement (as in effect on the date hereof) using the Energy Lending Pricing Summary provided by Macquarie Tristone (or if such service is no longer available, another similar service reasonably satisfactory to the Administrative Agent).

“First Lien Secured Indebtedness” means the “Secured Indebtedness” as defined in the U.S. First Lien Credit Agreement as in effect on the date of this Agreement.

“First Lien Security Instruments” means the “Security Instruments” as defined in the U.S. First Lien Credit Agreement as in effect on the date of this Agreement.

“Flood Insurance Regulation” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1972 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC §4001, et. seq.), as the same may be amended or recodified from time to time, (d) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (e) any regulations promulgated under any of the foregoing statutes.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement contributed to by the Borrower or its Restricted Subsidiaries with respect to employees employed outside Canada and the United States.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America or Canada, as applicable, as in effect from time to time subject to the terms and conditions set forth in Section 1.05; provided that for purposes of Article 9 (including each defined term used therein (and each definition used directly or indirectly in any such defined term)) “GAAP” shall mean generally accepted accounting principles in the United States of America, as in effect as of March 16, 2006, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Governmental Authority” means, as applicable, the governments of the United States of America and/or Canada, any other nation or any political subdivision thereof, whether provincial, territorial, state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of government over the Borrower, any Restricted Subsidiary, any of their Properties, any Agent or any Lender.

“Governmental Requirement” means any applicable law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement of any Governmental Authority, whether now or hereinafter in effect, including, without limitation, environmental laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb shall have a correlative meaning.

“Guarantor Senior Indebtedness” means, with respect to a Subsidiary Guarantor, the following obligations, whether outstanding on the date of this Agreement or thereafter issued, without duplication:

(a) any Guarantee of the Bank Indebtedness, the Second Lien Notes or the Secured Indebtedness by such Subsidiary Guarantor and all other Guarantees by such Subsidiary Guarantor of Senior Indebtedness of the Borrower or Guarantor Senior Indebtedness of any other Subsidiary Guarantor; and

(b) all obligations consisting of principal of and premium, if any, accrued and unpaid interest on, and fees and other amounts relating to, all other Indebtedness of the Subsidiary Guarantor. Guarantor Senior Indebtedness includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Subsidiary Guarantor regardless of whether post-filing interest is allowed in such proceeding.

Notwithstanding anything to the contrary in the preceding paragraph, Guarantor Senior Indebtedness will not include:

(a) any Indebtedness Incurred in violation of this Agreement;

(b) any obligations of such Subsidiary Guarantor to the Borrower or another Subsidiary;

(c) any liability for federal, state, local, foreign or other taxes owed or owing by such Subsidiary Guarantor;

(d) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

(e) any Indebtedness, Guarantee or obligation of such Subsidiary Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of such Guarantor, including, without limitation, any Guarantor Subordinated Obligations of such Guarantor; or

(f) any Capital Stock.

“Guarantor Subordinated Obligation” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the date of this Agreement or thereafter Incurred) which is expressly subordinate in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor pursuant to a written agreement.

“Guaranty Agreement” means an agreement executed by the Subsidiary Guarantors in substantially the form of Exhibit E-2 unconditionally guaranteeing on a joint and several basis payment of the Secured Indebtedness, as the same may be amended, modified or supplemented from time to time.

“Hazardous Discharge” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of any Hazardous Material from or onto any real property owned, leased or operated at any time by the Borrower or any Subsidiary or any real property owned, leased or operated by any other Person.

“Hazardous Material” means all explosive or radioactive substances or wastes, all hazardous or toxic substances, pollutants, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other hazardous or toxic substances or wastes (including oil and natural gas exploration, production and development wastes) of any nature, in each case, to the extent regulated pursuant to any Environmental Law, and any petroleum, petroleum products or petroleum distillates.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement or Commodity Agreement.

“Highest Lawful Rate” means, with respect to each Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans or the Notes or on other Secured Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws allow as of the date hereof.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to Hydrocarbons, oil and gas leases, mineral leases, or other liquid or gaseous Hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Immaterial Title Deficiencies” means minor defects or deficiencies in title which do not diminish by more than 5% the aggregate value of the Oil and Gas Properties evaluated in the most recent First Lien U.S. Reserve Report delivered pursuant to Section 8.11.

“Income Tax Act (Canada)” means the Income Tax Act (Canada) and regulations promulgated thereunder, as amended from time to time.

“Incremental Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Agreement and Section 2.08, to make Incremental Loans of any Class hereunder, expressed as an amount representing the maximum principal amount of the Incremental Loans of such Class to be made by such Lender.

“Incremental Facility Agreement” means an Incremental Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Incremental Lenders, establishing Incremental Commitments of any Class and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.08.

“Incremental Lender” means a Lender with an Incremental Commitment or an outstanding Incremental Loan.

“Incremental Loan” means a term loan made by an Incremental Lender to the Borrower pursuant to Section 2.08.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, as applied to any Person, without duplication:

(a) all obligations of such Person for borrowed money;

(b) all obligations of such Person for the deferred purchase price of property or services (other than property and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business);

(c) all obligations of such Person evidenced by notes, bonds, debentures, mandatorily redeemable preferred stock or other similar instruments (other than performance, surety and appeals bonds arising in the ordinary course of business);

(d) all payment obligations created or arising under any conditional sale, deferred price or other title retention agreement with respect to property acquired by such Person (unless the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);

(e) any Capital Lease Obligation of such Person, other than obligations under oil and gas leases entered into in the ordinary course of business;

(f) all reimbursement, payment or similar obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities (other than letters of credit in support of trade obligations or incurred in connection with public liability insurance, workers’ compensation, unemployment insurance, old-age pensions and other social security benefits other than in respect of employee benefit plans subject to ERISA);

(g) all obligations of such Person, contingent or otherwise, under any guarantee by such Person of the obligations of another Person of the type referred to in clauses (a) through (f) above;

(h) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

(i) to the extent not otherwise included in this definition, net obligations of such Person under Commodity Agreements, Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time); and

(j) all obligations referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage or security interest in property (including without limitation accounts, contract rights and general intangibles) owned by such Person and as to which such Person has not assumed or become liable for the payment of such obligations other than to the extent of the property subject to such mortgage or security interest;

except that Indebtedness of the type referred to in clauses (g) and (j) above will be included within the definition of “Indebtedness” only to the extent of the least of (i) the amount of the underlying Indebtedness referred to in the applicable clause (a) through (f) above, (ii) in the case of clause (g), the limit on recoveries, if any, from such Person under obligations of the type referred to in clause (g) above and (iii) in the case of clause (j), the aggregate value (as determined in good faith by the board of directors or similar governing body of such Person) of the property of such Person subject to such mortgage or security interest.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(a) such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

(b) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and

(c) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person;

in which case, such Indebtedness shall be included in an amount not to exceed:

(i)	the lesser of (A) the net assets of the General Partner and (B) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(ii)	if less than the amount determined pursuant to clause (A) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Intercreditor Agreement” means each of the First Lien Intercreditor Agreement and the Pari Passu Intercreditor Agreement.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December and (b) with respect to any

Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three, six or, if agreed to by all Lenders, 12 months thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate futures contract, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to employees, directors or customers in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property or any payment for property or services), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(a) Hedging Obligations Incurred in the ordinary course of business and in compliance with this Agreement;

(b) endorsements of negotiable instruments and documents in the ordinary course of business; and

(c) an acquisition of assets, Capital Stock or other securities by the Borrower or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Borrower.

For purposes of Section 9.02,

(i) “Investment” will include the portion (proportionate to the Borrower’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Borrower’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Borrower in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(ii) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Borrower.

“Judgment Currency” has the meaning assigned to such term in Section 2.07(b).

“Later Debt” has the meaning assigned to such term in Section 9.06.

“Later Debt Proceeds” has the meaning assigned to such term in Section 9.06.

“Lenders” means the Persons listed on Annex I and any Person that shall have become a party hereto pursuant to Section 2.08 or 2.10 or pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates (or to any replacement market convention therefor selected by the Administrative Agent) for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

Notwithstanding the foregoing, if the LIBO Rate determined as provided above with respect to any Eurodollar Loan shall be lower than 1.25% per annum at any time, the LIBO Rate applicable to such Loan shall be deemed to be 1.25% per annum at such time.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest or floating charge arising from a mortgage, debenture, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, Borrower or any Restricted Subsidiary shall be deemed to own subject to a Lien any asset which is acquired or held subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset. Notwithstanding the foregoing, for purposes of Article 9, “Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien or similar charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Loan Documents” means this Agreement, each Incremental Facility Agreement, Loan Modification Agreement and Refinancing Facility Agreement, the Notes and the Security Instruments.

“Loan Modification Agreement” means a Loan Modification Agreement in form and substance reasonably satisfactory to the Administrative Agent among the Borrower, the Administrative Agent and one or more Amending Lenders, effecting a Permitted Amendment and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.09.

“Loan Modification Offer” has the meaning set forth in Section 2.09(a).

“Loan Parties” shall mean the Borrower and the Subsidiary Guarantors.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Majority Lenders” means Lenders having more than 50% of the unused Commitments and outstanding Loans.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, Property or financial condition of the Borrower and the Restricted Subsidiaries taken as a whole; provided that changes in the prices of Hydrocarbons will not constitute a Material Adverse Effect, (b) the validity or enforceability of any of the Loan Documents or the ability of the Borrower and the Restricted Subsidiaries to perform any of their respective obligations under any Loan Document to which it is a party or (c) the rights and remedies of or benefits available to the Administrative Agent, any other Agent or any Lender under any Loan Document.

“Material Indebtedness” means Indebtedness (other than the Loans) or Hedging Obligations of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $45,000,000. For purposes of determining Material Indebtedness, the “principal amount” of any Hedging Obligations of the Borrower or any Restricted Subsidiary at any time shall be the net amount (after giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if the applicable Interest Rate Agreement, Currency Agreement or Commodity Agreement were terminated at such time.

“Material Restricted Subsidiary” means, at any time, each Restricted Subsidiary that is a Domestic Subsidiary and owns assets representing 7.5% or more of the total assets of the Borrower and its Restricted Subsidiaries or whose EBITDAX represents 7.5% or more of the EBITDAX of the Borrower and its Restricted Subsidiaries. For purposes of this definition, the total EBITDAX of the Borrower and its Restricted Subsidiaries shall be determined as of the end of the Borrower’s most recent fiscal quarter for which financial statements are available.

“Maturity Date” means, with respect to the Loans made on the Effective Date, the earlier of the Final Maturity Date and any date on which such Loans are required to be prepaid pursuant to Section 3.05(b). The “Maturity Date” with respect to the Incremental Loans, Amended Loans or Refinancing Loans of any Class shall be that determined for such Loans as provided in Section 2.08, 2.09 or 2.10, as applicable, and set forth in the applicable Incremental Facility Agreement, Loan Modification Agreement or Refinancing Facility Agreement.

“Midstream Joint Venture” means the joint venture between the Company and Kohlberg Kravis Roberts & Co. L.P. pursuant to the Contribution Agreement between QRCI and the Fortune Creek Gathering and Processing Partnership, dated as of December 23, 2011.

“Minority Interest” means the percentage interest represented by any shares of stock of any class of Capital Stock of a Restricted Subsidiary that are not owned by the Borrower or a Restricted Subsidiary.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgaged Property” means any Property owned by the Borrower or any Subsidiary Guarantor which is subject to the Liens existing and to exist under the terms of the Security Instruments.

“Multiemployer Plan” means a Plan which is a multiemployer plan as defined in section 3(37) or 4001(a)(3) of ERISA.

“NGL” means natural gas liquids.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(a) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(b) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(c) all distributions and other payments required to be made to Minority Interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(d) amounts accrued in accordance with GAAP in respect of liabilities associated with the assets disposed of in such Asset Disposition and retained by the Borrower or any Restricted Subsidiary after such Asset Disposition or liabilities incurred in connection with such Asset Disposition.

“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Net Working Capital” means (a) all current assets of the Borrower and its Restricted Subsidiaries except current assets under Commodity Agreements less (b) all current liabilities of the Borrower and its Restricted Subsidiaries, except current liabilities included in Indebtedness and any current liabilities under Commodity Agreements, in each case as set forth in the consolidated financial statements of the Borrower prepared in accordance with GAAP.

“New Senior Notes” means up to $700,000,000 aggregate principal amount of senior unsecured notes of the Borrower issued in one or more series on or following the Effective Date and in each case having a maturity not earlier than the seventh anniversary of the Effective Date and being designated as a series of “New Senior Notes” in a written notice from the Borrower to the Administrative Agent.

“Non-Recourse Indebtedness” means Indebtedness of a Person:

(a) as to which neither the Borrower nor any Restricted Subsidiary (i) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (ii) is directly or indirectly liable (as a guarantor or otherwise);

(b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Borrower or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(c) the explicit terms of which provide there is no recourse against any of the assets of the Borrower or its Restricted Subsidiaries.

“Notes” means the promissory notes of the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“OFAC” means the Office of Foreign Assets Control of the United States Department of Treasury.

“Offer to Purchase” means the Offers to Purchase for Cash Any and All Existing Subordinate Notes, Existing 2015 Senior Notes, Existing 2016 Senior Notes and Solicitation of Consents for Amendments to the Related Indentures dated as of May 23, 2013, from the Borrower to the Holders (as defined therein).

“Oil and Gas Business” means (a) the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, gas, liquid natural gas and other hydrocarbon properties, (b) the business of gathering, marketing, treating, processing, storing, refining, selling and transporting any production from such interests or properties and products produced therefrom or in association therewith and (c) any business or activity relating to, arising from or necessary, appropriate or incidental to the activities described in the foregoing clauses (a) and (b) of this definition.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, transportation, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses and surface buildings, structures and the contents thereof which contents are not otherwise Oil and Gas Properties situated on such Hydrocarbon Interests or Property) and (x) including any and all oil wells, gas wells, injection wells or other wells, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing and (y) excluding any of the foregoing assets described in clause (x) manufactured for sale to third parties to the extent not used by the manufacturing Person in connection with the operating, working or development of any of such Hydrocarbon Interests or Property; provided that notwithstanding anything to the contrary contained herein, “Oil and Gas Properties” shall not include cash, deposit accounts (including Deposit Accounts (as defined in the New York Uniform Commercial Code)), commodity accounts (including Commodity Accounts (as defined in the New York Uniform Commercial Code)) or securities accounts (including Securities Accounts (as defined in the New York Uniform Commercial Code)).

“Oil and Gas Swap Agreement” means a Swap Agreement pursuant to which any Person hedges the price (including basis or transportation cost differentials) to be received by it for future production of Hydrocarbons.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to such corporation’s jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document).

“Other Currency” has the meaning assigned to such term in Section 2.07(a).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.04).

“Pari Passu Debt” means Loans, Second Lien Notes and Refinancing Indebtedness thereof, in each case to the extent (a) secured by the Security Instruments or by a Lien on the Collateral that ranks equally with the Lien of the Security Instruments and (b) containing provisions similar to those of Section 9.06 requiring the Borrower to make an offer to purchase such Indebtedness with the proceeds from any Asset Disposition.

“Pari Passu Intercreditor Agreement” means the Pari Passu Intercreditor Agreement in the form of Exhibit I-2 hereto dated as of the date hereof among the Administrative Agent on behalf of the Lenders, the trustee under the indenture for the Second Lien Notes on behalf of the holders of the Second Lien Notes and the Collateral Agent.

“Participant” has the meaning assigned to such term in Section 12.04(c)(i).

“Participant Register” has the meaning assigned to such term in Section 12.04(c)(iii).

“PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Pension Plan” means any employee pension benefit plan as defined in section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code and in respect of which the Borrower, a Restricted Subsidiary or any ERISA Affiliate of the foregoing may have liability, including any liability by reason of having been a substantial employer pursuant to section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

“Permitted Amendment” means an amendment to this Agreement and the other Loan Documents, effected in connection with a Loan Modification Offer pursuant to Section 2.09, providing for an extension of the Maturity Date and/or an increase or decrease in the rate of interest applicable to the Amending Lenders’ Loans of the applicable Amendment Request Class (such Loans being referred to as the “Amended Loans”) and, in connection therewith, any of the following: (a) a modification of the scheduled amortization applicable thereto, provided that the Average Life of such Amended Loans shall be no shorter than the remaining Average Life (determined at the time of such Loan Modification Offer) of the Loans of such Class, (b) the inclusion of fees to be payable to the Amending Lenders in respect of such Loan Modification Offer or their Amended Loans and/or (c) an addition of any affirmative or negative covenants applicable to the Borrower and the Subsidiaries, provided that any such additional covenant with which the Borrower and the Subsidiaries shall be required to comply prior to the Final Maturity Date in effect immediately prior to such Permitted Amendment shall also be for the benefit of all other Lenders.

“Permitted Business Investment” means any Investment made in the ordinary course of the business of the Borrower or any Restricted Subsidiary or that is of a kind or character that is customarily made in the conduct of the Oil and Gas Business, including investments or expenditures for actively exploiting, exploring for, acquiring, developing, producing, processing, refining, gathering, marketing or transporting Hydrocarbons through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including:

(a) ownership interests in oil and gas properties, liquid natural gas facilities, refineries, drilling operations, processing facilities, gathering systems, pipelines or ancillary real property interests; and

(b) Investments in the form of or pursuant to oil and gas leases, operating agreements, gathering agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization or pooling designations, declarations, orders and agreements, gas balancing or deferred production agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements (including for limited liability companies) with third parties.

“Permitted Holders” means the following:

(a) the Borrower or any Subsidiary of the Borrower;

(b) a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Borrower or any Subsidiary of the Borrower; and

(c) Mercury Exploration Company, Quicksilver Energy, L.P., The Discovery Fund, Pennsylvania Avenue Limited Partnership, Pennsylvania Management

Company, the estate of Frank Darden, Lucy Darden, Anne Darden Self, Glenn Darden or Thomas Darden, and their respective successors, assigns, designees, heirs, beneficiaries, trusts, estates or Controlled affiliates.

“Permitted Investments” means an Investment by the Borrower or any Restricted Subsidiary in:

(a) a Restricted Subsidiary (other than a Special Entity that does not Guarantee the Secured Indebtedness) or a Person which will, upon the making of such Investment, become a Restricted Subsidiary (other than a Special Entity that does not Guarantee the Secured Indebtedness); provided that the primary business of such Restricted Subsidiary is the Oil and Gas Business;

(b) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Borrower or a Restricted Subsidiary; provided that such Person’s primary business is the Oil and Gas Business;

(c) cash and Cash Equivalents;

(d) receivables owing to the Borrower or any Restricted Subsidiary created or acquired in the ordinary course of the Oil and Gas Business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Borrower or any such Restricted Subsidiary deems reasonable under the circumstances;

(e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(f) loans or advances to employees and directors made in the ordinary course of business of the Borrower or such Restricted Subsidiary;

(g) Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Borrower or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(h) Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 9.06;

(i) Investments in existence on the date of this Agreement or made pursuant to agreements or commitments in effect on such date;

(j) Commodity Agreements, Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 9.01;

(k) Investments by the Borrower or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (k), in an aggregate amount not to exceed $10,000,000 outstanding at any one time (with the fair market value of each such Investment being measured at the time made and without giving effect to subsequent changes in value);

(l) Guarantees made in accordance with Section 9.01;

(m) Investments in a Special Entity that does not Guarantee the Secured Indebtedness in an aggregate amount not to exceed 10% of Adjusted Consolidated Net Tangible Assets (with Adjusted Consolidated Net Tangible Assets and the fair market value of such Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value);

(n) Permitted Business Investments in an aggregate amount not to exceed 5% of Adjusted Consolidated Net Tangible Assets (with Adjusted Consolidated Net Tangible Assets and the fair market value of each such Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value); and

(o) any Asset Swap made in accordance with Section 9.06.

In order to be a Permitted Investment, an Investment need not be permitted solely by one subsection of this definition but may be permitted in part by one such subsection and in part by one or more other subsections of this definition. In the event an Investment meets the criteria of one or more of the subsections of this definition, the Borrower, in its sole discretion, may classify (or subsequently reclassify) all or any portion of such Investment as being permitted by any one or more of such subsections.

“Permitted Liens” means, with respect to any Person:

(a) Liens on the Collateral securing Indebtedness and related obligations Incurred under Section 9.01(b)(i), but only to the extent such Indebtedness is (i) Indebtedness outstanding under this Agreement on the Effective Date, or Incurred under Section 2.08, 2.09 or 2.10 of this Agreement and any Refinancing Indebtedness in respect thereof; (ii) Indebtedness under the Second Lien Notes and any Refinancing Indebtedness in respect thereof; or (iii) Indebtedness under the First Lien Credit Agreements or another Credit Facility that is secured by Prior Liens or any Refinancing Indebtedness in respect thereof; provided that (A) in the case of Indebtedness described in clause (ii), the collateral agent, trustee or other security representative for the holders of such Indebtedness shall have become a party to both the First Lien Intercreditor Agreement and the Pari Passu Intercreditor Agreement and (B) in the case of Indebtedness described in clause (iii), (x) such Lien shall be permitted by the second sentence of Section 9.03 and (y) the collateral agent, trustee or other security representative for the holders of such Indebtedness shall have become a party to the First Lien Intercreditor Agreement;

(b) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or earnest money, good faith or similar deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public, regulatory or statutory obligations of such Person or deposits of cash or Cash Equivalents to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(c) Liens imposed by law, including carriers’, warehousemen’s, suppliers’, materialmen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if appropriate reserves or other provisions required by GAAP, if any, shall have been made in respect thereof;

(d) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings if appropriate reserves or other provisions required by GAAP shall have been made in respect thereof;

(e) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(f) encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, servitudes, permits, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or surface leases and other similar rights in respect of surface operations or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(g) Liens securing Hedging Obligations;

(h) leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;

(i) any judgment Lien not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(j) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capital Lease Obligations, purchase money obligations or other payments Incurred to finance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business; provided that:

(i) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Agreement and does not exceed the cost of the assets or property so acquired or constructed; and

(ii) such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Borrower or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(k) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

(i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower in excess of those set forth by regulations promulgated by the Board; and

(ii) such deposit account is not intended by the Borrower or any Restricted Subsidiary to provide collateral to the depository institution;

(l) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Borrower and its Restricted Subsidiaries in the ordinary course of business;

(m) Liens existing on the date of this Agreement;

(n) Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Borrower or any Restricted Subsidiary;

(o) Liens on property at the time the Borrower or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Borrower or any Restricted Subsidiary; provided that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Borrower or any Restricted Subsidiary;

(p) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Borrower or a Wholly-Owned Subsidiary;

(q) [reserved]

(r) Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(s) any interest or title of a lessor under any Capital Lease Obligation or operating lease;

(t) Liens in respect of Production Payments and Reserve Sales, which Liens shall be limited to the oil and gas property or other interest that is subject to such Production Payments and Reserve Sales;

(u) Liens arising under oil and gas leases, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, partnership agreements, joint venture agreements, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided in all instances, that such Liens are limited to the assets that are subject to the relevant agreement, program, order or contract;

(v) Liens on pipelines or pipeline facilities that arise by operation of law; and

(w) Liens securing Indebtedness (other than Subordinated Obligations and Guarantor Subordinated Obligations) in an aggregate principal amount outstanding at any one time not to exceed $10 million.

Notwithstanding the foregoing provisions of this definition, for purposes of any provision of this Agreement or any other Loan Document representing as to or restricting the Liens to which any Collateral is or may be subject, the term “Permitted Liens” shall not include any Lien that under the terms of the First Lien Credit Agreements or any of the “Loan Documents” (as defined therein) is not permitted to encumber such Collateral (insofar as it constitutes collateral securing the “Secured Indebtedness” (as so defined)).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, other than a Canadian Pension Plan or Canadian Benefit Plan, which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower, any Restricted Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Borrower, any Restricted Subsidiary or an ERISA Affiliate.

“Pledge Agreement” means a Pledge Agreement among the Borrower, the Domestic Subsidiaries and the Administrative Agent in substantially the form of Exhibit G with such modifications as may be necessary or advisable to account for an issuer of pledged Capital Stock not being organized under the laws of the United States (or any state thereof) or otherwise in form and substance acceptable to the Administrative Agent granting Liens and a security interest on the Capital Stock held by the Borrower and the Domestic Subsidiaries in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Secured Indebtedness, as the same may be amended, modified or supplemented from time to time.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such Person.

“Prepared Reserve Report” has the meaning assigned to such term in Section 8.11(a).

“Prime Rate” means the rate of interest per annum determined from time to time by Credit Suisse AG as its prime rate in effect at its principal office in New York City and notified to the Borrower. The prime rate is a rate set by Credit Suisse AG based upon various factors including Credit Suisse AG’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such rate.

“Prior Lien” means a Lien on any Collateral that has priority (whether by law or pursuant to any agreement) over the Liens of the Security Instruments.

“Production Payments and Reserve Sales” means the grant or transfer by the Borrower or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in oil and gas properties or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties, under which the grantee or transferee thereof has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause to be operated and maintained, the related oil and gas properties or other related interests in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Borrower or a Restricted Subsidiary.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Proved Hydrocarbon Interests” means, collectively, all Hydrocarbon Interests which constitute “proved reserves,” “proved developed producing reserves,” “proved developed nonproducing reserves,” and “proved undeveloped reserves,” as such terms are defined from time to time by the Society of Petroleum Engineers of the American Institute of Mining Engineers.

“Proved PV-10 Value” means, as of any date, the present value of estimated future net cash flows to be realized from Proved Hydrocarbon Interests attributable to Oil and Gas Properties of the Borrower and the Restricted Subsidiaries (including Canadian properties), as set forth in the Reserve Reports most recently delivered pursuant hereto prior to such date, calculated in accordance with the rules and regulations of the SEC in effect from time to time and using the pricing conventions specified below, and discounted using an annual discount rate of 10%. The amount of Proved PV-10 Value at any time (a) shall be calculated on a pro forma basis for dispositions and acquisitions of Oil and Gas Properties consummated by the Loan Parties since the date of the Reserve Report most recently delivered pursuant hereto prior to such time (provided that, in the case of any such acquisition, the Administrative Agent shall have received a Reserve Report evaluating the Proved Hydrocarbon Interests attributable to the Oil and Gas Properties subject thereto in form and substance reasonably acceptable to the Administrative Agent and accompanied by such certifications as to the matters set forth therein as the Administrative Agent may reasonably request), including the sale of the Barnett Shale interest to Tokyo Gas, and (b) shall be adjusted to give effect to the Oil and Gas Swap Agreements of the Borrower and the Restricted Subsidiaries then in effect. The following pricing conventions shall apply:

(i)	With respect to natural gas and oil, (A) until the first delivery of a Reserve Report under Section 8.11(a) after the Effective Date, the “Proved PV-10 Value” shall be based on the ten-year strip price for crude oil (WTI) and natural gas (Henry Hub), as quoted on the NYMEX as of February 28, 2013, as set forth in the Confidential Information Memorandum dated May 2013; and (B) thereafter, the “Proved PV-10 Value” shall be based on the five-year strip price for crude oil (WTI) and natural gas (Henry Hub), as quoted on the NYMEX as of the first day of the second month immediately preceding the date on which the applicable Reserve Report shall have been delivered pursuant to Section 8.11(a) (as adjusted for basis differentials).

(ii)	With respect to NGLs, (A) until the first delivery of a Reserve Report under Section 8.11(a) after the Effective Date, the “Proved PV-10 Value” shall be based on 33% of the ten-year strip price for crude oil (WTI) as of February 28, 2013, as set forth in the Confidential Information Memorandum dated May 2013; and (B) thereafter, the “Proved PV-10 Value” shall be based the ratio of (1) the average price realized by the Borrower for NGLs during the 12-month period ending on the last day prior to the effective date of the applicable Reserve Report that shall have been delivered pursuant to Section 8.11(a) to (2) the average first of month price for crude oil (WTI), as quoted on the NYMEX during the same 12-month period, of the five-year strip price for crude oil (WTI) as quoted on the NYMEX as of the first day of the second month immediately preceding the date on which the applicable Reserve Report shall have been delivered pursuant to Section 8.11(a) (as adjusted for basis differentials).

(iii)

The value assigned to any Oil and Gas Swap Agreement in determining the Proved PV-10 Value at any time shall be the mark-to-market value specified therefor in the list of Oil and Gas Swap Agreements then most recently delivered pursuant to Section 8.11(b) (and, prior to the first such delivery pursuant to Section 8.11(b), the aggregate value of Oil and Gas Swap Agreements shall be deemed to be $135,500,000).

“QRCI” means Quicksilver Resources Canada Inc., a corporation organized under the laws of the Province of Alberta, Canada, and a wholly owned subsidiary of the Borrower.

“Qualifying Bid” has the meaning assigned to such term in Section 3.04(d)(iii).

“Qualifying Lender” has the meaning assigned to such term in Section 3.04(d)(iv).

“Receivables” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” as so defined.

“Receivables Fees” means any fees or interest paid to purchasers or lenders providing the financing in connection with a factoring agreement or other similar agreement, including any such amounts paid by discounting the face amount of Receivables or participations therein transferred in connection with a factoring agreement or other similar arrangement, regardless of whether any such transaction is structured as on-balance sheet or off-balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary.

“Recipient” means the Administrative Agent, any other Agent or any Lender, as applicable.

“Reclassification” means the owner of an Oil and Gas Property evaluated in the Reserve Reports most recently delivered to the Administrative Agent changing from a Restricted Subsidiary to an Unrestricted Subsidiary as a result of either (a) the Borrower designating such previously Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the definition of such term, or (b) such previously Restricted Subsidiary merging with an Unrestricted Subsidiary, with the Unrestricted Subsidiary being the continuing or surviving Person in accordance with Section 9.09. “Reclassified” shall have the correlative meaning thereto, and an Oil and Gas Property is “Reclassified” if a Reclassification occurs with respect to its owner.

“Refinancing Commitments” has the meaning set forth in Section 2.10(a).

“Refinancing Facility Agreement” means a Refinancing Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent,

among the Borrower, the Administrative Agent and one or more Refinancing Lenders, establishing Refinancing Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.10.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances,” and “refinanced” shall have a correlative meaning) any Indebtedness existing on the date of this Agreement or Incurred in compliance with this Agreement (including Indebtedness of the Borrower that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, that:

(a) (i) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Final Maturity Date, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (ii) if the Stated Maturity of the Indebtedness being refinanced is later than the Final Maturity Date, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Final Maturity Date;

(b) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(c) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such Indebtedness being refinanced and fees and expenses Incurred in connection therewith); and

(d) except in the case of any refinancing of Existing Subordinate Notes with the proceeds of New Senior Notes issued after the Effective Date, if the Indebtedness being refinanced is subordinated in right of payment to the Secured Indebtedness, such Refinancing Indebtedness is subordinated in right of payment to the Secured Indebtedness on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Refinancing Lender” has the meaning set forth in Section 2.10(a).

“Refinancing Loans” has the meaning set forth in Section 2.10(a).

“Register” has the meaning assigned to such term in Section 12.04(b)(iv).

“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, partners, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Reply Amount” has the meaning assigned to such term in Section 3.04(d)(ii).

“Reply Discount” has the meaning assigned to such term in Section 3.04(d)(ii).

“Repricing Event” means (a) any repayment, prepayment, refinancing or replacement of all or a portion of the Loans with the proceeds of any Loans under this Agreement or any new or replacement tranche of term loans that is broadly marketed or syndicated to banks and other institutional investors under credit facilities in financings similar to the financing under this Agreement bearing interest at an “effective yield” (taking into account interest rate margin and benchmark floors, recurring fees and all upfront or similar fees or original issue discount (based on an assumed Average Life of four years)) less than the “effective yield” applicable to the Loans (determined on the same basis as provided in the preceding parenthetical) and (b) any amendment (including pursuant to Section 2.09) of this Agreement or the Loans that reduces the “effective yield” applicable to such Loans (as determined on the same basis as provided in clause (a)) and where the primary purpose of such transaction is to lower the effective yield on Loans.

“Reserve Report” means a report or reports, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of the dates set forth in Section 8.11(a), the oil and gas reserves attributable to the Oil and Gas Properties of the Borrower, its Domestic Subsidiaries or its Canadian Subsidiaries, as applicable, based upon the criteria and assumptions set forth in the definition of Proved PV-10 Value. For the avoidance of doubt, any reference in this Agreement (including in Section 8.13) to Oil and Gas Properties described, included or evaluated in a Reserve Report shall be deemed to refer solely to Proved Hydrocarbon Interests and to exclude possible or probable oil and gas reserves attributable to such Oil and Gas Properties. A Reserve Report may either be a Canadian Reserve Report or a U.S. Reserve Report as the context requires.

“Responsible Officer” means, as to any Person, the Chief Executive Officer, the President, any Financial Officer or any Vice President of such Person or of the controlling shareholder of such Person (a “Specified Responsible Officer”) or any (a) other officer of such Person or of the controlling shareholder of such Person specified as such to the Administrative Agent in writing by a Specified Responsible Officer, or (b) other employee of such Person or of a controlling shareholder of such Person specified as such to the Administrative Agent in writing by the chief financial officer and by one other Financial Officer of such Person; provided that any written designation of any officer or employee other than a Specified Responsible Officer as a “Responsible

Officer” shall include a specimen signature of such other officer or employee which is certified by a Specified Responsible Officer. Unless otherwise specified, all references to a Responsible Officer herein shall be a Responsible Officer of the Borrower.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Payment” has the meaning assigned to such term in Section 9.02.

“Restricted Subsidiary” means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

“Return Bid” has the meaning assigned to such term in Section 3.04(d)(ii).

“Return Bid Due Date” has the meaning assigned to such term in Section 3.04(d)(ii).

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Borrower or a Restricted Subsidiary transfers such property to a Person and the Borrower or a Restricted Subsidiary leases it from such Person.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Second Lien Notes” means up to $200,000,000 aggregate principal amount of senior secured notes of the Borrower issued on the Effective Date, having substantially the same terms as the Loans and secured pari passu with the Loans by a second lien on the Collateral.

“Section 1031 Counterparty” means an entity that is not an Affiliate of the Borrower and that will serve as an exchange accommodation titleholder in connection with the Section 1031 Exchange.

“Section 1031 Exchange” means a transaction intended to qualify for nonrecognition of gain or loss under Section 1031 of the Code pursuant to which the Borrower or a Restricted Subsidiary of the Borrower would exchange Oil and Gas Properties owned by it for Oil and Gas Properties owned by a third party.

“Secured Indebtedness” means any and all amounts owing or to be owing by the Borrower or any Subsidiary (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising) under any Loan Document, including, without limitation, the principal of and all interest on the Loans and all fees, premium, expense reimbursement obligations, indemnification obligations and other obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including any amounts that accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower or any Subsidiary (or could accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not allowed or allowable as a claim in any such case, proceeding or other action).

“Secured Parties” means the Administrative Agent, the Collateral Agent, the Lenders and any other Persons to whom obligations included in the Secured Indebtedness are owed.

“Security Instruments” means the Guaranty Agreement, the Pledge Agreement, debentures, mortgages, deeds of trust and other agreements, instruments or certificates described or referred to in Exhibit E-1, and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower or any other Person to secure the payment or performance of the Secured Indebtedness, as such agreements or instruments may be amended, modified, supplemented or restated from time to time.

“Senior Indebtedness” means the Existing 2015 Senior Notes, the Existing 2016 Senior Notes, the Existing 2019 Senior Notes, the Second Lien Notes and the New Senior Notes, the Bank Indebtedness and all amounts payable by the Borrower under or in respect of all other Indebtedness of the Borrower, including premiums and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Borrower at the rate specified in the documentation with respect thereto whether or not a claim for post-filing interest is allowed in such proceeding) and fees relating thereto; provided that Senior Indebtedness will not include:

(a) any Indebtedness Incurred in violation of this Agreement;

(b) any obligation of the Borrower to any Subsidiary;

(c) any liability for federal, state, foreign, local or other taxes owed or owing by the Borrower;

(d) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

(e) any Indebtedness, Guarantee or obligation of the Borrower that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of the Borrower, including, without limitation, any Subordinated Obligations; or

(f) any Capital Stock.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Borrower within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Special Entity” means any Restricted Subsidiary that is not a Wholly-Owned Subsidiary that (i) is classified as a pass-through entity for U.S. federal, state, local and foreign income tax purposes and (ii) has no Indebtedness.

“Specified Responsible Officer” has the meaning assigned to such term in the definition of “Responsible Officer”.

“Stated Maturity” means, with respect to any security or Indebtedness, the date specified in such security or Indebtedness as the fixed date on which the payment of principal of such security or Indebtedness is due and payable, including pursuant to any mandatory redemption or mandatory prepayment provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board, to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subject Debt” has the meaning assigned to such term in Section 9.06.

“Subordinated Obligation” means any Indebtedness of the Borrower (whether outstanding on the date of this Agreement or thereafter Incurred) that is subordinate or junior in right of payment to the Secured Indebtedness pursuant to a written agreement.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person, or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Borrower.

“Subsidiary Guarantee” means, individually, any Guarantee of payment of the Secured Indebtedness by a Subsidiary Guarantor pursuant to the Guaranty Agreement.

“Subsidiary Guarantors” means (a) the entities listed on Schedule 1.02 and (b) any other Person that (i) in order for the Borrower to comply with the Collateral and Guarantee Requirement or Section 8.13 or (ii) for any other reason executes the Guaranty Agreement guaranteeing the payment of the Secured Indebtedness, in each case unless released pursuant to the terms hereof.

“Swap Agreement” means any agreement with respect to any financial derivative transaction, including any swap, forward, future or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that stock option or other benefit or compensation plans providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or its Subsidiaries shall not constitute a Swap Agreement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tender Offer” means the Borrower’s tender offer for all outstanding Existing 2015 Senior Notes and Existing 2016 Senior Notes pursuant to the Offer to Purchase.

“Termination Date” means June 24, 2013.

“Transaction Costs” means the premiums, penalties, fees and expenses incurred by the Borrower in connection with the Transactions.

“Transactions” means (a) the execution, delivery and performance by the Borrower and the Subsidiary Guarantors of the Loan Documents to which they are party, the borrowing of Loans, the use of the proceeds thereof and the grant of Liens by the Borrower and the Subsidiary Guarantors on Mortgaged Properties and other Properties pursuant to the Security Instruments, (b) the offering and issuance of the New Senior Notes and the Second Lien Notes, (c) the Tender Offer, (d) the Consent Solicitation and the completion of the 2019 Senior Notes Indenture Amendment, (e) the application of the net proceeds of the Loans, the New Senior Notes and the Second Lien Notes, together with available cash to repay, redeem or discharge certain of the Existing 2015 Senior Notes and the Existing 2016 Senior Notes and (f) the Cleanup Calls.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate or the Adjusted LIBO Rate.

“Unfunded Current Liability” means the amount, if any, by which (a) the greater of the solvency liability or the going concern liability of a Canadian Pension Plan as at the date of the most recently filed actuarial valuation, in either case determined in accordance with the actuarial methods and assumptions used by the actuary for the Canadian Pension Plan in the most recent actuarial valuation of the Canadian Pension Plan filed with, and accepted for filing by, the relevant pension regulatory authority, exceeds (b) the fair market value of the assets of the Canadian Pension Plan as at the same date.

“Unrestricted Subsidiary” means

(a) each of Quicksilver Gas Services Holdings LLC, Quicksilver Gas Services Operating GP LLC, Quicksilver Gas Services GP LLC, Quicksilver Gas Services LP, Quicksilver Gas Services Operating LLC, Cowtown Gas Processing Partners L.P., Cowtown Pipeline Partners L.P., Cowtown Drilling Inc., Makarios Midstream Inc., 1622834 Alberta Inc., Quicksilver Production Partners GP LLC, Quicksilver Production Partners LP, Makarios Resources International Holdings LLC and Makarios Resources International Inc.;

(b) any Subsidiary of the Borrower that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Borrower in the manner provided below; and

(c) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Borrower may designate any Subsidiary of the Borrower (including any newly-acquired or newly-formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(a) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Borrower which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(b) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation and at all times thereafter, consist of Non-Recourse Indebtedness;

(c) such designation and the Investment of the Borrower in such Subsidiary complies with Section 9.02;

(d) (such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Borrower and its Subsidiaries;

(e) such Subsidiary is a Person with respect to which neither the Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(i) to subscribe for additional Capital Stock of such Person; or

(ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(f) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary with terms materially less favorable to the Borrower than those that might have been reasonably obtained from Persons that are not Affiliates of the Borrower.

Any such designation by the Board of Directors of the Borrower shall be evidenced to the Administrative Agent by filing with the Administrative Agent a resolution of the Board of Directors of the Borrower giving effect to such designation and a certificate of a Responsible Officer certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement, and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Borrower could Incur at least $1.00 of additional Indebtedness under Section 9.01(a) on a pro forma basis taking into account such designation.

Notwithstanding the foregoing provisions of this definition, no Subsidiary shall be an Unrestricted Subsidiary at any time when it is a “Restricted Subsidiary” for purposes of (i) either of the First Lien Credit Agreements, (ii) any of the Existing Notes, (iii) solely in the event the First Lien Credit Agreements shall no longer be in effect, any other Material Indebtedness of the Borrower or another Restricted Subsidiary or (iv) any other Indebtedness Incurred to refund, refinance, replace, exchange, renew, repay or extend any of the foregoing (including any Indebtedness referred to in this clause (iv)).

“U.S. First Lien Credit Agreement” means the Amended and Restated Credit Agreement dated as of December 22, 2011, among the Borrower, the lenders, syndication agent and co-documentation agents party thereto and JPMorgan Chase Bank, N.A., as Global Administrative Agent, as amended by Omnibus Amendment No. 1 dated as of May 23, 2012, Omnibus Amendment No. 2 dated as of August 6, 2012, Omnibus Amendment No. 3 dated as of October 5, 2012, Omnibus Amendment No. 4 dated as of April 30, 2013, and the First Lien Amendment and as further as amended, restated, renewed, extended, supplemented, increased, replaced, refinanced or otherwise modified from time to time.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Reserve Report” means a Reserve Report for the Oil and Gas Properties located in the United States or on the Outer Continental Shelf adjacent to the United States.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

“Weighted Average Yield” means, at any time, with respect to any Loan, the weighted average yield to stated maturity of such Loan based on the interest rate or rates applicable thereto and giving effect to all upfront or similar fees or original issue discount payable to the Lenders advancing such Loan with respect thereto and to any interest rate “floor”. For purposes of determining the Weighted Average Yield of any floating rate Indebtedness at any time, the rate of interest applicable to such Indebtedness at such time shall be assumed to be the rate applicable at all times prior to maturity; provided that appropriate adjustments shall be made for any changes in rates of interest provided for in the documents governing such Indebtedness (other than those resulting from fluctuations in interbank offered rates, prime rates, Federal funds rates or other external indices not influenced by the financial performance or creditworthiness of the Borrower). Determinations of the Weighted Average Yield of any Loans for purposes of Section 2.08 shall be made by the Administrative Agent at the request of the Borrower and in a manner determined by the Administrative Agent to be consistent with accepted financial practice, and any such determination shall be conclusive, absent manifest error.

“Withholding Agent” shall mean any Loan Party and the Administrative Agent.

“Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Borrower or another Wholly-Owned Subsidiary.

SECTION 1.03. Types of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a “Eurodollar Loan” or a “Eurodollar Borrowing”).

SECTION 1.04. Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” as used in this Agreement shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions on assignment contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision. In addition, all terms used herein relating to rules, regulations laws, taxes, GAAP and other similar items shall be deemed to mean, as applicable, the rules, regulations, laws, taxes, GAAP or such similar item of the United States, Canada or any other jurisdiction reasonably acceptable to the Administrative Agent, as the context so requires.

SECTION 1.05. Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied (except for purposes of Article 9) on a basis consistent with the Financial Statements except for changes in which the Borrower’s independent certified public accountants concur and which are disclosed in such Financial Statements or to the Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a).

SECTION 1.06. Status of Obligations. The Secured Indebtedness is hereby designated as “Senior Debt” and as “Designated Senior Debt” under, and for purposes of, the Existing Subordinate Notes. In the event that the Borrower or any other Loan Party shall at any time issue or have outstanding any other Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of such Person, the Borrower shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Secured Indebtedness to constitute senior indebtedness (however denominated) in respect of such Indebtedness and to enable the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Indebtedness. Without limiting the foregoing, the Secured Indebtedness is hereby designated as “senior indebtedness” and as “designated senior indebtedness” under and in respect of any indenture or other agreement or instrument under which such other Indebtedness is outstanding and is further given all such other designations as shall be required under the terms of any such Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Indebtedness.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make a Loan to the Borrower on the Effective Date (but in no event later than the Termination Date), in Dollars in a principal amount equal to such Lender’s Commitment. Amounts repaid or prepaid in respect of Loans may not be reborrowed.

SECTION 2.02. Loans and Borrowings. (a) Borrowings; Several Obligations. Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Types of Loans. Subject to Section 3.03, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. No such exercise shall result in any liability on the part of the Borrower for increased costs or expenses resulting solely from such exercise and that would not have been incurred but for such exercise (except any such exercise which is made by a Lender pursuant to Section 5.04 or for the purpose of complying with any Governmental Requirement). Increased costs for expenses resulting from a Change in Law occurring subsequent to any such exercise shall be deemed not to result solely from such exercise.

(c) Minimum Amounts; Limitation on Number of Borrowings. Each Eurodollar Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Each ABR Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of seven (or such greater number as may be agreed to by the Administrative Agent) Eurodollar Borrowings outstanding. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date therefor.

(d) Notes. If requested by a Lender, the Loans made by such Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A, dated, in the case of (1) any Lender party hereto as of the date of this Agreement, as of the Effective Date, and (2) any other Lender, as of the date such Lender becomes a party hereto, payable to such Lender in a principal amount equal to the aggregate principal amount of its Loans outstanding on such date, and otherwise duly completed. The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer, may be endorsed by such Lender on a schedule attached to its Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing (or, in the case of the initial Borrowing on the Effective Date, one Business Day before the proposed Borrowing) or (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, electronic mail or telecopy to the Administrative Agent of a written Borrowing Request substantially in the form of Exhibit B and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. A Borrowing Request (other than any Borrowing Request in connection with the conversion or continuation of a Borrowing)

shall be deemed to constitute a representation and warranty by the Borrower that the matters specified in Section 6.01(n) will be satisfied on the date of Borrowing specified in such Borrowing Request.

Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Interest Elections. (a) Conversion and Continuance. Each Borrowing initially shall be of the Type specified in the Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. No such conversion or continuation shall be deemed to be the making of a new Borrowing for purposes of this Agreement, including without limitation Article VI.

(b) Interest Election Requests. To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by telephone (i) in the case of a conversion to or a continuation of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed conversion or continuation or (ii) in the case of a conversion to an ABR Borrowing, not later than 1:00 p.m., New York City time, one Business Day before the date of the proposed conversion. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, electronic mail or telecopy to the Administrative Agent of a written Interest Election Request in substantially the form of Exhibit C and signed by the Borrower.

(c) Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and (iv) shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period or the Interest Period specified in such Interest Election Request is not available from all Lenders, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Notice to Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) Effect of Failure to Deliver Timely Interest Election Request and Events of Default on Interest Election. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Majority Lenders, so notifies the Borrower: (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective) and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.05. Funding. (a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the Borrowing Request. Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.

(b) Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.06. Termination and Reduction of Commitments. (a) Scheduled Termination of Commitments. Unless previously terminated, the Commitments shall terminate upon the earlier of (i) the borrowing of the Loans on the Effective Date and (ii) 2:00 p.m., New York City time, on the Termination Date.

(b) Optional Termination and Reduction of Aggregate Credit Amounts. The Borrower may, without payment of any premium or penalty, at any time terminate, or from time to time reduce, the Commitments of any Class; provided that each reduction of Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under this Section 2.06(b) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.06(b) shall be irrevocable; provided that a notice of termination of Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other financing transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to 1:00 p.m., New York City time (or such later time as may be agreed by the Administrative Agent), on the specified effective date) if such condition is not satisfied. Any termination or reduction of Commitments shall be permanent and may not be reinstated. Each reduction of Commitments shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage of the applicable Class.

SECTION 2.07. Currency Indemnity. (a) Payments in Agreed Currency. The Borrower shall, and shall cause the Subsidiary Guarantors to, make payment relative to any Secured Indebtedness in the currency (the “Agreed Currency”) in which such Secured Indebtedness was effected. If any payment is received on account of any Secured Indebtedness in any currency (the “Other Currency”) other than the Agreed Currency (whether voluntarily or pursuant to an order or judgment or the enforcement thereof or the realization of any collateral under the Security Instruments or the liquidation of the Borrower or otherwise howsoever), such payment shall constitute a discharge of the liability of the Borrower and the Subsidiary Guarantors hereunder and under the other Loan Documents in respect of such obligation only to the extent of the amount of the Agreed Currency which the relevant Lender or Agent, as the case may be, is able to purchase with the amount of the Other Currency received by it on the Business Day next following such receipt in accordance with its normal procedures and after deducting any premium and costs of exchange.

(b) Conversion of Agreed Currency into Judgment Currency. If, for the purpose of obtaining or enforcing judgment in any court in any jurisdiction, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due in the Agreed Currency then the conversion shall be made on the basis of the rate of exchange prevailing on the Business Day immediately preceding the date such judgment is given and in any event the Borrower or its Restricted Subsidiary shall be obligated to pay the Agents and the Lenders any deficiency in accordance with Section 2.07(c). For the foregoing purposes “rate of exchange” means the lowest rate at which the relevant Lender or Agent, as applicable, in accordance with its normal banking procedures is able on the relevant date to purchase the Agreed Currency with the Judgment Currency after deducting any premium and costs of exchange.

(c) Circumstances Giving Rise to Indemnity. To the fullest extent permitted by applicable law, if (i) any Lender or any Agent receives any payment or payments on account of the liability of the Borrower hereunder pursuant to any judgment or order in any Other Currency, and (ii) the amount of the Agreed Currency which the relevant Lender or Agent, as applicable, is able to purchase on the Business Day next following such receipt with the proceeds of such payment or payments in accordance with its normal procedures and after deducting any premiums and costs of exchange is less than the amount of the Agreed Currency due in respect of such liability immediately prior to such judgment or order, then the Borrower on demand shall, and the Borrower hereby agrees to, indemnify the Lenders and the Agents from and against any loss, cost or expense arising out of or in connection with such deficiency; provided that if the amount of the Agreed Currency so purchased is greater than the amount of the Agreed Currency due in respect of such liability immediately prior to such judgment or order, then the Agents or the Lenders, as the case may be, agree to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

(d) Indemnity Separate Obligation. To the fullest extent permitted by applicable law, the agreement of indemnity provided for in Section 2.07(c) shall constitute an obligation separate and independent from all other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Lenders or Agents or any of them from time to time, and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

SECTION 2.08. Incremental Facilities. (a) The Borrower may on one or more occasions, by written notice to the Administrative Agent,

request the establishment of Incremental Commitments, provided that the amount of any Incremental Commitments established hereunder shall not exceed the amount of additional Indebtedness permitted at the time such Incremental Commitments are established to be Incurred under Section 9.01(b)(i). Each such notice shall specify (i) the date on which the Borrower proposes that the Incremental Commitments shall be effective, which shall be a date not less than 10 Business Days (or such shorter period as may be agreed to by the Administrative Agent) after the date on which such notice is delivered to the Administrative Agent and (ii) the amount of the Incremental Commitments being requested (it being agreed that (A) any Lender approached to provide any Incremental Commitment may elect or decline, in its sole discretion, to provide such Incremental Commitment and (B) any Person that the Borrower proposes to become an Incremental Lender, if such Person is not then a Lender, must be an Eligible Assignee and otherwise satisfy the requirements of Section 12.04(b)(i)).

(b) The terms and conditions of any Incremental Commitments and the Incremental Loans to be made thereunder shall be, except as otherwise set forth herein or in the applicable Incremental Facility Agreement, identical to those of the Commitments and the Loans; provided that (i) if the Weighted Average Yield applicable to any Incremental Loans exceeds by more than 0.50% per annum the applicable Weighted Average Yield under the terms of this Agreement, as amended through the date of such calculation, with respect to Loans, then the Applicable Margin then in effect for Loans shall automatically be increased to the extent necessary to eliminate such excess, (ii) the Average Life of any Incremental Loans shall be no shorter than the remaining Average Life of the Loans and (iii) the Maturity Date for any Incremental Loan shall not be earlier than the Final Maturity Date in effect on the date such Incremental Loan is made. Any Incremental Commitments established pursuant to an Incremental Facility Agreement that have identical terms and conditions, and any Incremental Loans made thereunder, shall be designated as a separate Class of Incremental Commitments and Incremental Loans for all purposes of this Agreement.

(c) The Incremental Commitments shall be effected pursuant to one or more Incremental Facility Agreements executed and delivered by the Borrower, each Incremental Lender providing such Incremental Commitments and the Administrative Agent; provided that no Incremental Commitments shall become effective unless (i) no Event of Default shall have occurred and be continuing on the date of effectiveness thereof, both immediately prior to and immediately after giving effect to such Incremental Commitments and the making of Loans thereunder, (ii) on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date and (iii) the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Administrative Agent in connection with any such transaction. Each Incremental Facility Agreement may, without the consent of any Lender (other than the Incremental Lenders party thereto), effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section.

(d) Upon the effectiveness of an Incremental Commitment of any Incremental Lender, (i) such Incremental Lender shall be deemed to be a “Lender” (and a Lender in respect of Commitments and Loans of the applicable Class) hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, a Lender (and a Lender in respect of Commitments and Loans of the applicable Class) hereunder and shall be bound by all agreements, acknowledgements and other obligations of a Lender (and a Lender in respect of Commitments and Loans of the applicable Class) hereunder and under the other Loan Documents.

(e) Subject to the terms and conditions set forth herein and in the applicable Incremental Facility Agreement, each Lender holding an Incremental Commitment of any Class shall make a loan to the Borrower in an amount equal to such Incremental Commitment on the date specified in such Incremental Facility Agreement.

(f) The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the Borrower referred to in Section 2.08(a) and of the effectiveness of any Incremental Commitments, in each case advising the Lenders of the details thereof.

SECTION 2.09. Loan Modification Offers. (a) The Borrower may on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes (each Class subject to such a Loan Modification Offer, an “Amendment Request Class”) to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than 10 days nor more than 30 days after the date of such notice, unless otherwise agreed to by the Administrative Agent). Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Amendment Request Class that accept the applicable Loan Modification Offer (such Lenders, the “Amending Lenders”) and, in the case of any Amending Lender, only with respect to such Lender’s Loans and Commitments of such Amendment Request Class as to which such Lender’s acceptance has been made.

(b) A Permitted Amendment shall be effected pursuant to a Loan Modification Agreement executed and delivered by the Borrower, each applicable Amending Lender and the Administrative Agent; provided that no Permitted Amendment shall become effective unless the Borrower shall have delivered to the Administrative

Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Administrative Agent in connection therewith. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each Loan Modification Agreement may, without the consent of any Lender other than the applicable Amending Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section, including any amendments necessary to treat the applicable Loans and/or Commitments of the Amending Lenders as a new “Class” of Loans and/or Commitments hereunder.

SECTION 2.10. Refinancing Facilities. (a) The Borrower may, on one or more occasions, by written notice to the Administrative Agent, request the establishment hereunder of one or more additional Classes of term loan commitments (the “Refinancing Commitments”) pursuant to which each Person providing such a commitment (a “Refinancing Lender”) will make term loans to the Borrower (the “Refinancing Loans”); provided that each Refinancing Lender must be an Eligible Assignee and otherwise satisfy the requirements of Section 12.04(b)(i).

(b) The Refinancing Commitments shall be effected pursuant to one or more Refinancing Facility Agreements executed and delivered by the Borrower, each Refinancing Lender providing a Refinancing Commitment and the Administrative Agent; provided that no Refinancing Commitments shall become effective unless (i) no Default shall have occurred and be continuing on the date of effectiveness thereof, (ii) on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that specifically relates to an earlier date, in which case such representation and warranty shall be so true and correct on and as of such earlier date, (iii) the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates, reaffirmation agreements and other documents as shall reasonably be requested by the Administrative Agent in connection with any such transaction and (iv) substantially concurrently with the effectiveness of such Refinancing Commitments, the Borrower shall obtain Refinancing Loans thereunder and shall repay or prepay then outstanding Borrowings of any Class in an aggregate principal amount equal to the aggregate amount of such Refinancing Commitments (less the aggregate amount of accrued and unpaid interest with respect to such outstanding Borrowings and any reasonable fees, premium and expenses relating to such refinancing) and, in the case of a prepayment of Eurodollar Borrowings, shall be subject to Section 5.02.

(c) Each Refinancing Facility Agreement shall set forth, with respect to the Refinancing Commitments established thereby and the Refinancing Loans to be made thereunder, to the extent applicable, the following terms thereof: (i) the designation of such Refinancing Commitments and Refinancing Loans as a new “Class” for all purposes hereof, (ii) the stated maturity date applicable to the Refinancing Term Loans of such Class, provided that (A) such stated maturity date shall not be earlier than the Final Maturity Date, (iii) any amortization applicable to the Refinancing Loans of such Class and the effect thereon of any prepayment of such Refinancing Loans, provided that the Average Life of any Refinancing Loans shall be no shorter than the remaining Average Life of the Loans repaid or prepaid with the proceeds thereof, (iv) the interest rate or rates applicable to the Refinancing Loans of such Class, (v) the fees applicable to the Refinancing Commitments or Refinancing Loans of such Class, (vi) any original issue discount applicable to the Refinancing Loans of such Class, (vii) the initial Interest Period or Interest Periods applicable to the Refinancing Loans of such Class, and (viii) any affirmative or negative covenants with which the Borrower shall be required to comply (provided that any such covenant for the benefit of any Class of Refinancing Lenders shall also be for the benefit of all other Lenders). Except as contemplated by the preceding sentence, the terms of the Refinancing Loans shall be substantially the same as the terms of the Loans made on the Effective Date. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Facility Agreement. Each Refinancing Facility Agreement may, without the consent of any Lender other than the applicable Refinancing Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section, including any amendments necessary to treat the applicable Refinancing Commitments and Refinancing Loans as a new “Class” of loans and/or commitments hereunder.

ARTICLE III

Payments of Principal and Interest; Prepayments; Fees

SECTION 3.01. Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

SECTION 3.02. Interest. (a) ABR Loans. The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin for ABR Loans, but in no event to exceed the Highest Lawful Rate.

(b) Eurodollar Loans. The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin for Eurodollar Loans, but in no event to exceed the Highest Lawful Rate.

(c) Default Rate. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee, premium or other amount payable by the Borrower or any Subsidiary Guarantor hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, the lesser of (A) the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section plus 2% or (B) the Highest Lawful Rate or (ii) in the case of any other amount, the lesser of (A) the Default Rate or (B) the Highest Lawful Rate.

(d) Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Maturity Date; provided that (i) interest accrued pursuant to Section 3.02(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion (but only to the extent so converted).

(e) Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate shall at all times be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

SECTION 3.03. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Majority Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 3.04. Optional Prepayments. (a) Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with

Section 3.04(b) and provided that in connection with any such prepayment of Loans made on the Effective Date the Borrower shall redeem or prepay the same percentage of the then outstanding Second Lien Notes as such prepaid Loans represent of all such outstanding Loans. Prepayments shall be without premium or penalty, except as required under Sections 3.04(c) and 5.02.

(b) Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent by telephone (confirmed by electronic mail or telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the Borrowing to be prepaid, the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other financing transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to 1:00 p.m., New York City time (or such later time as may be agreed by the Administrative Agent), on the specified prepayment date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $2,000,000. The Administrative Agent shall apply each prepayment ratably to the Loans included in the Borrowings specified in the Borrower’s notice of prepayment. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02.

(c) Prepayment Premium. In the event that, on or prior to the second anniversary of the Effective Date, the Borrower (i) makes any repayment, prepayment, repurchase or replacement of Loans constituting a Repricing Event or (ii) effects any amendment of this Agreement or the Loans constituting a Repricing Event, the Borrower shall pay to the Administrative Agent, for the ratable account of the applicable Lenders (x) in the case of clause (i), a prepayment premium of (A) 2%, if such event occurs on or prior to the first anniversary of the Effective Date or (B) 1%, if such event occurs after the first anniversary of the Effective Date but on or prior to the second anniversary of the Effective Date, in each case, of the aggregate principal amount of the Loans being so repaid, prepaid, repurchased or replaced and (y) in the case of clause (ii), an amount equal to (A) 2%, if such event occurs on or prior to the first anniversary of the Effective Date or (B) 1%, if such event occurs after the first anniversary of the Effective Date but on or prior to the second anniversary of the Effective Date, in each case, of the aggregate principal amount of the applicable Loans subject to such amendment.

(d) Auction and Open Market Repurchases. Notwithstanding anything to the contrary contained in this Section 3.04 or any other provision of this Agreement, and without otherwise limiting the rights in respect of prepayments of the Loans, so long as no Default or Event of Default has occurred and is continuing, the Borrower may repurchase outstanding Loans pursuant to this Section 3.04(d) through auctions open to all Lenders in accordance with the procedures described below or through open market purchases:

(i) the Borrower may conduct one or more auctions (each, an “Auction”) to repurchase all or any portion of the Loans of any Class by providing written notice to the Administrative Agent (for distribution to the Lenders of the related Class) identifying the Loans that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall be in a form reasonably acceptable to the Administrative Agent and shall contain (x) an aggregate bid amount, which may be expressed at the election of the Borrower as either the total par principal amount or the total cash value of the bid, in a minimum amount of $5,000,000 for each Auction and with minimum increments of $100,000 (the “Auction Amount”) and (y) the discount to par, which shall be a range (the “Discount Range”) of percentages of the par principal amount of the Loans at issue that represents the range of purchase prices that could be paid in the Auction;

(ii) in connection with any Auction, each Lender of the relevant Class may, in its sole discretion, participate in such Auction and may provide the Administrative Agent with a notice of participation (the “Return Bid”), which shall be in a form reasonably acceptable to the Administrative Agent and shall specify (x) a discount to par that must be expressed as a price (the “Reply Discount”), which must be within the Discount Range, and (y) a principal amount of Loans, which must be in increments of $100,000 or in an amount equal to the Lender’s entire remaining amount of such Loans (the “Reply Amount”). Lenders may only submit one Return Bid with respect to each Class per Auction (unless the Administrative Agent and the Borrower elect to permit multiple bids, in which case the Administrative Agent and the Borrower may agree to establish procedures under which each Return Bid may contain up to three bids with respect to each Class, only one of which can result in a Qualifying Bid with respect to such Class). In addition to the Return Bid, the participating Lender must execute and deliver, to be held in escrow by the Administrative Agent, an Assignment and Assumption in a form reasonably acceptable to the Administrative Agent. Each Return Bid and accompanying Assignment and Assumption must be returned by each participating Lender by the time and date specified by the Administrative Agent as the due date for Return Bids (the “Return Bid Due Date”) for the applicable Auction, which shall be a date not more than 10 Business Days from the date of delivery of the Auction Notice, unless the Borrower and the Administrative Agent otherwise agree;

(iii) if more than one Class is included in an Auction, the following procedures will apply separately for each such Class. Based on the Reply Discounts and Reply Amounts received by the Administrative Agent, the Administrative Agent, in consultation with the Borrower, will determine the applicable discount (the “Applicable Discount”) for the Auction, which will be the lowest Reply Discount (i.e., the greatest discount to par) for which the Borrower can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts received by the applicable Return Bid Due Date are insufficient to allow the Borrower to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), the Borrower shall either, at its election, (x) withdraw the Auction or (y) complete the Auction at an Applicable Discount equal to the highest Reply Discount (i.e., the smallest discount to par). The Borrower shall purchase Loans subject to such Auctions (or the respective portions thereof) from each applicable Lender with a Reply Discount that is equal to or greater than the Applicable Discount (“Qualifying Bids”) at the Applicable Discount; provided, further, that if the aggregate proceeds required to purchase all Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, the Borrower shall purchase such Loans at the Applicable Discount ratably based on the principal amounts of such Qualifying Bids (subject to rounding requirements specified by the Administrative Agent). In any Auction for which the Administrative Agent and the Borrower have elected to permit multiple bids, if a Lender has submitted a Return Bid containing multiple bids at different Reply Discounts, only the bid with the highest Reply Discount that is equal to or less than the Applicable Discount will be deemed the Qualifying Bid of such Lender. Each participating Lender will receive notice of a Qualifying Bid as soon as reasonably practicable but in no case later than five Business Days from the Return Bid Due Date;

(iv) Once initiated by an Auction Notice, the Borrower may not withdraw an Auction Notice other than in the event of a Failed Auction. Furthermore, in connection with any Auction, upon submission by a Lender of a Qualifying Bid, such Lender (each, a “Qualifying Lender”) will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Discount. The Borrower will not have any obligation to purchase any Loans outside of the applicable Discount Range nor will any Reply Discounts outside such applicable Discount Range be considered in any calculation of the Applicable Discount or satisfaction of the Auction Amount. Each purchase of Loans in an Auction shall be consummated pursuant to procedures (including as to response deadlines, rounding amounts, type and Interest Period of accepted Loans, and calculation of the Applicable Discount referred to above) established by the Administrative Agent and agreed to by the Borrower. To the extent that no Lenders have validly tendered any Loans of a Class requested in an Auction Notice or as otherwise agreed by the Administrative Agent in its sole discretion, the Borrower may amend such Auction Notice for such Loans at least 24 hours before then then-scheduled expiration time for such Auction. In addition, the Borrower may extend the expiration time of an Auction at least 24 hours before such expiration time;

(v) With respect to all repurchases made by the Borrower pursuant to this Section 3.04(d), such repurchases shall be deemed to be optional prepayments pursuant to this Section 3.04(d) in an amount equal to the full aggregate principal amount of such Loans; provided that such repurchases shall not be subject to the provisions of Sections 3.04(a) through (c) or Section 4.01(c); and

(vi) Each repurchase by the Borrower of Loans pursuant to this Section 3.04(d) shall be subject to the following conditions: (A) in the case of any repurchase pursuant to an Auction, the Auction is open to all Lenders of the applicable Class on a pro rata basis, (B) no Default or Event of Default has occurred or is continuing or would result therefrom, (C) as of the date of such repurchase the Borrower shall not have, and shall make a representation to each Qualifying Lender assigning its Loans (unless the making of such representation is waived by such Qualifying Lender) that it does not have, any material non-public information with respect to the business of the Borrower or any of the Subsidiaries or their respective securities that (1) has not been disclosed to such Qualifying Lender prior to such date and (2) if made public could reasonably be expected to have a material effect upon, or otherwise be material to, a Lender’s decision to assign its Loans to the Borrower (other than because such Qualifying Lender does not wish to receive material non-public information with respect to the business of the Borrower or any of the Subsidiaries) and (D) any Loans repurchased pursuant to this Section 3.04(d) shall be automatically and permanently canceled upon acquisition thereof by the Borrower.

SECTION 3.05. Mandatory Prepayments. (a) Unapplied Proceeds. In the event that on the 90th day after the Effective Date any portion of the net proceeds of the Loans made on the Effective Date shall not have been applied to a purpose set forth in clause (a), (b) or (c) of Section 8.17, the Borrower shall on such date prepay Loans in an amount equal to such portion. For purposes of this Section 3.05(a), (i) all the net proceeds of the New Senior Notes shall be deemed to have been applied to a purpose set forth in clause (a), (b) or (c) of Section 8.17 before any of the net proceeds of the Loans shall have been so applied and (ii) all the net proceeds of the Second Lien Notes shall be deemed to have been applied ratably with the proceeds of the Loans to a purpose set forth in clause (a), (b) or (c) of Section 8.17 (it being understood that, for the avoidance of doubt, in connection with any mandatory prepayment pursuant to this Section 3.05(a) of Loans made on the Effective Date the Borrower shall redeem or prepay the same percentage of the then outstanding Second Lien Notes as such prepaid Loans represent of all such outstanding Loans).

(b) Excess Existing Notes.

(i) Subject to issuance on or prior to the Effective Date by the Borrower of not less than $325,000,000 of New Senior Notes and the incurrence by the Company of not less than $825,000,000 in the aggregate of Loans and Second Lien Notes, if on the 60th day following the Effective Date the aggregate outstanding principal amount of the Existing 2015 Senior Notes and the Existing 2016 Senior Notes, taken together, shall exceed $100,000,000, the Borrower shall on such date prepay all the Loans.

(ii) If on the 91st day prior to the maturity date for any of the Existing 2015 Senior Notes, the Existing 2016 Senior Notes or the Existing Subordinate

Notes, the aggregate principal amount of all such notes, taken together, that shall not have been repurchased or redeemed (other with the proceeds of Indebtedness), refinanced with Refinancing Indebtedness that has a Stated Maturity at least 91 days later than the Final Maturity Date or amended to have a Stated Maturity at least 91 days later than the Final Maturity Date exceeds $100,000,000, the Borrower shall on such date prepay all the Loans.

(iii) If, on the date that is 91 days prior to the maturity date for the Existing 2019 Senior Notes, the aggregate principal amount of the Existing 2019 Senior Notes that shall not have been repurchased or redeemed (other with the proceeds of Indebtedness), refinanced with Refinancing Indebtedness that has a Stated Maturity at least 91 days later than the Final Maturity Date or amended to have a Stated Maturity at least 91 days later than the Final Maturity Date exceeds $100,000,000, the Borrower shall on such date prepay all the Loans.

(c) Notice of Mandatory Prepayment. Prior to or concurrently with any mandatory prepayment pursuant to this Section 3.05, the Borrower shall (i) notify the Administrative Agent by telephone (confirmed by telecopy) of such prepayment and (ii) deliver to the Administrative Agent a certificate of a Responsible Officer of the Borrower setting forth the calculation of the amount of the applicable prepayment. Each such notice shall be irrevocable and shall specify the Borrowing to be prepaid, the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. The Administrative Agent shall apply each prepayment ratably to the Loans included in the Borrowings specified in the Borrower’s notice of prepayment. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02. Promptly following receipt of a notice of mandatory prepayment in accordance with this Section 3.05, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be prepaid.

SECTION 3.06. Fees. (a) The Borrower agrees to pay on the Effective Date to the Administrative Agent, for the account of each Lender, a closing fee in an amount equal to 3.00% of the stated principal amount of such Lender’s Loan.

(b) The Borrower agrees to pay to the Agents and the Arrangers, Bookrunners and Co-Managers other fees in the amounts and at the times separately agreed upon in respect of the credit facility established hereby.

(c) Fees paid hereunder shall not be refundable or creditable under any circumstances.

ARTICLE IV

Payments; Pro Rata Treatment; Sharing of Set-Offs

SECTION 4.01. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal,

interest, fees or premium or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 2:00 p.m., New York City time, on the date when due (for purposes of computing interest, each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day in the Administrative Agent’s sole discretion), in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances, absent manifest error. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Except as otherwise provided herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

(b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest, fees and premium then due hereunder, such funds shall be applied (i) first, towards payment of interest, fees and premium then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and premium then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans of any Class resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender of such Class, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of such Class of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or Participant, other than to the Borrower (except pursuant to a transaction consummated in compliance with Section 3.04(d)) or any Restricted Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

SECTION 4.02. Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

SECTION 4.03. Disposition of Proceeds. The Security Instruments contain an assignment by the Borrower and/or the Subsidiary Guarantors unto and in favor of the Administrative Agent for the benefit of the Secured Parties of all of the Borrower’s or each Subsidiary Guarantor’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Secured Indebtedness and other obligations described therein and secured thereby. Notwithstanding anything to the contrary contained in the Security Instruments, until the occurrence of an Event of Default, the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of production from or allocated to the Mortgaged Property nor take any other action to cause the proceeds thereof to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower and its Restricted Subsidiaries and the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or such Restricted Subsidiaries.

ARTICLE V

Increased Costs; Break Funding Payments; Payments; Taxes; Illegality

SECTION 5.01. Increased Costs. Reserve Requirements; Change in Circumstances. (a) Changes in Law. Notwithstanding any other provision of this Agreement, if any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate);

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender (other than with respect to Taxes);

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Eurodollar Loan or maintaining its obligation to make such a loan or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, upon demand therefor, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital and Liquidity Requirements. If any Lender shall have determined that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital adequacy or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 5.01(a) or (b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

(d) Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 5.01 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 5.02. Break Funding Payments. (a) In the event of (i) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (ii) the conversion of any Eurodollar Loan into an ABR Loan other than on the last day of an Interest Period applicable thereto, (iii) the failure to borrow any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (iv) the assignment of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.04(a), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (exclusive of any lost profits or opportunity costs or processing or other related fees). In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid, were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the eurodollar market.

(b) A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

SECTION 5.03. Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.03) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification by the Borrower. The Loan Parties shall reimburse and indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Borrower shall not be required to indemnify the Recipient for any amounts under this Section 5.03(c) to the extent that such Recipient fails to notify the Borrower of its intent to make a claim for indemnification under this Section 5.03(c) within 180 days after a claim is asserted against such Person by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c)(iii) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to the Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 5.03, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(f)(ii)(a), (ii)(b) and (ii)(d) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(a) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9s, certifying that such Lender is exempt from U.S. federal backup withholding;

(b) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) in the case of a Foreign Lender claiming exemption from U.S. federal withholding tax because the income is effectively connected with a U.S. trade or business, executed originals of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(c) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(d) if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(ii) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to this Section 5.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.03 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) to the extent that the payment would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i) Defined Terms. For purposes of this Section 2.20, the term “Lender” includes the Agents.

SECTION 5.04. Mitigation Obligations; Replacement of Lenders. (a) Designation of Different Lending Office. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender solely as a result of such designation or assignment.

(b) Replacement of Lenders. If (i) any Lender requests compensation under Section 5.01, or (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, or (iii) any Lender fails to approve an amendment, waiver or other modification to this Agreement and at least the Majority Lenders have approved such amendment, waiver or other modification, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04(b)), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall (A) assume such obligations and (B) in the case of clause (iii), consent to such amendment, waiver or modification (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) if such assignee is not a Lender, such assignee shall satisfy the requirements of Section 12.04(b)(i), (y) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon and all other amounts payable to it hereunder (including any amount owed pursuant to Section 3.04(c) if applicable), from the assignee (to the extent of such outstanding principal) or the Borrower (in the case of all other amounts) and (z) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

ARTICLE VI

Conditions Precedent

SECTION 6.01. Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a) The Administrative Agent shall have received from each party to each Loan Document either (i) a counterpart of such Loan Document, signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include a facsimile transmission) that such party has signed a counterpart of such Loan Document.

(b) The Administrative Agent shall have received a Borrowing Request in accordance with Section 2.03.

(c) The Administrative Agent shall have received a certificate of the secretary or an assistant secretary of the Borrower and each Subsidiary Guarantor dated as of the Effective Date setting forth or attaching (i) resolutions of its board of directors (or comparable governing body) with respect to the authorization of the Borrower or such Subsidiary Guarantor to execute and deliver the Loan Documents to which the Borrower or such Subsidiary Guarantor is a party and to enter into the transactions contemplated in those documents, (ii) the Responsible Officers of the Borrower or such Subsidiary Guarantor who are authorized to sign the Loan Documents to which the Borrower or such Subsidiary Guarantor is a party and specimen signatures of such authorized officers and (iii) the articles or certificate of incorporation and bylaws (or comparable Organization Documents) of the Borrower or such Subsidiary Guarantor.

(d) The Agents, the Arrangers, the Bookrunners and the Co-Managers shall have received all fees and amounts due and payable to such Persons and to the Lenders on or prior to the Effective Date under this Agreement and the engagement and fee letters related to the credit facility established hereby. The Agents and the Arrangers shall have received reimbursement or payment of all reasonable out-of-pocket expenses for which invoices have been presented at least three Business Days prior to the Effective Date that are required to be reimbursed or paid by the Borrower hereunder (including, without limitation, the reasonable fees and expenses of legal counsel to the Administrative Agent and the Arrangers).

(e) The First Lien Amendment shall have been executed and delivered by the parties thereto and the amendments provided for therein shall have become effective, and the Administrative Agent shall have received a copy of such First Lien Amendment.

(f) The Tender Offer shall have been consummated, supplemental indentures eliminating substantially all the restrictive covenants and certain events of default contained in the indentures governing the Existing 2015 Senior Notes and Existing 2016 Senior Notes (including any such covenants or events of default that would prohibit any of the Transactions) shall have become effective, the consent requested pursuant to the Consent Solicitation shall have been obtained and the 2019 Senior Notes Indenture Amendment shall have become effective.

(g) The Administrative Agent shall have received, at least three Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act, that shall have been requested at least ten Business Days prior to the Effective Date.

(h) The Administrative Agent shall have received evidence reasonably satisfactory to it that any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person necessary in connection with the Transactions shall have been obtained and shall be in full force and effect, other than any such approval or consent that is of the type that would be obtained after the Effective Date in the ordinary course of business, and there shall be no litigation, governmental, administrative or judicial action, actual or threatened, that could reasonably be expected to restrain or prevent the Transactions.

(i) The Administrative Agent shall have received an opinion of (i) Davis Polk & Wardwell LLP, special counsel to the Borrower, (ii) the General Counsel of the Borrower, (iii) Morris, Nichols, Arsht & Tunnell LLP., special Delaware counsel to the Borrower, and (iv) Fulbright and Jaworski L.L.P., special Texas counsel to the Borrower, each such opinion to be dated the Effective Date and in form and substance reasonably satisfactory to the Administrative Agent. The Borrower hereby requests such counsel to deliver such opinions.

(j) The Collateral and Guarantee Requirement shall be satisfied (with the requirements of paragraph (d) of the definition of such term determined by reference to the First Lien U.S. Reserve Report dated February 19, 2013).

(k) The Administrative Agent shall have received the results of a search of tax liens, judgment liens and Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions specified by the Administrative Agent for such searches and copies of the lien notices, financing statements or similar documents disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted under Section 9.03 or have been, or substantially contemporaneously with the initial funding of Loans on the Effective Date will be, released.

(l) The Administrative Agent shall have received a copy of each of the First Lien Intercreditor Agreement and the Pari Passu Intercreditor Agreement, in each case executed by each other party thereto.

(m) The Administrative Agent shall have received evidence that the insurance required by Section 7.12 is in effect, together with endorsements naming the Collateral Agent, for the benefit of the Secured Parties, as loss payee thereunder (subject, however, to the prior rights of the administrative agent under the First Lien Credit Agreements) and naming each of the Administrative Agent and the Collateral Agent as an additional insured thereunder.

(n) On the Effective Date and after giving effect to the Transactions occurring on such date, (i) no Default shall have occurred and be continuing and (ii) the representations and warranties of the Borrower and the Subsidiary Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (or, in the case of any representation and warranty qualified by materiality, in all respects) on and as of such date (or, in the case of any representation or warranty that is expressly limited to an earlier date, on and as of such specified earlier date.

(o) The Administrative Agent shall have received a certificate, signed by a Responsible Officer of the Borrower, confirming the satisfaction of the conditions set forth in the preceding clauses (f), (h), (j) and (n).

(p) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer of the Borrower, as to the solvency of the Loan Parties on a consolidated basis after giving effect to the Transactions, in form and substance reasonably satisfactory to the Administrative Agent.

Without limiting the generality of the provisions of Section 12.02, for purposes of determining compliance with the conditions specified in this Section 6.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved and accepted and to be satisfied with each document or other matter required under this Section 6.01 to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Effective Date specifying its objection thereto. All documents executed or submitted pursuant to this Section 6.01 by and on behalf of the Borrower or any of the Subsidiary Guarantors shall be in form and substance reasonably satisfactory to the Administrative Agent and its counsel. The obligations of the Lenders to make Loans shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.02) at or prior to 3:00 p.m., New York City time, on the Termination Date (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time). The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

ARTICLE VII

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

SECTION 7.01. Organization; Powers. Each of the Borrower and the Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to be in good standing or have such power, authority, licenses, authorizations, consents, approvals and qualifications would not reasonably be expected to have a Material Adverse Effect.

SECTION 7.02. Authority; Enforceability. The Transactions are within the Borrower’s and each Restricted Subsidiary’s corporate, partnership or limited liability company powers and have been duly authorized by all necessary corporate, partnership or limited liability company and, if required, stockholder, partner or member action. Each Loan Document to which the Borrower and each Restricted Subsidiary is a party has been duly executed and delivered by the Borrower and such Restricted Subsidiary and constitutes a legal, valid and binding obligation of the Borrower and such Restricted Subsidiary, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and an implied covenant of good faith and fair dealing.

SECTION 7.03. Approvals; No Conflicts. The Transactions:

(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person, nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by this Agreement and (ii) those approvals or consents that, if not made or obtained, would not reasonably be expected to have a Material Adverse Effect;

(b) will not violate (i) the charter, by-laws or other organizational documents of the Borrower or any Restricted Subsidiary or (ii) any applicable Governmental Requirement or any order of any Governmental Authority applicable to or binding upon the Borrower or any Restricted Subsidiary (including, without limitation, FCPA and OFAC, if applicable), except in the case of clause (ii), violations that would not reasonably be expected to have a Material Adverse Effect;

(c) will not violate or result in a default under either of the First Lien Credit Agreements or any indenture, agreement or other instrument pursuant to which any Material Indebtedness is outstanding, in each case, binding upon the Borrower or any Restricted Subsidiary or their Properties, or give rise to a right thereunder to require any payment to be made by the Borrower or any Restricted Subsidiary, except violations that would not reasonably be expected to have a Material Adverse Effect; and

(d) will not result in the creation or imposition of any Lien on any Oil and Gas Property of the Borrower or any Restricted Subsidiary (other than the Liens created or permitted by the Loan Documents).

SECTION 7.04. Financial Condition; No Material Adverse Effect. (a) The Borrower has heretofore furnished to the Lenders (i) its consolidated balance sheet and statements of income (loss) and comprehensive income (loss), equity and cash flows as of and for the fiscal year ended December 31, 2012, audited by and accompanied by the opinion of Ernst & Young LLP, independent registered public accountants, and (ii) its condensed consolidated balance sheet and statements of income (loss) and comprehensive income (loss), equity and cash flows as of and for the fiscal quarter ended March 31, 2013, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to normal year-end audit adjustments and the absence of certain footnotes in the case of the statements referred to in clause (ii) above.

(b) Since December 31, 2012, there have been no events that alone or in the aggregate have had or would reasonably be expected to have a Material Adverse Effect.

SECTION 7.05. Litigation. Except as disclosed in the Borrower’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Restricted Subsidiary that (a) would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (b) involve any Loan Document or the Transactions.

SECTION 7.06. Environmental Matters. Except as disclosed in the Borrower’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, or as would not be reasonably expected to have a Material Adverse Effect:

(a) neither any Oil and Gas Property of the Borrower or any Restricted Subsidiary nor the operations conducted by the Borrower or any Restricted Subsidiary thereon, and, to the knowledge of the Borrower, no operations of any prior owner, lessee, or operator of any such properties (i) is in violation of any order or requirement relating to Environmental Laws of any court or Governmental Authority or any Environmental Laws or (ii) to the knowledge of Borrower, has been in violation of any order or requirement relating to Environmental Laws of any court or Governmental Authority or any Environmental Laws;

(b) neither the Borrower nor any Restricted Subsidiary nor any Oil and Gas Property of the Borrower or any Restricted Subsidiary nor the operations currently conducted thereon or, to the knowledge of the Borrower, conducted thereon by any prior owner or operator of such Oil and Gas Property or operation, are subject to any existing, pending or, to the Borrower’s knowledge, threatened Environmental Complaint;

(c) all notices, permits, licenses, exemptions, approvals or similar authorizations, if any, required by Environmental Laws to be obtained or filed in connection with the operation or use of any and all Oil and Gas Property of the Borrower and each Restricted Subsidiary, including, without limitation, any past or present treatment, storage, disposal or release into the environment of a Hazardous Material, have been duly obtained or filed, and the Borrower and each Restricted Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

(d) all Hazardous Materials, if any, generated at any and all Oil and Gas Property of the Borrower or any Restricted Subsidiary by the Borrower or any Restricted Subsidiary in the past have been transported, treated and disposed of in accordance with Environmental Laws and, to the knowledge of the Borrower, do not pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the knowledge of the Borrower, in connection with such transport, treatment and disposal, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws, do not pose an imminent and substantial endangerment to public health or welfare or the environment and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

(e) to the Borrower’s knowledge, there has been no Hazardous Discharge on or to any Oil and Gas Property of the Borrower or any Restricted Subsidiary, in each case, except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment; and

(f) to the Borrower’s knowledge, neither the Borrower nor any Restricted Subsidiary has any contingent liability under Environmental Law in connection with any Hazardous Discharge.

SECTION 7.07. Compliance with the Laws and Agreements. Each of the Borrower and its Restricted Subsidiaries is in compliance with all Governmental Requirements applicable to it or its Oil and Gas Properties (including, without limitation, FCPA and OFAC) and all agreements and other instruments binding upon it or its Oil and Gas Properties, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Oil and Gas Properties and the conduct of its business, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 7.08. Investment Company Act. Neither the Borrower nor any Restricted Subsidiary is required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 7.09. Taxes. Each of the Borrower and its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed (or obtained extensions with respect thereto) and has paid or caused to be paid all Taxes and all remittances required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect. No action to enforce any Tax Lien has been commenced.

SECTION 7.10. Disclosure; No Material Misstatements. Taken as a whole, none of the Confidential Information Memorandum dated May 2013, the Lender Presentation dated May 2013 or any reports, financial statements, certificates or other written information (other than projections) furnished by or on behalf of the Borrower or any Restricted Subsidiary to the Administrative Agent, the Collateral Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished), when furnished (and, with respect to any such information delivered to the Administrative Agent, the Collateral Agent or any Lender or any of their Affiliates prior to the Effective Date, on the Effective Date), contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading (other than omissions that pertain to matters of a general economic nature or matters of public knowledge that generally affect any of the industry segments of the Borrower or its Subsidiaries); provided that, with respect to projected financial information, prospect information, geological and geophysical data and engineering projections, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, recognizing that (a) there are industry-wide risks normally associated with the types of business conducted by the Borrower and its Restricted Subsidiaries and (b) projections concerning volumes attributable to the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries and production and cost estimates contained in each reserve report are necessarily based upon professional opinions, estimates and projections and that the Borrower and the Restricted Subsidiaries do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

SECTION 7.11. Subsidiaries. Schedule 7.11 lists the name, jurisdiction of organization and organizational identification number of each Subsidiary of the Borrower as of the Effective Date and identifies each such Subsidiary as either a Restricted or Unrestricted Subsidiary.

SECTION 7.12. Insurance. All insurance reasonably necessary in the Borrower’s and its Restricted Subsidiaries’ ordinary course of business is in effect and all premiums due on such insurance have been paid. Schedule 7.12 sets forth a list of all such insurance policies maintained by the Borrower and its Restricted Subsidiaries as of the Effective Date.

SECTION 7.13. Location of Business and Offices. As of the Effective Date, the Borrower’s jurisdiction of organization is Delaware; the name of the Borrower as listed in the public records of its jurisdiction of organization is Quicksilver Resources Inc.; and the organizational identification number of the Borrower in its jurisdiction of organization is 75-2756163. As of the Effective Date, each Restricted Subsidiary’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 7.11.

SECTION 7.14. Properties; Title, Etc. Except as would not have a Material Adverse Effect and provided that no representation or warranty is made with respect to any Oil and Gas Property or interest to which no proved oil or gas reserves are properly attributed:

(a) Each of the Borrower and the Restricted Subsidiaries has good and defensible title to the material Oil and Gas Properties evaluated in the Reserve Reports and the First Lien U.S. Reserve Report most recently delivered to the Administrative Agent and good title to all its personal Properties that are necessary to permit the Borrower and the Restricted Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof, in each case, subject to Immaterial Title Deficiencies and free and clear of all Liens except Permitted Liens. Subject to Immaterial Title Deficiencies and after giving full effect to Permitted Liens, the Borrower or the Restricted Subsidiaries specified as the owners own the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Reports and First Lien U.S. Reserve Report. The ownership of such Oil and Gas Properties shall not obligate the Borrower or such Restricted Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Oil and Gas Property in an amount materially in excess of the working interest of each Oil and Gas Property set forth in the most recently delivered Reserve Reports and First Lien U.S. Reserve Report that is not offset by a corresponding proportionate increase in the Borrower’s or such Restricted Subsidiary’s net revenue interest in such Oil and Gas Property; provided that the Borrower or any applicable Restricted Subsidiary shall have the right or obligation to bear costs disproportionate to the Borrower’s or such Restricted Subsidiary’s working interest with respect to any Hydrocarbon Interest for a period of time in order to earn, or in connection with the acquisition of, an interest in such Hydrocarbon Interest as evidenced by written agreement.

(b) All material leases and agreements necessary for the conduct of the business of the Borrower and the Restricted Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases.

(c) The rights and Properties presently owned, leased or licensed by the Borrower and the Restricted Subsidiaries, including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Borrower and the Restricted Subsidiaries to conduct their business in the same manner as its business has been conducted prior to the date hereof.

(d) The Borrower and each Restricted Subsidiary owns, or is licensed to use, (i) all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Borrower and such Restricted Subsidiary does not infringe upon the rights of any other Person and (ii) all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information the use of which is material to their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons.

SECTION 7.15. Federal Reserve Regulations. The Borrower and its Restricted Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

SECTION 7.16. Compliance with Benefit Plans; ERISA. (a) As of the date hereof, neither the Borrower nor any Subsidiary nor any ERISA Affiliate of the Borrower or any Subsidiary maintains sponsors, or contributes to (or has at any time in the six-year period preceding the date hereof, maintained, sponsored, or contributed to) any Pension Plan or Multiemployer Plan. Except in such instances where an action, omission or failure would not reasonably be expected to have a Material Adverse Effect, each Plan maintained by the Borrower or any Restricted Subsidiary or any ERISA Affiliate of the Borrower or any Restricted Subsidiary is in compliance with the terms of such Plan and the applicable provisions of ERISA and the Code with respect to each Plan. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a

Material Adverse Effect. Except in such instances where an action, omission, or failure would not reasonably be expected to have a Material Adverse Effect, (i) each Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code is, and has been during the period from its adoption to date, so qualified, both as to form and operation, and all necessary governmental approvals, including a favorable determination as to the qualification under the Code of such Plan and each amendment thereto, have been or will be timely obtained, and (ii) the actuarial present value of the benefit liabilities (within the meaning of section 4041 of ERISA) under each Plan which is subject to Title IV of ERISA does not, as of the end of the most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. Neither the Borrower nor any Restricted Subsidiary nor any ERISA Affiliate of the Borrower or any Restricted Subsidiary maintains or contributes to any Plan that provides a post-employment health benefit, other than a benefit required under Section 601 of ERISA, or maintains or contributes to a Plan that provides health benefits that is not fully funded except where the failure to fully fund such Plan would not reasonably be expected to have a Material Adverse Effect. As of the date hereof, neither the Borrower nor any Restricted Subsidiary nor any ERISA Affiliate of the Borrower or any Restricted Subsidiary maintains a multiple employer welfare benefit arrangement within the meaning of Section 3(40)(A) of ERISA

(b) Except as could not reasonably be expected to have a Material Adverse Effect, (i) the Canadian Pension Plans, if any, are duly registered under the Income Tax Act (Canada) and all applicable provincial or federal pension benefits standards legislation and no event has occurred which is reasonably likely to cause the loss of such registered status; (ii) all obligations of the Canadian Subsidiaries (including any applicable fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans, if any, have been performed in accordance with applicable laws and regulations; (iii) no promises of benefit improvements under the Canadian Pension Plans, if any, or the Canadian Benefit Plans have been made; (iv) all reports and disclosures relating to the Canadian Pension Plans and Canadian Benefit Plans required by any applicable laws or regulations have been filed or distributed in accordance with applicable laws and regulations; (v) no Canadian Subsidiary has made any improper withdrawals prohibited by applicable law, or applications of, the assets of any of the Canadian Pension Plans; (vi) no Canadian Pension Plan Termination Event has occurred; (vii) no Canadian Subsidiary has any knowledge that the Canadian Pension Plans, if any, are the subject of an investigation, any other proceeding, an action or a claim other than a routine claim for benefits; (viii) all contributions or premiums required to be made by any Canadian Subsidiary to the Canadian Pension Plans and the Canadian Benefit Plans have been made within the time limits required by, and in accordance with, the terms of such plans and applicable laws and regulations; and (ix) all employee contributions to the Canadian Pension Plans, if any, required to be made by way of authorized payroll deduction have been properly withheld and fully paid into such plans within the time limits required by, and in accordance with, the terms of such plans and applicable laws and regulations. No

Canadian Subsidiary contributes or has made contributions on behalf of its employees to a multi-employer pension plan, as such term is defined under applicable Canadian provincial or federal pension benefits standards legislation. No Canadian Pension Plan has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 7.16(a), reasonably be anticipated to have a Material Adverse Effect. There has been no failure to administer or operate the Foreign Plans in accordance with the terms thereof except for any failure to so administer or operate the Foreign Plans as could not reasonably be expected to have a Material Adverse Effect.

SECTION 7.17. Status As Senior Indebtedness. The Loans and other Secured Indebtedness hereunder are “Senior Indebtedness” and “Designated Senior Indebtedness” under the Existing Subordinate Notes.

SECTION 7.18. Solvency. After giving effect to the transactions contemplated hereby, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Borrower and the Subsidiary Guarantors, taken as a whole, will exceed the aggregate Indebtedness of the Borrower and the Subsidiary Guarantors on a consolidated basis, as the Indebtedness becomes absolute and matures, (b) each of the Borrower and the Subsidiary Guarantors will not have incurred Indebtedness beyond its ability to pay such Indebtedness (after taking into account the timing and amounts of cash to be received by each of the Borrower and the Subsidiary Guarantors and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Indebtedness becomes absolute and matures and (c) each of the Borrower and the Subsidiary Guarantors will not have unreasonably small capital for the conduct of its business.

SECTION 7.19. Priority; Security Matters. The Secured Indebtedness is and shall be at all times secured by valid, perfected Liens, second in priority to the Liens securing the First Lien Secured Indebtedness, in favor of the Collateral Agent, covering and encumbering the Mortgaged Properties and other Properties pledged pursuant to the Security Instruments, to the extent perfection can be obtained by the recording of a mortgage, the filing of a UCC financing statement or by possession (in each case, to the extent available in the applicable jurisdiction); provided, that the priority of the Liens in favor of the Collateral Agent may be subject to Permitted Liens that are, in the case of Liens other than the Liens securing the First Lien Secured Obligations, also prior to the Liens securing the First Lien Secured Indebtedness.

ARTICLE VIII

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all other amounts payable under the Loan Documents shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

SECTION 8.01. Financial Statements; Other Information. The Borrower will furnish to the Administrative Agent to be made available to each Lender:

(a) Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 20 days after the date on which the Borrower files its Annual Report on Form 10-K with the SEC (but in no event more than 120 days after the end of the applicable fiscal year), (i) its audited consolidated balance sheet and statements of income (loss) and comprehensive income (loss), equity and cash flows as of the end of and for the fiscal year most recently ended, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied and (ii) its unaudited balance sheet and statements of income (loss) and comprehensive income (loss), equity and cash flows as of the end of and for the fiscal year most recently ended which provides consolidating statements, including statements demonstrating eliminating entries, if any, with respect to any Consolidated Subsidiaries that are Unrestricted Subsidiaries, in substantially the form set forth in its Annual Report on Form 10-K for the period ending December 31, 2012.

(b) Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 10 days after the Borrower files each Quarterly Report on Form 10-Q with the SEC (but in no event more than 60 days after the end of the applicable fiscal quarter), (i) its unaudited consolidated balance sheet and statements of income (loss) and comprehensive income (loss), equity and cash flows as of the end of and for the fiscal quarter most recently ended and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes and (ii) its unaudited balance sheet and statements of income (loss) and comprehensive income (loss), equity and cash flows as of the end of and for the fiscal quarter most recently ended which provides consolidating statements, including statements demonstrating eliminating entries, if any, with respect to any Consolidated Subsidiaries that are Unrestricted Subsidiaries, in substantially the form set forth in its Quarterly Report on Form 10-Q for the period ending March 31, 2013.

(c) Certificate of Financial Officer – Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer of the Borrower in substantially the form of Exhibit D hereto certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto.

(d) Certificate of Insurer – Insurance Coverage. Within 60 days of the annual renewal thereof, a certificate of insurance coverage from each insurer with respect to the insurance required by Section 8.06, in form and substance satisfactory to the Administrative Agent (it being understood and agreed that at any time that the U.S. First Lien Credit Agreement is in effect and JPMorgan Chase Bank, N.A. is the First Lien Administrative Agent, any such certificate satisfactory to the First Lien Administrative Agent shall be deemed to be satisfactory to the Administrative Agent unless the Administrative Agent shall have objected thereto within three Business Days of receipt of the final version thereof accepted by the First Lien Administrative Agent), and, if requested by the Administrative Agent or any Lender, all copies of the applicable policies.

(e) Notice of Casualty Events. Prompt written notice, and in any event within five Business Days, of the occurrence of any Casualty Event with respect to Oil and Gas Properties having an estimated Dollar value in excess of $45,000,000 or the commencement of any action or proceeding that would reasonably be expected to result in a Casualty Event with respect to Oil and Gas Properties having an estimated Dollar value in excess of $45,000,000.

(f) Information Regarding Borrower and Subsidiary Guarantors. In the case of the Borrower and the Subsidiary Guarantors, prompt written notice (and in any event within 30 days following any such change) of any change (A) in the Borrower’s or any Subsidiary Guarantor’s corporate name, (B) in the Borrower’s or any Subsidiary Guarantor’s identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed or (C) in the Borrower’s or any Subsidiary Guarantor’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization.

(g) Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Restricted Subsidiary (including, without limitation, any Canadian Pension Plan, Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to Section 8.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which (A) the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at www.qrinc.com or (B) such documents are publically available on the SEC’s EDGAR website or (ii) on which such documents are delivered to the Administrative Agent, including in electronic form. Once received by the Administrative Agent, the Administrative Agent shall post such documents on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall deliver such documents in a form acceptable to the Administrative Agent. Except for such compliance certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. Each Loan Party hereby acknowledges and agrees that, unless the Borrower notifies the Administrative Agent in advance, all financial statements and certificates furnished pursuant to Sections 8.01(a), (b) and (c) above are hereby deemed to be marked “PUBLIC”, suitable for distribution, and to be made available, to all Lenders and may be treated by the Administrative Agent and the Lenders as not containing any material nonpublic information. Unless the Borrower otherwise notifies the Administrative Agent, all Reserve Reports, First Lien U.S. Reserve Reports (and other reserve reports and similar reports) and all statements and certificates furnished pursuant to Sections 8.11(a) and (b) shall be deemed to contain material nonpublic information and shall not be made available to Lenders that wish to receive only public information.

SECTION 8.02. Notices of Material Events. Promptly following a Responsible Officer becoming aware of the occurrence thereof, the Borrower will furnish to the Administrative Agent written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders) that, in either case, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

(c) the filing or commencement of any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority involving or relating to the Loan Documents;

(d) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect; and

(e) the occurrence or the receipt or delivery of any notice of any springing maturity (however effected) or default under any First Lien Credit Agreement or any indenture or other relevant documentation for any Material Indebtedness.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 8.03. Existence; Conduct of Business. The Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties are located or the ownership of such Properties requires such qualification, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.09.

SECTION 8.04. Payment of Obligations. The Borrower will, and will cause each Restricted Subsidiary to, pay its obligations, including Tax liabilities and remittance liabilities of the Borrower and all of its Restricted Subsidiaries, before the same shall become delinquent or in default, except where (i) (A) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (B) the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (ii) the failure to make payment would not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any Oil and Gas Property of the Borrower or any Restricted Subsidiary that was evaluated in the Reserve Reports or the First Lien U.S. Reserve Report most recently delivered to the Administrative Agent.

SECTION 8.05. Operation and Maintenance of Properties. The Borrower will and will cause each Restricted Subsidiary to, in all material respects: (a) promptly pay and discharge, or make reasonable efforts to cause to be paid and discharged, when due all delay rentals, royalties and expenses accruing under the leases or other agreements affecting or pertaining to its material Oil and Gas Properties evaluated in the Reserve Reports and the First Lien U.S. Reserve Report most recently delivered to the Administrative Agent, provided that, in the case of delay rentals, the Borrower and/or the applicable Restricted Subsidiary shall only be required to pay and discharge, or make reasonable efforts to pay and discharge, delay rentals as and to the extent the Borrower or such Restricted Subsidiary determines in good faith that payment and discharge thereof is in the Borrower’s or such Restricted Subsidiary’s, as applicable, best interest, (b) perform, or make reasonable and customary efforts to cause to be performed, the obligations of the Borrower or any such Restricted Subsidiary required by each and all of the assignments, deeds, leases, subleases, contracts and agreements affecting its interests in its material Oil and Gas Properties evaluated in the Reserve Reports and the First Lien U.S. Reserve Report most recently delivered to the Administrative Agent, (c) do all other things necessary to keep unimpaired, except for Liens permitted by the Loan Documents, its rights with respect to its material Oil and Gas Properties evaluated in the Reserve Reports and the First Lien U.S. Reserve Report most recently delivered to the Administrative Agent and prevent any forfeiture thereof or a default thereunder, (d) keep and maintain all Oil and Gas Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and (e) to the extent the Borrower is not the operator of any Property, the Borrower shall use reasonable efforts to cause the operator to comply with this Section 8.05, except (x) to the extent a portion of such Oil and Gas Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts, (y) for dispositions permitted by this Agreement or (z) when the failure to do so would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 8.06. Insurance. The Borrower will, and will cause each Restricted Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as is customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. Subject to the Mortgages and the Intercreditor Agreements, the loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the Loans, as applicable, shall be endorsed in favor of the Collateral Agent as its interests in the collateral may appear and such policies shall name each of the Administrative Agent and the Collateral Agent as an “additional insured” and provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the applicable Agent.

SECTION 8.07. Books and Records; Inspection Rights. The Borrower will, and will cause each Restricted Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each Restricted Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender (coordinated through and together with the Administrative Agent), upon reasonable prior notice, to visit and inspect its Oil and Gas Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during the Borrower’s or such Restricted Subsidiary’s normal business hours (and in a manner so as to the extent practicable, not to unreasonably interfere with the normal business operations of the Borrower or such Restricted Subsidiary) not more than one time per fiscal year or, if an Event of Default then exists, as often as reasonably requested. The Lenders shall bear the cost of such inspections and examinations unless an Event of Default then exists, in which event the Borrower shall bear such cost.

SECTION 8.08. Compliance with Laws. The Borrower will, and will cause each Restricted Subsidiary to, comply with all Governmental Requirements applicable to it or its Oil and Gas Properties, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 8.09. Environmental Matters. (a) Except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect, (i) the Borrower shall, and shall cause each Restricted Subsidiary to, comply with all applicable Environmental Laws, including, without limitation, (x) all licensing, permitting, notification, and similar requirements of Environmental Laws, and (y) all provisions of Environmental Laws regarding storage, discharge, release, transportation, treatment and disposal of Hazardous Materials and (ii) the Borrower shall, and shall cause each Restricted Subsidiary to, promptly pay and discharge when due all claims, liabilities and obligations with respect to any clean-up or remediation measures necessary to comply with applicable Environmental Laws, provided that such payment or discharge shall not be required to the extent that (A) the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and (B) Borrower or such Restricted Subsidiary, as and to the extent required in accordance with GAAP, shall have set aside on its books reserves (segregated to the extent required by GAAP) deemed by them to be adequate with respect thereto.

(b) To the extent the Borrower or a Restricted Subsidiary is not the operator of any Property, none of the Borrower and its Restricted Subsidiaries shall be obligated to directly perform any undertakings contemplated by the covenants and agreements contained in this Section 8.09 which are performable only by such operators or are beyond the control of the Borrower and its Restricted Subsidiaries. Notwithstanding the above and except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect, the Borrower shall be obligated to enforce such operators’ contractual obligations to maintain, develop and operate the Oil and Gas Properties subject to such operating agreements, and the Borrower shall, and shall cause its Restricted Subsidiaries to, use commercially reasonable efforts to cause the operator to comply with this Section 8.09.

(c) To the extent reasonably requested by the Administrative Agent, the Borrower will, and will cause each Restricted Subsidiary to, provide environmental assessment, audit or test reports of any Oil and Gas Properties of the Borrower or any Restricted Subsidiary, provided an Event of Default then exists or the Administrative Agent has a reasonable suspicion that either an Event of Default or a breach of any representation or warranty set forth in Section 7.06 hereof then exists.

(d) In connection with any acquisition by Borrower or any Restricted Subsidiary of any Oil and Gas Property for consideration of at least $25,000,000, other than an acquisition of additional interests in Oil and Gas Properties in which Borrower or any Subsidiary previously held an interest, to the extent Borrower or such Restricted Subsidiary obtains or is provided with the same, the Borrower shall, promptly following Borrower’s or such Restricted Subsidiary’s obtaining or being provided with the same, deliver to the Administrative Agent such final and non-privileged material environmental reports of such Oil and Gas Properties as are reasonably requested by the Administrative Agent.

SECTION 8.10. Further Assurances. (a) The Borrower at its sole expense will, and will cause each Restricted Subsidiary to, promptly execute and deliver to the Administrative Agent or the Collateral Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent or the Collateral Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Borrower or any Restricted Subsidiary, as the case may be, in the Loan Documents, including the Notes, or to further evidence and more fully describe the collateral intended as security for the Secured Indebtedness, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Administrative Agent or the Collateral Agent, in connection therewith.

(b) The Borrower hereby authorizes each of the Administrative Agent and the Collateral Agent to file one or more financing or continuation statements, and amendments thereto relative to all or any part of the Mortgaged Property without the signature of the Borrower or any Subsidiary Guarantor where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law.

SECTION 8.11. Reserve Reports. (a) On or before April 1st of each year, the Borrower shall (or, in connection with the Canadian Reserve Report, shall cause QRCI to) furnish to the Administrative Agent a U.S. Reserve Report and a Canadian Reserve Report prepared by one or more Approved Petroleum Engineers (the “Prepared Reserve Reports”) and a First Lien U.S. Reserve Report as of January 1st of such year. On or before October 1st of each year, the Borrower shall (or, in connection with the Canadian Reserve Report, shall cause QRCI to) furnish to the Administrative Agent and the Lenders Agent a U.S. Reserve Report and a Canadian Reserve Report as of July 1st of such year prepared by or under the supervision of a Responsible Officer of the Borrower in accordance with the procedures used in the most recent Prepared Reserve Reports and a First Lien U.S. Reserve Report as of July 1st.

It is understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Reserve Report and First Lien U.S. Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Borrower and the Restricted Subsidiaries do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

(b) With the delivery of each Reserve Report and First Lien U.S. Reserve Report, the Borrower shall (or, in connection with the Canadian Reserve Report, shall cause QRCI to) provide to the Administrative Agent and the Lenders a certificate from a Responsible Officer of the Borrower or QRCI (which in the case of any First Lien U.S. Reserve Report may be the certificate delivered by the Borrower in respect thereof under the U.S. First Lien Credit Agreement with such certificate being deemed to be addressed to the Administrative Agent), as applicable, certifying that in all material respects: (i) the information contained in such Reserve Report or First Lien U.S. Reserve Report and any other information delivered in connection therewith are true and correct, (ii) subject to Immaterial Title Deficiencies, (x) the Borrower or a Subsidiary Guarantor owns good and defensible title to the Oil and Gas Properties located in the United States evaluated in the applicable U.S. Reserve Report or First Lien U.S. Reserve Report and such Properties are free of all Liens except for Permitted Liens and (y) QRCI or a Canadian Restricted Subsidiary owns good and defensible title to the Oil and Gas Properties located in Canada evaluated in the applicable Canadian Reserve Report and such Properties are free of all Liens except for Permitted Liens, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments (x) in excess of one half bcf of gas in the aggregate with respect to its Oil and Gas Properties located in the United States evaluated in the applicable U.S. Reserve Report or First Lien U.S. Reserve Report which would require the Borrower or any Subsidiary Guarantor to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor and (y) in excess of one half bcf of gas in the aggregate with respect to its Oil and Gas Properties located in Canada evaluated in the applicable Canadian Reserve Report which would require QRCI or any Canadian Subsidiary to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Reports or First Lien U.S. Reserve Report which pertain to the sale of production at a fixed price and have a maturity date of longer than six months from the date of such certificate and (v) a true and complete list of all Oil and Gas Swap Agreements of the Borrower and each Restricted Subsidiary is included, which list contains the material terms thereof (including the type, remaining term, counterparty, mark-to-market value as of the end of the second month immediately preceding the date of such certificate and notional amounts or volumes), any credit support agreements relating thereto, any margin required or supplied under any credit support document, and the counterparty to each such agreement. In addition, such certificate, with respect to the U.S. Reserve Report and Canadian Reserve Report, shall list the pricing assumptions used by the Borrower and/or QRCI in determining the Proved PV-10 Value of the Oil and Gas Properties set forth in the applicable Reserve Report.

SECTION 8.12. Title Information. (a) On or before the date that is 45 days following the delivery to the Administrative Agent and the Lenders of each First Lien U.S. Reserve Report required by Section 8.11(a), the Borrower will deliver title information in form and substance reasonably acceptable to the Administrative Agent (it being understood and agreed that at any time that the U.S. First Lien Credit Agreement is in effect and JPMorgan Chase Bank, N.A. is the First Lien Administrative Agent, any such information satisfactory to the First Lien Administrative Agent shall be deemed to be satisfactory to the Administrative Agent unless the Administrative Agent shall have objected thereto within five Business Days of receipt of the final version thereof accepted by the First Lien Administrative Agent) covering enough of the Oil and Gas Properties evaluated by the First Lien U.S. Reserve Report that were not included in such immediately preceding First Lien U.S. Reserve Report, so that the Administrative Agent shall have received together with title information previously made available to the Administrative Agent, satisfactory title information on at least 75% of the total value of the Proved Hydrocarbon Interests evaluated by such First Lien U.S. Reserve Report.

(b) If the Borrower has provided title information for additional Oil and Gas Properties under Section 8.12(a), the Borrower shall, within 60 days of notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Properties (or such longer period as the Administrative Agent may agree in its discretion), either (i) cure any such title defects or exceptions raised by such information (including defects or exceptions as to priority) which are not permitted by (ii) ,9.03 Section substitute acceptable Oil and Gas Properties with no title defects or exceptions except for Permitted Liens having an equivalent value or (iii) deliver title information in form and substance acceptable to the Administrative Agent (it being understood and agreed that at any time that the U.S. First Lien Credit Agreement is in effect and JPMorgan Chase Bank, N.A. is the First Lien Administrative Agent, any such information satisfactory to the First Lien Administrative Agent shall be deemed to be satisfactory to the Administrative Agent unless the Administrative Agent shall have objected thereto within five Business Days of receipt of the final version thereof accepted by the First Lien Administrative Agent) so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 75% of the value of the Proved Hydrocarbon Interests evaluated by the applicable First Lien U.S. Reserve Report. For purposes of this Section 8.12(b), the Administrative Agent must deliver any notice of title defects or exceptions with respect to any Oil and Gas Properties within 60 days following the Administrative Agent’s receipt of title information for such Oil and Gas Properties.

SECTION 8.13. Additional Collateral; Additional Subsidiary Guarantors; Release of Certain Guarantors/Collateral. (a) The Borrower shall review each most recently delivered First Lien U.S. Reserve Report and the list of current Mortgaged Properties to ascertain whether the Security Instruments create perfected Liens (subject only to Permitted Liens that, in the case of Liens other than Liens securing the First Lien Secured Indebtedness, are also prior to the Liens securing the First Lien Secured Indebtedness) on Oil and Gas

Properties representing at least 87.5% of the total value of the Proved Hydrocarbon Interests evaluated in such First Lien U.S. Reserve Report, after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged Properties do not satisfy the foregoing requirement, then the Borrower shall, and shall cause its Restricted Subsidiaries to, grant, within 30 days of the delivery of the certificate required under 8.11 Section (b) (or such longer period as the Administrative Agent may agree in its discretion), to the Collateral Agent as security for the Secured Indebtedness a second-priority Lien (provided that Permitted Liens that, in the case of Liens other than Liens securing the First Lien Secured Indebtedness, are also prior to the Liens securing the First Lien Secured Indebtedness may exist) on additional Oil and Gas Properties evaluated in such First Lien U.S. Reserve Report containing Proved Hydrocarbon Interests not already subject to a Lien of the Security Instruments such that after giving effect thereto, such requirement will be satisfied. All such Liens will be created and perfected by and in accordance with the provisions of Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. Notwithstanding anything to the contrary contained in this Agreement, if any Restricted Subsidiary places a Lien on its Oil and Gas Properties to secure the Secured Indebtedness, and such Restricted Subsidiary is not a Subsidiary Guarantor, then it shall become a Subsidiary Guarantor and comply with 8.13 Section (c).

(b) (i) If the Borrower or any Domestic Subsidiary becomes the owner of a Restricted Subsidiary, then the Borrower shall, or shall cause such Domestic Subsidiary to, promptly, but in any event no later than 30 days after the date of becoming an owner thereof (or such longer period as the Administrative Agent may agree in its discretion), (A) pledge (x) 100% of the Capital Stock of such new Restricted Subsidiary if such Subsidiary is a Domestic Subsidiary or (y) 65% of the total combined voting power of all classes of Capital Stock and 100% of all non-voting Capital Stock of such new Restricted Subsidiary, if such new Restricted Subsidiary is a Foreign Subsidiary (including, without limitation, but subject to the provisions of the Pledge Agreement and the Intercreditor Agreements, delivery of original stock certificates evidencing the Capital Stock of such new Restricted Subsidiary, together with appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof) and (B) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent or the Collateral Agent.

(c) The Borrower shall cause the following Persons to guarantee the Secured Indebtedness pursuant to the Guaranty Agreement:

(i) each Material Restricted Subsidiary;

(ii) each Domestic Subsidiary that has Guaranteed, or is required (or was as of the Effective Date required) under the terms of any applicable agreement or instrument to Guarantee, any Indebtedness under (i) either of the First Lien

Credit Agreements, (ii) any of the Existing Notes, the New Senior Notes or the Second Lien Notes, (iii) solely in the event the First Lien Credit Agreements shall no longer be in effect, any other Material Indebtedness of the Borrower or another Restricted Subsidiary or (iv) any other Indebtedness Incurred to refund, refinance, replace, exchange, renew, repay or extend any of the foregoing (including any Indebtedness referred to in this clause (ii));

(iii) any Restricted Subsidiary that places a Lien as required by the last sentence of Section 8.13(a) on its Oil and Gas Properties to secure the Secured Indebtedness; and

(iv) one or more additional Domestic Subsidiaries to the extent necessary to cause (1) the total assets of the Domestic Subsidiaries that are not Subsidiary Guarantors to be less than 15% of the combined assets of the Borrower and its Domestic Subsidiaries and (2) the combined EBITDAX of such Domestic Subsidiaries to be less than 15% of the combined EBITDAX of the Borrower and its Domestic Subsidiaries.

(d) In connection with any guaranty required by Section 8.13(c), the Borrower shall, or shall cause such Subsidiary or other Person promptly, but in any event no later than 30 days (or such longer period as the Administrative Agent may agree in its discretion) after the event requiring such guaranty, to execute and deliver (i) a supplement to the Guaranty Agreement and (ii) such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent. If at any time any Person is not otherwise required to guarantee the Secured Indebtedness hereunder (whether pursuant to the other provisions of this or 8.13 Section otherwise) or under any other Loan Document, then upon receipt by the Administrative Agent of evidence satisfactory to it that such Person has been fully and finally released from its guarantee obligations in respect of the First Lien Secured Indebtedness, the Existing Notes, the New Senior Notes, the Second Lien Notes and, if applicable, any Material Indebtedness, as the case may be, such Person shall be released from its guarantee obligations with respect to the Secured Indebtedness, and the Administrative Agent shall, at the sole cost and expense of the Borrower, execute such further documents and do all such further acts so as to reasonably evidence such release. The Liens created by the Security Instruments in any asset of the Borrower or any Restricted Subsidiary that is sold, assigned, farmed-out, conveyed or otherwise transferred in a manner permitted hereby shall automatically be released.

(e) Without limiting the foregoing requirements of this Section 8.13, the Borrower shall at all times cause all Capital Stock or other Property owned by the Borrower or any Domestic Subsidiary that is subject to any Lien created under the First Lien Security Instruments to secure the First Lien Secured Indebtedness (or that is subject to any Lien created under the security documentation for any Refinancing Indebtedness in respect of the First Lien Secured Indebtedness or any Refinancing Indebtedness thereof) to be subject to valid and perfected Liens securing the Secured Indebtedness, second in priority to the Liens securing the First Lien Secured Indebtedness (or such Refinancing Indebtedness), in each case pursuant to Security Instruments comparable to the corresponding First Lien Security Instruments and reasonably satisfactory in form and substance to the Administrative Agent and the Collateral Agent; provided, that the priority of the Liens in favor of the Collateral Agent may be subject to Permitted Liens that are also prior to the Liens securing the First Lien Secured Indebtedness or such Refinancing Indebtedness.

SECTION 8.14. ERISA and Benefit Plan Compliance. The Borrower will promptly furnish to the Administrative Agent immediately upon becoming aware of the occurrence of any ERISA Event or Canadian Pension Plan Termination Event that alone or together with any other ERISA Events or Canadian Pension Plan Termination Events that have occurred, would reasonably be expected to result in liability of Borrower, its Restricted Subsidiaries, or any ERISA Affiliates in an aggregate amount which would reasonably be expected to have a Material Adverse Effect, a written notice signed by a Responsible Officer, specifying the nature thereof, what action the Borrower, any of its Restricted Subsidiaries or any ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor, the PBGC or any equivalent agency or authority with jurisdiction over Canadian Pension Plans with respect thereto. With respect to each Pension Plan, the Borrower will, and will cause each Restricted Subsidiary and ERISA Affiliate to, (A) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty that would reasonably be expected to have a Material Adverse Effect and without giving rise to any Lien securing an amount in excess of $50,000,000, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (B) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty that would reasonably be expected to have a Material Adverse Effect, all premiums required pursuant to sections 4006 and 4007 of ERISA. With respect to each Canadian Pension Plan, QRCI will not (i) terminate, or permit any other Canadian Subsidiary to terminate, any Canadian Pension Plan in a manner, or take any other action with respect to any Canadian Pension Plan, which would reasonably be expected to have a Material Adverse Effect, (ii) fail to make, or permit any other Canadian Subsidiary to fail to make, full payment when due of all amounts which, under the provisions of any Canadian Pension Plan, agreement relating thereto or applicable law, any Canadian Subsidiary is required to pay as contributions thereto, except where the failure to make such payments could not reasonably be expected to have a Material Adverse Effect, or (iii) permit to exist, or allow any other Canadian Subsidiary to permit to exist, any Unfunded Current Liability, whether or not waived, with respect to any Canadian Pension Plan in an amount which would reasonably be expected to cause a Material Adverse Effect.

SECTION 8.15. Unrestricted Subsidiaries. The Borrower:

(a) will cause the management, business and affairs of each of the Borrower and its Restricted Subsidiaries to be conducted in such a manner (including, without limitation, by keeping separate books of account, furnishing separate financial statements of Unrestricted Subsidiaries to creditors and potential creditors thereof and by not permitting Properties of the Borrower and its respective Restricted Subsidiaries to be commingled) so that each Unrestricted Subsidiary that is a corporation will be treated as a corporate entity separate and distinct from the Borrower and the Restricted Subsidiaries;

(b) other than as contemplated by the Midstream Joint Venture, will not, and will not permit any of the Restricted Subsidiaries to, incur, assume, guarantee or be or become liable for any Indebtedness of any of the Unrestricted Subsidiaries; and

(c) other than as contemplated by the Midstream Joint Venture, will not permit any Unrestricted Subsidiary to hold any Capital Stock or Indebtedness of the Borrower or any Restricted Subsidiary.

SECTION 8.16. Section 1031 Exchange. If the Borrower elects to participate in a Section 1031 Exchange with respect to any Oil and Gas Properties, then on or before 180 days following the acquisition by the Section 1031 Counterparty of (a) such Oil and Gas Properties from the Borrower, the Borrower shall receive from the Section 1031 Counterparty (b) Oil and Gas Properties having a substantially equivalent value to the Oil and Gas Properties that the Section 1031 Counterparty acquired from the Borrower, (c) payment in full in cash of the note given by the Section 1031 Counterparty to the Borrower or (d) any combination of Oil and Gas Properties and a partial cash prepayment of such note, such that the Oil and Gas Properties received and such partial cash prepayment have an aggregate value not less than the value of the Oil and Gas Properties that the Section 1031 Counterparty acquired from the Borrower.

SECTION 8.17. Use of Proceeds. The Borrower will use the proceeds of the Loans (a) to repurchase the Existing 2015 Senior Notes and the Existing 2016 Senior Notes tendered pursuant to the Tender Offer, (b) to pay the Transaction Costs, (c) to fund the Cleanup Calls or to repurchase the Existing 2015 Senior Notes and the Existing 2016 Senior Notes in open market transactions or (d) for general corporate purposes.

SECTION 8.18. Fiscal Year. The Borrower’s fiscal year shall end on December 31.

ARTICLE IX

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all other amounts payable under the Loan Documents have been paid in full, the Borrower covenants and agrees with the Lenders that:

SECTION 9.01. Limitation on Indebtedness. (a) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); except, that the Borrower and any Restricted Subsidiary may Incur Indebtedness if on the date thereof:

(i) the Consolidated Coverage Ratio for the Borrower and its Restricted Subsidiaries is at least 2.25 to 1.0; and

(ii) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of Incurring the Indebtedness or the transactions relating to such Incurrence.

(b) Section 9.01(a) will not prohibit the Incurrence of the following Indebtedness:

(i) Indebtedness of the Borrower and its Restricted Subsidiaries Incurred pursuant to (A) a Credit Facility, (B) the Second Lien Notes or (C) any Guarantee of the Second Lien Notes by a Subsidiary Guarantor that has Guaranteed the Secured Indebtedness, in each case that is (1) unsecured or secured only by Liens on the Collateral permitted under Section 9.03 and (2) in an aggregate principal amount for such Indebtedness, taken together with all other such Indebtedness outstanding at the time such Indebtedness is Incurred, not to exceed the greater of (x) $1,200,000,000 and (y) 30% of Adjusted Consolidated Net Tangible Assets, in each case determined as of the date of the Incurrence of such Indebtedness (it being agreed that notwithstanding Sections 9.01(b)(iv) and 9.01(d) below, all Indebtedness Incurred under the First Lien Credit Agreements, the Loans made under this Agreement on the Effective Date, all Incremental Loans, Amended Loans and Refinancing Loans, the Second Lien Notes and the Guarantees thereof and, in each case, all Refinancing Indebtedness in respect thereof (other than unsecured Indebtedness) will at all times be deemed for all purposes to have been Incurred under this Section 9.01(b)(i));

(ii) Guarantees of Indebtedness Incurred in accordance with the provisions of this Agreement; provided that if the Indebtedness that is being Guaranteed is Guaranteed by a Subsidiary Guarantor and is (i) Senior Indebtedness or Guarantor Senior Indebtedness, then the related Guarantee shall rank equally in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor or (ii) a Subordinated Obligation or a Subsidiary Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor;

(iii) Indebtedness of the Borrower owing to and held by any Wholly-Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Borrower or any Wholly-Owned Subsidiary; provided that:

(A) if the Borrower is the obligor on the Indebtedness, the Indebtedness is subordinated in right of payment to all obligations with respect to the Secured Indebtedness;

(B) if a Subsidiary Guarantor is the obligor on the Indebtedness and the Borrower or a Subsidiary Guarantor is not the obligee, such Indebtedness is subordinated in right of payment to the Subsidiary Guarantees of that Subsidiary Guarantor; and

(C) any subsequent issuance or transfer of Capital Stock, sale or other transfer of any such Indebtedness or other event that results in any such Indebtedness being held by a Person other than the Borrower or a Wholly-Owned Subsidiary of the Borrower shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Borrower or such Subsidiary, as the case may be, as of the date such Indebtedness first became held by such Person;

(iv) Indebtedness represented by (A) any Indebtedness (other than the Indebtedness described in clauses (i), (ii), (iii), (vi), (viii) and (ix) of this Section 9.01(b)) outstanding on the date of this Agreement (including the Existing Notes and any New Senior Notes issued on or prior to the date of this Agreement) and (B) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iv) or clause (v) of this Section 9.01(b) or Incurred pursuant to Section 9.01(a); provided that if the Existing 2015 Senior Notes or the Existing 2016 Senior Notes are refinanced, in whole or in part, with Indebtedness in the form of debt securities not secured by Liens, notwithstanding anything to the contrary herein, such debt securities will have a Stated Maturity at least 91 days later than the Final Maturity Date;

(v) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Borrower (other than Indebtedness Incurred (A) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary was acquired by the Borrower or (B) otherwise in connection with, or in contemplation of, such acquisition); provided that, at the time such Restricted Subsidiary is acquired by the Borrower, the Borrower would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 9.01(a) after giving effect to the Incurrence of such Indebtedness;

(vi) Indebtedness under Currency Agreements, Commodity Agreements and Interest Rate Agreements; provided that, in the case of Currency Agreements or Commodity Agreements, such Currency Agreements or Commodity Agreements are related to business transactions of the Borrower or its Restricted Subsidiaries entered into in the ordinary course of business and, in the case of Currency Agreements, Commodity Agreements and Interest Rate Agreements, such Currency Agreements, Commodity Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Borrower or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Borrower);

(vii) the Incurrence by the Borrower or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations with respect to assets other than Capital Stock or other Investments, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvements of property used in the business of the Borrower or the Restricted Subsidiary, in an aggregate principal amount not to exceed $20,000,000 at any time outstanding;

(viii) Indebtedness Incurred in respect of workers’ compensation claims, self-insurance obligations, bid, reimbursement, performance, surety, appeal and similar bonds, completion guarantees provided by the Borrower or a Restricted Subsidiary in the ordinary course of business, or required by regulatory authorities in connection with the conduct by the Borrower and its Restricted Subsidiaries of their businesses, including supporting Guarantees and letters of credit (in each case other than for an obligation for money borrowed);

(ix) Indebtedness arising from agreements of the Borrower or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of the Borrower or a Restricted Subsidiary;

(x) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of the Incurrence; and

(xi) in addition to the items referred to in clauses (i) through (x) of this Section 9.01(b), Indebtedness of the Borrower and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (xi) and then outstanding, will not exceed $40,000,000 at any time outstanding.

(c) The Borrower will not after the Effective Date Incur any Indebtedness under Section 9.01(b) if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Borrower unless such Indebtedness will be subordinated to the Secured Indebtedness to at least the same extent as such Subordinated Obligations. No Subsidiary Guarantor may after the Effective Date Incur any Indebtedness under Section 9.01(b) if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligations of such Subsidiary Guarantor unless such Indebtedness will be subordinated to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee to at least the same extent as such Guarantor Subordinated Obligations. Notwithstanding the foregoing, the subordination requirements of this

Section 9.01(c) shall not apply to any Indebtedness Incurred by the Borrower or any Subsidiary Guarantor under Section 9.01(b) if the net proceeds thereof are used, directly or indirectly, to refinance the Existing Subordinate Notes; provided that such Indebtedness will have a Stated Maturity at least 91 days later than the Final Maturity Date.

(d) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 9.01:

(i) Indebtedness permitted by this Section 9.01 need not be permitted solely by one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 9.01 permitting such Indebtedness;

(ii) in the event that Indebtedness meets the criteria of more than one of the provisions permitting the Incurrence of Indebtedness described in paragraphs (a) and (b) above, the Borrower, in its sole discretion, may classify (or subsequently reclassify) such item of Indebtedness as being permitted by one or more such provisions;

(iii) all Indebtedness outstanding on the date of this Agreement under the First Lien Credit Agreements shall be deemed initially Incurred on the date of this Agreement under Section 9.01(b)(i) and not Section 9.01(a) or Section 9.01(b)(iv);

(iv) Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(v) if obligations in respect of letters of credit are Incurred pursuant to a Credit Facility and are being treated as Incurred pursuant to Section 9.01(b)(i) or (ii) and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(vi) no item of Indebtedness will be given effect more than once in any calculation contemplated by this Section 9.01 and no individual item or related items of Indebtedness will be given effect at an aggregate amount in excess of the aggregate amount required to satisfy and discharge the principal amount of such item or related items of Indebtedness;

(vii) the principal amount of any Disqualified Stock of the Borrower or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof; and

(viii) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

(e) Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 9.01. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

(f) In addition, the Borrower will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Indebtedness. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 9.01, the Borrower shall be in Default of this Section 9.01).

(g) For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date the Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and the refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of the refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 9.01, the maximum amount of Indebtedness that the Borrower may Incur pursuant to this Section 9.01 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which the Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

SECTION 9.02. Limitation on Restricted Payments. The Borrower will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(a) pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in respect of its Capital Stock in connection with any merger or consolidation involving the Borrower or any of its Restricted Subsidiaries) except:

(i) dividends or distributions payable in Capital Stock of the Borrower (other than Disqualified Stock) or in options, warrants or other rights to purchase Capital Stock of the Borrower; and

(ii) dividends or distributions payable to the Borrower or a Restricted Subsidiary (and if the Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of Capital Stock on a pro rata basis);

(b) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Borrower or any direct or indirect parent of the Borrower held by Persons other than the Borrower or a Restricted Subsidiary (other than in exchange for Capital Stock of the Borrower or any direct or indirect parent of the Borrower (other than Disqualified Stock));

(c) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations, Guarantor Subordinated Obligations, Existing 2019 Senior Notes, New Senior Notes or any Refinancing Indebtedness thereof or other unsecured notes or Indebtedness for borrowed money Incurred after the Effective Date (other than the purchase, repurchase, redemption, defeasance or other acquisition or retirement of (i) such Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement, and (ii) Existing Subordinate Notes using the proceeds of New Senior Notes issued after the Effective Date); or

(d) make any Restricted Investment in any Person;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (a) through (d) of this paragraph being referred to herein as a “Restricted Payment”), if at the time the Borrower or such Restricted Subsidiary makes such Restricted Payment:

(i) a Default shall have occurred and be continuing (or would result therefrom); or

(ii) the Borrower is not able to Incur an additional $1.00 of Indebtedness pursuant to Section 9.01(a) after giving effect, on a pro forma basis, to the Restricted Payment; or

(iii) the aggregate amount of the Restricted Payment and all other Restricted Payments made subsequent to the Effective Date would exceed the sum of:

(A) 50% of Consolidated Net Income for the period (treated as one accounting period) from July 1, 2013, to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are in existence (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

(B) 100% of the aggregate Net Cash Proceeds received by the Borrower from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Effective Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Borrower or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Borrower or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination);

(C) the amount by which Indebtedness of the Borrower or its Restricted Subsidiaries is reduced on the Borrower’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Borrower) subsequent to the Effective Date of any Indebtedness of the Borrower or its Restricted Subsidiaries convertible into or exchangeable for Capital Stock (other than Disqualified Stock) of the Borrower (less the amount of any cash, or the fair market value of any other property, distributed by the Borrower upon such conversion or exchange); and

(D) the amount equal to payments received by the Borrower or any Restricted Subsidiary in respect of, or the net reduction in, Restricted Investments made by the Borrower or any of its Restricted Subsidiaries in any Person resulting from:

(1) repurchases or redemptions of such Restricted Investments by the Persons in which such Restricted Investments are made, proceeds realized upon the sale of such Restricted Investments to unaffiliated purchasers or payments in respect of such Restricted Investments, whether through interest payments, principal payments, dividends, distributions or otherwise, by such Persons to the Borrower or any Restricted Subsidiary; or

(2) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Borrower or any Restricted Subsidiary in such Unrestricted Subsidiary;

which amount in each case under clause (D) was included in the calculation of the amount of Restricted Payments; provided that no amount will be included under clause (D) to the extent it is already included in Consolidated Net Income.

The foregoing provisions will not prohibit:

(a) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock or Subordinated Obligations or Guarantor Subordinated Obligations or Existing 2019 Senior Notes, New Senior Notes or any Refinancing Indebtedness thereof or other unsecured notes or Indebtedness for borrowed money Incurred after the Effective Date made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Borrower (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Borrower or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided that (i) such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments and (ii) the Net Cash Proceeds from such sale of Capital Stock will be excluded from clause (iii)(B) above;

(b) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations or Existing 2019 Senior Notes, New Senior Notes or any Refinancing Indebtedness thereof or other unsecured notes or Indebtedness for borrowed money Incurred after the Effective Date made by exchange for, or out of the proceeds of (1) in the case of Existing Subordinate Notes, the sale of New Senior Notes, (2) in the case of Subordinated Obligations or Guarantor Subordinated Obligations, the substantially concurrent sale of, Subordinated Obligations or any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Guarantor Subordinated Obligations made by exchange for or out of the proceeds of the substantially concurrent sale of Guarantor Subordinated Obligations or (3) in the case of the Existing 2019 Senior Notes, New Senior Notes or any Refinancing Indebtedness thereof or other unsecured notes or Indebtedness for borrowed money Incurred after the Effective Date, the substantially concurrent sale of, unsecured Indebtedness that, in each case, is permitted to be Incurred under Section 9.01 and that in each case constitutes Refinancing Indebtedness; provided that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;

(c) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Borrower or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Borrower or such Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred under Section 9.01 and that in each case constitutes Refinancing Indebtedness; provided that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;

(d) dividends paid within 60 days after the date of declaration if at such date of declaration such dividends would have complied with this Section 9.02; provided that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

(e) so long as no Default or Event of Default has occurred and is continuing,

(i) the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Borrower or any Restricted Subsidiary or any direct or indirect parent of the Borrower held by any existing or former employees or directors of the Borrower or any Subsidiary of the Borrower or their assigns, estates or heirs, in each case in accordance with the terms of employee stock option or stock purchase agreements or other agreements to compensate employees or directors; provided that such purchases, redemptions, acquisitions, cancellations or retirements pursuant to this clause will not exceed $2,000,000 in the aggregate during any calendar year; provided further, however, that the amount of any such purchases, redemptions, acquisitions, cancellations or retirements will be included in subsequent calculations of the amount of Restricted Payments; and

(ii) loans or advances to employees or directors of the Borrower or any Subsidiary of the Borrower the proceeds of which are used to purchase Capital Stock of the Borrower, in an aggregate amount not in excess of $2,000,000 at any one time outstanding; provided that the amount of such loans and advances will be included in subsequent calculations of the amount of Restricted Payments;

(f) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Borrower issued in accordance with the terms of this Agreement to the extent such dividends are included in the definition of “Consolidated Interest Expense;” provided that the payment of such dividends will be excluded in subsequent calculations of the amount of Restricted Payments;

(g) repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof; provided that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments;

(h) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation or any Existing 2019 Senior Notes, New Senior Notes or any Refinancing Indebtedness thereof or other unsecured notes or Indebtedness for borrowed money Incurred after the Effective Date at a purchase price not greater than (i) 101% of the principal amount of such Indebtedness in the event of a

Change of Control in accordance with provisions similar to Section 9.12 or (ii) 100% of the principal amount thereof in accordance with provisions similar to Section 9.06; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Borrower has made the Change of Control Offer or Asset Disposition Offer, as applicable, as required with respect to the Loans and has completed the prepayment of all Loans held by Lenders electing to be prepaid in connection with such Change of Control Offer or Asset Disposition Offer; provided that such repurchases, redemptions, defeasances or other acquisitions or retirements will be excluded from subsequent calculations of the amount of Restricted Payments;

(i) any redemption of share purchase rights at a redemption price not to exceed $0.01 per right; provided that such redemption will be included in subsequent calculations of the amount of Restricted Payments;

(j) the payment of cash in lieu of fractional shares of Capital Stock in connection with any transaction otherwise permitted under this Agreement; provided that such payment will be included in subsequent calculations of the amount of Restricted Payments;

(k) payments to dissenting stockholders not to exceed $5,000,000 (x) pursuant to applicable law or (y) in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets in connection with a transaction that is not prohibited by this Agreement; provided that such payments will be included in subsequent calculations of the amount of Restricted Payments;

(l) Restricted Payments in an amount not to exceed $25,000,000; provided that the amount of the Restricted Payments will be included in subsequent calculations of the amount of Restricted Payments; and

(m) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of the Existing Subordinate Notes made in exchange for, or out of the net proceeds of New Senior Notes issued after the Effective Date; provided that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Borrower or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors of the Borrower acting in good faith, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated in good faith by the Board of Directors of the Borrower to exceed $25,000,000.

SECTION 9.03. Limitation on Liens. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Restricted Subsidiaries), whether owned on the date of this Agreement or acquired thereafter, which Lien secures any Indebtedness. Notwithstanding any other provision hereof, the Borrower will not Incur or permit its Restricted Subsidiaries to Incur any Indebtedness under the First Lien Credit Agreements or other Indebtedness secured by Prior Liens if, after giving effect to such Incurrence, the aggregate outstanding amount or, in the case of letters of credit, the amount available to be drawn thereunder, of all Indebtedness under the First Lien Credit Agreements constituting principal and undrawn letters of credit and all other Indebtedness constituting principal and undrawn letters of credit secured by Prior Liens (in each case, excluding any Hedging Obligations and obligations in respect of treasury management services that do not constitute Indebtedness) would exceed the greater of (a) $450,000,000 and (b) an amount equal to 27.5% of the Proved PV-10 Value at the time of such Incurrence.

SECTION 9.04. Limitation on Sale/Leaseback Transactions. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

(a) the Borrower or such Restricted Subsidiary would be entitled to (i) Incur Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction pursuant to Section 9.01 and (ii) create a Lien on such property securing such Attributable Indebtedness pursuant to Section 9.03;

(b) the net proceeds received by the Borrower or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value (as determined by the Board of Directors) of such property; and

(c) to the extent the Sale/Leaseback Transaction involves an Asset Disposition, the Borrower applies the proceeds of such transaction in compliance with Section 9.06.

SECTION 9.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Borrower will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Borrower or any Restricted Subsidiary (the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock and any subordination of any such Indebtedness or other obligations being deemed not to constitute such encumbrances or restrictions);

(b) make any loans or advances to the Borrower or any Restricted Subsidiary (the subordination of loans or advances made to the Borrower or any Restricted Subsidiary to other Indebtedness Incurred by the Borrower or any Restricted Subsidiary being deemed not to constitute such an encumbrance or restriction); or

(c) transfer any of its property or assets to the Borrower or any Restricted Subsidiary.

The preceding provisions will not prohibit:

(i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of this Agreement, including, without limitation, the First Lien Credit Agreements, the indenture governing the Second Lien Notes and the supplemental indentures governing the Existing Notes and the New Senior Notes in effect on such date;

(ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Capital Stock or Indebtedness Incurred by a Restricted Subsidiary on or before the date on which the Restricted Subsidiary was acquired by the Borrower (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Borrower or in contemplation of the transaction or transactions) and outstanding on such date; provided that any such encumbrance or restriction shall not extend to any assets or property of the Borrower or any other Restricted Subsidiary other than the assets and property so acquired;

(iii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this paragraph or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this paragraph or this clause (iii), including successive refundings, replacements or refinancings; provided that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement are no less favorable in any material respect to the Lenders than the encumbrances and restrictions contained in such agreements referred to in clauses (i) or (ii) of this paragraph on the date of this Agreement or the date such Restricted Subsidiary became a Restricted Subsidiary, whichever is applicable;

(iv) in the case of clause (c) of the first paragraph of this Section 9.05, any encumbrance or restriction:

(A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

(B) contained in mortgages, pledges or other security agreements permitted under this Agreement securing Indebtedness of the Borrower or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or

(C) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Borrower or any Restricted Subsidiary;

(v) (A) purchase money obligations for property acquired in the ordinary course of business and (B) Capital Lease Obligations permitted under this Agreement, in each case, that impose encumbrances or restrictions of the nature described in clause (c) of the first paragraph of this Section 9.05 on the property so acquired;

(vi) any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(vii) customary encumbrances or restrictions imposed pursuant to any agreement referred to in the definition of “Permitted Business Investment;”

(viii) net worth provisions in leases and other agreements entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business; and

(ix) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order.

SECTION 9.06. Limitation on Sales of Assets and Subsidiary Stock. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

(a) the Borrower or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Disposition at least equal to the fair market value of the assets subject to the Asset Disposition (determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by senior management of the Borrower or, if the consideration with respect to such Asset Disposition exceeds $10,000,000, the Board of Directors of the Borrower (including as to the value of all non-cash consideration); and

(b) at least 75% of the consideration from the Asset Disposition received by the Borrower or the Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents.

The Borrower or such Restricted Subsidiary, as the case may be, may elect to apply all or any portion of the Net Available Cash from such Asset Disposition either:

(i) to prepay, repay, purchase, repurchase, redeem, defease or otherwise acquire or retire Loans under this Agreement, Second Lien Notes, loans under the First Lien Credit Agreements, Existing 2015 Senior Notes, Existing 2016 Senior Notes or Existing Subordinate Notes within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided that, in connection with any prepayment, repayment, purchase, repurchase, redemption, defeasance, or acquisition of Indebtedness pursuant to this clause (c), the Borrower or such Restricted Subsidiary will retire such Indebtedness and, in the case of revolving Indebtedness, will cause the related commitment (if any) to be permanently reduced by an amount equal to the principal amount so retired; or

(ii) to invest in Additional Assets within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

provided that, pending the final application of any such Net Available Cash in accordance with clauses (c) or (d) above, the Borrower and its Restricted Subsidiaries may temporarily reduce Senior Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by this Agreement.

Any Net Available Cash from Asset Dispositions that is not applied or invested as provided in the preceding paragraph will be deemed to constitute “Excess Proceeds.” On the 366th day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds $20,000,000, the Borrower must make an offer (an “Asset Disposition Offer”) to all Lenders and, to the extent required by the terms of the applicable governing documents of any Indebtedness secured by a Prior Lien or by any other Pari Passu Debt (collectively, the “Subject Debt”), to all holders of such Subject Debt, to prepay or purchase the maximum principal amount of Loans and such Subject Debt to which the Asset Disposition Offer applies that may be prepaid or purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Loans and such Subject Debt plus accrued and unpaid interest to the date of purchase, in accordance with the procedures established by the Administrative Agent for the Loans or set forth in the Indenture or the agreements governing such Subject Debt, as applicable; provided, that any such Asset Disposition Offer may be deferred if (but only for so long as) the Borrower reasonably anticipates that no prepayment of Loans and Subject Debt pursuant thereto would be permitted on the Asset Disposition Purchase Date (as defined below) under the US First Lien Credit Agreement (and the Borrower agrees that during the period of any such deferral, the aggregate amount of cash and Cash Equivalents held by the Borrower and its Subsidiaries shall not exceed $25,000,000). To the extent that the aggregate amount of Loans and Subject Debt so validly offered for prepayment or tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Borrower may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in this Agreement. If the aggregate principal amount of Loans offered for prepayment or surrendered by Lenders and other Subject Debt surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Administrative Agent shall select the Loans and Subject Debt to be prepaid or purchased pro rata on the basis of the aggregate principal amount of tendered Loans and Subject Debt. Upon completion of the Asset Disposition Offer, the amount of Excess Proceeds will be reset at zero. For the avoidance of doubt, in the event any Subject Debt requires a prepayment of Indebtedness rather than an offer to prepay or repurchase Indebtedness, the foregoing references to offers shall be deemed to refer to prepayments made in accordance with the terms of such Subject Debt; if the provisions of any other Subject Debt provide for a longer period for an offer to remain open or for payment to be made than is provided hereunder (the “Later Debt”), then (1) the portion of the Excess Proceeds that would be paid to holders of the Later Debt if all such holders accepted the offer shall be set aside (the “Later Debt Proceeds”), (2) the Asset Disposition Offer shall be conducted with respect to the remainder of such Excess Proceeds as provided herein and (3) following the conclusion of the offer and prepayment process for the Later Debt, any Later Debt Proceeds not applied to prepay or purchase Later Debt shall be applied to prepay or purchase the Loans or other Subject Debt of the holders thereof that accepted the Asset Disposition Offer or an applicable offer for Later Debt in the amounts that would have been paid to them had all the offers and prepayments been completed at the same time with the same acceptances and rejections being made by all applicable holders of Subject Debt.

The Asset Disposition Offer must remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than five Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Borrower will prepay the principal amount of Loans and purchase or prepay the principal amount of Subject Debt required to be purchased or prepaid pursuant to the Asset Disposition Offer (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Loans and Subject Debt validly tendered in response to the Asset Disposition Offer; provided, that such purchase may be deferred if and for so long as the prepayment of Loans and Subject Debt would be prohibited under the US First Lien Credit Agreement (and the Borrower agrees that during the period of any such deferral, the aggregate amount of cash and Cash Equivalents held by the Borrower and its Subsidiaries shall not exceed $25,000,000).

Each prepayment of Borrowings pursuant to this Section 9.06 shall be applied ratably to the Loans included in the prepaid Borrowings. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02.

On or before the Asset Disposition Purchase Date, the Borrower must, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Loans and Subject Debt or portions of Loans and Subject Debt so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Loans and Subject Debt so validly tendered and not properly withdrawn. The Borrower shall make each prepayment under this Section 9.06 in accordance with Section 4.01 and shall in addition take any and all other actions required by the agreements governing any Subject Debt that is being prepaid. The Borrower will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

For the purposes of this Section 9.06, the following will be deemed to be cash:

(i) the assumption by the transferee of Indebtedness (other than Subordinated Obligations or Disqualified Stock) of the Borrower or Indebtedness of a Wholly-Owned Subsidiary (other than Guarantor Subordinated Obligations or Disqualified Stock of any Wholly-Owned Subsidiary that is a Subsidiary Guarantor) and the release of the Borrower or the Restricted Subsidiary from all liability on such Indebtedness in connection with the Asset Disposition; and

(ii) securities, notes or other obligations received by the Borrower or any Restricted Subsidiary from the transferee that are converted by the Borrower or such Restricted Subsidiary into cash within 60 days after consummation of the Asset Disposition.

The Borrower will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swaps, unless:

(i) at the time of entering into the Asset Swap and immediately after giving effect to the Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(ii) in the event the Asset Swap involves the transfer by the Borrower or any Restricted Subsidiary of assets having an aggregate fair market value, as determined by the Board of Directors of the Borrower in good faith, in excess of $10,000,000, the terms of the Asset Swap have been approved by a majority of the members of the Board of Directors of the Borrower; and

(iii) in the event the Asset Swap involves the transfer by the Borrower or any Restricted Subsidiary of assets having an aggregate fair market value, as determined by the Board of Directors of the Borrower in good faith, in excess of $25,000,000, the Borrower has received a written opinion from an independent investment banking firm of nationally recognized standing that the Asset Swap is fair to the Borrower or the Restricted Subsidiary, as the case may be, from a financial point of view.

SECTION 9.07. Limitation on Affiliate Transactions. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrower (an “Affiliate Transaction”) unless:

(a) the terms of the Affiliate Transaction are not materially less favorable to the Borrower or the Restricted Subsidiary, as the case may be, than those that might reasonably have been obtained in a comparable transaction at the time of such transaction on an arm’s-length basis from a Person that is not an Affiliate of the Borrower;

(b) in the event the Affiliate Transaction involves an aggregate consideration in excess of $10,000,000, the terms of the transaction have been approved by a majority of the members of the Board of Directors of the Borrower having no personal stake in the transaction, if any (and such majority determines that the Affiliate Transaction satisfies the criteria in clause (a) above); and

(c) in the event the Affiliate Transaction involves an aggregate consideration in excess of $25,000,000, the Borrower has received a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing to the effect that the terms of the Affiliate Transaction are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at the time of such transaction on an arm’s-length basis from a Person that is not an Affiliate of the Borrower.

The preceding paragraph will not apply to:

(a) any Restricted Payment (other than a Restricted Investment) permitted to be made pursuant to Section 9.02;

(b) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Borrower, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee plans and/or insurance and indemnification arrangements provided to or for the benefit of employees and directors approved by the Board of Directors of the Borrower;

(c) loans or advances to employees, officers or directors in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries, but in any event not to exceed $2,500,000 in the aggregate outstanding at any one time with respect to all loans or advances made since the date of this Agreement;

(d) any transaction between the Borrower and a Restricted Subsidiary or between Restricted Subsidiaries and Guarantees issued by the Borrower or a Restricted Subsidiary for the benefit of the Borrower or a Restricted Subsidiary, as the case may be, in accordance with Section 9.01;

(e) the performance of obligations of the Borrower or any of its Restricted Subsidiaries under the terms of any agreement to which the Borrower or any of its Restricted Subsidiaries is a party as of or on the date of this Agreement, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided that any future amendment, modification, supplement, extension or renewal entered into after the date of this Agreement will be so excluded only if its terms are not more disadvantageous to the Lenders than the terms of the agreements in effect on the date of this Agreement; or

(f) any transaction with any Affiliate as contemplated by the Midstream Joint Venture (including the ongoing transactions contemplated thereunder).

SECTION 9.08. Limitation on Sale of Capital Stock of Restricted Subsidiaries. The Borrower will not, and will not permit any Restricted Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary or issue any of the Capital Stock of a Restricted Subsidiary (other than, if necessary, shares of its Voting Stock constituting directors’ qualifying shares) to any Person except:

(a) to the Borrower or a Wholly-Owned Subsidiary; or

(b) in compliance with Section 9.06 and if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would continue to be a Restricted Subsidiary.

Notwithstanding the preceding paragraph, the Borrower or any Restricted Subsidiary may sell all of the Capital Stock of a Restricted Subsidiary as long as the Borrower complies with the terms of Section 9.06.

SECTION 9.09. Merger and Consolidation. The Borrower will not consolidate with or merge with or into any other Person, or transfer all or substantially all its properties and assets to another Person, unless:

(a) the Borrower is the continuing or surviving Person in the consolidation or merger; or

(b) the Person (if other than the Borrower) formed by the consolidation or into which the Borrower is merged or to which all or substantially all of the Borrower’s properties and assets are transferred is a corporation, partnership, limited liability company, business trust, trust or other legal entity organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, and expressly assumes, by a supplement to this Agreement, all of the Borrower’s obligations under the Notes and this Agreement; and

(c) immediately after the transaction and the Incurrence or anticipated Incurrence of any Indebtedness to be Incurred in connection therewith, no Event of Default exists; and

(d) immediately after giving effect to such transaction, the continuing or surviving Person would be able to Incur at least an additional $1.00 of Indebtedness pursuant to Section 9.01(a); and

(e) each Subsidiary Guarantor shall have by supplement to the Guaranty Agreement confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations (if other than the Borrower) in respect of this Agreement and the Notes and shall continue to be in effect; and

(f) a certificate of a Responsible Officer is delivered to the Administrative Agent to the effect that the conditions set forth above have been satisfied and an opinion of counsel reasonably acceptable to the Administrative Agent has been delivered to the Administrative Agent to the effect that the conditions set forth above have been satisfied.

For purposes of the first paragraph of this Section 9.09, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Borrower, which properties and assets, if held by the Borrower instead of its Subsidiaries, would constitute all or substantially all of the properties and assets of the Borrower on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Borrower.

Notwithstanding clauses (c) and (d) above and clause (a)(ii) below, (x) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Borrower or another Restricted Subsidiary and (y) the Borrower may merge with an Affiliate incorporated solely for the purpose of reincorporating the Borrower in another jurisdiction; provided that, in the case of a Restricted Subsidiary that merges into the Borrower, the Borrower will not be required to comply with clause (e) above.

The Borrower will not permit any Subsidiary Guarantor to consolidate with or merge with or into any Person (other than another Subsidiary Guarantor) and will not permit the conveyance, transfer or lease of substantially all of the assets of any Subsidiary Guarantor (other than to another Subsidiary Guarantor) unless:

(a) (i) the Person formed by the consolidation or into which the Subsidiary Guarantor merged or to which all or substantially all of the Subsidiary Guarantor’s properties and assets are transferred is a corporation, partnership, limited liability company, business trust, trust or other legal entity organized and validly existing under the laws of the United States, any state thereof, or the District of Columbia and such Person (if not such Subsidiary Guarantor) will expressly assume, by supplement to the Guaranty Agreement, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee; (ii) immediately after the transaction and the Incurrence or anticipated Incurrence of any Indebtedness to be Incurred in connection therewith, no Event of Default exists; and (iii) the Borrower will deliver to the Administrative Agent a certificate of a Responsible Officer and an opinion of counsel reasonably acceptable to the Administrative Agent, each to the effect that the conditions set forth above have been satisfied; or

(b) the transaction is made in compliance with Section 9.06.

SECTION 9.10. Limitation on Lines of Business. The Borrower will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Oil and Gas Business.

SECTION 9.11. Payments for Consent. Neither the Borrower nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any

Lender for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Agreement or the Notes unless such consideration is offered to be paid or is paid to all Lenders that consent, waive or agree to amend in the time frame set forth in the documents relating to such consent, waiver or amendment.

SECTION 9.12. Offer to Repurchase Upon Change of Control.

(a) If a Change of Control occurs, the Borrower will be required to offer to prepay, at the election of each Lender, all or any part of the Loans held by such Lender plus accrued and unpaid interest, if any, to the date of prepayment, together with a premium equal to 1% of the principal amount of the Loans such Lender elects to have prepaid.

(b) Within 30 days following any Change of Control, unless the Borrower has previously prepaid all the Loans, the Borrower will, pursuant to procedures established by the Administrative Agent, make an offer to each Lender (the “Change of Control Offer”) to prepay Loans on a date specified by the Borrower (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”).

(c) On the Change of Control Payment Date, the Borrower will prepay the Loans offered for prepayment by the Lenders. Each prepayment of Borrowings pursuant to this Section 9.12 shall be applied ratably to the Loans included in the prepaid Borrowings. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02.

(d) A Change of Control Offer may be made in advance of a Change of Control, conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control Offer.

SECTION 9.13. Negative Pledge Agreements. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Oil and Gas Properties or its equity interests in Restricted Subsidiaries in favor of the Administrative Agent, the Collateral Agent and the Secured Parties, or which requires the consent of or notice to other Persons in connection therewith; provided, however, that the preceding restrictions will not apply to encumbrances or restrictions arising under or by reason of (a) this Agreement, the Security Instruments, the First Lien Credit Agreements or the First Lien Security Instruments, (b) Indebtedness permitted by Section 9.01 secured by Liens permitted by Section 9.03 (but only to the extent related to the Property on which such Liens were created), or any contract, agreement or understanding creating Liens permitted by Section 9.03 (but only to the extent related to the Property on which such Liens were created), (c) any leases or licenses or similar contracts as they affect any Oil and Gas Property or Lien subject to a lease or license or (d) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the equity or Oil and Gas Property of such Restricted Subsidiary (or the Oil and Gas Property that is subject to such restriction) pending the closing of such sale or disposition.

ARTICLE X

Events of Default; Remedies

SECTION 10.01. Events of Default. Any of the following events shall constitute an “Event of Default”:

(a) failure to pay principal of or premium, if any, on any Loan when due;

(b) failure to pay any interest on any Loan when due, which failure continues for 30 calendar days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Restricted Subsidiary in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to the provisions hereof or any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made (or, to the extent that any such representation and warranty is qualified by materiality, any such representation and warranty (as so qualified) shall proved to have been incorrect in any respect when made or deemed made);

(d) failure by the Borrower or any Restricted Subsidiary to comply with its obligations under Section 8.02, Section 8.03 (as to the existence of the Borrower or such Restricted Subsidiary only), Section 8.13 or 9.09, or to make an Change of Control Offer, Asset Disposition Offer or prepayment pursuant thereto when required to do so by the terms hereof;

(e) failure by the Borrower to comply with any of its obligations under Article IX (other than a failure to comply with Section 9.09 which is covered by clause (d) above, or with any requirement of Section 9.06 or 9.12 that is covered by clause (d) above), which failure or breach continues for 30 calendar days after there has been given, by registered or certified mail, to the Borrower by the Administrative Agent or to the Borrower and the Administrative Agent by Lenders holding at least 25% in principal amount of the outstanding Loans a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under this Agreement;

(f) failure to perform, or breach of, any other covenant of the Borrower in this Agreement or any other Loan Document, which failure or breach continues for 60 calendar days after there has been given, by registered or certified mail, to the Borrower by the Administrative Agent or to the Borrower and the Administrative Agent by Lenders

holding at least 25% in principal amount of the outstanding Loans a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under this Agreement;

(g) any nonpayment at maturity or other default (beyond any applicable grace period) under any agreement or instrument relating to any other Indebtedness of the Borrower or a Significant Subsidiary, the unpaid principal amount of which is not less than $15,000,000, which default results in the acceleration of the maturity of the Indebtedness prior to its Stated Maturity or occurs at the final maturity thereof;

(h) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Borrower or a Significant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or (ii) a decree or order adjudging the Borrower or a Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Borrower or a Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Borrower (or a Significant Subsidiary) or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive calendar days;

(i) the commencement by the Borrower or a Significant Subsidiary of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Borrower or a Significant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief with respect to the Borrower or a Significant Subsidiary under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Borrower (or a Significant Subsidiary) or of any substantial part of its property pursuant to any such law, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Borrower or a Significant Subsidiary in furtherance of any such action;

(j) failure by the Borrower or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Borrower and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $15,000,000 (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 calendar days; or

(k) any of the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or a Subsidiary Guarantor party thereto or shall be repudiated by any of them in writing, or any of the Security Instruments with respect to any Collateral, individually or in the aggregate, having a fair market value in excess of $25,000,000 shall cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower or any Restricted Subsidiary or any of their Affiliates shall so state in writing.

SECTION 10.02. Remedies. (a) In the case of an Event of Default other than one described in Section 10.01(h) or Section 10.01(i), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Majority Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees, premium and other obligations of the Borrower and the Subsidiary Guarantors accrued hereunder and under the Notes and the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Subsidiary Guarantor; and in case of an Event of Default described in Section 10.01(h) or Section 10.01(i), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower and the Subsidiary Guarantors accrued hereunder and under the Notes and the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each Subsidiary Guarantor.

(b) In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

(c) All proceeds realized from the liquidation or other disposition of collateral or otherwise received after maturity of any Loans and Notes, whether by acceleration or otherwise, shall be applied:

(i) first, pro rata to payment or reimbursement of that portion of the Secured Indebtedness constituting fees, expenses and indemnities payable to the Administrative Agent, Arrangers and other Agents, each in their capacity as such;

(ii) second, pro rata to payment or reimbursement of that portion of the Secured Indebtedness constituting fees, premium, expenses and indemnities payable to the Lenders;

(iii) third, pro rata to payment of accrued interest on the Loans;

(iv) fourth, to payment of principal outstanding on the Loans;

(v) fifth, pro rata to any other Secured Indebtedness; and

(vi) sixth, any excess, after all of the Secured Indebtedness shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

ARTICLE XI

The Agents

SECTION 11.01. Appointment; Powers. Each of the Lenders hereby irrevocably appoints each of the Administrative Agent and the Collateral Agent as its agent and authorizes each of them to take such actions on its behalf and to exercise such powers as are delegated to it by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

SECTION 11.02. Duties and Obligations of Agents. The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to an Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, each Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by any bank serving as an Agent or any of its Affiliates in any capacity. No Agent shall be deemed to have any knowledge of any Default unless and until written notice thereof is received by such Agent from the Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this

Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or those conditions precedent expressly required to be to such Agent’s satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower and its Subsidiaries or any other obligor or guarantor, or (vii) any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein. For purposes of determining compliance with the conditions specified in Article 6, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed closing date specifying its objection thereto.

SECTION 11.03. Action by an Agent. No Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Majority Lenders or the Lenders, as applicable (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases an Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Majority Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), or, in the case of the Collateral Agent, instructions from the Administrative Agent, specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by an Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, then an Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders (or, in the case of the Collateral Agent, as directed by the Administrative Agent) in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until an Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall an Agent be required to take any action which exposes such Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. If a Default has occurred and is continuing, neither the Syndication Agent nor the Co-Documentation Agents shall have any obligation to perform any act in respect thereof. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise no Agent shall be liable for any action taken or not taken by it in its capacity as an Agent hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith including its own ordinary negligence, except for its own gross negligence or willful misconduct.

SECTION 11.04. Reliance by the Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Borrower and the Lenders hereby waives the right to dispute such Agent’s record of such statement, except in the case of gross negligence or willful misconduct by such Agent. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.

SECTION 11.05. Subagents. Each of the Administrative Agent and the Collateral Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each of the Administrative Agent and the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Article 11 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent, the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

SECTION 11.06. Resignation of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 11.06, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in the United States, or an Affiliate of any such bank. If no successor Agent has been appointed pursuant to the immediately preceding sentence by the 30th day after the date such notice of resignation was given by such Agent, such Agent’s resignation shall become effective and the Majority Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Loan Document until such time, if any, as the Majority Lenders appoint a successor Agent. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Agent’s resignation hereunder, the provisions of this ARTICLE 11 and Section 12.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

SECTION 11.07. Agents as Lenders. Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

SECTION 11.08. No Reliance. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Agents shall not be required to keep themselves informed as to the performance or observance by the Borrower or any of its Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Borrower or its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent or Arranger,

Bookrunner or Co-Manager shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of such Agent or any of its Affiliates. In this regard, each Lender acknowledges that Cravath, Swaine & Moore LLP is acting in this transaction as special counsel to the Administrative Agent only. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

SECTION 11.09. Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any of its Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise, directly or through the Collateral Agent:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Secured Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and the Agents under Section 12.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent or the Collateral Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and the Collateral Agent and their agents and counsel, and any other amounts due the Agents under Section 12.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent or the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Secured Indebtedness or the rights of any Lender or to authorize the Administrative Agent or the Collateral Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 11.10. Authority Of Administrative Agent and Collateral Agent To Release Collateral And Liens. Each Lender hereby, or by agreeing to be bound to the Intercreditor Agreements, authorizes each of the Administrative Agent and the Collateral Agent to release or subordinate any Oil and Gas Property (other than, in the case of any such subordination (other than any subordination thereof set forth in the First Lien Intercreditor Agreement), any Oil and Gas Property of the type described in clauses (a), (b), (c), (e) and (f) of the definition thereof) or other Collateral that is permitted to be sold, Reclassified or released or be subject to a Lien pursuant to the terms of the Loan Documents. Each Lender hereby, or by agreeing to be bound to the Intercreditor Agreements, authorizes each of the Administrative Agent and the Collateral Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower in connection with any sale, Reclassification or other disposition of Oil or Gas Property or such other Collateral to the extent such sale, Reclassification or other disposition is permitted by the terms of Section 9.06 or is otherwise authorized by the terms of the Loan Documents.

SECTION 11.11. The Arrangers, Bookrunners, Co-Managers, Syndication Agent and Co-Documentation Agents. The Arrangers, Bookrunners, Co-managers, Syndication Agent and Co-Documentation Agents shall have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their duties, responsibilities and liabilities in their capacity as Lenders hereunder.

ARTICLE XII

Miscellaneous

SECTION 12.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to the Borrower, to it at 801 Cherry St, Suite 3700, Unit 19, Fort Worth, Texas 76102, Attention: Vice President - Treasurer (Telecopy No. (817) 665-5016), with a copy to General Counsel (Telecopy No. (817) 668-5012);

(ii) if to the Administrative Agent, to Credit Suisse AG, Agency Manager, Eleven Madison Avenue, 23rd Floor, New York, NY 10010, (Telecopy No. (212) 322-2291), email: agency.loanops@credit-suisse.com;

(iii) if to the Collateral Agent, to The Bank of New York Mellon Trust Company N.A., 601 Travis Street, 16th Floor, Houston, TX 77002 (Telecopy No. (713) 483-6954), email: rafael.martinez@bnymellon.com; and

(iv) if to any Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article 2, Article 3, Article 4 And Article 5 unless set forth herein or otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications and any such approval of procedures in respect of electronic communications by any Lender or the Administrative Agent may be revoked at any time by any such Lender or by the Administrative Agent. In connection with any such revocation, if such Lender or the Administrative Agent elects not to receive electronic communications (including those by electronic mail), then such electronic communications (including electronic mail) shall not be a valid method of delivering notices hereunder to such Person notwithstanding any provision hereof to the contrary.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if received by the recipient during its normal business hours.

The Collateral Agent agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Collateral Agent shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If any party elects to give the Collateral Agent e-mail or facsimile instructions (or instructions by a similar electronic method), the Collateral Agent understanding of such instructions shall be deemed controlling. The Collateral Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Collateral Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. Any party agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Collateral Agent, including without limitation the risk of the Collateral Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 12.02. Waivers; Amendments. (a) No failure on the part of any party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent, any other Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any other Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any provision hereof nor any Loan Document nor any provision thereof may be waived, amended or modified except as expressly provided in Section 2.08, 2.09 or 2.10 or pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall:

(i) increase the Commitment of any Lender without the written consent of such Lender;

(ii) reduce the principal amount of any Loan or reduce the rate of interest thereon or any fee or premium payable to any Lender, or reduce any other Secured Indebtedness hereunder or under any other Loan Document, without the written consent of each Lender affected thereby;

(iii) postpone the scheduled date of payment or prepayment of the principal amount of any Loan (which, for the avoidance of doubt, shall not include any mandatory prepayment pursuant to Section 3.05), or any interest thereon or any fee or premium payable to any Lender or any other Secured Indebtedness hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Termination Date or the Maturity Date applicable to any Loan, without the written consent of each Lender affected thereby;

(iv) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, in each case, without the written consent of each Lender adversely affected thereby, or change Section 10.02(c) without the written consent of each Person entitled to distribution who is adversely affected thereby;

(v) release one or more Subsidiary Guarantors that in the aggregate account for all or substantially all of the value of the Guarantees provided by

Subsidiaries under the Guarantee Agreement, including by limiting liability in respect thereof (except as set forth in the Guaranty Agreement or Section 8.13(d)), or release all or substantially all of the collateral subject to the Liens created by the Security Instruments (other than as provided in Section 11.10), without the written consent of each Lender;

(vi) change the provisions of Section 12.04(b) to impose additional restrictions on the ability of Lenders to assign their rights or obligations under the Loan Documents without the written consent of each Lender affected thereby;

(vii) change any of the provisions of this Section 12.02(b) or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, in each case to the extent that such provision specifies that all Lenders must make any determination or grant any consent hereunder or under any other Loan Documents, without the written consent of each Lender;

(viii) change the definition of “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, in each case without the written consent of each Lender (or Lenders of such Class); or

(ix) in the event Loans of one or more additional Classes shall have been established pursuant to Section 2.08, 2.09 or 2.10, change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders representing a majority in interest of each affected Class;

provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any other Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or such other Agent, as the case may be. Notwithstanding the foregoing, any supplement to Schedule 7.11 (Subsidiaries) shall be effective, after compliance with the requirements of Section 12.16, simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders.

SECTION 12.03. Expenses, Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable and substantiated out-of-pocket expenses incurred by the Agents, the Arrangers, the Bookrunners and their Affiliates, including, without limitation, the reasonable and substantiated fees, charges and disbursements of one outside counsel for each of the Administrative Agent and the Collateral Agent, applicable local outside counsel and other outside consultants for the Administrative Agent and the Collateral Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental audits and surveys and appraisals, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent and the Collateral Agent as to the rights and duties of the Administrative Agent and the Collateral Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and substantiated out-of-pocket costs, expenses, Taxes, assessments and other charges incurred by any Agent, Arranger or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) all out-of-pocket expenses incurred by any Agent, Arranger, Bookrunner or Lender, including the fees, charges and disbursements of any counsel for any Agent, Arranger, Bookrunner or Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) THE BORROWER SHALL INDEMNIFY EACH AGENT, EACH ARRANGER, EACH BOOKRUNNER AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (II) THE FAILURE OF THE BORROWER OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (III) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY SUBSIDIARY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN

CONNECTION THEREWITH, (IV) ANY LOAN OR THE USE OF THE PROCEEDS THEREFROM, (V) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (VI) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND ITS SUBSIDIARIES, (VII) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (VIII) ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES OR OPERATIONS, INCLUDING, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF HAZARDOUS MATERIALS ON OR AT ANY OF THEIR PROPERTIES, (IX) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (X) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (X) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE, (Y) RELATE TO CLAIMS SOLELY AMONG THE AGENTS, THE ARRANGERS, THE BOOKRUNNERS, THE CO-MANAGERS, THE LENDERS OR ANY OF THEIR AFFILIATES (OTHER THAN CLAIMS DIRECTED AGAINST THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, AN ARRANGER, BOOKRUNNER OR CO-MANAGER IN ITS CAPACITY AS SUCH) AND THAT DID NOT ARISE FROM ANY ACT OR OMISSION BY THE BORROWER OR ANY OF ITS AFFILIATES OR (Z) ARE IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE) ( IT BEING UNDERSTOOD AND AGREED THAT THIS CLAUSE (Z) SHALL NOT APPLY TO ANY ACTS OR OMISSIONS OF ANY SUCH PERSON IN THE PERIOD DURING WHICH THE BORROWER RETAINS POSSESSION OF SUCH PROPERTY).

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent or any Arranger, Bookrunner, Co-Manager under Section 12.03(a) or (b), each Lender severally agrees to pay to such Agent or such Arranger, Bookrunner or Co-Manager, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent or such Arranger, Bookrunner or Co-Manager in its capacity as such.

(d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof.

(e) All amounts due under this Section 12.03 shall be payable not later than 30 days after written demand therefor.

SECTION 12.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04 and Section 3.04(d). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Agents, the Arrangers, the Bookrunners, the Co-Managers and the Related Parties of the Agents, the Arrangers, the Bookrunners, the Co-Managers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of the Administrative Agent (and with notice to but without the consent of the Borrower), provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender immediately prior to giving effect to such assignment.

(ii) Assignments shall be subject to the following additional conditions:

(A) the amount of the unused Commitment and Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall be a multiple of, and shall not be less than, $1,000,000 unless the Administrative Agent otherwise consents;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall (1) execute and deliver an Assignment and Assumption to the Administrative Agent (which shall notify the Borrower of such assignment) via an electronic settlement system acceptable to the Administrative Agent or (2) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent);

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all applicable tax forms; and

(E) in no event may any Lender assign all or a portion of its rights and obligations under this Agreement to the Borrower or any Affiliate of the Borrower other than pursuant to Section 3.04(d).

(iii) Subject to Section 12.04(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the

Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and, as to entries pertaining to it, each Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b), if applicable, any written consent to such assignment required by Section 12.04(b) and any applicable tax forms, the Administrative Agent shall accept such Assignment and Assumption and promptly record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

(vi) For the avoidance of doubt, each repurchase of Loans made in accordance with Section 3.04(d) shall be deemed to be an assignment made in compliance with this Section 12.04.

(c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.02 that affects such Participant. Subject to Section 12.04(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.03 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.03(d) and (f) as though it were a Lender.

(iii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register to the Borrower or any other Person (including the identity of any participant or any information relating to a participant’s interest in any obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that any commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank or central bank, and this Section 12.04(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 12.05. Survival; Revival; Reinstatement. (a) All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent or any Lender may have had notice or knowledge of any Default or any incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and Article 11 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b) To the extent that any payments on the Secured Indebtedness or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Secured Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

SECTION 12.06. Counterparts; Integration; Effectiveness. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b) This Agreement, the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof (but do not supersede any other provisions of any engagement, fee or similar letter between the Borrower and one or more Agents or Affiliates of Agents that do not by the terms of such documents terminate upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect). THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(c) Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 12.07. Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. If it becomes illegal for any Lender to hold or benefit from a Lien over real property pursuant to any law, such Lender shall notify the Administrative Agent and disclaim any benefit of such security interest to the extent of such illegality, but such illegality shall not invalidate or render unenforceable such Lien for the benefit of each of the other Lenders.

SECTION 12.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitation, obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any Restricted Subsidiary against any of and all the obligations of the Borrower or any Restricted Subsidiary owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.

SECTION 12.09. GOVERNING LAW; JURISDICTION. (a) THIS AGREEMENT, THE NOTES AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE IN ANY WAY TO THIS AGREEMENT OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE

COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT BY IT OR ANY OF ITS AFFILIATES SHALL BE BROUGHT, AND SHALL BE HEARD AND DETERMINED, EXCLUSIVELY IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ANY OF ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION IN WHICH SUCH LOAN PARTY OR ANY OF ITS PROPERTIES IS LOCATED, NOR SHALL ANYTHING IN THIS AGREEMENT AFFECT ANY RIGHT THAT THE BORROWER MAY HAVE TO BRING ANY ACTION OR PROCEEDING IN ANOTHER JURISDICTION SOLELY FOR THE PURPOSE OF ENFORCING A FINAL JUDGMENT AGAINST ANOTHER PARTY BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS PARAGRAPH (B). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c) EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(d) EACH PARTY HEREBY (I) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (II) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY,

PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (III) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (IV) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.

SECTION 12.10. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 12.11. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any securitization or Swap Agreement relating to the Borrower and its obligations or any credit insurance provider, (g) with the consent of the Borrower, (h) on a confidential basis, to (1) any rating agency in connection with rating any credit facility provided hereunder or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to any credit facility provided hereunder, (i) to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent or Collateral Agent in connection with the administration, settlement and management of this Agreement and the Loan Documents or (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section 12.11, “Information” means all information received from the Borrower or any Subsidiary relating to the

Borrower or any Subsidiary and their businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or a Subsidiary; provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 12.12. Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and, if applicable, the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Loans shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall, except as provided below in this Section, be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Secured Indebtedness (or, to the extent that the principal amount of the Secured Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Loans is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Secured Indebtedness (or, to the extent that the principal amount of the Secured Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the actual full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (A) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.07 and (B) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.07. To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate applicable to a Lender, such Lender elects to determine the applicable rate ceiling under such Chapter by the weekly ceiling from time to time in effect. Chapter 346 of the Texas Finance Code does not apply to the Borrower’s obligations hereunder.

SECTION 12.13. EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

SECTION 12.14. No Third Party Beneficiaries. This Agreement, the other Loan Documents and the agreement of the Lenders to make Loans hereunder are solely for the benefit of the Borrower, the Agents, the Arrangers, the Bookrunners, the Co-Managers, the Lenders and, to the extent provided herein, the Related Parties of the foregoing Persons, and no other Person (including, without limitation, any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent, any Arranger, any Bookrunner, any Co-Manager or any Lender for any reason whatsoever. There are no third party beneficiaries other than as expressly set forth herein.

SECTION 12.15. Flood Insurance Regulation. Notwithstanding any provision in any Security Instrument to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) located in a special flood hazard area included in the definition of “Mortgaged Property”, “Collateral” or similar definition in any Security Instrument and no such Building or Manufactured (Mobile) Home shall be encumbered by any such Security Instrument.

SECTION 12.16. USA Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

SECTION 12.17. No Fiduciary Duty. The Agents, Arrangers, Bookrunners, Co-Managers, Lenders and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lender Parties”), may have economic interests that conflict with those of the Borrower and the Subsidiaries, their stockholders and/or their Affiliates (collectively, solely for purposes of this paragraph, the “Borrower Parties”). The Borrower agrees that nothing in the Agreement or the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender Party, on the one hand, and any Borrower Party, on the other. The Borrower acknowledges and agrees that (a) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lender Parties, on the one hand, and the Borrower Parties, on the other, and (b) in connection therewith and with the process leading thereto, (x) no Lender Party has assumed an advisory or fiduciary responsibility in favor of any Borrower Party with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender Party has advised, is currently advising or will advise any Borrower Party on other matters) or any other obligation to any Borrower Party except the obligations expressly set forth in the Loan Documents and (y) each Lender Party is acting solely as principal and not as the agent or fiduciary of any Borrower Party, its management, stockholders, creditors or any other Person. The Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Lender Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any Borrower Party, in connection with such transaction or the process leading thereto.

SECTION 12.18. Intercreditor Agreements. The Lenders acknowledge that the obligations of the Borrower under the First Lien Credit Agreements, the Second Lien Notes and Refinancing Indebtedness in respect thereof are and shall be secured by Liens on assets of the Borrower and the other Loan Parties that constitute Collateral under the Security Instruments and that the relative Lien priorities and other creditor rights of the Lenders hereunder and the secured parties thereunder will be set forth in the Intercreditor Agreements. Each Lender hereby acknowledges that it has received a copy of each Intercreditor Agreement. Each Lender hereby irrevocably (a) consents to the subordination and equalization, as applicable, of the Liens on the Collateral securing the Secured Indebtedness on the terms set forth in the Intercreditor Agreements, (b) authorizes and directs the Administrative Agent to execute and deliver each Intercreditor Agreement and any documents relating thereto, in each case on behalf of such Lender and without any further consent, authorization or other action by such Lender, (c) agrees that, upon the execution and delivery thereof, such Lender will be bound by the provisions of each Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of such Intercreditor Agreement and (d) agrees that no Lender shall have any right of action whatsoever against the Administrative Agent as a result of any action taken by the Administrative Agent pursuant to this Section or in accordance with the terms of an Intercreditor Agreement. Each Lender hereby further irrevocably authorizes and directs the Administrative Agent (i) to take such actions as shall be required to release Liens on the Collateral in accordance with the terms of the Intercreditor Agreements and (ii) to enter into such amendments, supplements or other modifications to each Intercreditor Agreement in connection with any extension, renewal, refinancing or replacement of any Secured Indebtedness and any Indebtedness under the First Lien Credit Agreements, the Second Lien Notes or any Refinancing Indebtedness in respect thereof as are reasonably acceptable to the Administrative Agent to give effect thereto, in each case on behalf of such Lender and without any further consent, authorization or other action by such Lender. The Administrative Agent shall have the benefit of the provisions of Article XI with respect to all actions taken by it pursuant to this Section or in accordance with the terms of the Intercreditor Agreement to the full extent thereof.

[SIGNATURES BEGIN ON NEXT PAGE]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

QUICKSILVER RESOURCES INC., a Delaware corporation

By:	/s/ John C. Regan
	Name:	John C. Regan
	Title:	Senior Vice President – Chief Financial Officer and Chief Accounting Officer

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender and as Administrative Agent,

By:	/s/ Nupur Kumar
Name: Nupur Kumar Title: Authorized Signatory

By:	/s/ Michael Spaight
Name: Michael Spaight Title: Authorized Signatory

ANNEX I

Name of Lender	Commitment
Credit Suisse AG, Cayman Islands Branch	$625,000,000
TOTAL	$625,000,000

SCHEDULE 1.02

INITIAL SUBSIDIARY GUARANTORS

INITIAL GUARANTORS	JURISDICTION OF ORGANIZATION

Cowtown Pipeline Management, Inc.	Texas

Cowtown Pipeline Funding, Inc.	Delaware

Cowtown Gas Processing L.P.	Texas

Cowtown Pipeline L.P.	Texas

Barnett Shale Operating LLC (formerly Barnett Operating LLC)	Delaware

QPP Parent LLC (formerly QP General Partner LLC)	Delaware

QPP Holdings LLC	Delaware

Silver Stream Pipeline Company LLC	Delaware

Schedule 1.02

SCHEDULE 7.11

RESTRICTED SUBSIDIARIES; UNRESTRICTED SUBSIDIARIES

RESTRICTED SUBSIDIARIES	JURISDICTION OF ORGANIZATION	ORGANIZATIONAL IDENTIFICATION NUMBER	PRINCIPAL PLACE OF BUSINESS AND CHIEF EXECUTIVE OFFICE

Cowtown Pipeline Management, Inc.	Texas	800370006	c/o Quicksilver Resources Inc. 801 Cherry Street. Suite 3700, Unit 19 Fort Worth, TX 76102

Cowtown Pipeline Funding, Inc.	Delaware	3835075	c/o Quicksilver Resources Inc. 801 Cherry Street. Suite 3700, Unit 19 Fort Worth, TX 76102

Cowtown Gas Processing L.P.	Texas	800458157	c/o Quicksilver Resources Inc. 801 Cherry Street. Suite 3700, Unit 19 Fort Worth, TX 76102

Cowtown Pipeline L.P.	Texas	800370586	c/o Quicksilver Resources Inc. 801 Cherry Street. Suite 3700, Unit 19 Fort Worth, TX 76102

Quicksilver Resources Canada Inc.	Alberta	2014451096	c/o Quicksilver Resources Inc. 801 Cherry Street. Suite 3700, Unit 19 Fort Worth, TX 76102

0942069 B.C. Ltd.	British Columbia	BC0942069	c/o Quicksilver Resources Inc. 801 Cherry Street. Suite 3700, Unit 19 Fort Worth, TX 76102

0942065 B.C. Ltd.	British Columbia	BC0942065	c/o Quicksilver Resources Inc. 801 Cherry Street. Suite 3700, Unit 19 Fort Worth, TX 76102

Barnett Shale Operating LLC (formerly Barnett Operating LLC)	Delaware	5072530	c/o Quicksilver Resources Inc. 801 Cherry Street. Suite 3700, Unit 19 Fort Worth, TX 76102

Schedule 7.11-1

Quicksilver Production Partners Operating Ltd. (formerly Quicksilver Partners Operating Ltd. and Quicksilver Resources Partners Operating Ltd.)	Cayman Islands	265085	c/o Quicksilver Resources Inc. 801 Cherry Street. Suite 3700, Unit 19 Fort Worth, TX 76102

QPP Parent LLC (formerly QP General Partner LLC)	Delaware	5159278	c/o Quicksilver Resources Inc. 801 Cherry Street. Suite 3700, Unit 19 Fort Worth, TX 76102

QPP Holdings LLC	Delaware	5074737	c/o Quicksilver Resources Inc. 801 Cherry Street. Suite 3700, Unit 19 Fort Worth, TX 76102

Silver Stream Pipeline Company LLC	Delaware	5108366	c/o Quicksilver Resources Inc. 801 Cherry Street. Suite 3700, Unit 19 Fort Worth, TX 76102

UNRESTRICTED SUBSIDIARIES	JURISDICTION OF ORGANIZATION	ORGANIZATIONAL IDENTIFICATION NUMBER

Cowtown Drilling Inc.	Texas	800525807

Makarios Resources International Holdings LLC	Delaware	4983995

Makarios Resources International Inc.	Delaware	4983994

Makarios Midstream Inc.	Alberta	2016233914

1622834 Alberta Inc.	Alberta	2016228344

Quicksilver Production Partners GP LLC (formerly Quicksilver Resources GP LLC)	Delaware	5066861

Quicksilver Production Partners LP	Delaware	5067281

Schedule 7.11-2

SCHEDULE 7.12

INSURANCE

U.S. PROPERTY AND CASUALTY INSURANCE POLICIES

INSURANCE CARRIER	TYPE OF COVERAGE	POLICY NUMBER

Berkley National	Workers Compensation/ Employers Liability	EWC3104599-11

Gemini	General Liability (USA)	JGH2001111

Berkley National	Auto Liability (USA)	ECA3104590-11

StarNet	Non-Owned Aviation Liability	BA130600012

Gemini	Umbrella ($25 MM Primary)	JUH2000992

AXIS Surplus	Excess Umbrella ($25 MM – First Excess Layer)	EAU726544012013

Chubb Custom	Excess Umbrella ($25 MM – Second Excess Layer)	79565071

Arch	Excess Umbrella ($25 MM- Third Excess Layer)	EEO005510300

Endurance American	Property (Including Oil Lease Equipment)	IMU00000000900

Lloyd’s of London	Control of Well	44409T13AA

Lloyd’s of London	Control of Well (City of Granbury)	44412P13AA

Ironshore Specialty	Site Pollution Liability	00274903

Lloyd’s of London	Professional Liability	B1115N132481

Schedule 7.12

EXHIBIT A

FORM OF NOTE

$[ ]	[ ], 20[ ]

FOR VALUE RECEIVED, Quicksilver Resources Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to [            ] (the “Lender”), at the principal office of Credit Suisse AG (the “Administrative Agent”), Agency Manager, at Eleven Madison Avenue, 23rd Floor, New York, NY 10010, the principal sum of [            ] Dollars ($[            ]) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, may be endorsed by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of this Note.

This Note is one of the Notes referred to in the Second Lien Credit Agreement dated as of June 21, 2013 among the Borrower, the Administrative Agent, and the other and the other agents and lenders signatory thereto (including the Lender), and evidences Loans made by the Lender thereunder (such Credit Agreement as the same may be amended, restated, renewed, extended, supplemented, increased, replaced, refinanced or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

This Note is issued pursuant to, and is subject to the terms and conditions set forth in, the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the other Loan Documents. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

QUICKSILVER RESOURCES INC.

By:

Name:

Title:

EXHIBIT B

FORM OF BORROWING REQUEST

[            ], 20[    ]

Quicksilver Resources Inc., a Delaware corporation (the “Borrower”), pursuant to Section 2.03 of the Second Lien Credit Agreement dated as of June 21, 2013 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among the Borrower, Credit Suisse AG, as Administrative Agent and the other agents and lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term defined in the Credit Agreement is used herein with the same meaning), hereby requests a Borrowing as follows:

(i) Aggregate amount of the requested Borrowing is $[            ];

(ii) Date of such Borrowing is [            ], 20[    ];1

(iii) Requested Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing];

(iv) In the case of a Eurodollar Borrowing, the initial Interest Period applicable thereto is [            ]; and

(v) Location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05 of the Credit Agreement, is as follows:

[                             ]

[                             ]

[                             ]

[                             ]

[                             ]

[1]	To be a Business Day.

Exhibit B -1

The undersigned certifies that he/she is a Responsible Officer of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the matters specified in Section 6.01(n) of the Credit Agreement will be satisfied on the date of Borrowing specified herein.

QUICKSILVER RESOURCES INC.

By:

Name:

Title:

Exhibit B -2

EXHIBIT C

FORM OF INTEREST ELECTION REQUEST

[            ], 20[    ]

Quicksilver Resources Inc., a Delaware corporation (the “Borrower”), pursuant to Section 2.04 of the Second Lien Credit Agreement dated as of June 21, 2013 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among the Borrower, Credit Suisse AG, as Administrative Agent and the other agents and lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term defined in the Credit Agreement is used herein with the same meaning), hereby makes an Interest Election Request as follows:

(i) The Borrowing to which this Interest Election Request applies, and if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information specified pursuant to (iii) and (iv) below shall be specified for each resulting Borrowing) is [            ];

(ii) The effective date of the election made pursuant to this Interest Election Request is [            ], 20[            ]2;[and]

(iii) The resulting Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing][; and]

[(iv) The Interest Period applicable to the resulting Borrowing after giving effect to this election is [            ]].3

The undersigned certifies that he/she is a Responsible Officer of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower.

QUICKSILVER RESOURCES INC.

By:

Name:

Title:

[2]	To be a Business Day.
[3]	To be included if the resulting Borrowing is a Eurodollar Borrowing.

Exhibit C -1

EXHIBIT D

FORM OF

COMPLIANCE CERTIFICATE

The undersigned hereby certifies that he/she is a Financial Officer of Quicksilver Resources Inc., a Delaware corporation (the “Borrower”), and that as such he/she is authorized to execute this certificate on behalf of the Borrower. With reference to the Second Lien Credit Agreement dated as of June 21, 2013 (together with all amendments, restatements, supplements or other modifications thereto the “Credit Agreement”) among the Borrower, Credit Suisse AG, as Administrative Agent, and the other agents and lenders (the “Lenders”) which are or become a party thereto, the undersigned represents and warrants as follows (unless otherwise defined herein, each capitalized term defined in the Credit Agreement is used herein with the same meaning): There exists no Default [or specify Default and describe].

EXECUTED AND DELIVERED this [            ] day of [            ].

QUICKSILVER RESOURCES INC.

By:

Name:

Title:

Exhibit D - 1

EXHIBIT E-1

SECURITY INSTRUMENTS AS OF THE EFFECTIVE DATE

1) Guaranty Agreement dated as of June 21, 2013 (the “Guaranty Agreement”), of Cowtown Pipeline Management, Inc. (“CPMI”), Cowtown Pipeline Funding, Inc. (“CPFI”), Cowtown Gas Processing L.P., Cowtown Pipeline L.P., Barnett Shale Operating LLC (formerly Barnett Operating LLC), QPP Parent LLC (formerly QP General Partner LLC) (“QPP Parent”), QPP Holdings LLC, Silver Stream Pipeline Company LLC (each individually, a “Guarantor” and collectively, the “Guarantors”), in favor of Credit Suisse AG, as Administrative Agent (the “Administrative Agent”) and the other Secured Parties (as such term is defined in the Credit Agreement);

2) Pledge Agreement dated as of June 21, 2013 (the “Pledge Agreement”), made by Quicksilver Resources Inc. (“QRI”), CPMI, CPFI and QPP Parent (each individually, a “Pledgor” and together with QRI, the “Pledgors”) in favor of The Bank of New York Mellon Trust Company, N.A., as second lien agent (in such capacity, the “Second Lien Agent”) and as pledgee;

3) Financing statements in respect of item 2, naming the following entities as “debtor” and the Second Lien Agent as “secured party”:

a) QRI

b) CPMI

c) CPFI and

d) QPP Parent;

4) Stock powers in the possession of JPMorgan Chase Bank, N.A., in its capacity as Global Administrative Agent under the First Lien Credit Agreements in respect of item 2 for the following stock certificates:

a) Certificate No. 2 for 1,000 shares of CPFI

b) Certificate No. 2 for 1,000,000 shares of CPMI and

c) Certificate # Com-1 for 1,905,134 shares of Quicksilver Resources Canada, Inc.;

5) Mortgage, Deed of Trust, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement dated as of June 21, 2013 from Quicksilver Resources Inc. to The Bank of New York Mellon Trust Company, N.A. or, alternatively, to Linda Daugherty for the benefit of The Bank of New York Mellon Trust Company, N.A. in connection with property located in Denton County, Texas;

6) Mortgage, Deed of Trust, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement dated as of June 21, 2013 from Quicksilver

Exhibit E-1 - 1

Resources Inc. to The Bank of New York Mellon Trust Company, N.A. or, alternatively, to Linda Daugherty for the benefit of The Bank of New York Mellon Trust Company, N.A. in connection with property located in Hill County, Texas;

7) Mortgage, Deed of Trust, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement dated as of June 21, 2013 from Quicksilver Resources Inc. to The Bank of New York Mellon Trust Company, N.A. or, alternatively, to Linda Daugherty for the benefit of The Bank of New York Mellon Trust Company, N.A. in connection with property located in Hood County, Texas;

8) Mortgage, Deed of Trust, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement dated as of June 21, 2013 from Quicksilver Resources Inc. to The Bank of New York Mellon Trust Company, N.A. or, alternatively, to Linda Daugherty for the benefit of The Bank of New York Mellon Trust Company, N.A. in connection with property located in Johnson County, Texas;

9) Mortgage, Deed of Trust, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement dated as of June 21, 2013 from Quicksilver Resources Inc. to The Bank of New York Mellon Trust Company, N.A. or, alternatively, to Linda Daugherty for the benefit of The Bank of New York Mellon Trust Company, N.A. in connection with property located in Parker County, Texas;

10) Mortgage, Deed of Trust, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement dated as of June 21, 2013 from Quicksilver Resources Inc. to The Bank of New York Mellon Trust Company, N.A. or, alternatively, to Linda Daugherty for the benefit of The Bank of New York Mellon Trust Company, N.A. in connection with property located in Somervell County, Texas;

11) Mortgage, Deed of Trust, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement dated as of June 21, 2013 from Quicksilver Resources Inc. to The Bank of New York Mellon Trust Company, N.A. or, alternatively, to Linda Daugherty for the benefit of The Bank of New York Mellon Trust Company, N.A. in connection with property located in Tarrant County, Texas; and

12) Financing statement in respect of items 5-11, naming QRI as “debtor” and the Second Lien Agent as “secured party”.

Exhibit E-1 - 2

EXECUTION VERSION

EXHIBIT E-2

FORM OF GUARANTY AGREEMENT

[See attached.]

EXECUTION VERSION

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (as it may be amended, restated, supplemented or modified from time to time, this “Guaranty”) is dated as of June 21, 2013, by each of the undersigned identified on the signature pages hereto as guarantors (together with any other entity that may become a party hereto as provided herein, each a “Guarantor”, and collectively the “Guarantors”), in favor of CREDIT SUISSE AG, as administrative agent for the Lenders as defined herein (the “Administrative Agent”) under the Credit Agreement as defined herein for its own benefit and the benefit of the other Secured Parties as defined herein. All capitalized terms not defined herein shall have the meanings ascribed to them in the Credit Agreement (as defined below).

PRELIMINARY STATEMENTS

A. On the date hereof, Quicksilver Resources Inc., a Delaware corporation, as borrower (“Borrower”), the banks and other financial institutions party thereto as “Lenders” (the “Lenders”), the Administrative Agent, and the other agents party thereto are executing a Second Lien Credit Agreement (such agreement, as from time to time amended, restated, replaced, modified or supplemented, the “Credit Agreement”) pursuant to which, upon the terms and conditions stated therein, the Lenders are making loans to Borrower in an initial aggregate principal amount of $625,000,000 (the “Loans”). The Credit Agreement, this Guaranty, and the other Loan Documents referred to in the Credit Agreement are collectively referred to herein as the “Credit Agreement Documents”.

B. On the date hereof, Borrower, as issuer, certain of Borrower’s Restricted Subsidiaries, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture Trustee”) are executing an Indenture (as from time to time amended, restated, replaced, modified or supplemented, the “Indenture”) pursuant to which, upon the terms and conditions stated therein, Borrower is issuing notes in an initial aggregate principal amount of $200,000,000 (the “Notes”) and such Restricted Subsidiaries are guaranteeing the obligations of Borrower and the Restricted Subsidiaries under the Indenture and the Notes.

C. On the date hereof, The Bank of New York Mellon Trust Company, N.A., as Second Lien Agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Second Lien Agent”), the Administrative Agent, on behalf of the holders of the Secured Indebtedness (the Second Lien Agent, the Administrative Agent and such holders, collectively, the “Secured Parties”), and the Indenture Trustee, on behalf of the holders of Secured Indebtedness in respect of the Indenture, are entering into the Pari Passu Intercreditor Agreement (as from time to time amended, restated, replaced, modified or supplemented, the “Pari Passu Intercreditor Agreement”).

D. The Lenders and the other Secured Parties have conditioned their obligations under the Credit Agreement upon the execution and delivery by each Guarantor of this Guaranty to guarantee the payment and performance of the Secured Indebtedness.

E. Each Guarantor has determined that valuable benefits will be derived by it as a result of the Credit Agreement and the extension of credit made (and to be made) by the Lenders thereunder.

F. Each Guarantor has further determined that the benefits accruing to it from the Credit Agreement exceed such Guarantor’s anticipated liability under this Guaranty.

Accordingly, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, each Guarantor hereby covenants and agrees as follows:

1. Each Guarantor hereby absolutely and unconditionally guarantees the prompt, complete and full payment when due and payable, no matter how such shall become due and payable, of the Secured Indebtedness, and further guarantees that Borrower will properly and timely perform the Secured Indebtedness and the other obligations and liabilities of Borrower and the Restricted Subsidiaries under the Credit Agreement and the other Credit Agreement Documents.

2. Each Guarantor covenants that, so long as any Lender has any Commitment or any outstanding Loan under the Credit Agreement, it will enable Borrower to fully comply with the conditions, covenants, and agreements set forth in the Credit Agreement and the other Credit Agreement Documents. Notwithstanding any contrary provision in this Guaranty, however, each Guarantor’s maximum liability under this Guaranty is limited, to the extent, if any, required so that its liability is not subject to avoidance under applicable Debtor Relief Laws (as such term is defined in Paragraph 9 hereof).

3. If any Guarantor is or becomes liable for any indebtedness owing by Borrower or any Restricted Subsidiary to any Secured Party by endorsement or otherwise than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of the Secured Parties hereunder shall be cumulative of any and all other rights that the Secured Parties may ever have against such Guarantor. The exercise by any Secured Party of any right or remedy hereunder or under any other instrument, at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

4. All obligations of each Guarantor hereunder shall be absolute and unconditional irrespective of:

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any of the Secured Indebtedness, by operation of law or otherwise, or any obligation of any other guarantor of any of the Secured Indebtedness, or any default, failure or delay, willful or otherwise, in the payment or performance of the Secured Indebtedness;

(b) any lack of validity or enforceability relating to or against Borrower, any Restricted Subsidiary or any other Person guaranteeing any of the Secured Indebtedness, for any reason related to the Credit Agreement, any other Credit Agreement Document or any other agreement or instrument governing or evidencing any Secured Indebtedness, or any Governmental Requirements purporting to prohibit the payment by Borrower, any Restricted Subsidiary or any other Person guaranteeing the Secured Indebtedness of the principal of or interest on the Secured Indebtedness;

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(c) any modification or amendment of or supplement to the Credit Agreement or any other Credit Agreement Document;

(d) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Indebtedness, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Credit Agreement Document or any other agreement or instrument governing or evidencing any Secured Indebtedness, including any increase or decrease in the rate of interest thereon;

(e) any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Borrower or any Restricted Subsidiary under the Credit Agreement or any other Credit Agreement Document or any obligations of any other guarantor of any of the Secured Indebtedness, any amendment or waiver of, or consent to departure from, any other guaranty or support document, any exchange, release or non-perfection of any collateral, for all or any of the Credit Agreement Documents or Secured Indebtedness, or any action or failure to act by the Second Lien Agent, the Administrative Agent, any Lender or any Affiliate of any Lender with respect to any collateral securing all or any part of the Secured Indebtedness;

(f) any change in the corporate existence, structure or ownership of Borrower, any Restricted Subsidiary or any other Person guaranteeing any of the Secured Indebtedness, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Borrower, any Restricted Subsidiary or any other Person guaranteeing any of the Secured Indebtedness, or any of their assets or any resulting release of discharge of any obligation of Borrower, any Restricted Subsidiary or any other Person guaranteeing any of the Secured Indebtedness;

(g) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Credit Agreement Document or Secured Indebtedness;

(h) any other setoff, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Credit Agreement, any other Credit Agreement Document, any other agreement or instrument or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, Borrower or any Guarantor; or

(i) any other act or omission to act or delay of any kind by Borrower, any Restricted Subsidiary or any other Person guaranteeing any of the Secured Indebtedness, the Second Lien Agent, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder.

5. In the event of default by Borrower or any Restricted Subsidiary in payment of the Secured Indebtedness, or any part thereof, when such Secured Indebtedness becomes due and payable, either by its terms or as the result of the exercise of any power to accelerate, each Guarantor shall, on demand, and without further notice of dishonor and without any notice having been given to such Guarantor previous to such demand of the acceptance by Secured Parties of this Guaranty, and without any notice having been given to such Guarantor previous to

3

such demand of the creating or incurring of such Secured Indebtedness, pay the amount due thereon to Secured Parties at the Administrative Agent’s office as set forth in the Credit Agreement, and it shall not be necessary for any Secured Party, in order to enforce such payment by any Guarantor, first, to institute suit or exhaust its remedies against Borrower, any other Guarantor or others liable on such Secured Indebtedness, to have Borrower joined with any Guarantor in any suit brought under this Guaranty or to enforce its rights against any security which shall ever have been given to secure such indebtedness; provided, however, that in the event any Secured Party elects to enforce and/or exercise any remedies it may possess with respect to any security for the Secured Indebtedness prior to demanding payment from any Guarantor, such Guarantor shall nevertheless be obligated hereunder for any and all sums still owing to Secured Parties on the Secured Indebtedness and not repaid or recovered incident to the exercise of such remedies.

6. Notice to any Guarantor of the acceptance of this Guaranty and of the making, renewing or assignment of the Secured Indebtedness and each item thereof, are hereby expressly waived by each Guarantor.

7. If all or any part of the Secured Indebtedness at any time is secured, each Guarantor agrees that the Second Lien Agent, the Administrative Agent and/or the Lenders may at any time and from time to time, at their discretion and with or without valuable consideration, allow substitution or withdrawal of collateral or other security and release collateral or other security or compromise or settle any amount due or owing under the Credit Agreement or amend or modify in whole or in part the Credit Agreement or any Credit Agreement Document executed in connection with same, without, in either case, impairing or diminishing the obligations of each Guarantor hereunder. Each Guarantor further agrees that if Borrower or any Restricted Subsidiary executes in favor of any Secured Party any collateral agreement, mortgage or other security instrument, the exercise by any Secured Party of any right or remedy thereby conferred on such Secured Party shall be wholly discretionary with such Secured Party, and that the exercise or failure to exercise any such right or remedy shall in no way impair or diminish the obligation of each Guarantor hereunder. Each Guarantor further agrees that the Secured Parties and the Second Lien Agent shall not be liable for their failure to use diligence in the collection of the Secured Indebtedness or in preserving the liability of any person liable for the Secured Indebtedness, and each Guarantor hereby waives presentment for payment, notice of nonpayment, protest and notice thereof (including, notice of acceleration), and diligence in bringing suits against any Person liable on the Secured Indebtedness, or any part thereof.

8. Each Guarantor agrees that the Secured Parties, in their discretion, may (i) bring suit against all guarantors (including, without limitation, each Guarantor hereunder) of the Secured Indebtedness jointly and severally or against any one or more of them, (ii) compound or settle with any one or more of such guarantors for such consideration as the Secured Parties may deem proper, and (iii) release one or more of such guarantors from liability hereunder, and that no such action shall impair the rights of the Secured Parties to collect the Secured Indebtedness (or the unpaid balance thereof) from other such guarantors of the Secured Indebtedness, or any of them, not so sued, settled with or released. Each Guarantor agrees, however, that nothing contained in this paragraph, and no action by the Secured Parties permitted under this paragraph, shall in any way affect or impair the rights or obligations of such Guarantors among themselves.

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9. In the case of each Guarantor, the representations and warranties set forth in Article VII of the Credit Agreement as they relate to such Guarantor or to the Credit Agreement Documents to which such Guarantor is a party will be true and correct in all material respects, provided that each reference in each such representation and warranty to Borrower’s knowledge shall, for the purposes of this Paragraph 9, be deemed to be a reference to such Guarantor’s knowledge. Each Guarantor further represents and warrants to each Secured Party that in executing and delivering this Guaranty, each Guarantor has (a) without reliance on the Second Lien Agent or the Administrative Agent or any information received from the Second Lien Agent or the Administrative Agent and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and Borrower, Borrower’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, Borrower or the obligations and risks undertaken herein with respect to the Secured Indebtedness; (b) adequate means to obtain from Borrower on a continuing basis information concerning Borrower; (c) full and complete access to the Credit Agreement Documents and any other documents executed in connection with the Credit Agreement Documents; and (d) not relied and will not rely upon any representations or warranties of the Second Lien Agent or the Administrative Agent not embodied herein or any acts heretofore or hereafter taken by the Second Lien Agent or the Administrative Agent (including but not limited to any review by the Second Lien Agent or the Administrative Agent of the affairs of Borrower). As used in this Guaranty, the term “Debtor Relief Laws” means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

10. This Guaranty is for the benefit of the Secured Parties, their successors and permitted assigns, and in the event of a permitted assignment by any Secured Party (or its successors or assigns) of the Secured Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Secured Indebtedness so assigned, may be transferred with such Secured Indebtedness. This Guaranty is binding upon each Guarantor and its successors and assigns.

11. No modification, consent, amendment or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor therefrom, shall be effective unless the same shall be in writing and signed by the Administrative Agent with requisite Lender approval as required under the Credit Agreement, and then shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall, of itself, entitle such Guarantor to any other or further notice or demand in similar or other circumstances. No delay or omission by the Secured Parties in exercising any power or right hereunder shall impair any such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such power preclude other or further exercise thereof, or the exercise of any other right or power hereunder. All rights and remedies of the Secured Parties hereunder are cumulative of each other and of every other right or remedy which the Secured Parties may otherwise have at law or in equity or under any other contract or document, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

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12. No provision herein or in any promissory note, instrument or any other Credit Agreement Document executed by Borrower or any Guarantor evidencing the Secured Indebtedness shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate. If any excess of interest in such respect is provided for herein or in any such promissory note, instrument, or any other Credit Agreement Document, the provisions of this paragraph shall govern, and neither Borrower nor any Guarantor shall be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law. The intention of the parties being to conform strictly to any applicable federal or state usury laws now in force, all promissory notes, instruments and other Credit Agreement Documents executed by Borrower or any Guarantor evidencing the Secured Indebtedness shall be held subject to reduction to the amount allowed under said usury laws as now or hereafter construed by the courts having jurisdiction.

13. If any Guarantor should breach or fail to perform any provision of this Guaranty, each Guarantor agrees to pay the Secured Parties all out-of-pocket expenses (including court costs and reasonable attorneys’ fees) incurred by the Secured Parties in the enforcement hereof.

14. (a) The liability of each Guarantor under this Guaranty shall in no manner be impaired, affected or released by the insolvency, bankruptcy, making of an assignment for the benefit of creditors, arrangement, compensation, composition or readjustment of Borrower or any Restricted Subsidiary (other than such Guarantor), or any proceedings affecting the status, existence or assets of Borrower or any Restricted Subsidiary (other than such Guarantor) or other similar proceedings instituted by or against Borrower and any Restricted Subsidiary (other than such Guarantor) and affecting the assets of Borrower or any Restricted Subsidiary (other than such Guarantor).

(b) Each Guarantor acknowledges and agrees that any interest on any portion of the Secured Indebtedness which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Secured Indebtedness ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Secured Indebtedness if said proceedings had not been commenced) shall be included in the Secured Indebtedness because it is the intention of each Guarantor and the Secured Parties that the Secured Indebtedness guaranteed by each Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve Borrower or any Restricted Subsidiary of any portion of such Secured Indebtedness. To the extent not prohibited by applicable law, each Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Secured Parties, the Second Lien Agent or the Administrative Agent, or allow the claim of the Secured Parties, the Second Lien Agent or the Administrative Agent in respect of, any such interest accruing after the date on which such proceeding is commenced.

(c) In the event that all or any portion of the Secured Indebtedness is paid by Borrower or any Restricted Subsidiary, the obligations of each Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from the Second Lien Agent, the Administrative Agent or any Secured Party as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Secured Indebtedness for all purposes under this Guaranty.

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15. Each Guarantor understands and agrees that any amounts of any Guarantor on account with any Lender may, if an Event of Default shall have occurred and be continuing, be offset to satisfy the obligations of such Guarantor hereunder to the extent provided in the Credit Agreement.

16. Each Guarantor hereby subordinates and makes inferior any and all indebtedness now or at any time hereafter owed by Borrower or any other Guarantor to such Guarantor to the Secured Indebtedness of Borrower or such other Guarantor evidenced by the Credit Agreement or this Guaranty and agrees if an Event of Default shall have occurred and be continuing, not to permit Borrower or any other Guarantor to repay, or to accept payment from Borrower or any other Guarantor of, such subordinated indebtedness or any part thereof if so directed in writing by the Administrative Agent. Each Guarantor further agrees that if the Majority Lenders so request, such subordinated indebtedness of Borrower or such other Guarantor to such Guarantor shall be collected, enforced and received by such Guarantor as trustee for Second Lien Agent (for the benefit of the Secured Parties) and shall be paid over to the Administrative Agent (for the benefit of the Secured Parties) on account of the Secured Indebtedness but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

17. Each Guarantor hereby agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Paragraph 18. The provisions of this Paragraph 17 shall in no respect limit the obligations and liabilities of any Guarantor to the Secured Parties, and each Guarantor shall remain liable to the Secured Parties for the full amount guaranteed by such Guarantor hereunder.

18. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Secured Party, no Guarantor shall be entitled to exercise any rights of subrogation against Borrower or any other Guarantor or any collateral security or guaranty or right of offset held by any Secured Party for the payment of the Secured Indebtedness, nor shall any Guarantor seek or be entitled to seek any indemnity, exoneration, participation, contribution or reimbursement from Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Secured Parties by Borrower or any Restricted Subsidiary on account of the Secured Indebtedness are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Secured Indebtedness shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Second Lien Agent (for the benefit of the Secured Parties), in each case, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to Second Lien Agent (for the benefit of the Secured Parties) in the exact form received by such Guarantor (duly endorsed by such Guarantor to Second Lien Agent, if required), to be applied against any Secured Indebtedness then due and payable.

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19. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, this Guaranty shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Guaranty a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

(a) Section 12.09 of the Credit Agreement and all relevant defined terms shall apply, mutatis mutandis, to any of the Guarantors hereunder and such Section is hereby incorporated herein by reference and made a part of this Guaranty as if set forth herein in full; provided that each Guarantor’s address for notices and service of process shall be to each Guarantor’s office, c/o Quicksilver Resources Inc., 801 Cherry St, Suite 3700, Unit 19, Fort Worth, Texas 76102, Attn: Vice President – Treasurer (Telecopy No. 817-665-5016) with a copy to General Counsel (Telecopy No. 817-665-5021).

20. THIS GUARANTY AND THE OTHER CREDIT AGREEMENT DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BY AND AMONG THE SECURED PARTIES, THE ADMINISTRATIVE AGENT AND EACH GUARANTOR AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE SECURED PARTIES, THE ADMINISTRATIVE AGENT, THE SECOND LIEN AGENT OR ANY GUARANTOR. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE SECURED PARTIES, THE ADMINISTRATIVE AGENT, THE SECOND LIEN AGENT OR ANY GUARANTOR.

21. Each Person that is required to become a party to this Guaranty pursuant to the Collateral and Guarantee Requirement or the Section 8.13(c) of the Credit Agreement and is at any time after the date hereof not a party hereto shall become a Guarantor for all purposes of this Guaranty upon execution and delivery by such Person of an Assumption Agreement in the form of Annex I attached hereto.

22. (a) At any time any Guarantor is sold or otherwise disposed of in a transaction permitted under the Credit Agreement, then in accordance with the terms of the Credit Agreement (including, without limitation, Section 8.13 and Section 9.06) and receipt by the Administrative Agent of the evidence required by Section 8.13(d) of the Credit Agreement in connection with any such release, such Guarantor shall be released automatically from its obligations under this Guaranty.

(b) At any time any Guarantor is not otherwise required to guarantee the Secured Indebtedness pursuant to the terms of the Credit Agreement (including, without limitation Section 8.13) or under any other Credit Agreement Document, such Guarantor shall be released automatically from its obligations under this Guaranty, and the Administrative Agent, at the written request and expense of Borrower, will promptly execute any documentation reasonably necessary to evidence the release of such Guarantor.

8

[Remainder of Page Intentionally Left Blank]

9

EXECUTED and effective as of the date first above written.

GUARANTORS:

COWTOWN PIPELINE MANAGEMENT, INC., a Texas corporation

By:
Name:
Title:

COWTOWN PIPELINE FUNDING, INC., a Delaware corporation

By:
Name:
Title:

COWTOWN GAS PROCESSING L.P., a Texas limited partnership

By:	Cowtown Pipeline Management, Inc., its general partner

By:
Name:
Title:

COWTOWN PIPELINE L.P., a Texas limited partnership

By:	Cowtown Pipeline Management, Inc., its general partner

By:
Name:
Title:

[SIGNATURE PAGE TO GUARANTY AGREEMENT]

BARNETT SHALE OPERATING LLC, a Delaware limited liability company

By:
Name:
Title:

QPP PARENT LLC, a Delaware limited liability company

By:
Name:
Title:

QPP HOLDINGS LLC, a Delaware limited liability company

By:
Name:
Title:

SILVER STREAM PIPELINE COMPANY LLC, a Delaware limited liability company

By:
Name:
Title:

[SIGNATURE PAGE TO GUARANTY AGREEMENT]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent,

By:
Name:
Title:

[SIGNATURE PAGE TO GUARANTY AGREEMENT]

ANNEX I to

Guaranty Agreement

ASSUMPTION AGREEMENT, dated as of             , 201    , by             , a             (the “Additional Guarantor”), in favor of Credit Suisse AG, as Administrative Agent (in such capacity, the “Administrative Agent”) for the Secured Parties. All capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement (as defined below).

PRELIMINARY STATEMENTS

A. Quicksilver Resources Inc., a Delaware corporation (“Borrower”), the Administrative Agent and the Lenders have entered into a Second Lien Credit Agreement, dated as of June 21, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B. In connection with the Credit Agreement, the Guarantors have entered into that certain Guaranty Agreement, dated as of June 21, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), in favor of the Administrative Agent for the benefit of the Secured Parties.

C. The Credit Agreement requires the Additional Guarantor to become a party to the Guaranty.

D. The Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guaranty.

ACCORDINGLY, IT IS AGREED:

1. Guaranty. By executing and delivering this Assumption Agreement, the Additional Guarantor, as provided in Paragraph 21 of the Guaranty, hereby becomes a party to the Guaranty as a “Guarantor” thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Paragraph 9 of the Guaranty is, as to itself, true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Annex I-1

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GUARANTOR]

,

a

By:

Name:

Title:

Annex I-2

EXHIBIT F

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the Credit Agreement identified below (including any guarantees included therein) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]4]

3.	Borrower:	Quicksilver Resources Inc.

4.	Administrative Agent:	Credit Suisse AG, as the Administrative Agent under the Credit Agreement

5.	Credit Agreement:	The Second Lien Credit Agreement dated as of June 21, 2013 among Quicksilver Resources Inc., the Lenders parties thereto, Credit Suisse AG, as Administrative Agent, and the other agents party thereto.

[4]	Select as applicable.

Exhibit F - 1

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[5]
$	$	%

Effective Date:                  , 20            [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, its Restricted Subsidiaries and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:

Title:

[5]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders under the Credit Agreement.

Exhibit F - 2

[Consented to and][6] Accepted:

CREDIT SUISSE AG, as
Administrative Agent

By

Title:

[6]	To be added only if the consent of the Global Administrative Agent is required by Section 12.04(b) of the Credit Agreement.

Exhibit F - 3

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic transmission shall be effective as

Exhibit F - 4

delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit F - 5

EXHIBIT G

FORM OF PLEDGE AGREEMENT

[See attached.]

Exhibit G - 1

EXECUTION COPY

PLEDGE AGREEMENT

DATED AS OF

JUNE 21, 2013

MADE BY

QUICKSILVER RESOURCES INC.,

COWTOWN PIPELINE MANAGEMENT, INC.,

COWTOWN PIPELINE FUNDING, INC.

QPP PARENT LLC

AND

EACH OF THE OTHER PLEDGORS (AS DEFINED HEREIN)

IN FAVOR OF

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

AS SECOND LIEN AGENT, AS PLEDGEE

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ANNEXES:

I	Form of Assumption Agreement
II	Form of Supplement

EXHIBITS:

Exhibit A         Form of Acknowledgment and Consent

SCHEDULES:

1	Notice Addresses of Pledgors
2	Description of Pledged Securities
3	Filings and Other Actions Required to Perfect Security Interests
4	Location of Jurisdiction of Organization and Chief Executive Office

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This PLEDGE AGREEMENT (this “Agreement”) is dated as of June 21, 2013, made by QUICKSILVER RESOURCES INC., a Delaware corporation (the “Borrower”), COWTOWN PIPELINE MANAGEMENT, INC, a Texas corporation (“Cowtown Management”), COWTOWN PIPELINE FUNDING, INC., a Delaware corporation (“Cowtown Funding”), QPP PARENT LLC, a Delaware limited liability company (“QPP Parent”), and together with the Borrower, Cowtown Management and any other Restricted Subsidiary of the Borrower that becomes a party hereto from time to time after the date hereof, the “Pledgors”, and each individually, a “Pledgor”), in favor of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as Second Lien Agent for the Secured Parties as defined herein (in such capacity, together with its successors and assigns, the “Second Lien Agent” or the “Pledgee”) for its own benefit and the benefit of the other Secured Parties.

Preliminary Statements

A. On the date hereof, the Borrower, the banks and other financial institutions party thereto as “Lenders” (the “Lenders”), Credit Suisse AG, as administrative agent for the Lenders (the “Administrative Agent”), and the other agents party thereto are executing a Second Lien Credit Agreement (such agreement, as from time to time amended, restated, replaced, modified or supplemented, the “Credit Agreement”) pursuant to which, upon the terms and conditions stated therein, the Lenders are making loans to the Borrower in an initial aggregate principal amount of $625,000,000 (the “Loans”).

B. On the date hereof, certain of the Borrower’s Restricted Subsidiaries, as guarantors, are executing a Guaranty Agreement (as from time to time amended, restated, replaced, modified or supplemented, the “Credit Agreement Guaranty”) pursuant to which, upon the terms and conditions stated therein, such Restricted Subsidiaries are guaranteeing the obligations of the Borrower and the Restricted Subsidiaries under the Credit Agreement and the other Loan Documents. The Credit Agreement, the Credit Agreement Guaranty, and the other Loan Documents are collectively referred to herein as the “Credit Agreement Documents”.

C. On the date hereof, the Borrower, as issuer, certain of the Borrower’s Restricted Subsidiaries, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture Trustee”) are executing an Indenture (as from time to time amended, restated, replaced, modified or supplemented, the “Indenture”) pursuant to which, upon the terms and conditions stated therein, the Borrower is issuing notes in an initial aggregate principal amount of $200,000,000 (the “Notes”) and such Restricted Subsidiaries are guaranteeing the obligations of the Borrower and the Restricted Subsidiaries under the Indenture and the Notes.

D. On the date hereof, the Second Lien Agent, the Administrative Agent on behalf of the Credit Agreement Secured Parties and the Indenture Trustee on behalf of the Indenture Secured Parties are entering into the Pari Passu Intercreditor Agreement (as from time to time amended, restated, replaced, modified or supplemented, the “Pari Passu Intercreditor Agreement”).

E. The Pledgee and the other Secured Parties have conditioned their obligations under the Credit Agreement and the Indenture upon the execution and delivery by the Borrower and the Pledgors of this Agreement to secure, and the Borrower has agreed to enter into this Agreement to secure, all the Secured Obligations.

F. Accordingly, in order to comply with the terms and conditions of the Second Lien Documents and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby agrees with the Pledgee, for the benefit of the Secured Parties, as follows:

ARTICLE I

Definitions

Section 1.01 Definitions.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement, and all uncapitalized terms which are defined in the UCC on the date hereof are used herein as so defined.

(b) As used in this Agreement, in addition to the terms defined in the introductory paragraph hereto and in the Preliminary Statements hereto, the following terms have the following meanings:

“Additional Second Lien Obligations” means the obligations of the Borrower and the other Restricted Subsidiaries that shall have been designated as Additional Second Lien Obligations pursuant to and in accordance with Section 2.08(b) of the Pari Passu Intercreditor Agreement.

“Additional Secured Parties” means the holders of any Additional Second Lien Obligations and the administrative agent, trustee or other applicable agent with respect thereto.

“Applicable Authorized Representative” has the meaning set forth in the Pari Passu Intercreditor Agreement.

“Collateral” has the meaning assigned such term in Section 2.01.

“Credit Agreement Secured Obligations” means (a) the Loans made under the Credit Agreement on the date hereof, (b) any additional loans or other extensions of credit made under the Credit Agreement after the date hereof and designated as “Additional Second Lien Obligations” in accordance with Section 2.08(b) of the Pari Passu Intercreditor Agreement and (c) any and all related amounts owing or to be owing by the Borrower or any Subsidiary (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising) under the Credit Agreement or any other Loan Document, including, without limitation, the principal of and all interest on such Loans or additional loans or other extensions of credit and all fees, premium, expense reimbursement obligations, indemnification obligations and other obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including any amounts that accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower or any Subsidiary (or could accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not allowed or allowable as a claim in any such case, proceeding or other action).

“Credit Agreement Secured Parties” means the holders of any Credit Agreement Secured Obligations and the Administrative Agent.

“Equity Interests” means shares of capital stock, partnership interests, membership interests, beneficial interests or other ownership interests, whether voting or nonvoting, in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing (other than, prior to the date of such conversion, Indebtedness that is convertible into any such Equity Interests).

“Event of Default” means an Event of Default under the Credit Agreement or Indenture.

“First Lien Intercreditor Agreement” means the Second Lien Intercreditor Agreement dated as of the date hereof among the Borrower; the other grantors referred to therein; JPMorgan Chase Bank, N.A., as representative of the Senior Secured Parties referred to therein; Credit Suisse AG, as representative of the Secured Parties; the Mortgagee; and the Indenture Trustee.

“First Lien Administrative Agent” means the Administrative Agent under the U.S. First Lien Credit Agreement.

“First Lien Obligations Payment Date” means the date of the Discharge of Senior Obligations as defined in the First Lien Intercreditor Agreement.

“Guarantor” has the meaning set forth in the Credit Agreement Guaranty.

“Indenture Secured Obligations” means (a) the Second Lien Notes issued under the Indenture on the date hereof, (b) any additional notes or other debt securities issued under the Indenture after the date hereof and designated as “Additional Second Lien Obligations” in accordance with Section 2.08(b) of the Pari Passu Intercreditor Agreement and (c) any and all related amounts owing or to be owing by the Borrower or any Subsidiary (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising) under the Indenture, including, without limitation, the principal of and all interest on such Second Lien Notes or additional notes or other debt securities and all fees, premium, expense reimbursement obligations, indemnification obligations and other obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including any amounts that accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower or any Subsidiary (or could accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not allowed or allowable as a claim in any such case, proceeding or other action).

“Indenture Secured Parties” means the holders of any Indenture Secured Obligations and the Indenture Trustee.

“Issuers” means the collective reference to each issuer of a Pledged Security.

“Mortgage” has the meaning set forth in the Pari Passu Intercreditor Agreement.

“Organizational Documents” means any and all agreements, certificates, charters, articles, bylaws, partnership agreement, limited liability company agreement, operating agreement and similar documents pertaining to (i) the organization or governance of any Issuer or (ii) the organization or governance of any other Person referenced in this Agreement, in each case whether now or hereafter existing and as each has been and hereafter may be supplemented, amended or restated from time to time.

“Paid In Full In Cash” means (i) the irrevocable and indefeasible payment in full in cash of all principal, interest (including interest accruing during the pendency of an insolvency or liquidation proceeding, regardless of whether allowed or allowable in such insolvency or liquidation proceeding) and premium, if any, on (A) all Loans outstanding under the Credit Agreement, (B) all Notes outstanding under the Indenture and (C) all other Indebtedness included in the Additional Secured Obligations, (ii) the payment in full in cash of all other obligations or amounts that are outstanding under the Credit Agreement or the Indenture or in respect of Additional Secured Obligations and (iii) the termination of all Commitments under the Credit Agreement.

“Pledged Equity Interests” means, with respect to each Pledgor, (a) all rights, title, powers, privileges, remedies and interests of such Pledgor as a member, shareholder, limited partner or general partner in an Issuer, (b) all rights, title, powers, privileges, remedies and interest of any Pledgor in, to and under the Organizational Documents of such Issuer, and (c) the books and records of such Pledgor pertaining to the Collateral.

“Pledged Securities” means: (a) the Equity Interests issued by Restricted Subsidiaries including, without limitation, those described or referred to in Schedule 2 (as the same may be supplemented from time to time pursuant to a Supplement in substantially the form of Annex II); provided that Pledged Securities shall not exceed 65% of the total combined voting power of all classes of Equity Interests of a Restricted Subsidiary that is a Foreign Subsidiary; and (b) (i) the certificates or instruments, if any, representing such Equity Interests, (ii) all dividends (cash, Equity Interests or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and Property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests, (iii) all replacements, additions to and substitutions for any of the Property referred to in this definition, including, without limitation, claims against third parties, (iv) the proceeds, interest, profits and other income of or on any of the Property referred to in this definition, (v) all security entitlements in respect of any of the foregoing, if any and (vi) all books and records relating to any of the Property referred to in this definition.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

“Refinancing” has the meaning set forth in the Pari Passu Intercreditor Agreement.

“Second Lien Documents” has the meaning set forth in the Pari Passu Intercreditor Agreement.

“Secured Parties” means (i) the Credit Agreement Secured Parties, (ii) the Indenture Secured Parties and (iii) the Additional Secured Parties.

“Secured Obligations” means the Credit Agreement Secured Obligations, the Indenture Secured Obligations and the Additional Second Lien Obligations.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Obligations” has the meaning set forth in the First Lien Intercreditor Agreement

“Senior Secured Parties” has the meaning set forth in the First Lien Intercreditor Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Pledgee’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, the effect thereof or priority and for purposes of definitions related to such provisions.

Section 1.02 Other Definitional Provisions. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Pledgor, refer to such Pledgor’s Collateral or the relevant part thereof.

Section 1.03 Rules of Interpretation. Section 1.04 of the Credit Agreement is hereby incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

ARTICLE II

Grant of Security Interest

Section 2.01 Grant of Security Interest. Each Pledgor hereby pledges, assigns and transfers to the Pledgee, and hereby grants to the Pledgee, for the ratable benefit of the Secured Parties, a security interest in all of the following Property now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due and payable (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(a) all Pledged Securities, including any and all Pledged Equity Interests relating to such Pledgor’s Pledged Securities; and

(b) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Section 2.02 Transfer of Pledged Securities. Subject to the terms of the First Lien Intercreditor Agreement, all certificates or instruments representing or evidencing the Pledged

Securities shall be delivered to and held pursuant hereto by the Pledgee or a Person designated by the Pledgee and shall be accompanied by duly executed instruments of transfer or assignment in blank, and accompanied by any required transfer tax stamps to effect the pledge of the Pledged Securities to the Pledgee. Notwithstanding the preceding sentence, but subject to the terms of the First Lien Intercreditor Agreement, at the Pledgee’s discretion, all Pledged Securities must be delivered or transferred in such manner as to permit the Pledgee to be a “protected purchaser” to the extent of its security interest as provided in Section 8-303 of the UCC (if the Pledgee otherwise qualifies as a protected purchaser). During the continuance of an Event of Default, subject to the terms of the First Lien Intercreditor Agreement, the Pledgee shall have the right, at any time in its discretion and without notice, to transfer to or to register in the name of the Pledgee or any of its nominees any or all of the Pledged Securities, subject only to the revocable rights specified in Section 5.04. In addition, during the continuance of an Event of Default, the Pledgee shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations.

ARTICLE III

Representations and Warranties

To induce the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder and to induce the Indenture Secured Parties to purchase the Notes and the Additional Secured Parties to extend credit in the form of Additional Second Lien Obligations, each Pledgor hereby represents and warrants to the Pledgee and each Secured Party that:

Section 3.01 [Reserved]

Section 3.02 Title; No Other Liens. Except for Permitted Liens and the security interest granted to the Pledgee for the ratable benefit of the Secured Parties pursuant to this Agreement, such Pledgor is the record and beneficial owner of its respective items of the Collateral free and clear of any and all Liens and has the power to transfer each item of the Collateral in which a Lien is granted by it hereunder, free and clear of any Lien. Other than with respect to the Liens securing the Senior Obligations, no financing statement or other public notice authorized by such Pledgor with respect to all or any part of the Collateral of such Pledgor is on file or of record in any public office, except such as have been filed in favor of the Pledgee, for the ratable benefit of the Secured Parties, pursuant to this Agreement or the Security Instruments.

Section 3.03 Perfected Liens; Priority. The security interests granted pursuant to this Agreement (a) upon the completion of the filings and the other actions specified on Schedule 3 constitute valid perfected security interests in all of the Collateral in favor of the Pledgee, for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Pledgor and any Persons purporting to purchase any Collateral from such Pledgor and (b) are prior to all other Liens on the Collateral in existence on the date hereof other than those securing the Senior Obligations (subject to Permitted Liens).

Section 3.04 Pledgor Information. On the date hereof, (a) the true legal name of each Pledgor as registered in the jurisdiction in which such Pledgor is organized, formed or incorporated is listed in the preamble to this Pledge Agreement; (b) each Pledgor’s state of incorporation, formation or organization, its organization identification number as designated by the state of its incorporation, formation or organization, and its principal place of business (or, if it has more than one place of business, its chief executive office) are as set forth on Schedule 4 to this Pledge Agreement; and (c) each Pledgor is not now, and within five years prior to the date hereof, has not been known by any trade name. Each Pledgor is not now, and within five (5) years prior to the date hereof, has not been known by any legal name different from the one set forth on the signature page hereto, nor, within five (5) years prior to the date hereof, has any Pledgor been the subject of any merger or other corporate reorganization.

Section 3.05 Pledged Securities.

(a) The Pledged Securities required to be pledged under the Credit Agreement by such Pledgor are listed in Schedule 2. The shares of Pledged Securities pledged by such Pledgor hereunder constitute all the issued and outstanding shares of all classes of the Equity Interests of each Issuer owned by such Pledgor as set forth on Schedule 2; provided that Pledged Securities shall not exceed 65% of the total combined voting power of all classes of Equity Interests of a Restricted Subsidiary that is a Foreign Subsidiary. All of the Pledged Securities have been duly and validly issued and are fully paid and nonassessable; and such Pledgor is the record and beneficial owner of, and has good title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Permitted Liens and the security interest created by this Agreement, and has the power to transfer the Pledged Securities in which a Lien is granted by it hereunder, free and clear of any Lien except Permitted Liens.

(b) There are no restrictions on transfer (that have not been waived or otherwise consented to) in the applicable Organizational Document governing any Pledged Equity Interest or any other agreement relating thereto which would limit or restrict (i) the grant of a security interest in the Pledged Equity Interests, (ii) the perfection of such security interest or (iii) the exercise of remedies in respect of such perfected security interest in the Pledged Equity Interests, in each case, as contemplated by this Agreement. Upon the exercise of remedies in respect of the Pledged Equity Interests, a transferee or assignee of a membership, partnership, shareholder or other interest, as the case may be, of such Issuer, as the case may be, shall become a member, partner, shareholder or other owner, as the case may be, of such Issuer, as the case may be, entitled to participate in the management thereof and, upon the transfer of the entire interest of such Pledgor, such Pledgor ceases to be a member, partner, shareholder or other owner, as the case may be.

ARTICLE IV

Covenants

Each Pledgor covenants and agrees with the Pledgee and the Secured Parties that, from and after the date of this Agreement until the Secured Obligations shall have been Paid In Full In Cash:

Section 4.01 [Reserved]

Section 4.02 Maintenance of Perfected Security Interest; Further Documentation. In the case of each Pledgor, such Pledgor agrees that:

(a) it shall, to the extent it has the legal power to do so, maintain the security interest created by this Agreement as a perfected security interest having the priority described in Section 3.03 and shall defend such security interest against the claims and demands of all Persons whomsoever (subject to Permitted Liens); it being understood that no Pledgor shall have any obligation or liability under this Section 4.02(a) with respect to acts or omissions of any Secured Party.

(b) it will furnish to the Pledgee and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Pledgee may reasonably request, all in reasonable detail.

(c) at any time and from time to time, upon the written request of the Pledgee at the direction of the Applicable Authorized Representative, and at the sole expense of such Pledgor, it will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as are required for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC (or other similar laws) in effect in such Pledgor’s jurisdiction with respect to the security interests created hereby and, subject to the terms of the First Lien Intercreditor Agreement, the delivery of certificated securities.

Section 4.03 Changes in Locations, Name, Etc. Such Pledgor recognizes that financing statements pertaining to the Collateral have been or may be filed where such Pledgor maintains any Collateral or is organized. Without limitation of any other covenant herein, such Pledgor will not cause or permit any change in such Pledgor’s (a) corporate name, (b) identity or corporate structure or in the jurisdiction in which it is incorporated or formed, or (c) jurisdiction of organization or its organizational identification number in such jurisdiction of organization, unless, in each case, such Pledgor shall have (i) promptly notified (and in any event within thirty (30) days following any such change) the Pledgee in writing of such change, and (ii) taken all action required for the purpose of maintaining the perfection and priority of the Pledgee’s security interests under this Agreement. In any notice furnished pursuant to this Section 4.03, such Pledgor will expressly state in a conspicuous manner that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of the Pledgee’s security interest in the Collateral. At the request of the Pledgee at the direction of the Applicable Authorized Representative, upon the occurrence of such event, the Borrower will provide to the Pledgee and the Lenders an opinion of counsel, in form and substance reasonably satisfactory to the Pledgee, to the effect that such event will not impair the validity of the security interests hereunder, the perfection and priority thereof, the enforceability of the Second Lien Documents, and such other matters as may be reasonably requested by the Pledgee.

Section 4.04 Pledged Securities. In the case of each Pledgor, such Pledgor agrees that:

(a) if such Pledgor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Securities, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties, segregated from other Property of such Pledgor, and, subject to the terms of the First Lien Intercreditor Agreement, deliver the same forthwith to the Pledgee in the exact form received, duly indorsed by such Pledgor to the Pledgee, if required, together with an undated stock power covering such certificate duly executed in blank by such Pledgor and with, if the Pledgee so requests, signature guaranteed, to be held by the Pledgee, subject to the terms hereof, as additional collateral security for the Secured Obligations; provided that such Pledgor’s obligations under this Section 4.04(a) shall be limited to 65% of the total combined voting power of all classes of Equity Interests of an Issuer that is a Foreign Subsidiary.

(b) without the prior written consent of the Pledgee or as permitted by the Credit Agreement, such Pledgor will not enter into any agreement or undertaking restricting the right or ability of such Pledgor or the Pledgee to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

(c) in the case of each Pledgor that is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Pledgee promptly in writing of the occurrence of any of the events described in Section 4.04(a) with respect to the Pledged Securities issued by it and (iii) the terms of Section 5.02(a) and Section 5.04 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.02(d) or Section 5.04 with respect to the Pledged Securities issued by it. In the case of any Issuer that is not a Pledgor hereunder, such Pledgor shall promptly cause such Issuer to execute and deliver to the Pledgee an Acknowledgment and Consent in substantially the form of Exhibit A.

(d) in the case of each Pledgor that is a partner in a partnership, such Pledgor hereby consents to the extent required by the applicable partnership agreement to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Equity Interests in such partnership and to the transfer following the occurrence of an Event of Default of such Pledged Equity Interests to the Pledgee or its nominee and to the substitution of the Pledgee or its nominee as a substituted partner in such partnership with all the rights, powers and duties of a general partner or a limited partner, as the case may be. In the case of each Pledgor that is a member of a limited liability company, such Pledgor hereby consents to the extent required by the applicable limited liability company agreement (or similar Organizational Document) to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Equity Interests in such limited liability company and to the transfer following the occurrence of an Event of Default of such Pledged Equity Interests to the Pledgee or its nominee and to the substitution of the Pledgee or its nominee as a substituted member of such limited liability company with all the rights, powers and duties of a member of such limited liability company.

(e) such Pledgor shall not agree to any amendment of an Organizational Document that in any way adversely affects the perfection of the security interest of the Pledgee in the Pledged Equity Interests pledged by such Pledgor hereunder, including any amendment electing to treat the membership, partnership, shareholder or other interest of such Pledgor as a security under Section 8-103 of the UCC.

(f) such Pledgor shall, subject to the terms of the First Lien Intercreditor Agreement, furnish to the Pledgee such stock powers and other instruments as may be required by the Pledgee to assure the transferability of the Pledged Securities when and as often as may be reasonably requested by the Pledgee.

(g) the Pledged Securities will at all times constitute (x) not less than 100% of the Equity Interests of the Issuer thereof (if a Domestic Subsidiary) owned by any Pledgor and (y) not less than 65% of the total combined voting power of all classes of Equity Interests and 100% of all non-voting Equity Interests of the Issuer thereof (if a Foreign Subsidiary).

ARTICLE V

Remedial Provisions

Section 5.01 Code and Other Remedies.

(a) Subject to the terms of the First Lien Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, the Pledgee, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement, the other Second Lien Documents and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a Secured Party under the UCC or any other applicable law or otherwise available at law or equity. Without limiting the generality of the foregoing, the Pledgee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances, subject to the terms of the First Lien Intercreditor Agreement, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or any office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Pledgor, which right or equity is hereby waived and released. If applicable to any particular item of Collateral, subject to the terms of the First Lien Intercreditor Agreement, each Pledgor further agrees, at the Pledgee’s request, to assemble the Collateral and make it available to the Pledgee at places which the Pledgee shall reasonably select, whether at such Pledgor’s premises or elsewhere. Any such sale or transfer by the Pledgee either to itself or to any other Person shall be absolutely free from any claim of right by Pledgor, including any equity or right of redemption, stay or appraisal which

Pledgor has or may have under any rule of law, regulation or statute now existing or hereafter adopted (and such Pledgor hereby waives any rights it may have in respect thereof). Upon any such sale or transfer, the Pledgee shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. The Pledgee shall, subject to the terms of the First Lien Intercreditor Agreement, apply the net proceeds of any action taken by it pursuant to this Section 5.01 as provided in Section 5.14 of the Mortgage, and only after such application and after the payment by the Pledgee of any other amount required by any provision of law, including, without limitation, Section 9-615 of the UCC, need the Pledgee account for the surplus, if any, to any Pledgor. To the extent permitted by applicable law, each Pledgor waives all claims, damages and demands it may acquire against the Pledgee or any Secured Party arising out of the exercise by them of any rights hereunder, except in the case of gross negligence or willful misconduct by the Pledgee or any such Secured Party, respectively. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

(b) In the event that the Pledgee elects not to sell the Collateral, the Pledgee retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Secured Obligations. To the extent permitted by applicable law, each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner.

(c) The Pledgee may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.

Section 5.02 Pledged Securities.

(a) Unless an Event of Default shall have occurred and be continuing and the Pledgee shall have given notice to the relevant Pledgor of the Pledgee’s intent to exercise its corresponding rights pursuant to Section 5.02(b), each Pledgor shall be permitted to receive all cash dividends paid in respect of the Pledged Securities paid in the normal course of business of the relevant Issuer, to the extent permitted in the Second Lien Documents, and to exercise all voting, consent and corporate, partnership or limited liability company rights with respect to the Pledged Securities; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Pledgor that would impair the Collateral, or be inconsistent with or result in any violation of any provision of the Credit Agreement, the Indenture, this Agreement or any other Second Lien Document. Subject to the terms of the First Lien Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, any sums paid upon or in respect of any Pledged Securities upon the liquidation or dissolution of any Issuer of any Pledged Securities, any distribution of capital made on or in respect of any Pledged Securities or any property distributed upon or with respect to any Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer of Pledged Securities or pursuant to the reorganization thereof shall, unless otherwise subject to a perfected security interest in favor of the Pledgee and subject to Section 5.02(b), be delivered to the Pledgee to be held by it hereunder as additional collateral security for the Secured Obligations. If any sum of money or property so paid or distributed in respect of any Pledged

Securities shall be received by such Pledgor, such Pledgor shall, subject to the terms of the First Lien Intercreditor Agreement, until such money or property is paid or delivered to the Pledgee, hold such money or property in trust for the Pledgee, segregated from other funds of such Pledgor, as additional security for the Secured Obligations.

(b) Subject to the terms of the First Lien Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, upon notice by the Pledgee of its intent to exercise such rights to the relevant Pledgor or Pledgors, (i) the Pledgee shall have the right to receive any and all cash dividends, payments, Property or other Proceeds paid in respect of the Pledged Securities and shall make application thereof to the Secured Obligations as provided Section 5.14 of the Mortgage, and (ii) any or all of the Pledged Securities shall be registered in the name of the Pledgee or its nominee, and (iii) the Pledgee or its nominee may exercise (A) all voting, consent, corporate, partnership or limited liability company and other rights pertaining to such Pledged Securities at any meeting of shareholders, partners or members (or other equivalent body) of the relevant Issuer or Issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of any Issuer, or upon the exercise by any Pledgor or the Pledgee of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Pledgee may determine), all without liability except to account for Property actually received by it, but the Pledgee shall have no duty to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) In order to permit the Pledgee to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to the Pledgee all such proxies, dividend payment orders and other instruments as the Pledgee may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Pledgor hereby grants to the Pledgee an irrevocable proxy to vote all or any part of the Pledged Securities and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Securities would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Securities on the record books of the Issuer thereof) by any other Person (including the Issuer of such Pledged Securities or any officer or agent thereof) upon the occurrence and during the continuance of an Event of Default but subject to the terms of the First Lien Intercreditor Agreement, and which proxy shall only terminate when the Secured Obligations are Paid In Full In Cash.

(d) Each Pledgor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Pledgor hereunder to (i) comply with any instruction received by it from the Pledgee in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and each Pledgor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Pledgee if so required pursuant to Section 5.02(b).

(e) Subject to the terms of the First Lien Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, if the Issuer of any Pledged Securities is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any Governmental Authority, then all rights of the Pledgor in respect thereof to exercise the voting and other consensual rights which such Pledgor would otherwise be entitled to exercise with respect to the Pledged Securities issued by such Issuer shall cease, and all such rights shall thereupon become vested in the Pledgee who shall thereupon have the sole right to exercise such voting and other consensual rights, but the Pledgee shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing.

Section 5.03 [Reserved].

Section 5.04 Private Sales of Pledged Securities.

(a) Each Pledgor recognizes that the Pledgee may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, subject to the terms of the First Lien Intercreditor Agreement, may resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Pledgee shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b) Each Pledgor agrees to use commercially reasonable efforts to do or cause to be done all such other acts as may reasonably be necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this Section 5.04 valid and binding and in compliance with any and all other applicable Governmental Requirements. Each Pledgor further agrees that a breach of any of the covenants contained in this Section 5.04 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.04 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement.

Section 5.05 Deficiency. Each Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Pledgee or any Secured Party to collect such deficiency.

Section 5.06 Non-Judicial Enforcement. The Pledgee may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, each Pledgor expressly waives any and all legal rights which might otherwise require the Pledgee to enforce its rights by judicial process.

ARTICLE VI

The Pledgee

Section 6.01 Pledgee’s Appointment as Attorney-in-Fact, Etc.

(a) Each Pledgor hereby irrevocably constitutes and appoints the Pledgee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Pledgor hereby gives the Pledgee the power and right, on behalf of such Pledgor, without notice to or assent by such Pledgor, to do any or all of the following:

(i) unless the Pledgor shall have notified the Pledgee of a dispute under Section 8.04 of the Credit Agreement, pay or discharge Taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance required by the terms of this Agreement or any other Second Lien Document and pay all or any part of the premiums therefor and the costs thereof;

(ii) execute, in connection with any sale provided for in Section 5.01 or Section 5.04, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iii) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Pledgee or as the Pledgee shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) in the name of such Pledgor or its own name, or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due with respect to any Collateral and commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (D) defend any suit, action or proceeding brought against such Pledgor with respect to any Collateral; (E) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Pledgee may deem appropriate; and (F) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Pledgee were the absolute owner thereof for all purposes, and do, at the Pledgee’s option and such Pledgor’s expense, at any time, or from time to time, all acts and things which the Pledgee deems necessary to protect, preserve or realize upon the Collateral and the Pledgee’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Pledgor might do.

Anything in this Section 6.01(a) to the contrary notwithstanding, the Pledgee agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.01(a) unless an Event of Default shall have occurred and be continuing, and that the exercise of such rights is subject to the terms of the First Lien Intercreditor Agreement.

(b) If any Pledgor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, the Pledgee, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Pledgee incurred in connection with actions undertaken as provided in this Section 6.01, together with interest thereon at a rate per annum equal to the post-default rate specified in Section 3.02(c) of the Credit Agreement, but in no event to exceed the Highest Lawful Rate, from the date of payment by the Pledgee to the date reimbursed by the relevant Pledgor, shall be payable by such Pledgor to the Pledgee on demand.

(d) Each Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue and in compliance hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 6.02 Duty of Pledgee. The Pledgee’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Pledgee deals with similar Property for its own account and shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral. Neither the Pledgee, any Secured Party nor any of their Related Parties shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Pledgee and the Secured Parties hereunder are solely to protect the Pledgee’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Pledgee or any Secured Party to exercise any such powers. The Pledgee and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their Related Parties shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. To the fullest extent permitted by applicable law, the Pledgee shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Secured Obligations, or to take any steps necessary to preserve any rights against any Pledgor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters. Each Pledgor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Pledgee or any Secured Party to proceed against any Pledgor or other Person, exhaust any Collateral or enforce any other remedy which the Pledgee or any Secured Party now has or may hereafter have against each Pledgor, any Pledgor or other Person.

Section 6.03 Filing of Financing Statements. Pursuant to the UCC and any other applicable law, each Pledgor authorizes the Pledgee to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Pledgee reasonably determines appropriate to perfect the security interests of the Pledgee under this Agreement provided, however, the Pledgee shall have no responsibility or obligation to file such financing statements. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

Section 6.04 Authority of Pledgee. Each Pledgor acknowledges that the rights and responsibilities of the Pledgee under this Agreement with respect to any action taken by the Pledgee or the exercise or non-exercise by the Pledgee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Pledgee and the Secured Parties, be governed by the Second Lien Documents and by the Pari Passu Intercreditor Agreement, and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Pledgee and the Pledgors, the Pledgee shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Pledgor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

ARTICLE VII

Miscellaneous

Section 7.01 Waiver. No failure on the part of the Pledgee or any Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, privilege or remedy or any abandonment or discontinuance of steps to enforce such right, power, privilege or remedy under this Agreement or any other Second Lien Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, privilege or remedy under this Agreement or any other Second Lien Document preclude or be construed as a waiver of any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. The remedies provided herein are cumulative and not exclusive of any remedies provided by law or equity.

Section 7.02 Notices. All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 12.01 of the Credit Agreement or Section 12.03 of the Indenture; provided that any such notice, request or demand to or upon any Pledgor shall be addressed to such Pledgor at its notice address set forth on Schedule 1.

Section 7.03 Payment of Expenses, Indemnities, Etc.

(a) Each Pledgor agrees to pay or reimburse each Secured Party and the Pledgee for all out-of-pocket expenses incurred by such Person, including the fees, charges and disbursements of any counsel for the Pledgee or any Secured Party, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Second Lien Document, including, without limitation, all out-of-pocket expenses incurred in enforcing or preserving any rights under this Agreement and the other Second Lien Documents to which such Pledgor is a party.

(b) Each Pledgor agrees to pay, and to save the Pledgee and the Secured Parties harmless from the full amount of any Other Taxes and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement; provided that no Pledgor shall be required to indemnify the Pledgee or any Secured Party for any amounts under this Section 7.03(b) to the extent that such Person fails to notify such Pledgor of its intent to make a claim for indemnification under this Section 7.03(b) within 270 days after a claim is asserted against such Person by the relevant Governmental Authority.

(c) Each Pledgor agrees to indemnify, and to save the Pledgee and the Secured Parties harmless from, any and all liabilities, claims, losses, damages, penalties, expenses, charges or disbursements with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 12.03 of the Credit Agreement and Section 7.07 of the Indenture.

Section 7.04 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 12.02 of the Credit Agreement and Article VIII of the Indenture.

Section 7.05 Successors and Assigns. The provisions of this Agreement shall be binding upon the Pledgors and their successors and permitted assigns and shall inure to the benefit of the Pledgee and the Secured Parties and their respective successors and permitted assigns; provided that except as set forth in Section 12.04 of the Credit Agreement, no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Pledgee and the Majority Lenders, and any such purported assignment, transfer or delegation shall be null and void.

Section 7.06 Survival; Revival; Reinstatement.

(a) All covenants, agreements, representations and warranties made by any Pledgor herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Second Lien Document to which it is a party shall be considered to have been relied upon by the Pledgee, and the other Secured Parties and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Pledgee or any Secured Party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Secured Obligations are Paid In Full In Cash. The provisions of Section 7.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments, the termination of this Agreement or any other Second Lien Document or any provision hereof or thereof.

(b) To the extent that any payments on the Secured Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Secured Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Pledgee’s and the Secured Parties’ Liens, security interests, rights, powers and remedies under this Agreement and each other Second Lien Document shall continue in full force and effect. In such event, each Second Lien Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Pledgee and the Secured Parties to effect such reinstatement.

Section 7.07 Counterparts; Integration; Effectiveness.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b) This Agreement, the other Second Lien Documents and any separate letter agreements with respect to fees payable to the Pledgee constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Agreement and the other Second Lien Documents represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

(c) This Agreement shall become effective when it shall have been executed by the Pledgee and when the Pledgee shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto, the Secured Parties and in each case their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or any other electronic transmission (including via email or PDF) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7.08 Severability. Any provision of this Agreement or any other Second Lien Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 7.09 [Reserved]

Section 7.10 Governing Law. Section 12.07 of the Indenture and all relevant defined terms shall apply, mutatis mutandis, to any of the Pledgors hereunder and such Section is hereby incorporated herein by reference and made a part of this Agreement as if set forth herein in full; provided that each Pledgor’s address for notices and service of process shall be to each Pledgor’s office, c/o Quicksilver Resources Inc., 801 Cherry St, Suite 3700, Unit 19, Fort Worth, Texas 76102, Attn: Vice President – Treasurer (Telecopy No. 817-665-5016) with a copy to General Counsel (Telecopy No. 817-665-5021).

Section 7.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 7.12 Acknowledgments. Each Pledgor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Second Lien Documents to which it is a party;

(b) neither the Pledgee nor any Secured Party has any fiduciary relationship with or duty to any Pledgor arising out of or in connection with this Agreement or any of the other Second Lien Documents, and the relationship between the Pledgors, on the one hand, and the Pledgee and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Second Lien Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Pledgors and the Secured Parties.

(d) Each of the parties hereto specifically agrees that it has a duty to read this Agreement, the Security Instruments and the other Second Lien Documents and agrees that it is charged with notice and knowledge of the terms of this Agreement, the Security Instruments and the other Second Lien Documents; that it has in fact read this Agreement, the Security Instruments and the other Second Lien Documents and is fully informed and has full notice and knowledge of the terms, conditions and effects thereof; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the Security Instruments and the other Second Lien Documents; and has received the advice of its attorney in entering into this Agreement, the Security Instruments and the other Second Lien Documents; and that it recognizes that certain of the terms of this Agreement and the Security Instruments result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT, THE SECOND LIEN DOCUMENTS AND THE SECURITY INSTRUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 7.13 Additional Pledgors and Additional Equity Interests. Each Restricted Subsidiary of the Borrower that at any time owns any Equity Interests in any other Restricted Subsidiary and is required to become a party to this Agreement pursuant to the Collateral and Guarantee Requirement or Section 8.13 of the Credit Agreement that is not a Pledgor on the date hereof shall become a Pledgor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto and shall thereafter have the same rights, benefits and obligations as a Pledgor party hereto on the date hereof. Each Pledgor that is required to pledge additional Equity Interests of any Restricted Subsidiary shall execute and deliver a Supplement in the form of Annex II hereto, if such Equity Interests were not previously pledged.

Section 7.14 Releases.

(a) Release Upon Payment in Full. The grant of a security interest hereunder and all of rights, powers and remedies in connection herewith shall remain in full force and effect until the Secured Obligations are Paid In Full In Cash, at which time such security interests shall automatically terminate. Promptly following the Secured Obligations being Paid In Full In Cash, the Pledgee shall, at the Borrower’s written request and expense, (i) retransfer and deliver all Collateral in its possession to the Pledgors, and (ii) execute a written release or termination statement and reassign to the Pledgors without recourse or warranty any remaining Collateral and all rights conveyed hereby.

(b) Partial Releases. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Pledgor in a transaction permitted by the Credit Agreement, the Indenture and the other Second Lien Documents, then the Pledgee, at the request and sole expense of such Pledgor, shall promptly execute and deliver to such Pledgor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral and the Equity Interests of the Issuer thereof. At the request and sole expense of the Borrower, a Pledgor shall be released from its obligations hereunder in the event that all the Equity Interests of such Pledgor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement, the Indenture and the other Second Lien Documents; provided that the Borrower shall have delivered to the Pledgee, at least three (3) Business Days prior to the date of the proposed release (or such shorter period as the Pledgee may agree), a written request of a Responsible Officer of the Borrower for release identifying the relevant Pledgor, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement, the Indenture and the other Second Lien Documents.

(c) Retention in Satisfaction. Except as may be expressly applicable pursuant to Section 9-620 of the UCC, no action taken or omission to act by the Pledgee or the Secured Parties hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Secured Obligations or otherwise to be in full satisfaction of the Secured Obligations, and the Secured Obligations shall remain in full force and effect, until the Pledgee and the Secured Parties shall have applied payments (including, without limitation, collections from Collateral) towards the Secured Obligations in the full amount then outstanding or until such subsequent time as is provided in Section 7.14(a).

Section 7.15 Acceptance. Each Pledgor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Pledgee and the Secured Parties being conclusively presumed by their request for this Agreement and delivery of the same to the Pledgee.

Section 7.16 First Lien Intercreditor Agreement. Notwithstanding anything herein to the contrary, (a) the liens and security interests granted to the Pledgee pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties (as defined in the First Lien Intercreditor Agreement), including liens and security interests granted to (i) JPMorgan Chase Bank, N.A., as global administrative agent, pursuant to or in connection with the Amended and Restated Credit Agreement, dated as of December 22, 2011 (as amended, restated, supplemented or otherwise modified from time to time), among the Borrower, the banks, financial institutions and other lending institutions from time to time parties as lenders thereto and JPMorgan Chase Bank, N.A., as global administrative agent, and (ii) JPMorgan Chase Bank, N.A., Toronto Branch, as administrative agent, pursuant to or in connection with the Amended and Restated Credit Agreement, dated as of December 22, 2011 (as amended, restated, supplemented or otherwise modified from time to time), among the Borrower, Quicksilver Resources, Canada, Inc., as borrower, the banks, financial institutions and other lending institutions from time to time parties as lenders thereto and JPMorgan Chase Bank, N.A., as global administrative agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as administrative agent, and (b) the exercise of any right or remedy by the Pledgee hereunder is subject to the limitations and provisions of the First Lien Intercreditor Agreement. In the event of any conflict between the terms of the First Lien Intercreditor Agreement and the terms of this Agreement, the terms of the First Lien Intercreditor Agreement shall govern.

Section 7.17 Rights of Pledgee. The rights of the Pledgee set forth in the Indenture are hereby incorporated herein by reference.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

PLEDGORS:	QUICKSILVER RESOURCES INC.

By:
Name:
Title:

COWTOWN PIPELINE MANAGEMENT, INC.

By:
Name:
Title:

COWTOWN PIPELINE FUNDING, INC.

By:
Name:
Title:

QPP PARENT LLC

By:
Name:
Title:

Signature Page to Pledge Agreement

Acknowledged and Agreed to as

of the date hereof by:

PLEDGEE:	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Second Lien Agent

By:
Name:
Title:

Signature Page to Pledge Agreement

Annex I

Assumption Agreement

ASSUMPTION AGREEMENT, dated as of [            ], 201[    ], made by [            ], a [            ] (the “Additional Pledgor”), in favor of The Bank of New York Mellon Trust Company, N.A., as Second Lien Agent (in such capacity, the “Pledgee”) for the financial institutions (the “Lenders”) parties to the Credit Agreement referred to below and for the other Secured Parties (as defined in the Pledge Agreement referred to below). All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H:

WHEREAS, Quicksilver Resources Inc., a Delaware Corporation (the “Borrower”), the Administrative Agent, the other agents party thereto and the Lenders have entered into a Second Lien Credit Agreement, dated as of June 21, 2013 (such agreement, as may from time to time be amended, restated, supplemented, renewed, substituted, rearranged, extended or otherwise modified, together with any Refinancing thereof, the “Credit Agreement”);

WHEREAS, the Borrower, as issuer and The Bank of New York Mellon Trust Company, N.A., as trustee, have entered into an Indenture, dated as of June 21, 2013 (such agreement, as may from time to time be amended, restated, supplemented, renewed, substituted, rearranged, extended or otherwise modified, together with any Refinancing thereof, the “Indenture”);

WHEREAS, in connection with the Credit Agreement and the Indenture, the Borrower and certain of its Restricted Subsidiaries have entered into the Pledge Agreement, dated as of June 21, 2013 (such agreement, as may from time to time be amended, restated, supplemented, renewed, substituted, rearranged, extended or otherwise modified, the “Pledge Agreement”) in favor of the Pledgee for the benefit of the Secured Parties;

WHEREAS, the Credit Agreement or the Indenture requires the Additional Pledgor to become a party to the Pledge Agreement; and

WHEREAS, the Additional Pledgor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Pledge Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Pledge Agreement. By executing and delivering this Assumption Agreement, the Additional Pledgor, as provided in Section 7.13 of the Pledge Agreement, hereby becomes a party to the Pledge Agreement as a Pledgor thereunder with the same force and effect as if originally named therein as a Pledgor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Pledgor thereunder and expressly grants to the Pledgee, for the benefit of the Secured Parties, a security interest in all Collateral

Annex I - 1

owned by such Additional Pledgor to secure all of the Secured Obligations thereunder. The information set forth in Exhibit A hereto is hereby added to the information set forth in Schedules 1 through 4 to the Pledge Agreement. The Additional Pledgor hereby represents and warrants that each of the representations and warranties contained in Article III of the Pledge Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. Governing Law. This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL PLEDGOR]

By:
Name:
Title:

Annex I - 2

Exhibit A to Annex I

Schedules to Pledge Agreement

Annex I - 3

Annex II

Supplement

SUPPLEMENT, dated as of [            ], 201[    ], made by [            ], a [            ] (the “Specified Pledgor”), in favor of The Bank of New York Mellon Trust Company, N.A., as Second Lien Agent (in such capacity, the “Pledgee”) for the financial institutions (the “Lenders”) parties to the Credit Agreement referred to below and for the other Secured Parties (as defined in the Pledge Agreement referred to below). All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H:

WHEREAS, Quicksilver Resources Inc., a Delaware Corporation (the “Borrower”), the Administrative Agent, the other agents party thereto and the Lenders have entered into a Second Lien Credit Agreement, dated as of June 21, 2013 (such agreement, as may from time to time be amended, restated, supplemented, renewed, substituted, rearranged, extended or otherwise modified, together with any Refinancing thereof, the “Credit Agreement”);

WHEREAS, the Borrower, as issuer and The Bank of New York Mellon Trust Company, N.A., as trustee, have entered into an Indenture, dated as of June [—], 2013 (such agreement, as may from time to time be amended, restated, supplemented, renewed, substituted, rearranged, extended or otherwise modified, together with any Refinancing thereof, the “Indenture”);

WHEREAS, in connection with the Credit Agreement and the Indenture, the Borrower and certain of its Restricted Subsidiaries have entered into the Pledge Agreement, dated as of June [—], 2013 (such agreement, as may from time to time be amended, restated, supplemented, renewed, substituted, rearranged, extended or otherwise modified, the “Pledge Agreement”) in favor of the Pledgee for the benefit of the Secured Parties;

WHEREAS, the Credit Agreement or the Indenture requires the Specified Pledgor to pledge the Equity Interests described hereto on Schedule 2-S; and

WHEREAS, the Specified Pledgor has agreed to execute and deliver this Supplement in order to pledge such Equity Interests;

NOW, THEREFORE, IT IS AGREED:

1. Pledge Agreement. By executing and delivering this Supplement, the Specified Pledgor, as provided in Section 7.13 of the Pledge Agreement, hereby pledges and grants a security interest in (a) the Equity Interests described or referred to in Schedule 2-S and (b) all other Collateral (as defined in the Pledge Agreement). Upon execution of this Supplement, such securities will constitute “Pledged Securities” for purposes of the Pledge Agreement with the same force and effect as if originally listed on Schedule 2 thereto. The

Annex II - 1

information set forth in Schedule 2-S hereto is hereby added to the information set forth in Schedule 2 to the Pledge Agreement. The Specified Pledgor hereby represents and warrants that each of the representations and warranties contained in Article III of the Pledge Agreement is true and correct on and as the date hereof (after giving effect to this Supplement) as if made on and as of such date.

2. Governing Law. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed and delivered as of the date first above written.

[SPECIFIED PLEDGOR]

By:
Name:
Title:

Annex II - 2

Schedule 2-S to Annex II

Schedule 2

DESCRIPTION OF ADDITIONAL PLEDGED SECURITIES

Additional Pledged Securities:

Owner	Issuer	Percentage Owned	Percentage Pledged	Class of Stock	No. of Shares	Certificate No.

Annex II - 3

Exhibit A

Acknowledgment and Consent

The undersigned hereby acknowledges receipt of a copy of the Pledge Agreement dated as of June 21, 2013 (the “Pledge Agreement”), made by the Pledgors parties thereto for the benefit of The Bank of New York Mellon Trust Company, N.A., as Pledgee, and the Secured Parties. The undersigned agrees for the benefit of the Pledgee and the Secured Parties as follows:

1. The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2. The terms of Section 5.01(a) of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.02(a) or Section 5.04 of the Pledge Agreement.

[NAME OF ISSUER]

By:

Title:

Address for Notices:

Fax:

Exhibit A-1

Schedule 1

NOTICE ADDRESSES OF PLEDGORS

Quicksilver Resources Inc.

801 Cherry St, Suite 3700, Unit 19

Fort Worth, Texas 76102

Attention of Vice President - Treasurer

(Telecopy No. (817) 665-5016)

With a copy to General Counsel

(Telecopy No. (817) 665-5021)

Cowtown Pipeline Management, Inc.

801 Cherry St, Suite 3700, Unit 19

Fort Worth, Texas 76102

Attention of Vice President - Treasurer

(Telecopy No. (817) 665-5016)

With a copy to General Counsel

(Telecopy No. (817) 665-5021)

Cowtown Pipeline Funding, Inc.

801 Cherry St, Suite 3700, Unit 19

Fort Worth, Texas 76102

Attention of Vice President - Treasurer

(Telecopy No. (817) 665-5016)

With a copy to General Counsel

(Telecopy No. (817) 665-5021)

QPP Parent LLC

801 Cherry St, Suite 3700, Unit 19

Fort Worth, Texas 76102

Attention of Vice President - Treasurer

(Telecopy No. (817) 665-5016)

With a copy to General Counsel

(Telecopy No. (817) 665-5021)

Schedule 1 - 1

Schedule 2

DESCRIPTION OF PLEDGED SECURITIES

Pledged Securities:

Owner	Issuer	Percentage Owned	Percentage Pledged	Class of Stock	No. of Shares	Certificate No.
Quicksilver Resources Inc.	Cowtown Pipeline Management, Inc.	100%	100%	Common stock	1,000,000	2

Quicksilver Resources Inc.	Cowtown Pipeline Funding, Inc.	100%	100%	Common stock	1,000	2

Quicksilver Resources Inc.	Quicksilver Resources Canada Inc.	100%	65%	Common Stock	1,905,134	Com 1

Quicksilver Resources Inc.	QPP Parent LLC	100%	100%	Membership interests	n/a	n/a

Quicksilver Resources Inc.	QPP Holdings LLC	0.1%	100%	Membership interests	n/a	n/a

Quicksilver Resources Inc.	Barnett Shale Operating LLC	100%	100%	Membership interests	n/a	n/a

Quicksilver Resources Inc.	Quicksilver Production Partners Operating Ltd.	100%	65%	Ordinary shares	n/a	n/a

Quicksilver Resources Inc.	Silver Stream Pipeline Company LLC	100%	100%	Membership interests	n/a	n/a

Cowtown Pipeline Management, Inc.	Cowtown Gas Processing L.P.	1%	100%	General partner interest	n/a	n/a

Schedule 2 - 1

Owner	Issuer	Percentage Owned	Percentage Pledged	Class of Stock	No. of Shares	Certificate No.
Cowtown Pipeline Funding, Inc.	Cowtown Gas Processing L.P.	99%	100%	Limited partner interest	n/a	n/a

Cowtown Pipeline Management, Inc.	Cowtown Pipeline L.P.	1%	100%	General partner interest	n/a	n/a

Cowtown Pipeline Funding, Inc.	Cowtown Pipeline L.P.	99%	100%	Limited partner interest	n/a	n/a

QPP Parent LLC	QPP Holdings LLC	99.9%	100%	Membership interest	n/a	n/a

Schedule 2 - 2

Schedule 3

FILINGS AND OTHER ACTIONS

REQUIRED TO PERFECT SECURITY INTERESTS

1.	Filing of UCC-1 Financing Statement with respect to the Collateral with the Secretary of State of the State of Delaware for the Borrower, Cowtown Funding and QPP Parent and with the Secretary of State of the State of Texas for Cowtown Management.

Schedule 3 - 1

Schedule 4

LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

Name of Pledgor	Jurisdiction of Organization	Organizational ID Number	Principal Place of Business and/ or Chief Executive Office
Quicksilver Resources Inc.	Delaware	2825962	801 Cherry St, Suite 3700, Unit 19 Fort Worth, Texas 76102

Cowtown Pipeline Management, Inc.	Texas	800370006	801 Cherry St, Suite 3700, Unit 19 Fort Worth, Texas 76102

Cowtown Pipeline Funding, Inc.	Delaware	3835075	801 Cherry St, Suite 3700, Unit 19 Fort Worth, Texas 76102

QPP Parent LLC	Delaware	5159278	801 Cherry St, Suite 3700, Unit 19 Fort Worth, Texas 76102

Schedule 4 - 1

EXHIBIT H-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Lien Credit Agreement dated as of June 21, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Quicksilver Resources Inc., a Delaware corporation (the “Borrower”), and each Lender from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:                  , 20[     ]

Exhibit H-1 - 1

EXHIBIT H-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Lien Credit Agreement dated as of June 21, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Quicksilver Resources Inc., a Delaware corporation (the “Borrower”), and each Lender from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:                  , 20[     ]

Exhibit H-2 - 1

EXHIBIT H-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Lien Credit Agreement dated as of June 21, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Quicksilver Resources Inc., a Delaware corporation (the “Borrower”), and each Lender from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:                  , 20[     ]

Exhibit H-3 - 1

EXHIBIT H-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Lien Credit Agreement dated as of June 21, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Quicksilver Resources Inc., a Delaware corporation (the “Borrower”), and each Lender from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:                  , 20[     ]

Exhibit H-4 - 1

EXHIBIT I-1

FORM OF FIRST LIEN INTERCREDITOR AGREEMENT

[See attached.]

Exhibit I-1 - 1

EXECUTION VERSION

SECOND LIEN INTERCREDITOR AGREEMENT

among

QUICKSILVER RESOURCES INC.,

the other Grantors party hereto,

JPMORGAN CHASE BANK, N.A.,

as Senior Representative for the Senior Secured Parties and as Administrative Agent,

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as the Initial Second Priority Representative,

THE BANK OF NEW YORK MELLON TRUST COMPANY N.A.,

as Second Lien Agent and as Trustee

and

each additional Representative from time to time party hereto dated as of June 21, 2013.

SECOND LIEN INTERCREDITOR AGREEMENT dated as of June 21, 2013 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among QUICKSILVER RESOURCES INC., a Delaware corporation (the “Company”), the other Grantors (as defined below) party hereto, JPMORGAN CHASE BANK, N.A., as representative for the Senior Secured Parties (in such capacity and together with its successors in such capacity, the “Senior Representative”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“Credit Suisse”), as administrative agent under the Initial Second Priority Loan Agreement (in such capacity, the “Administrative Agent”) and as representative for the Initial Second Priority Debt Parties (in such capacity and together with its successors in such capacity, the “Initial Second Priority Representative”), The Bank of New York Mellon Trust Company N.A., as trustee under the Initial Second Priority Indenture (in such capacity, the “Trustee”) and as Second Lien Agent for the Second Priority Debt Parties (in such capacity, the “Second Lien Agent”) and each additional Second Priority Representative that from time to time becomes a party hereto pursuant to Section 8.09.

R E C I T A L S

WHEREAS, the Company, the Senior Representative, as global administrative agent, and the various financial institutions party thereto as agents or lenders are parties to that certain Amended and Restated Credit Agreement dated as of December 22, 2011 (as amended by Omnibus Amendment No. 1 dated as of May 23, 2012, Omnibus Amendment No. 2 dated as of August 6, 2012, Omnibus Amendment No. 3 dated as of October 5, 2012, Omnibus Amendment No. 4 dated as of April 30, 2013 and Omnibus Amendment No. 5 dated as of the date hereof, and as further amended, restated, supplemented, modified or Refinanced, the “U.S. Credit Agreement”), pursuant to which such financial institutions and other entities have made loans and extended other financial accommodations to the Company, which are secured, along with certain Swap Agreements and Bank Products, on a first priority basis pursuant thereto;

WHEREAS, the Company, as parent, Quicksilver Resources Canada Inc., as Canadian borrower (the “Canadian Borrower”), JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent, the Senior Representative, as global administrative agent, and the various financial institutions party thereto as agents or lenders are parties to that certain Amended and Restated Credit Agreement dated as of December 22, 2011 (as amended by Omnibus Amendment No. 1 dated as of May 23, 2012, Omnibus Amendment No. 2 dated as of August 6, 2012, Omnibus Amendment No. 3 dated as of October 5, 2012, Omnibus Amendment No. 4 dated as of April 30, 2013 and Omnibus Amendment No. 5 dated as of the date hereof, and as further amended, restated, extended, supplemented, modified or Refinanced, the “Canadian Credit Agreement”), pursuant to which such financial institutions and other entities have made loans and extended other financial accommodations to the Canadian Borrower, which are secured, along with certain Swap Agreements and Bank Products, on a first priority basis pursuant thereto;

WHEREAS, the Company, the Administrative Agent, and certain financial institutions and other entities are parties to that certain Second Lien Credit Agreement dated as of the date hereof (as further amended, restated, extended, replaced, supplemented or modified, the “Initial Second Priority Loan Agreement”), pursuant to which such financial institutions and other entities have agreed to make loans to the Company which will be secured on a second priority basis;

WHEREAS, the Company, the Trustee, and other entities are parties to that certain Indenture dated as of the date hereof (as further amended, restated, extended, replaced, supplemented or modified, the “Initial Second Priority Indenture”), pursuant to which the Company has issued notes which will be secured on a second priority basis;

WHEREAS, the Company and the Grantors (as defined below) have granted to the Senior Representative security interests in the Senior Collateral (as defined below) as security for payment and performance of the Senior Obligations (as defined below); and

WHEREAS, the Company and the other Grantors propose to grant to the Second Lien Agent junior security interests in the Shared Collateral as security for payment and performance of the Second Priority Debt Obligations (as defined below), so that they may be secured on a junior priority basis by the same collateral that secures the obligations under the U.S. Credit Agreement (which is also a portion of the collateral that secures the obligations under the Canadian Credit Agreement), subject to limited exceptions in respect of collateral that by its nature can only secure the Senior Obligations;

NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Senior Representative (for itself and on behalf of the Senior Secured Parties (as defined below)), the Initial Second Priority Representative (for itself and on behalf of the Initial Second Priority Debt Parties (as defined below)), the Administrative Agent, the Trustee and each additional Second Priority Representative (for itself and on behalf of the Second Priority Debt Parties (as defined below) under the applicable Second Priority Debt Facility (as defined below)) agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the U.S. Credit Agreement (as in effect on the date hereof) or in the UCC (it being understood that if any term is defined both under the U.S. Credit Agreement and the UCC, the U.S. Credit Agreement defined term shall be used absent manifest error). As used in this Agreement, the following terms have the meanings specified below:

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Representative” means the Applicable Authorized Representative as defined under the Pari Passu Intercreditor Agreement.

“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.

“Bankruptcy Code” means Title 11 of the United States Code, as amended or any similar federal or state law for the relief of debtors.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state or foreign law for the relief of debtors, or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets or liabilities of the Company or any of its Subsidiaries, or similar law affecting creditors’ rights generally.

“Canadian Borrower” has the meaning assigned to such term in the recitals.

“Canadian Credit Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“Canadian Letters of Credit” means the “Letters of Credit” as defined in the Canadian Credit Agreement or any similar term in any Senior Debt Document in respect of any Refinancing of the Canadian Credit Agreement.

“Canadian Loan Documents” means the “Loan Documents” as defined in the Canadian Credit Agreement or any similar term in any Senior Debt Document in respect of any Refinancing of the Canadian Credit Agreement.

“Cap Amount” means, at any time, the greater of (a) $350,000,000 and (b) the difference between (i) an amount equal to the greater of (A) $450,000,000 and (B) an amount equal to 27.5% of the Proved PV-10 Value as determined at the time of the most recent incurrence of Loans or Canadian Loans under the Senior Facilities or issuance of Letters of Credit or Canadian Letters of Credit under the Senior Facilities (it being understood that any such amount determined under clause (B) shall remain in effect until a new amount is determined) and (ii) the aggregate amount of all other Indebtedness (other than Indebtedness outstanding under the Senior Facilities) constituting principal and undrawn letters of credit secured by Prior Liens (excluding any Hedging Obligations and obligations in respect of treasury management services that do not constitute Indebtedness).

“Collateral” means the Senior Collateral and the Second Priority Collateral.

“Collateral Documents” means the Senior Collateral Documents and the Second Priority Collateral Documents.

“Combined Credit Agreements” means, collectively, (a) the U.S. Credit Agreement and (b) the Canadian Credit Agreement.

“Company” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Debt Facility” means any Senior Facility and any Second Priority Debt Facility.

“Designated Second Priority Representative” means (i) the Initial Second Priority Representative, until such time as the Initial Second Priority Representative ceases to be the Applicable Authorized Representative and (ii) thereafter, the Applicable Authorized

Representative designated from time to time by the Initial Second Priority Representative, in a notice to the Senior Representative and the Company hereunder, as the “Designated Second Priority Representative” for purposes hereof.

“DIP Cap” has the meaning assigned to such term in Section 6.01.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge of Senior Obligations” means, except to the extent otherwise expressly provided in Section 5.06:

(a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Debt outstanding under the Senior Debt Documents and constituting Senior Obligations;

(b) payment in full in cash of all other Senior Obligations (including the Swap Agreements (assuming their termination or novation on the date when the Discharge of Senior Obligations is to take place) and Bank Products) that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid;

(c) termination or expiration of all commitments, if any, to extend credit that would constitute Senior Obligations; and

(d) termination or cash collateralization (in an amount and manner reasonably satisfactory to the Senior Representative, but in no event greater than 105% of the aggregate undrawn face amount) of all Letters of Credit issued under the Senior Debt Documents and constituting Senior Obligations.

“Grantors” means the Company and any Subsidiary which has granted a security interest in any Shared Collateral pursuant to any Collateral Document to secure any Senior Obligation.

“Guarantors” means the “Guarantors” as defined in the Guaranty Agreement and any Subsidiary of the Company that guarantees the Senior Obligations arising under the U.S. Credit Agreement.

“Hedging Obligation” has the meaning assigned to such term in the Initial Second Priority Loan Agreement (as in effect on the date hereof).

“Indebtedness” has the meaning assigned to such term in the Initial Second Priority Loan Agreement (as in effect on the date hereof).

“Initial Second Priority Indenture” has the meaning assigned to such term in the recitals.

“Initial Second Priority Debt” means the Second Priority Debt incurred or issued pursuant to the Initial Second Priority Debt Documents.

“Initial Second Priority Debt Documents” means (a) the Initial Second Priority Loan Agreement, (b) the Initial Second Priority Indenture and (c) any notes, guarantees, security documents and other operative agreements evidencing or governing Debt arising thereunder, including any agreement entered into for the purpose of securing such Debt.

“Initial Second Priority Debt Facility” means the Initial Second Priority Loan Agreement, the Initial Second Priority Indenture or any other governing document with respect to the Initial Second Priority Debt.

“Initial Second Priority Debt Obligations” (a) all principal of, and interest (including any interest which accrues after the commencement of any Bankruptcy Case, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to the Debt arising pursuant to the Initial Second Priority Debt Documents, (b) all other amounts payable to the related Initial Second Priority Debt Parties under the related Initial Second Priority Debt Documents and (c) any renewals or extensions of the foregoing.

“Initial Second Priority Debt Parties” means the holders of any Initial Second Priority Debt Obligations and the Initial Second Priority Representative.

“Initial Second Priority Indenture” has the meaning assigned to such term in the recitals.

“Initial Second Priority Loan Agreement” has the meaning assigned to such term in the recitals.

“Initial Second Priority Representative” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Insolvency or Liquidation Proceeding” means:

(a) any case commenced by or against the Company or any other Guarantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Guarantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Guarantor or any similar case or proceeding relative to the Company or any other Guarantor or its creditors, as such, in each case whether or not voluntary;

(b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Joinder Agreement” means a supplement to this Agreement in the form of Annex II hereof required to be delivered by a Representative to the Senior Representative pursuant to Section 8.09 hereof in order to include an additional Debt Facility hereunder and to become the Representative hereunder for the Second Priority Debt Parties under such Debt Facility.

“Letters of Credit” means “Letters of Credit” as defined in the U.S. Credit Agreement or any similar term in any Senior Debt Document in respect of any Refinancing of the U.S. Credit Agreement.

“Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement or a financing lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties; provided that in no event shall an operating lease be deemed to be a Lien.

“Loan Documents” means “Loan Documents” as defined in the U.S. Credit Agreement or any similar term in any Senior Debt Document in respect of any Refinancing of the U.S. Credit Agreement.

“Officer’s Certificate” has the meaning assigned to such term in Section 8.08.

“Pari Passu Intercreditor Agreement” means the Pari Passu Intercreditor Agreement dated as of the date herof among The Bank of New York Mellon Trust Company N.A., as Second Lien Agent, Credit Suisse AG, as Authorized Representative for the Credit Agreement and The Bank of New York Mellon Trust Company N.A. as the Trustee relating to Quicksilver Resources Inc. a Delaware corporation.

“Permitted Delay” has the meaning assigned to such term in Section 3.01(a)(i).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).

“Prior Lien” means a Lien on any Shared Collateral that has priority (whether by law or pursuant to any agreement) over the Liens of the Second Priority Collateral Documents.

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral and any payment or distribution made in respect of Shared Collateral in a Bankruptcy Case and any amounts received by the Senior Representative or any Senior Secured Party from a Second Priority Debt Party in respect of Shared Collateral pursuant to this Agreement.

“Proved PV-10 Value” has the meaning assigned to such term in the Initial Second Priority Loan Agreement (as in effect on the date hereof).

“Purchase” has the meaning assigned to such term in Section 5.07(a).

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of Debt, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other Debt or enter alternative financing arrangements, in exchange or replacement for such Debt (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees) issued in a dollar for dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Representatives” means the Senior Representative and the Second Priority Representatives.

“Reserve Report” means “Reserve Report” as defined in the Initial Second Priority Loan Agreement on the date hereof.

“SEC” means the United States Securities and Exchange Commission and any successor Governmental Authority.

“Second Lien Agent” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Second Priority Class Debt” has the meaning assigned to such term in Section 8.09.

“Second Priority Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Second Priority Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Second Priority Collateral” means any “Collateral” or the assets encompassed by any equivalent term, in each case, as defined in any Second Priority Debt Document or any other assets of the Company or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Second Priority Collateral Document as security for any Second Priority Debt Obligation.

“Second Priority Collateral Documents” means each of the collateral agreements, security agreements, mortgages, deeds of trust and other instruments and documents executed and delivered by the Company or any Grantor for purposes of providing Second Priority Collateral.

“Second Priority Debt” means any Debt of the Company or any other Grantor and guarantees thereof by the Guarantors, including the Initial Second Priority Debt, which Debt and guarantees are secured by the Second Priority Collateral on a pari passu basis (but without regard to control of remedies, other than as provided by the terms of the applicable Second Priority Debt Documents) with any other Second Priority Debt Obligations and the applicable Second Priority Debt Documents which provide that such Debt and guarantees are to be secured by such Second Priority Collateral on a subordinate basis to the Senior Obligations; provided, however, that (a) such Debt is permitted to be incurred, secured and guaranteed on such basis by each Senior Debt Document and Second Priority Debt Document and (b) except in the case of the Initial Second Priority Debt hereunder, the Representative for the holders of such Debt shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof. Second Priority Debt shall include any Registered Equivalent Notes and guarantees thereof by the Guarantors issued in exchange therefor.

“Second Priority Debt Documents” means the Initial Second Priority Debt Documents, the Pari Passu Intercreditor Agreement and, with respect to any other series, issue or class of Second Priority Debt, the promissory notes, indentures, Collateral Documents or other operative agreements evidencing or governing such Debt, including the Second Priority Collateral Documents.

“Second Priority Debt Facility” means each credit agreement, indenture or other governing agreement with respect to any Second Priority Debt Obligations.

“Second Priority Debt Obligations” means the Initial Second Priority Debt Obligations and, with respect to any other series, issue or class of Second Priority Debt, (a) all principal of, and interest (including any interest which accrues after the commencement of any Bankruptcy Case, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to the Debt arising pursuant to Second Priority Debt Documents, (b) all other amounts payable to the related Second Priority Debt Parties under the related Second Priority Debt Documents and (c) any renewals or extensions of the foregoing.

“Second Priority Debt Parties” means the Initial Second Priority Debt Parties and, with respect to any other series, issue or class of Second Priority Debt Obligations, the holders of such Second Priority Debt Obligations, the Representative with respect thereto, any trustee or agent therefor under any related Second Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Company or any other Guarantor under any related Second Priority Debt Documents.

“Second Priority Lien” means the Liens on the Second Priority Collateral in favor of Second Priority Debt Parties under Second Priority Collateral Documents.

“Second Priority Representative” means (a) in the case of the Initial Second Priority Loan Agreement, the Administrative Agent, (b) in the case of the Initial Second Priority Indenture, the Trustee and (c) in the case of any other Second Priority Debt Facility, the Second Priority Debt Parties thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Second Priority Debt Facility that is named as the Representative in respect of such Second Priority Debt Facility in the applicable Joinder Agreement.

“Secured Parties” means the Senior Secured Parties and the Second Priority Debt Parties.

“Secured Swap Provider” means “Secured Swap Provider” as defined in the U.S. Credit Agreement or the Canadian Credit Agreement or any similar term in any Senior Debt Document in respect of any Refinancing of the U.S. Credit Agreement or the Canadian Credit Agreement, as the context may require.

“Senior Canadian Collateral” means any Senior Collateral that secures the Senior Obligations arising under the Canadian Credit Agreement and the Canadian Loan Documents and that does not secure (a) “Secured Indebtedness” as defined in the U.S. Credit Agreement (it being understood such “Secured Indebtedness” includes Senior Obligations arising under the U.S. Credit Agreement and the Loan Documents) or (b) in the event the U.S. Credit Agreement is terminated, any “Secured Indebtedness” at the time of such termination.

“Senior Collateral” means any “Collateral” or any assets encompassed by an equivalent term, in each case, as defined in any Senior Debt Documents or any other assets of the Company or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Obligations.

“Senior Collateral Documents” means the Guaranty Agreement, the Pledge Agreement and the other “Security Instruments” as defined in each of the U.S. Credit Agreement and Canadian Credit Agreement and each of the collateral agreements, security agreements, mortgages, deeds of trust and other instruments and documents executed and delivered by the Company or any other Grantor for purposes of providing collateral security for any Senior Obligation.

“Senior Debt Documents” means the U.S. Credit Agreement and the other Loan Documents and the Canadian Credit Agreement and the Canadian Loan Documents (including, in each case, the documents and agreements in respect of any Refinancing thereof).

“Senior Facility” means the U.S. Credit Agreement, the Canadian Credit Agreement, in each case, any Refinancing thereof, or all of the foregoing as the context requires.

“Senior Obligations” means, subject to the next sentence, the “Secured Indebtedness” as defined in the U.S. Credit Agreement, the “Canadian Secured Indebtedness” as defined in the U.S. Credit Agreement and any equivalent term in any Refinancing thereof.

Notwithstanding the foregoing, if at any time the aggregate outstanding principal or face amount of all Indebtedness under the Senior Facilities secured by Shared Collateral constituting principal from Loans and Canadian Loans and drawn Letters of Credit and Canadian Letters of Credit and the face amount of undrawn Letters of Credit and Canadian Letters of Credit (but excluding any Hedging Obligations and obligations in respect of treasury management services that do not constitute Indebtedness) is in excess of the Cap Amount, then, with respect to such principal and undrawn amount of such letters of credit, only that portion of such principal and undrawn amount of such letters of credit as selected by the Senior Representative not exceeding the Cap Amount shall be included in Senior Obligations and interest and reimbursement obligations with respect to any such principal or undrawn amount of letters of credit excluded from Senior Obligations shall also be excluded from Senior Obligations until any such principal or undrawn amount of letters of credit is included in Senior Obligations; provided that (a) any Indebtedness or portion thereof that is not in excess of the Cap Amount (as determined as of the time of the incurrence or issuance, as the case may be, of such Indebtedness) shall continue to be included in the Senior Obligations notwithstanding any subsequent reduction in the Cap Amount and (b) any portion of any Indebtedness that is in excess of the Cap Amount (as determined as of the time of the incurrence or issuance, as the case may be, of such Indebtedness) shall be deemed not to be in excess of the Cap Amount for purposes of clause (a) if, on the date of a subsequently delivered Reserve Report, such portion would not be in excess of the Cap Amount (as determined on such date as if such date were an issuance or incurrence of such Indebtedness).

“Senior Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Senior Secured Parties” means the “Secured Parties” as defined in the U.S. Credit Agreement, the “Canadian Secured Parties” as defined in the U.S. Credit Agreement and other Person holding Refinanced Debt in respect thereof (including Refinanced Debt of Refinanced Debt).

“Senior Subordinated Debt Documents” has the meaning assigned to such term in Section 5.08.

“Senior U.S. Collateral” means any Senior Collateral which is not Senior Canadian Collateral.

“Shared Collateral” means, at any time, Collateral in which the holders of Senior Obligations under the Senior Facility and the holders of Second Priority Debt Obligations under at least one Second Priority Debt Facility (or their Representatives) hold a security interest at such time (or, in the case of the Senior Facility, are deemed pursuant to Article II to hold a security interest). If, at any time, any portion of the Senior Collateral does not constitute Second Priority Collateral under one or more Second Priority Debt Facilities, then such portion of such Senior Collateral shall constitute Shared Collateral only with respect to the Second Priority Debt Facilities for which it constitutes Second Priority Collateral and shall not constitute Shared Collateral for any Second Priority Debt Facility which does not have a security interest in such Senior Collateral at such time. For avoidance of doubt, it is noted that the Second Priority Debt Facilities shall not be secured by the Senior Canadian Collateral.

“Standstill Period” has the meaning assigned to such term in Section 3.01(a)(i).

“Subsidiary” means (a) any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, managers or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Company or one or more of its Subsidiaries or by the Company and one or more of its Subsidiaries and (b) any partnership of which the Company or any of its Subsidiaries is a general partner. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of the Company.

“Swap Agreements” means “Swap Agreement” as defined in the U.S. Credit Agreement or any similar term in any Senior Debt Document in respect of any Refinancing of the U.S. Credit Agreement.

“Trustee” has the meaning assigned to such term in the recitals.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York, or the Uniform Commercial Code (or any similar or comparable legislation) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“U.S. Credit Agreement” has the meaning assigned to such term in the recitals to this Agreement.

SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (e) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) the term “or” is not exclusive.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01.Lien Subordination. Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Second Priority Representative or any Second Priority Debt Parties on the Shared Collateral or of any Liens granted to the Senior Representative or any other Senior Secured Party on the Shared Collateral (or any actual or alleged defect in any of the foregoing) or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise and notwithstanding any provision of the UCC, any applicable law, any Second Priority Debt Document or any Senior Debt Document or any other circumstance whatsoever, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under any Second Priority Debt Facility, hereby agrees that (a) any Lien on the Shared Collateral securing any Senior Obligations now or hereafter held by or on behalf of the Senior Representative or any other Senior Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing any Second Priority Debt Obligations and (b) any Lien on the Shared Collateral securing any Second Priority Debt Obligations now or hereafter held by or on behalf of any Second Priority Representative, any Second Priority Debt Parties or any Second Priority Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing any Senior Obligations. All Liens on the Shared Collateral securing any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing any Second Priority Debt Obligations for all purposes, whether or not such Liens securing any Senior Obligations are subordinated to any Lien securing any other obligation of the Company, any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed. For the avoidance of doubt, the subordination provided for in this Agreement is lien subordination only and the Second Priority Debt Obligations are not subordinated in right of payment to the Senior Obligations.

SECTION 2.02. Nature of Senior Lender Claims. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges that (a) a portion of the Senior Obligations may be revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) the terms of the Senior Debt Documents and the Senior Obligations may be amended, supplemented or otherwise modified, and the Senior Obligations, or a portion thereof, may be Refinanced from time to time and (c) the aggregate amount of the Senior Obligations may be increased, in each case, without notice to or consent by the Second Priority Representatives or the Second Priority Debt Parties and without affecting the provisions hereof (it being understood, for avoidance of doubt, that any such increase is subject to the 2nd paragraph of the definition of Senior Obligations to the extent applicable). The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, supplement or other modification, or any Refinancing, of either the Senior Obligations or the Second Priority Debt Obligations, or any portion thereof. As between the Company and the other Grantors and the Second Priority Debt Parties or Senior Secured Parties, as the case may be, the foregoing provisions will not limit or otherwise affect the obligations of the Company and the Grantors contained in any Second Priority Debt Document or Senior Debt Document, as the case may be, with respect to the incurrence of additional Senior Obligations or Second Priority Debt, as the case may be.

SECTION 2.03. Prohibition on Contesting Liens. Each of the Second Priority Representatives, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Senior Obligations held (or purported to be held) by or on behalf of the Senior Representative or any of the other Senior Secured Parties or other agent or trustee therefor in any Senior Collateral, and the Senior Representative, for itself and on behalf of each Senior Secured Party under the Senior Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Second Priority Debt Obligations held (or purported to be held) by or on behalf of any Second Priority Representative or any of the Second Priority Debt Parties in the Second Priority Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of the Senior Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the Senior Debt Documents.

SECTION 2.04. No New Liens. The parties hereto agree that, so long as the Discharge of Senior Obligations has not occurred, (a) none of the Grantors shall grant or permit any additional Liens on any asset or property of any Grantor to secure any Second Priority Debt Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Grantor to secure the Senior Obligations; (b) subject to Section 2.06, none of the Grantors shall grant or permit any additional Liens on any asset or property of any Grantor to secure any Senior Obligations unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Grantor to secure the Second Priority Debt Obligations (it being understood, for the avoidance of doubt, that this clause (b) shall not apply to Senior Canadian Collateral); and (c) if any Second Priority Representative or any Second Priority Debt Party shall hold any Lien on any assets or property of any Grantor securing any Second Priority Debt Obligations that are not also subject to the first-priority Liens securing all Senior Obligations under the Senior Collateral Documents, such Second Priority Representative or Second Priority Debt Party (i) shall notify the Senior Representative promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to the Senior Representative as security for the Senior Obligations, shall assign such Lien to the Senior Representative as security for all Senior Obligations for the benefit of the Senior Secured Parties (but may retain a junior lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to the Senior Representative, shall be deemed to hold and have held such Lien for the benefit of the Senior Representative and the other Senior Secured Parties as security for the Senior Obligations.

To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Senior Representative and/or the Senior Secured Parties, the Second Priority Representative, on behalf of Second Priority Debt Parties, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.04 shall be treated in the same manner as set forth in Section 4.02.

SECTION 2.05. Perfection of Liens. Except for the limited agreements of the Senior Representative pursuant to Section 5.05 hereof, neither the Senior Representative nor the Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Second Priority Representatives or the Second Priority Debt Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Second Priority Debt

Parties and shall not impose on the Senior Representative, the Senior Secured Parties, the Second Priority Representatives, the Second Priority Debt Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

SECTION 2.06. Certain Cash Collateral. Notwithstanding anything in this Agreement or any other Senior Debt Documents or Second Priority Debt Documents to the contrary, collateral consisting of cash and cash equivalents pledged to secure Senior Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Senior Representative pursuant to Section 2.08(j) of each of the Combined Credit Agreements as in effect on the date hereof (or any equivalent successor provision) shall be applied as specified in the U.S. Credit Agreement and will not constitute Shared Collateral.

ARTICLE III

Enforcement

SECTION 3.01. Exercise of Remedies.

(a) So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor,

(i) neither any Second Priority Representative nor any Second Priority Debt Party will (A) exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Shared Collateral in respect of any Second Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, that, subject to extension as a result of any Permitted Delay, the Designated Second Priority Representative may exercise any or all such rights (but not rights the exercise of which is otherwise prohibited by this Agreement including Article VI hereof) after a period (such period, as extended as a result of any Permitted Delay, the “Standstill Period”) of 180 consecutive days has elapsed from the date of delivery of written notice from the Designated Second Priority Representative to the Senior Representative stating that (1) an Event of Default (as defined under the Second Priority Debt Documents) has occurred and is continuing thereunder, (2) the Second Priority Debt Obligations are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the Second Priority Debt Documents, and (3) the Designated Second Priority Representative intends to exercise its rights to take such actions, only so long as the Senior Representative or Senior Secured Parties are not then diligently pursuing their rights and remedies with respect to all or a material portion of the Shared Collateral or diligently attempting to vacate any stay or prohibition against such exercise or the Company or any other Grantor is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding (any such period while the Senior Representatives or Senior Secured Parties are diligently pursuing such rights and remedies or making any such attempt or any such Grantor is a debtor, a “Permitted

Delay”), (B) contest, protest or object to any foreclosure proceeding or action brought with respect to the Shared Collateral or any other Senior Collateral by the Senior Representative or any Senior Secured Party in respect of the Senior Obligations, the exercise of any right by the Senior Representative or any Senior Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Senior Representative or any Senior Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Senior Debt Documents or otherwise in respect of the Senior Collateral or the Senior Obligations, (C) object to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action during the Standstill Period or any other exercise of any rights or remedies relating to the Shared Collateral in respect of Senior Obligations or (D) credit bid (it being understood, for the avoidance of doubt, that a credit bid which includes a cash portion sufficient to cause a Discharge of Senior Obligations will not be precluded), and

(ii) except as otherwise provided herein, the Senior Representative and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff, recoupment and the right to credit bid their debt) and, in that connection, to make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral without any consultation with or the consent of any Second Priority Representative or any Second Priority Debt Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, any Second Priority Representative may file a claim, proof of claim, or statement of interest with respect to the Second Priority Debt Obligations under its Second Priority Debt Facility, (B) any Second Priority Representative may take any action (not adverse to the prior Liens on the Shared Collateral securing the Senior Obligations or the rights of the Senior Representative or the Senior Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) any Second Priority Representative and the Second Priority Debt Parties may exercise their rights and remedies as unsecured creditors, as provided in Section 5.04, (D) any Second Priority Representative may exercise the rights and remedies provided for in Article VI, (E) in any Insolvency or Liquidation Proceeding, any Second Priority Debt Party may file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or Liens of the Second Priority Debt Parties, including without limitation any claims secured by the Shared Collateral, if any, in each case in accordance with the terms of this Agreement, and (F) in any Insolvency or Liquidation Proceeding, the Second Priority Debt Parties may vote on any plan of reorganization, but only to the extent consistent with the provisions hereof and, in respect of any such vote for a reorganization plan which constitutes a “cram-up” under Section 1129(b) of the Bankruptcy Code on the Senior Secured Parties, to which the Senior Representative consents. In exercising rights and remedies with respect to the Senior Collateral, the Senior Representative and the Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) Until the expiration of the Standstill Period and subject to Section 4.02, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will not, in the context of its role as secured creditor, take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff and recoupment) with respect to any Shared Collateral in respect of Second Priority Debt Obligations. Without limiting the generality of the foregoing, unless and until the expiration of the Standstill Period has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.01(a), the sole right of the Second Priority Representatives and the Second Priority Debt Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Second Priority Debt Obligations pursuant to the Second Priority Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Obligations has occurred.

(c) Subject to the proviso in clause (ii) of Section 3.01(a), (i) each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that neither such Second Priority Representative nor any such Second Priority Debt Party will take any action that would hinder any exercise of remedies undertaken by the Senior Representative or any Senior Secured Party with respect to the Shared Collateral under the Senior Debt Documents, including any sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives any and all rights it or any such Second Priority Debt Party may have as a junior lien creditor or otherwise to object to the manner in which the Senior Representative or the Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of the Senior Representative or any other Senior Secured Party is adverse to the interests of the Second Priority Debt Parties.

(d) Each Second Priority Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Priority Debt Document shall be deemed to restrict in any way the rights and remedies of the Senior Representative or the Senior Secured Parties with respect to the Senior Collateral as set forth in this Agreement and the Senior Debt Documents.

(e) Until the expiration of the Standstill Period, the Senior Representative shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto.

Following the Discharge of Senior Obligations, the Second Lien Agent shall have the exclusive right to exercise any right or remedy with respect to the Collateral, and the Designated Second Priority Representative shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Second Priority Debt Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Second Priority Representatives, or for the taking of any other action authorized by the Second Priority Collateral Documents; provided, however, that nothing in this Section shall impair the right of any Second Priority Representative or other agent or trustee acting on behalf of the Second Priority Debt Parties to take such actions with respect to the Second Priority Collateral after the Discharge of Senior Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Second Priority Debt Parties or the Second Priority Debt Obligations.

SECTION 3.02. Cooperation. Subject to the proviso in clause (ii) of Section 3.01(a), each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that, unless and until the Discharge of Senior Obligations or the expiration of the Standstill Period has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and the Senior Representative upon the request of the Senior Representative) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Second Priority Debt Documents or otherwise in respect of the Second Priority Debt Obligations.

SECTION 3.03. Actions upon Breach. Should any Second Priority Representative or any Second Priority Debt Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, the Senior Representative or other Senior Secured Party (in its or their own name or in the name of the Company or any other Grantor) may obtain relief against such Second Priority Representative or such Second Priority Debt Party by injunction, specific performance or other appropriate equitable relief. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby (a) agrees that the Senior Secured Parties’ damages from the actions of the Second Priority Representatives or any Second Priority Debt Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Company, any other Grantor or the Senior Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (b) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the Senior Representative or any other Senior Secured Party.

ARTICLE IV

Payments

SECTION 4.01. Application of Proceeds. After an event of default under any Senior Debt Document has occurred and until such event of default is cured or waived, so long as the Discharge of Senior Obligations has not occurred, the Shared Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Shared Collateral upon the exercise of remedies shall be applied by the Senior Representative to the Senior Obligations in such order as specified in the relevant Senior Debt Documents until the Discharge of Senior Obligations has occurred. Upon the Discharge of Senior Obligations, the Senior Representative shall deliver promptly to the Designated Second Priority Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Second Priority Representative to the Second Priority Debt Obligations in such order as specified in the relevant Second Priority Debt Documents.

SECTION 4.02. Payments Over. Unless and until the Discharge of Senior Obligations has occurred, any Shared Collateral or Proceeds thereof received by any Second Priority Representative or any Second Priority Debt Party in connection with the exercise of any right or remedy (including setoff or recoupment) relating to the Shared Collateral shall be segregated and held in trust for the benefit of and promptly paid over to the Senior Representative for the benefit of the Senior Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Senior Representative is hereby authorized to make any such endorsements as agent for each of the Second Priority Representatives or any such Second Priority Debt Party. This authorization is coupled with an interest and is irrevocable.

ARTICLE V

Other Agreements

SECTION 5.01. Releases.

(a) Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that, in the event of a sale, transfer or other disposition of any specified item of Shared Collateral (including all or substantially all of the equity interests of any subsidiary of the Company) in connection with (i) the exercise of remedies in respect of Collateral or (ii) any sale, transfer or other disposition that is permitted under the Second Priority Debt Documents as in effect on the date hereof or subsequently permitted thereunder, the Liens granted to the Second Priority Representatives and the Second Priority Debt Parties upon such Shared Collateral to secure Second Priority Debt Obligations shall terminate and be released, automatically and without any further action, concurrently with the termination and release of all Liens granted upon such Shared Collateral to secure Senior Obligations. Upon delivery to a Second Priority Representative of an Officer’s Certificate stating that any such termination and release of Liens securing the Senior Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Second Priority Debt Parties and the Second Priority Representatives) and any necessary or proper instruments of termination or release prepared by the Company or any other Grantor, such Second Priority Representative will promptly execute, deliver or acknowledge, at the Company’s or the other Grantor’s sole cost and expense, such instruments to evidence such termination and release of the Liens. Nothing in this Section 5.01(a) will be deemed to affect any agreement of a Second Priority Representative, for itself and on behalf of the Second Priority Debt Parties under its Second Priority Debt Facility, to release the Liens on the Second Priority Collateral as set forth in the relevant Second Priority Debt Documents.

(b) Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby irrevocably constitutes and appoints the Senior Representative and any officer or agent of the Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Priority Representative or such Second Priority Debt Party or in the Senior Representative’s own name, from time to time in the Senior Representative’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release.

(c) Unless and until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby consents to the application, whether prior to or after an event of default under any Senior Debt Document of Proceeds of the Senior Collateral to the repayment of Senior Obligations pursuant to the Senior Debt Documents, provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Second Priority Representatives or the Second Priority Debt Parties to receive proceeds in connection with the Second Priority Debt Obligations not otherwise in contravention of this Agreement.

(d) Notwithstanding anything to the contrary in any Second Priority Collateral Document, in the event the terms of a Senior Collateral Document and a Second Priority Collateral Document each require any Grantor (i) to make payment in respect of any item of Shared Collateral to, (ii) to deliver or afford control over (to the extent only one party can have control of such Shared Collateral) any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) to register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder, and (iv) to hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), in favor of, in any case, both the Senior Representative and any Second Priority Representative or Second Priority Debt Party, such Grantor may, until the Discharge of Senior Obligations has occurred, comply with such requirement under the Second Priority Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Senior Representative.

SECTION 5.02. Insurance and Condemnation Awards. Unless and until the Discharge of Senior Obligations has occurred, the Senior Representative and the Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Debt Documents, (a) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (b) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. Unless and until the Discharge of Senior Obligations has occurred, all proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Obligations, to the Senior Representative for the benefit of Senior Secured

Parties pursuant to the terms of the Senior Debt Documents, (ii) second, after the occurrence of the Discharge of Senior Obligations, to the Second Lien Agent for the benefit of the Second Priority Debt Parties pursuant to the terms of the applicable Second Priority Debt Documents and (iii) third, if no Second Priority Debt Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Second Priority Representative or any Second Priority Debt Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Senior Representative in accordance with the terms of Section 4.02.

SECTION 5.03. Amendments to Second Priority Collateral Documents.

(a) No Second Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Priority Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement. The Company agrees to deliver to the Senior Representative copies of (i) any amendments, supplements or other modifications to the Second Priority Collateral Documents and (ii) any new Second Priority Collateral Documents promptly after effectiveness thereof. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that each Second Priority Collateral Document under its Second Priority Debt Facility shall include the following language (or language to similar effect reasonably approved by the Senior Representative):

“Notwithstanding anything herein to the contrary, (a) the liens and security interests granted to the [Insert Second Priority Representative] pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties (as defined in the Intercreditor Agreement referred to below), including liens and security interests granted to (i) JPMorgan Chase Bank, N.A., as global administrative agent, pursuant to or in connection with the Amended and Restated Credit Agreement, dated as of December 22, 2011 (as amended, restated, supplemented or otherwise modified from time to time), among the Company, the banks, financial institutions and other lending institutions from time to time parties as lenders thereto and JPMorgan Chase Bank, N.A., as global administrative agent, and (ii) JPMorgan Chase Bank, N.A., Toronto Branch, as administrative agent, pursuant to or in connection with the Amended and Restated Credit Agreement, dated as of December 22, 2011 (as amended, restated, supplemented or otherwise modified from time to time), among the Company, Quicksilver Resources, Canada, Inc., as borrower, the banks, financial institutions and other lending institutions from time to time parties as lenders thereto and JPMorgan Chase Bank, N.A., as global administrative agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as administrative agent, and (b) the exercise of any right or remedy by [Insert Second Priority Representative] hereunder is subject to the limitations and provisions of the Intercreditor Agreement dated as of June 21, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among JPMorgan Chase Bank, N.A., as Senior Representative,

Credit Suisse AG, Cayman Islands Branch, as Initial Second Priority Representative and as Administrative Agent, The Bank of New York Mellon Trust Company N.A., as Trustee, the Company and its subsidiaries and affiliated entities party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.”

(b) In the event that the Senior Representative or the Senior Secured Parties enter into any amendment, waiver or consent in respect of any of the Senior Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Senior Representative, the Senior Secured Parties, the Company or any other Grantor thereunder (including the release of any Liens in Senior Collateral), then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Second Priority Collateral Document without the consent of any Second Priority Representative or any Second Priority Debt Party and without any action by any Second Priority Representative, the Company or any other Grantor; provided, however, that (i) no such amendment, waiver or consent shall have the effect of (A) removing assets subject to the Lien of the Second Priority Collateral Documents, except to the extent that a release of such Lien is permitted by Section 5.01 of this Agreement and provided that there is a corresponding release of the Lien securing the Senior Obligations, (B) imposing duties on the Designated Second Priority Representative without its consent or (C) altering the terms of the Second Priority Debt Documents to permit other Liens on the Collateral not permitted under the terms of the Second Priority Debt Documents as in effect on the date hereof or Article VI hereof and (ii) written notice of such amendment, waiver or consent shall have been given to each Second Priority Representative within ten (10) Business Days after the effectiveness of such amendment, waiver or consent.

SECTION 5.04. Rights as Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, during an Event of Default (as defined under the Second Priority Debt Documents), the Second Priority Representatives and the Second Priority Debt Parties may exercise rights and remedies as unsecured creditors against the Company and any other Grantor in accordance with the terms of the Second Priority Debt Documents and applicable law so long as such rights and remedies do not violate any express provision of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Second Priority Representative or any Second Priority Debt Party of the required payments of principal, premium, interest, fees and other amounts due under the Second Priority Debt Documents so long as such receipt is not the direct or indirect result of the exercise by a Second Priority Representative or any Second Priority Debt Party of rights or remedies as a secured creditor in respect of Shared Collateral. In the event any Second Priority Representative or any Second Priority Debt Party becomes a judgment lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Priority Debt Obligations, such judgment lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Senior Representative or the Senior Secured Parties may have with respect to the Senior Collateral.

SECTION 5.05. Gratuitous Bailee for Perfection.

(a) The Senior Representative acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of the Senior Representative, or of agents or bailees of such Person (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, the Senior Representative shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the relevant Second Priority Representatives, in each case solely for the purpose of perfecting the Liens granted under the relevant Second Priority Collateral Documents and subject to the terms and conditions of this Section 5.05.

(b) The rights of the Second Priority Representatives and the Second Priority Debt Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(c) The Senior Representative and the Senior Secured Parties shall have no obligation whatsoever to the Second Priority Representatives or any Second Priority Debt Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of the Senior Representative under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05 as sub-agent and gratuitous bailee for the relevant Second Priority Representative for purposes of perfecting the Lien held by such Second Priority Representative.

(d) The Senior Representative shall not have by reason of the Second Priority Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Second Priority Representative or any Second Priority Debt Party, and each, Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives and releases the Senior Representative and Senior Secured Parties from all claims and liabilities arising pursuant to the Senior Representative’s roles under this Section 5.05 as sub-agent and gratuitous bailee with respect to the Shared Collateral.

(e) Following the Discharge of Senior Obligations, the Senior Representative shall, at the Grantors’ sole cost and expense, upon request (i) (A) deliver to the Designated Second Priority Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all Proceeds thereof, held or controlled by the Senior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Designated Second Priority Representative is entitled to approve any awards granted in such proceeding. The Company and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the Senior Representative for loss or damage suffered by the Senior Representative as a result of such transfer, except for loss or damage suffered by any such Person as a result of its own willful misconduct, gross negligence or bad faith. The Senior Representative has no obligations to follow instructions from any Second Priority Representative or any other Second Priority Debt Party in contravention of this Agreement.

(f) Neither the Senior Representative nor any of the other Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Company or any Subsidiary to the Senior Representative or any Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

SECTION 5.06. When Discharge of Senior Obligations Deemed To Not Have Occurred. If, at any time after the Discharge of Senior Obligations has occurred, the Company or any Subsidiary incurs any Senior Obligations (other than in respect of the payment of indemnities surviving the Discharge of Senior Obligations), then such Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the agent, representative or trustee for the holders of such Senior Obligations shall be the Senior Representative for all purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new Senior Representative), each Second Priority Representative (including the Designated Second Priority Representative) shall promptly upon request (a) enter into such documents and agreements (at the expense of the Company), including amendments or supplements to this Agreement, as the Company or such new Senior Representative shall reasonably request in writing in order to provide the new Senior Representative the rights of the Senior Representative contemplated hereby, (b) deliver to the Senior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all Proceeds thereof, held or controlled by such Second Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and agree to amendments to any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, (c) notify any applicable insurance carrier that it is no longer entitled to be a sole loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (d) notify any governmental authority involved in any condemnation or similar proceeding involving a Grantor that the new Senior Representative is entitled to approve any awards granted in such proceeding.

SECTION 5.07. Option to Repurchase.

(a) Without prejudice to the enforcement of the Senior Secured Parties’ remedies, the Senior Secured Parties agree at any time following an acceleration of the Senior Obligations in accordance with the terms of the U.S. Credit Agreement or the commencement of an Insolvency or Liquidation Proceeding, the Senior Secured Parties will offer the Second Priority Debt Parties the option to purchase (the “Purchase”) at par/face amount the entire aggregate amount of outstanding Senior Obligations (which includes principal, interest, fees, breakage costs, attorneys’ fees and expenses, and, in the case of any Swap Agreements, on a per Secured Swap Provider basis, the positive amount that is payable by the Company or relevant Guarantor thereunder reflecting any unpaid amount then due or amount owing in connection with the termination (or early termination) on or prior to the date of the Purchase after giving effect to offset and netting arrangements in respect of such Secured Swap Provider, but which excludes any rights of the Senior Secured Parties with respect to indemnification and other contingent obligations of the Company and Guarantors under the Senior Debt Documents that are expressly stated to survive the termination of the Senior Debt Documents). For avoidance of doubt, any Senior Obligations which are not purchased will continue to constitute Senior Obligations hereunder and shall be secured in the same manner and subject to the same protections hereunder as existed immediately prior to the Purchase. The Purchase shall be made without warranty or representation or recourse, on a pro rata basis across Senior Secured Parties.

(b) In connection with the exercise of such option, the purchasing Second Priority Debt Parties shall furnish cash collateral to any relevant Senior Secured Party as it reasonably deems necessary to secure any such Senior Secured Party’s outstanding Letters of Credit or Canadian Letters of Credit (not to exceed 105% of the face amount of the aggregate undrawn face amount of such letters of credit).

(c) The Second Priority Debt Parties shall irrevocably accept or reject such offer within ten (10) Business Days of the receipt thereof and the parties shall endeavor to close promptly thereafter, but not later than thirty (30) Business Days after receipt of such offer. If the Second Priority Debt Parties accept such offer, it shall be exercised pursuant to documentation mutually acceptable to the Senior Representative and the Second Priority Representative. If the Second Priority Debt Parties reject such offer (or do not so irrevocably accept such offer within the required timeframe), the Senior Secured Parties shall have no further obligations pursuant to this Section 5.07 and may take any further actions in their sole discretion in accordance with the Senior Debt Documents and this Agreement.

SECTION 5.08. Designated Senior Indebtedness. Notwithstanding any indenture or other documentation for the Existing Subordinate Notes or other unsecured senior subordinated Debt incurred by the Company and its Subsidiaries which is permitted by the Senior Debt Documents (such indenture or other documentation, the “Senior Subordinated Debt Documents”), each of the Second Priority Representative, for itself and on behalf of each Second Priority Debt Parties, and the Company agrees that, until the occurrence of the Discharge of

Senior Obligations, the Second Priority Representative shall not exercise any rights as a Representative (as defined in the Senior Subordinated Debt Documents) or any similar term of the holders of “Designated Senior Indebtedness” or any similar term under the Senior Subordinated Debt Document that arise solely by virtue of Debt evidenced by the Second Priority Debt Obligations being designated “Designated Senior Indebtedness” (or any similar term) under the Senior Subordinated Debt Document. The foregoing shall not prejudice the Senior Secured Parties’ or the Second Priority Debt Parties’ exercise of rights as holders of “Senior Indebtedness” or any similar term under the Senior Subordinated Debt Documents.

ARTICLE VI

Insolvency or Liquidation Proceedings.

SECTION 6.01. Financing Issues. Until the Discharge of Senior Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Senior Representative or any Senior Secured Party shall desire to consent (or not object) to the sale, use or lease of cash collateral or to consent (or not object) to the Company’s or any other Grantor’s obtaining financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law (“DIP Financing”), then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that (except to the extent permitted by this Section 6.01 and so long as such cash collateral or DIP Financing is in an amount that does not exceed the greater of (A) $70,000,000 and (B) the sum of (1) the aggregate principal amount of Loans and Canadian Loans and drawn Letters of Credit and Canadian Letters of Credit and the face amount of undrawn Letters of Credit and Canadian Letters of Credit under the Combined Credit Agreements replaced or refinanced by any such DIP Financing and (2) 20% of the aggregate principal amount of Loans and Canadian Loans and drawn Letters of Credit and Canadian Letters of Credit and the face amount of undrawn Letters of Credit and Canadian Letters of Credit outstanding under the Combined Credit Agreements on the date of the commencement of such Insolvency or Liquidation Proceeding (the “DIP Cap”)) it will raise no: (a) objection to and will not otherwise contest such sale, use or lease of such cash collateral or such DIP Financing and, except to the extent permitted by the proviso in clause (ii) of Section 3.01(a), this Section 6.01, and Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing any Senior Obligations are subordinated or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Second Priority Debt Obligations are so subordinated to Liens securing Senior Obligations under this Agreement, (y) any adequate protection Liens provided to the Senior Secured Parties, and (z) to any “carve-out” for professional and United States Trustee fees agreed to by the Senior Representative; (b) objection to (and will not otherwise contest) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Obligations and the Shared Collateral made by the Senior Representative or any other Senior Secured Party; (c) objection to (and will not otherwise contest) any lawful exercise by any Senior Secured Party of the right to credit bid Senior Obligations at any sale in foreclosure of Senior Collateral or to exercise any rights under Section 1111(b) of Title 11 of the United States Code with respect to the Shared Collateral; (d) objection to (and will not otherwise contest) any other request for judicial relief made in any court by any Senior Secured Party relating to the lawful enforcement of any Lien on Senior Collateral; or (e) objection to (and will not otherwise contest or oppose) any order relating to a sale or other disposition of any of the Shared Collateral for which the Senior Representative has consented that provides, to the extent such sale or other disposition is to be free and clear of Liens, (i) that the Liens securing the Senior Obligations and the Second Priority Debt Obligations will attach to the Proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Second Priority Debt Obligations pursuant to this Agreement, (ii) that net Proceeds of such sale shall be applied to reduce the Senior Obligations, and (iii) Second Priority Debt Parties will not have been deemed to have waived the right to bid in cash in connection with the sale; notwithstanding the foregoing, the Second Priority Debt Parties may assert any objection to a sale or disposition of any Shared Collateral that is consistent with the respective rights and obligations of the Senior Secured Parties and the Second Priority Debt Parties under this Agreement (without limiting the foregoing, Second Priority Debt Parties may not raise any objections based on rights afforded by Sections 363(e), (f) and (k) of the Bankruptcy Code to secured creditors or any comparable provision of any other Bankruptcy Law). Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that notice from the Company received two (2) Business Days prior to the entry of an order approving such usage of cash or other collateral or approving such DIP Financing shall be adequate notice.

SECTION 6.02. Relief from the Automatic Stay. Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral, without the prior written consent of the Senior Representative.

SECTION 6.03. Adequate Protection. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that none of them shall (a) object, contest or support any other Person objecting to or contesting (i) any request by the Senior Representative or any Senior Secured Parties for adequate protection, (ii) any objection by the Senior Representative or any Senior Secured Parties to any motion, relief, action or proceeding based on the Senior Representative’s or Senior Secured Party’s claiming a lack of adequate protection or (iii) the payment of interest, fees, expenses or other amounts of the Senior Representative or any other Senior Secured Party under Section 506(b) of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law or (b) assert or support any claim for costs or expenses of preserving or disposing of any Collateral under Section 506(c) of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law. Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (1) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral or superpriority claims in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law, then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, may seek or request adequate protection in the form of a replacement Lien on such additional collateral or superpriority claim, which Lien or superpriority claim is subordinated to the Liens securing all Senior Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to the Liens securing Senior Obligations under this Agreement and (2) in the event any Second Priority Representatives, for themselves and on behalf of the Second Priority Debt Parties under their Second Priority Debt Facilities, seek or request adequate protection and such adequate protection is granted in the form of additional collateral or superpriority claims (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement), then such Second Priority Representatives, for themselves and on behalf of each Second Priority Debt Party under their Second Priority Debt Facilities, agree that the Senior Representative shall also be granted (as applicable) a senior superpriority claim or senior Lien on such additional collateral as security for the Senior Obligations, and that any Lien on such additional collateral securing the Second Priority Debt Obligations or superpriority claim granted to the Second Priority Debt Parties shall be subordinated to the Liens on such collateral securing the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the Senior Secured Parties, or the superpriority claim granted to the Senior Secured Parties, as adequate protection on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement. Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, to the extent that the Senior Secured Parties are granted adequate protection in the form of payments in the amount of current incurred fees and expenses and/or other cash payments, or otherwise with the consent of the Senior Representative, then the Designated Second Priority Representative and the Second Priority Debt Parties shall not be prohibited from seeking adequate protection in the form of payments in the amount of current incurred fees and expenses and/or other cash payments (as applicable), subject to the right of the Senior Secured Parties to object to the reasonableness of the amounts of fees and expenses or other cash payments so sought by the Second Priority Debt Parties. In addition, to the extent the Senior Secured Parties are awarded or otherwise granted an allowed claim in any Insolvency or Liquidation Proceeding with respect to post-petition interest, nothing herein shall prevent the Second Priority Debt Parties from seeking or otherwise asserting a claim for post-petition interest to the extent of the value of the Lien of the Second Priority Debt Parties on the Shared Collateral (after taking into account the Senior Obligations).

SECTION 6.04. Preference Issues. If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Company or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Parties shall be entitled to the benefits of this Agreement until a Discharge of Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

SECTION 6.05. Separate Grants of Security and Separate Classifications. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Second Priority Collateral Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Shared Collateral, the Second Priority Debt Obligations are fundamentally different from the Senior Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the Senior Secured Parties and the Second Priority Debt Parties in respect of the Shared Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral (with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Debt Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest (whether or not allowed or allowable) before any distribution is made from the Shared Collateral in respect of the Second Priority Debt Obligations, with each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby acknowledging and agreeing to turn over to the Senior Representative amounts otherwise received or receivable by them from the Shared Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Debt Parties.

SECTION 6.06. No Waivers of Rights of Senior Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit the Senior Representative or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Second Priority Debt Party, including the seeking by any Second Priority Debt Party of adequate protection or the asserting by any Second Priority Debt Party of any of its rights and remedies under the Second Priority Debt Documents or otherwise.

SECTION 6.07. Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights as to the Shared Collateral and Proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

SECTION 6.08. Other Matters. To the extent that any Second Priority Representative or any Second Priority Debt Party has or acquires rights under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, such Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees not to assert any such rights without the prior written consent of the Senior Representative, provided that if requested by the Senior Representative, such Second Priority Representative shall timely exercise such rights in the manner requested by the Senior Representative, including any rights to payments in respect of such rights.

SECTION 6.09. 506(c) Claims. Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will not assert or enforce any claim under Section 506(c) of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Shared Collateral.

SECTION 6.10. Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the Senior Obligations and the Second Priority Debt Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Second Priority Debt Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

ARTICLE VII

Reliance; Etc.

SECTION 7.01. Reliance. The consent by the Senior Secured Parties to the execution and delivery of the Second Priority Debt Documents to which the Senior Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties to the Company or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Second Priority Representative (acting at the direction of the Second Priority Debt Parties such Second Priority Representative represents), on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges that it and such Second Priority Debt Parties have, independently and without reliance on the Senior Representative or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Priority Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decisions in taking or not taking any action under the Second Priority Debt Documents or this Agreement.

SECTION 7.02. No Warranties or Liability. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges and agrees that neither the Senior Representative nor any other Senior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Second Priority Representatives and the Second Priority Debt Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Senior Representative nor any other Senior Secured Party shall have any duty to any Second Priority Representative or Second Priority Debt Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Company or any Subsidiary (including the Second Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Senior Representative, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the Senior Obligations, the Second Priority Debt Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

SECTION 7.03. Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Representative, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Senior Debt Document or any Second Priority Debt Document;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Second Priority Debt Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of each of the Combined Credit Agreements or any other Senior Debt Document or of the terms of any Second Priority Debt Document;

(c) any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Second Priority Debt Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, (i) the Company or any other Grantor in respect of the Senior Obligations or (ii) any Second Priority Representative or Second Priority Debt Party in respect of this Agreement.

ARTICLE VIII

Miscellaneous

SECTION 8.01. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Senior Debt Document or any Second Priority Debt Document, the provisions of this Agreement shall govern.

SECTION 8.02. Continuing Nature of this Agreement; Severability. Subject to Section 6.04, this Agreement shall continue to be effective until the Discharge of Senior Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the Senior Secured Parties may continue, at any time and without notice to the Second Priority Representatives or any Second Priority Debt Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Subsidiary constituting Senior Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.03. Amendments; Waivers.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) This Agreement may be amended in writing signed by each Representative (in each case, acting in accordance with the documents governing the applicable Debt Facility); provided that any such amendment, supplement or waiver which by the terms of this Agreement expressly requires the Company’s consent or which increases the obligations or reduces the rights of the Company or any Grantor, shall require the consent of the Company. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Senior Secured Parties and the Second Priority Debt Parties and their respective successors and assigns.

(c) Notwithstanding the foregoing, without the consent of any Secured Party, any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.09 of this Agreement and upon such execution and delivery, such Representative and the Secured Parties and Second Priority Debt Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

SECTION 8.04. Information Concerning Financial Condition of the Company and the Subsidiaries. The Senior Representative, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and the Subsidiaries and all endorsers or guarantors of the Senior Obligations or the Second Priority Debt Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Second Priority Debt Obligations. The Senior Representative, the Senior Debt Parties, the Second Priority Representatives and the Second Priority Debt Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Senior Representative, any Senior Secured Party, any Second Priority Representative or any Second Priority Debt Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Senior Representative, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

SECTION 8.05. Subrogation. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred.

SECTION 8.06. Application of Payments. Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Debt Documents. Except as otherwise provided herein, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

SECTION 8.07. Additional Grantors. The Company agrees that, if any Subsidiary shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex I (it being understood, for the avoidance of doubt, that, as of the date hereof, only Domestic Subsidiaries are expected to become Grantors). Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Designated Second Priority Representative and the Senior Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 8.08. Dealings with Grantors. Upon any application or demand by the Company or any Grantor to any Representative to take or permit any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), the Company or such Grantor, as appropriate, shall furnish to such Representative (i) a certificate of a Responsible Officer (an “Officer’s Certificate”) and (ii) upon the Second Lien Agent’s reasonable request (which request is made at the direction of the Designated Second Priority Representative), an opinion of counsel, in each case stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

SECTION 8.09. Additional Debt Facilities. To the extent, but only to the extent, permitted by the provisions of the Senior Debt Documents and the Second Priority Debt Documents, the Company may incur or issue and sell one or more series or classes of Second Priority Debt. Any such additional class or series of Second Priority Debt (the “Second Priority Class Debt”) may be secured by a second priority, subordinated Lien on Shared Collateral, in each case under and pursuant to the relevant Second Priority Collateral Documents for such Second Priority Class Debt, if and subject to the condition that the Representative of any such Second Priority Class Debt (each, a “Second Priority Class Debt Representative”), acting on behalf of the holders of such Second Priority Class Debt (such Representative and holders in respect of any Second Priority Class Debt being referred to as the “Second Priority Class Debt Parties”), becomes a party to this Agreement by satisfying conditions (i) through (iii), as applicable, of the immediately succeeding paragraph. In order for a Second Priority Class Debt Representative to become a party to this Agreement:

(i) such Second Priority Class Debt Representative shall have executed and delivered a Joinder Agreement substantially in the form of Annex II (with such changes as may be reasonably approved by the Senior Representative and such Second Priority Class Debt Representative) pursuant to which it becomes a Representative hereunder, and the Second Priority Class Debt in respect of which such Second Priority Class Debt Representative is the Representative and the related Second Priority Class Debt Parties become subject hereto and bound hereby;

(ii) the Company shall have delivered to each Representative an Officer’s Certificate stating that the conditions set forth in this Section 8.09 are satisfied with respect to such Second Priority Class Debt and, if requested, true and complete copies of each of the Second Priority Debt Documents relating to such Second Priority Class Debt, certified as being true and correct by a Responsible Officer of the Company; and

(iii) the Second Priority Debt Documents relating to such Second Priority Class Debt shall provide that each Second Priority Class Debt Party with respect to such Second Priority Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Second Priority Class Debt.

SECTION 8.10. Consent to Jurisdiction; Waivers. Each Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York located in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 8.11 or by a procedure permitted under the relevant Senior Debt Document or Second Priority Debt Documents, as the case may be;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.10 any special, exemplary, punitive or consequential damages.

SECTION 8.11. Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(a) if to the Company or any Grantor, to the Company, at its address at: 801 Cherry St, Suite 3700, Unit 19, Fort Worth, Texas 76102, Attention: Vice President - Treasurer (Telecopy No. (817) 665-5016), with a copy to General Counsel (Telecopy No. (817) 668-5012);

(b) if to the Initial Second Priority Representative or the Administrative Agent, to it at Credit Suisse AG, Agency Manager, Eleven Madison Avenue, 23rd Floor, New York, NY 10010, (Telecopy No. (212) 322-2291), email: agency.loanops@credit-suisse.com;

(c) if to the Trustee, to it at The Bank of New York Mellon Trust Company N.A., 601 Travis Street, 16th Floor, Houston, TX 77002, Attention: Rafael Martinez (Telecopy No. (713) 483-6954), email: rafael.martinez@bnymellon.com;

(d) if to the Senior Representative, to it at: JPMorgan Chase Bank, N.A., 2200 Ross Avenue, 3rd Floor, Mail Code TX1-2911, Dallas, Texas 75201, Attention: Kimberly A. Bourgeois (Telecopy No. (214) 965-3280); and

(e) if to any other Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 8.09.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or, if agreed to, electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among each Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

The Company, the other Grantors, Trustee and the Second Lien Agent acknowledge that, with respect to any notice and other communications among such parties (but only among such parties) arising thereunder:

(1) The Second Lien Agent agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Second Lien Agent shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing.

(2) If any such party elects to give the Second Lien Agent e-mail or facsimile instructions (or instructions by a similar electronic method), the Second Lien Agent understanding of such instructions shall be deemed controlling. The Second Lien Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Second Lien Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.

(3) Any such party agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Second Lien Agent, including without limitation the risk of the Second Lien Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 8.12. Further Assurances. The Senior Representative, on behalf of itself and each Senior Secured Party under the Senior Debt Facility for which it is acting, each Second Priority Representative, on behalf of itself, and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

SECTION 8.13. GOVERNING LAW; WAIVER OF JURY TRIAL.

(A) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(B) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 8.14. Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Representative, the Senior Secured Parties, the Second Priority Representatives, the Second Priority Debt Parties, the Company, the other Grantors party hereto and their respective successors and assigns.

SECTION 8.15. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

SECTION 8.16. Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or other electronic method, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 8.17. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Senior Representative represents and warrants that this Agreement is binding upon the Senior Secured Parties. The Administrative Agent represents and warrants that this Agreement is binding upon the Initial Second Priority Debt Parties under the Initial Second Priority Loan Agreement. The Trustee represents and warrants that this Agreement is binding upon the Initial Second Priority Debt Parties under the Initial Second Priority Indenture.

SECTION 8.18. No Third Party Beneficiaries; Successors and Assigns. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Senior Representative, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights.

SECTION 8.19. Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto.

SECTION 8.20. Representative Capacities. It is understood and agreed that (a) the Senior Representative is entering into this Agreement in its capacity as global administrative agent under each of the Combined Credit Agreements and the provisions of Section 11 of each of the Combined Credit Agreements applicable to the Agents (as defined therein) thereunder shall also apply to the Senior Representative hereunder (b) Credit Suisse AG, Cayman Islands Branch, is entering into this Agreement in its capacity as administrative agent under the Initial Second Priority Loan Agreement and Applicable Authorized Representative for the Second Priority Debt Parties, the Trustee is entering into this Agreement in its capacity as trustee under the Initial Second Priority Indenture and the Second Lien Agent is entering into this Agreement in its capacity as second lien agent under the Second Priority Collateral Documents and the provisions of Article VI of each such agreement applicable to the agent thereunder shall also apply to the agent hereunder.

SECTION 8.21. Relative Rights. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement is intended to or will (a) except to the extent contemplated by Section 5.01(a), 5.01(d) or 5.03(b), amend, waive or otherwise modify the provisions of each of the Combined Credit Agreements, any other Senior Debt Document or any Second Priority Debt Documents, or permit the Company or any Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, each of the Combined Credit Agreements or any other Senior Debt Document or any Second Priority Debt Documents, (b) change the relative priorities of the Senior Obligations or the Liens granted under the Senior Collateral Documents on the Senior Collateral (or any other assets) as among the Senior Secured Parties, (c) otherwise change the relative rights of the Senior Secured Parties in respect of the Senior Collateral as among such Senior Secured Parties or (d) obligate the Company or any Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, each of the Combined Credit Agreements or any other Senior Debt Document or any Second Priority Debt Document.

SECTION 8.22. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 8.23. Rights of Trustee and Second Lien Agent. The Company, the other Grantors, Trustee and the Second Lien Agent acknowledge that the rights of the Trustee and the Second Lien Agent as set forth in the Initial Second Priority Indenture apply to matters among such parties (but only such parties) arising hereunder.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A.,
as Senior Representative

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND LIEN INTERCREDITOR AGREEMENT]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Initial Second Priority Representative and as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND LIEN INTERCREDITOR AGREEMENT]

Acknowledged and Agreed by:

THE BANK OF NEW YORK MELLON TRUST COMPANY N.A., as Trustee and as Second Lien Agent

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND LIEN INTERCREDITOR AGREEMENT]

QUICKSILVER RESOURCES INC.

By:
Name: John C. Regan
Title: Senior Vice President – Chief Financial Officer and Chief Accounting Officer

COWTOWN PIPELINE MANAGEMENT, INC., a Texas corporation

By:
Name: John C. Regan
Title: Senior Vice President – Chief Financial Officer and Chief Accounting Officer

COWTOWN PIPELINE FUNDING, INC., a
Delaware corporation

By:
Name: John C. Regan
Title: Senior Vice President – Chief Financial Officer and Chief Accounting Officer

[SIGNATURE PAGE TO SECOND LIEN INTERCREDITOR AGREEMENT]

QPP PARENT LLC, a Delaware limited liability
company

By:	Quicksilver Resources Inc., its sole member

By:
Name:	John C. Regan
Title:	Senior Vice President – Chief Financial Officer
and Chief Accounting Officer of Quicksilver
Resources Inc., QPP Parent LLC’s sole member

[SIGNATURE PAGE TO SECOND LIEN INTERCREDITOR AGREEMENT]

ANNEX I

SUPPLEMENT NO.     dated as of             , 201[    ] to the INTERCREDITOR AGREEMENT dated as of June 21, 2013 (the “Second Lien Intercreditor Agreement”), among Quicksilver Resources Inc., a Delaware corporation (the “Company”), certain subsidiaries and affiliates of the Company (each a “Grantor”), JPMorgan Chase Bank, N.A., as Senior Representative, Credit Suisse AG, Cayman Islands Branch, as Initial Second Priority Representative, The Bank of New York Mellon Trust Company N.A., as Trustee and Second Lien Agent and the additional Representatives from time to time a party thereto.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Intercreditor Agreement.

B. The Grantors have entered into the Second Lien Intercreditor Agreement. Pursuant to the each of the Combined Credit Agreements and certain Second Priority Debt Documents, certain newly acquired or organized Subsidiaries of the Company are required to enter into the Second Lien Intercreditor Agreement. Section 8.07 of the Second Lien Intercreditor Agreement provides that such Subsidiaries may become party to the Second Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of each of the Combined Credit Agreements and the Second Priority Debt Documents.

Accordingly, the New Grantor agrees as follows:

SECTION 1. In accordance with Section 8.07 of the Second Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Second Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Second Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Second Lien Intercreditor Agreement shall be deemed to include the New Grantor. The Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Senior Representative and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Senior Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic method shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Second Lien Intercreditor Agreement shall remain in full force and effect.

Annex I-1

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Company as specified in the Second Lien Intercreditor Agreement.

SECTION 8. The Company agrees to reimburse the Senior Representative for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Senior Representative.

Annex I-2

IN WITNESS WHEREOF, the New Grantor, and the Senior Representative have duly executed this Supplement to the Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

Acknowledged by:

JPMORGAN CHASE BANK, N.A., as Senior Representative

By:
Name:
Title:

[                 ], as Designated Second Priority Representative

By:
Name:
Title:

Annex I-3

ANNEX II

[FORM OF] JOINDER NO. [    ] dated as of [            ], 201[    ] to the SECOND LIEN INTERCREDITOR AGREEMENT dated as of June 21, 2013 (the “Second Lien Intercreditor Agreement”), among Quicksilver Resources Inc., a Delaware corporation (the “Company”), certain subsidiaries and affiliates of the Company (each a “Grantor”), JPMorgan Chase Bank, N.A., as Senior Representative, Credit Suisse AG, Cayman Islands Branch, as Initial Second Priority Representative, The Bank of New York Mellon Trust Company N.A., as Trustee and Second Lien Agent and the additional Representatives from time to time a party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Intercreditor Agreement.

B. As a condition to the ability of the Company to incur Second Priority Debt and to secure such Second Priority Class Debt with the Second Priority Lien and to have such Second Priority Class Debt guaranteed by the Grantors on a subordinated basis, in each case under and pursuant to the Second Priority Collateral Documents, the Second Priority Class Representative in respect of such Second Priority Class Debt is required to become a Representative under, and such Second Priority Class Debt and the Second Priority Class Debt Parties in respect thereof are required to become subject to and bound by, the Second Lien Intercreditor Agreement. Section 8.09 of the Second Lien Intercreditor Agreement provides that such Second Priority Class Debt Representative may become a Representative under, and such Second Priority Class Debt and such Second Priority Class Debt Parties may become subject to and bound by, the Second Lien Intercreditor Agreement, pursuant to the execution and delivery by the Second Priority Class Debt Representative of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 8.09 of the Second Lien Intercreditor Agreement. The undersigned Second Priority Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Second Priority Debt Documents.

Accordingly, the New Representative agrees as follows:

SECTION 1. In accordance with Section 8.09 of the Second Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Second Priority Class Debt and Second Priority Class Debt Parties become subject to and bound by, the Second Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Second Priority Class Debt Parties, hereby agrees to all the terms and provisions of the Second Lien Intercreditor Agreement applicable to it as a Second Priority Representative and to the Second Priority Class Debt Parties that it represents as Second Priority Debt Parties. Each reference to a “Representative” or “Second Priority Representative” in the Second Lien Intercreditor Agreement shall be deemed to include the New Representative. The Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into

Annex II - 1

this Joinder, in its capacity as [agent] [trustee] under [describe the new facility], (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Second Priority Debt Documents relating to such Second Priority Class Debt provide that, upon the New Representative’s entry into this Agreement, the Second Priority Class Debt Parties in respect of such Second Priority Class Debt will be subject to and bound by the provisions of the Second Lien Intercreditor Agreement as Second Priority Debt Parties.

SECTION 3. This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when the Senior Representative shall have received a counterpart of this Joinder that bears the signature of the New Representative. Delivery of an executed signature page to this Joinder by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Joinder.

SECTION 4. Except as expressly supplemented hereby, the Second Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Company agrees to reimburse the Senior Representative for its reasonable out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel for the Senior Representative.

Annex II - 2

IN WITNESS WHEREOF, the New Representative and the Senior Representative have duly executed this Joinder to the Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

Attention of:

Telecopy:

JPMORGAN CHASE BANK, N.A., as Senior Representative

By:
Name:
Title:

Annex II - 3

Acknowledged by:

QUICKSILVER RESOURCES INC.

By:
Name:
Title:

THE GRANTORS
LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

Annex II - 4

Schedule I to the

Joinder to the

Second Lien Intercreditor Agreement

Grantors

[            ]

Annex II - 5

EXHIBIT I-2

FORM OF PARI PASSU INTERCREDITOR AGREEMENT

[See attached.]

Exhibit I-2 - 1

EXECUTION VERSION

PARI PASSU INTERCREDITOR AGREEMENT

dated as of

June 21, 2013

among

THE BANK OF NEW YORK MELLON TRUST COMPANY N.A.,

as Second Lien Agent,

CREDIT SUISSE AG,

as Authorized Representative for the Credit Agreement,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY N.A.,

as the Trustee,

relating to

Quicksilver Resources Inc., a Delaware corporation.

TABLE OF CONTENTS

		Page
ARTICLE I

DEFINITIONS

SECTION 1.01.	Construction; Certain Defined Terms	1

ARTICLE II

PRIORITIES AND AGREEMENTS WITH RESPECT TO SHARED COLLATERAL

SECTION 2.01.	Priority of Claims	8
SECTION 2.02.	Actions with Respect to Shared Collateral; Prohibition on Contesting Liens	10
SECTION 2.03.	No Interference; Payment Over	11
SECTION 2.04.	Automatic Release of Liens Upon Enforcement; Amendments to Second Lien Security Documents	12
SECTION 2.05.	Bankruptcy or Insolvency Proceedings	13
SECTION 2.06.	Reinstatement	13
SECTION 2.07.	Insurance	13
SECTION 2.08.	Refinancings	13
SECTION 2.09.	Possessory Second Lien Agent as Gratuitous Bailee for Perfection	15

ARTICLE III

EXISTENCE AND AMOUNTS OF LIENS AND OBLIGATIONS

ARTICLE IV

THE SECOND LIEN AGENT

SECTION 4.01.	Appointment and Authority	16
SECTION 4.02.	Rights as a Second Lien Secured Party	17
SECTION 4.03.	Exculpatory Provisions	18
SECTION 4.04.	Reliance by Second Lien Agent	19
SECTION 4.05.	Delegation of Duties	19
SECTION 4.06.	Resignation of Second Lien Agent	19
SECTION 4.07.	Non-Reliance on Second Lien Agent and Indenture Secured Parties	20
SECTION 4.08.	Collateral and Guaranty Matters	21

i

PARI PASSU INTERCREDITOR AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of June 21, 2013, among The Bank of New York Mellon Trust Company N.A., as collateral agent for the Second Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Second Lien Agent”), CREDIT SUISSE AG, as Authorized Representative for the Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Administrative Agent”), and The Bank of New York Mellon Trust Company N.A., as Authorized Representative for the Indenture Secured Parties (in such capacity and together with its successors in such capacity, the “Indenture Trustee”). Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1.01.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Second Lien Agent, the Administrative Agent (for itself and on behalf of the Credit Agreement Secured Parties) and the Indenture Trustee (for itself and on behalf of the Indenture Secured Parties) agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Construction; Certain Defined Terms. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, document, statute or regulation herein shall be construed as referring to such agreement, instrument, document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the Subsidiaries of such Person unless express reference is made to such Subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement and (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement. As used in this Agreement, the following terms have the meanings specified below:

“Additional Second Lien Documents” has the meaning assigned to such term in Section 2.08(b).

“Additional Second Lien Obligations” means the obligations of the Company and the other Grantors that shall have been designated as Additional Second Lien Obligations pursuant to and in accordance with Section 2.08(b).

“Additional Secured Parties” means the holders of any Additional Second Lien Obligations and the administrative agent, trustee or other applicable agent with respect thereto.

“Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Representative” means (i) until the earlier of (x) the Discharge of Credit Agreement Secured Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Administrative Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Secured Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Authorized Representative” means (i) in the case of any Credit Agreement Secured Obligations or the Credit Agreement Secured Parties, the Administrative Agent, (ii) in the case of the Indenture Secured Obligations or the Indenture Secured Parties, the Indenture Trustee and (iii) in the case of any Series of Second Lien Obligations or Second Lien Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Intercreditor Joinder Agreement.

“Bankruptcy Case” means a case under the Bankruptcy Code to which a Grantor is subject.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

2

“Collateral” means all assets and properties subject to Liens created pursuant to any Second Lien Security Document to secure one or more Series of Second Lien Obligations.

“Company” means Quicksilver Resources Inc., a Delaware corporation.

“Controlling Secured Parties” means, at any time with respect to any Shared Collateral, the Series of Second Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral at such time.

“Credit Agreement” means the Second Lien Credit Agreement dated as of June 21, 2013, among the Company, the lending institutions from time to time party thereto, the Syndication Agent and Co-Documentation Agents party thereto and the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time, and any agreement entered into in connection with any Refinancing thereof.

“Credit Agreement Secured Obligations” means (a) the Loans made under the Credit Agreement on the Effective Date, (b) any additional loans or other extensions of credit made under the Credit Agreement after the Effective Date and designated as Additional Second Lien Obligations in accordance with Section 2.08(b) and (c) any and all related amounts owing or to be owing by the Company or any Subsidiary (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising) under the Credit Agreement or any other Loan Document, including, without limitation, the principal of and all interest on such Loans or additional loans or other extensions of credit and all fees, premium, expense reimbursement obligations, indemnification obligations and other obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including any amounts that accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company or any Subsidiary (or could accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not allowed or allowable as a claim in any such case, proceeding or other action).

“Credit Agreement Secured Parties” means the holders of any Credit Agreement Secured Obligations and the Administrative Agent.

“Discharge” means, with respect to any Shared Collateral and any Second Lien Obligations, the date on which such Second Lien Obligations (other than any contingent indemnity, expense reimbursement or similar obligations included therein as to which no claims have been made) are no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement Secured Obligations” means, with respect to any Shared Collateral, the Discharge of the Credit Agreement Secured Obligations with respect to such Shared Collateral; provided that the Discharge of Credit Agreement Secured Obligations shall not be deemed to have occurred in connection with

3

a Refinancing of such Credit Agreement Secured Obligations with additional Second Lien Obligations secured by such Shared Collateral under an agreement which has been designated in writing by the Company to the Second Lien Agent and the Indenture Trustee as the “Credit Agreement” for purposes of this Agreement.

“Event of Default” has the meaning set forth in the Second Lien Security Agreements.

“Grantors” means the Company and each Subsidiary thereof that has granted a security interest pursuant to any Second Lien Security Document to secure any Series of Second Lien Obligations.

“Impairment” shall have the meaning assigned to such term in Section 2.01(b).

“Indenture” means the Indenture dated as of June 21, 2013, among the Company, the Subsidiaries identified therein, the Indenture Trustee and the Second Lien Agent, as amended, restated, supplemented or otherwise modified from time to time, and any indenture or agreement entered into in connection with any Refinancing thereof.

“Indenture Secured Obligations” means (a) the Second Lien Notes issued under the Indenture on the Effective Date, (b) any additional notes or other debt securities issued under the Indenture after the Effective Date and designated as Additional Second Lien Obligations in accordance with Section 2.08(b) and (c) any and all related amounts owing or to be owing by the Company or any Subsidiary (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising) under the Indenture, including, without limitation, the principal of and all interest on such Second Lien Notes or additional notes or other debt securities and all fees, premium, expense reimbursement obligations, indemnification obligations and other obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including any amounts that accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company or any Subsidiary (or could accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not allowed or allowable as a claim in any such case, proceeding or other action).

“Indenture Secured Parties” means the holders of any Indenture Secured Obligations and the Indenture Trustee.

“Indenture Trustee” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Insolvency or Liquidation Proceeding” means: (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization, bankruptcy, receivership, liquidation or other similar case or proceeding with respect to any Grantor or with respect to any of its assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor, whether voluntary or involuntary, and whether or not

4

involving insolvency or bankruptcy (other than any liquidation, dissolution, reorganization or winding up of any Subsidiary of the Company permitted by the Second Lien Documents) or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Intercreditor Agreement Joinder” means an agreement substantially in the form of Exhibit A designating an additional Series of Second Lien Obligations or a Refinancing of any existing Series of Second Lien Obligations to the extent constituting a new Series of Second Lien Obligations.

“Intervening Creditor” shall have the meaning assigned to such term in Section 2.01(b).

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest or floating charge arising from a mortgage, debenture, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties (as defined in the Credit Agreement). The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which is acquired or held subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Major Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, the Authorized Representative of the Series of Second Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Second Lien Obligations other than the Credit Agreement Secured Obligations, with respect to such Shared Collateral at such time.

“Mortgage” means the Mortgage, Deed Of Trust, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement dated as of June 21, 2013, by the Company in favor of the Second Lien Agent for its benefit and the benefit of the other Second Lien Secured Parties or, alternatively, to Linda Daugherty, as Trustee for the benefit of the Second Lien Agent and the other Secured Parties, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time in accordance with the terms hereof and of the Senior Lien Intercreditor Agreement.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

5

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 180 days (throughout which 180-day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Second Lien Documents under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) the receipt by the Second Lien Agent and each other Authorized Representative of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Second Lien Documents under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the Second Lien Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Second Lien Documents; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur with respect to any Shared Collateral (A) at any time the Administrative Agent or the Second Lien Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (B) at any time the Grantor that has granted a security interest in such Shared Collateral is a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means at any time, with respect to any Shared Collateral, the Second Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral at such time.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pledge Agreement” means Pledge Agreement dated as of June 21, 2013, by and among the Grantors party thereto and the Second Lien Agent, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time in accordance with the terms hereof and of the Senior Lien Intercreditor Agreement.

“Possessory Collateral” means any Shared Collateral in the possession or control of the Second Lien Agent (or its agents or bailees) or any Authorized Representative, to the extent that possession or control thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction or otherwise.

“Proceeds” has the meaning set forth in Section 2.01(a).

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

6

“Refinance” means, in respect of any Second Lien Obligations, to amend, extend, restate, supplement, waive, replace (whether or not upon termination, and whether with the original parties or otherwise), restructure, repay, refund, refinance or otherwise modify such Second Lien Obligations (whether by means of an amendment to the agreement or indenture governing such Second Lien Obligations or one or more successor or replacement agreements or indentures). “Refinanced” and “Refinancing” shall have correlative meanings.

“Second Lien Agent” has the meaning set forth in the preamble to this Agreement. For the avoidance of doubt, for so long as the Senior Lien Intercreditor Agreement is in effect, the Second Lien Agent hereunder shall also be the “Second Lien Agent” under the Senior Lien Intercreditor Agreement.

“Second Lien Documents” means (i) the Credit Agreement, (ii) the Indenture, (iii) the Additional Second Lien Documents and (iv) the Second Lien Security Documents.

“Second Lien Obligations” means, collectively, (i) the Credit Agreement Secured Obligations, (ii) the Indenture Secured Obligations and (iii) any Additional Second Lien Obligations.

“Second Lien Secured Parties” means (i) the Credit Agreement Secured Parties, (ii) the Indenture Secured Parties and (iii) the Additional Secured Parties.

“Second Lien Security Agreements” means the Mortgage and the Pledge Agreement and any mortgage or pledge agreement creating a Lien on Shared Collateral to secure any Additional Second Lien Obligations.

“Second Lien Security Documents” means, collectively, the Second Lien Security Agreements and each other agreement entered into in favor of the Second Lien Agent for purposes of securing any Second Lien Obligations.

“Senior Lien Intercreditor Agreement” means the Second Lien Intercreditor Agreement dated as of June 21, 2013, among the Company, the other Grantors (as defined therein) party thereto, JPMorgan Chase Bank, N.A., on its own behalf and on behalf of the Senior Secured Parties (as defined therein), the Administrative Agent, the Indenture Trustee and the Second Lien Agent, as amended, restated, supplemented, replaced or otherwise modified from time to time.

“Series” means (a) with respect to the Second Lien Secured Parties, (i) a Class (as defined in the Credit Agreement) of Credit Agreement Secured Parties (in their capacities as such), (ii) Indenture Secured Parties (in their capacity as such) consisting of Holders of a series of Notes or Additional Notes (each as defined in the Indenture) or (iii) any other Second Lien Secured Parties that become subject hereto as a result of any Refinancing of Second Lien Obligations or any designation of Additional Second Lien Obligations pursuant to Section 2.08(b) and that are represented by a common Authorized Representative, and (b) with respect to the Second Lien Obligations, (i) a Class (as defined in the Credit Agreement) of Credit Agreement Secured Obligations,

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(ii) Indenture Secured Obligations consisting of a series of Notes or Additional Notes (each as defined in the Indenture) or (iii) any other Second Lien Obligations that become subject hereto as a result of any Refinancing of Second Lien Obligations or any designation of Additional Second Lien Obligations pursuant to Section 2.08(b) and that are represented by a common Authorized Representative.

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of Second Lien Obligations (or their respective Authorized Representatives or the Second Lien Agent on their behalf) hold a valid and perfected Lien at such time. If more than two Series of Second Lien Obligations are outstanding at any time and the holders of less than all Series of Second Lien Obligations hold valid and perfected Liens on any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Second Lien Obligations and shall not constitute Shared Collateral for any Series that does not have a valid and perfected Lien on such Collateral at such time.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person, or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01. Priority of Claims. (a) Anything contained herein or in any of the Second Lien Documents to the contrary notwithstanding (but subject to Section 2.01(b)), if an Event of Default has occurred and is continuing and the Second Lien Agent or any Second Lien Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made to the Second Lien Agent or any Second Lien Secured Party in respect of any Shared Collateral in any Bankruptcy Case of any Grantor, or the Second Lien Agent or any Second Lien Secured Party receives any payment pursuant to the Senior Lien Intercreditor Agreement or any other intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by the Second Lien Agent or any Second Lien Secured Party (and any distribution or other amount so received by the Second Lien Agent or any Second Lien Secured Party with respect to such Shared Collateral in any

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such Bankruptcy Case or under the Senior Lien Intercreditor Agreement or any such other inter-creditor agreement (all such proceeds, distributions and other amounts being collectively referred to as “Proceeds”), shall be applied by the Second Lien Agent in the order specified below:

FIRST, to the payment of all reasonable costs and expenses and indemnification amounts incurred by the Second Lien Agent and any Authorized Representative and all fees owed to them in connection with such collection or sale or otherwise in connection with this Agreement, any Second Lien Document or any of the Second Lien Obligations, including all court costs and the reasonable fees and expenses of agents and legal counsel, the repayment of all advances made by the Second Lien Agent or any Authorized Representative hereunder or under any other Second Lien Document on behalf of any Grantor and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Second Lien Document;

SECOND, to the payment in full of the Second Lien Obligations (the amounts so applied to be distributed among the Second Lien Secured Parties pro rata in accordance with the respective amounts of the Second Lien Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

(b) It is the intent of the Second Lien Secured Parties of each Series that the holders of the Second Lien Obligations of such Series (and not the Second Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Second Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Second Lien Obligations), (y) any of the Second Lien Obligations of such Series does not have an enforceable security interest in any of the Collateral securing any other Series of Second Lien Obligations and/or (z) any Person (other than any Authorized Representative or other Second Lien Secured Party and, without limiting the foregoing, after taking into account the effect of any applicable intercreditor agreement) has an interest in the Shared Collateral securing any other obligations that is senior in priority to the Lien on such Shared Collateral securing such Series of Second Lien Obligations but junior to the Lien on such Shared Collateral securing any other Series of Second Lien Obligations (any such interest being referred to as an “Intervening Lien”, and any such Person being referred to as an “Intervening Creditor”), and (ii) the existence of any Collateral for any other Series of Second Lien Obligations that is not Shared Collateral (any condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of Second Lien Obligations being referred to as an “Impairment” of such Series). In the event of any Impairment with respect to any Series of Second Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Second Lien Obligations, and the rights of the holders of such Series of Second Lien Obligations (including the right to receive distributions in respect of such Series of

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Second Lien Obligations pursuant to Section 2.01(a)) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Second Lien Obligations subject to such Impairment. Additionally, in the event the Second Lien Obligations of any Series are modified pursuant to applicable law (including pursuant to Section 1129 of the Bankruptcy Code), any reference to such Second Lien Obligations or the Second Lien Documents governing such Second Lien Obligations shall refer to such obligations or such documents as so modified. In furtherance of the foregoing, in the event any Series of Second Lien Obligations shall be subject to an Impairment in the form of an Intervening Lien of any Intervening Creditor, the value of any Shared Collateral or Proceeds that are allocated to such Intervening Creditor shall be deducted solely from the Shared Collateral or Proceeds to be distributed in respect of such Series of Second Lien Obligations.

(c) It is acknowledged that the Second Lien Obligations of any Series may, subject to the limitations set forth in the then extant Second Lien Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Second Lien Secured Parties of any Series.

(d) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Second Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction or any other applicable law or the Second Lien Documents or any other circumstance whatsoever (but, in each case, subject to Section 2.01(b)), each Second Lien Secured Party hereby agrees that the Liens securing each Series of Second Lien Obligations on any Shared Collateral shall be of equal priority.

SECTION 2.02. Actions with Respect to Shared Collateral; Prohibition on Contesting Liens. (a) With respect to any Shared Collateral, (i) notwithstanding any provision in Section 2.01, only the Second Lien Agent shall act or determine to refrain from acting with respect to the Shared Collateral (including with respect to the Senior Lien Intercreditor Agreement and any other intercreditor agreement with respect to any Shared Collateral), and then in accordance, and only in accordance, with the instructions of the Applicable Authorized Representative, (ii) the Second Lien Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to the Senior Lien Intercreditor Agreement or any other intercreditor agreement relating to any Shared Collateral) from any Non-Controlling Authorized Representative (or any Second Lien Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other Second Lien Secured Party (other than the Applicable Authorized Representative) shall, or shall instruct the Second Lien Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or

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power with respect to, otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to the Senior Lien Intercreditor Agreement or any other intercreditor agreement with respect to any Shared Collateral), whether under any Second Lien Security Document, applicable law or otherwise, it being agreed that only the Second Lien Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the applicable Second Lien Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral. Notwithstanding the equal priority of the Liens securing each Series of Second Lien Obligations on any Shared Collateral, the Second Lien Agent (acting on the instructions of the Applicable Authorized Representative) may deal with the Shared Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or other Second Lien Secured Party (other than the Applicable Authorized Representative) will contest, protest or object to any foreclosure proceeding or action brought by the Second Lien Agent or the Applicable Authorized Representative or any other exercise by the Second Lien Agent or the Applicable Authorized Representative of any rights and remedies relating to the Shared Collateral, or to cause the Second Lien Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any Second Lien Secured Party, the Second Lien Agent or any Authorized Representative with respect to any Collateral not constituting Shared Collateral.

(b) Each of the Authorized Representatives agrees that it will not accept any Lien on any Collateral for the benefit of any Series of Second Lien Obligations (other than funds deposited for the discharge or defeasance of any Series of Second Lien Obligations) other than Liens created by the Second Lien Security Documents for the ratable benefit of all the Second Lien Obligations, and by executing this Agreement each Authorized Representative for itself and on behalf of the Second Lien Secured Parties for which it is acting hereunder agrees to be bound by the provisions of this Agreement and the other Second Lien Security Documents applicable to it.

SECTION 2.03. No Interference; Payment Over. (a) Each Second Lien Secured Party agrees that (i) it will not (and hereby waives any right to) challenge or question in any proceeding the validity or enforceability of any Second Lien Obligations of any Series or any Second Lien Security Document or the validity, attachment, perfection or priority of any Lien under any Second Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the right of any Second Lien Secured Party to challenge or question the validity or enforceability of any Second Lien Obligation constituting unmatured interest or the validity of any Lien relating thereto pursuant to Section 502(b)(2) of the Bankruptcy Code; (ii) except as provided in Section 2.02, it will not take or cause to be taken any action the purpose or intent of which is to interfere with, hinder or delay in any manner, whether by judicial proceedings or otherwise,

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any sale, transfer or other disposition of the Shared Collateral by the Second Lien Agent; (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Second Lien Agent to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Second Lien Agent of any right, remedy or power with respect to any Shared Collateral; (iv) it will not institute any suit or assert in any suit or bankruptcy, insolvency or other proceeding any claim against the Second Lien Agent or other Second Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Second Lien Agent, any Applicable Authorized Representative or any other Second Lien Secured Party shall be liable for any action taken or omitted to be taken by the Second Lien Agent, such Applicable Authorized Representative or any other Second Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement or the Senior Lien Intercreditor Agreement; (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral; and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Second Lien Agent or any Second Lien Secured Party to enforce this Agreement.

(b) Each Second Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any Shared Collateral pursuant to any Second Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (or pursuant to any intercreditor agreement) at any time prior to the Discharge of each of the Second Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the Second Lien Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Second Lien Agent to be distributed by the Second Lien Agent in accordance with the provisions of Section 2.01(a).

SECTION 2.04. Automatic Release of Liens Upon Enforcement; Amendments to Second Lien Security Documents. (a) If, at any time any Shared Collateral is transferred to a third party or otherwise disposed of, in each case, in connection with any enforcement by the Second Lien Agent in accordance with the provisions of this Agreement, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Second Lien Agent for the benefit of each Series of Second Lien Secured Parties on such Shared Collateral will automatically be released and discharged upon final conclusion of such disposition; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01(a) hereof.

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(b) Each Second Lien Secured Party agrees that the Second Lien Agent may enter into any amendment (and, upon request by the Second Lien Agent, each Authorized Representative shall, and is hereby authorized by each Second Lien Secured Party (each of whom is deemed to have consented to the terms of this Agreement) for which it acts as Authorized Representative to, sign a consent to such amendment) to any Second Lien Security Document (including to release Liens securing any Series of Second Lien Obligations) so long as such amendment, subject to clause (d) below, is permitted by the terms of each Second Lien Document then in effect or is made pursuant to Section 5.03(b) of the Senior Intercreditor Agreement. Additionally, each Second Lien Secured Party agrees that the Second Lien Agent may enter into any amendment (and, upon request by the Second Lien Agent, each Authorized Representative shall, and is hereby authorized by each Second Lien Secured party for which it acts as Authorized Representative to, sign a consent to such amendment) to any Second Lien Security Document solely as such Second Lien Security Document relates to a particular Series of Second Lien Obligations (including to release Liens securing such Series of Second Lien Obligations) so long as (x) such amendment is in accordance with the Second Lien Documents pursuant to which such Series of Second Lien Obligations was incurred and (y) such amendment does not adversely affect the Second Lien Secured Parties of any other Series.

(c) Each Authorized Representative agrees, and is hereby authorized by each Second Lien Secured party for which it acts as Authorized Representative, to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Second Lien Agent to evidence and confirm any release of Shared Collateral or amendment to any Second Lien Security Document provided for in this Section.

(d) In determining whether an amendment to any Second Lien Security Document is permitted by this Section 2.04, the Second Lien Agent may conclusively rely on a certificate of an officer of the Company stating that such amendment is permitted by Section 2.04(b).

SECTION 2.05. Bankruptcy or Insolvency Proceedings. This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Company or any of its Subsidiaries.

SECTION 2.06. Reinstatement. In the event that any of the Second Lien Obligations shall be paid and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the United Stated Code or any similar law or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Second Lien Obligations shall again have been paid in full in cash.

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SECTION 2.07. Insurance. As between the Second Lien Secured Parties, the Second Lien Agent, acting at the direction of the Applicable Authorized Representative, shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.08. Refinancings; Additional Second Lien Obligations. (a) The Second Lien Obligations of any Series may be Refinanced, in whole or in part, in each case without notice to or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Second Lien Document) of any Second Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided, however, that (i) obligations incurred in connection with any such Refinancing that by their terms are (A) unsecured or (B) secured by Liens that under the express terms of the governing documentation are not intended to be secured on a parity with the Second Lien Obligations shall not have the benefit of or be subject to this Agreement and (ii) any new indebtedness or obligations resulting from any such Refinancing (as distinguished from existing Second Lien Obligations that shall have been amended, extended, restated, supplemented, waived, restructured or otherwise modified) that are not excluded from the benefits of this Agreement by the preceding clause (i) shall have been designated as Additional Second Lien Obligations pursuant to and in accordance with Section 2.08(b).

(b) The Company may from time to time, subject to any limitations contained in any Second Lien Documents in effect at such time, designate as Additional Second Lien Obligations any indebtedness and related obligations (including any such indebtedness or obligations resulting from any Refinancing of Second Lien Obligations as contemplated by Section 2.08(a)) that are, or are to be, secured by Liens on any assets of the Company or any of the Subsidiaries that would constitute Shared Collateral by delivering to the Second Lien Agent and each Authorized Representative party hereto at such time a certificate of a Responsible Officer of the Company:

(i) describing the indebtedness and other obligations being designated as Additional Second Lien Obligations, and including a statement of the maximum aggregate principal amount of such indebtedness that may be outstanding at any time;

(ii) identifying the documents under which such Additional Second Lien Obligations are, or are to be, issued or incurred and the guarantees of and Liens securing such Additional Second Lien Obligations that are, or are to be, granted or created, and attaching copies of such documents (the “Additional Second Lien Documents”), certified as being true and complete by a Responsible Officer of the Company;

(iii) identifying the Person that serves as the Authorized Representative in respect of such Additional Second Lien Obligations;

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(iv) certifying that the incurrence of such Additional Second Lien Obligations, the creation of the Liens securing such Additional Second Lien Obligations and the designation of such Additional Second Lien Obligations as “Additional Second Lien Obligations” hereunder will not violate or result in a default under any provision of any Second Lien Document in effect at such time;

(v) certifying that the Additional Second Lien Documents authorize the Authorized Representative for such Additional Second Lien Obligations to act on their behalf in such capacity and, if clause (vi) of this Section 2.08(b) shall be applicable, to become a party hereto by executing and delivering an Intercreditor Joinder Agreement;

(vi) if the Authorized Representative for such Second Lien Obligations is not already a party hereto, attaching a fully completed Intercreditor Joinder Agreement executed and delivered by such Authorized Representative; and

(vii) if the Authorized Representative for such Second Lien Obligations is already a party hereto, attaching a written statement of such Authorized Representative confirming that it is authorized to act, and agrees to act, as Authorized Representative for such Second Lien Obligations.

Upon the delivery of such certificate and the related attachments as provided above, the obligations designated in such notice shall become Second Lien Obligations for all purposes of this Agreement.

(c) In connection with the designation of any Additional Second Lien Obligations pursuant to Section 2.08(b), each Authorized Representative hereby authorizes and directs the Second Lien Agent to enter into such amendments to the Second Lien Security Documents, to make or cause to be made all such filings and to take or cause to be taken all such other actions as shall be requested by the Company to extend the Liens created by and the benefits of such Second Lien Security Documents to such Additional Second Lien Obligations as contemplated by, and subject to the provisions of, this Agreement; provided, that a copy of each such amendment, certified as being true and complete by a Responsible Officer of the Company, shall be delivered to each Authorized Representative (other than the Authorized Representative for such newly designated Second Lien Obligations) not fewer than three Business Days prior to the execution and delivery thereof.

SECTION 2.09. Possessory Second Lien Agent as Gratuitous Bailee for Perfection. (a) The Second Lien Agent agrees to hold any Shared Collateral constituting Possessory Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each Second Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Second Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09 and of the Senior

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Lien Intercreditor Agreement. Pending delivery to the Second Lien Agent, each Authorized Representative and Second Lien Secured Party agrees to hold any Shared Collateral constituting Possessory Collateral from time to time in its possession or control as gratuitous bailee for the benefit of each Second Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Second Lien Security Documents, in each case subject to the terms and conditions of this Section 2.09.

(b) The duties and responsibilities of the Second Lien Agent and each Authorized Representative under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each Second Lien Secured Party for purposes of perfecting the Lien for the benefit of the Second Lien Secured Parties therein.

ARTICLE III

Existence and Amounts of Liens and Obligations

Whenever the Second Lien Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Second Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the Second Lien Obligations of any Series, it may request that such information be furnished to it in writing by each Authorized Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Second Lien Agent or Authorized Representative shall be entitled to make any such determination or not make any determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. The Second Lien Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Second Lien Secured Party or any other person as a result of such determination. If the foregoing information is not furnished to the Second Lien Agent by an Authorized Representative, the Second Lien Agent, may at its option, refrain from exercising any right or performing any obligation hereunder that could not be exercised without such information.

ARTICLE IV

The Second Lien Agent

SECTION 4.01. Appointment and Authority. (a) Each of the Second Lien Secured Parties hereby irrevocably appoints The Bank of New

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York Mellon Trust Company N.A. to act on its behalf as the Second Lien Agent hereunder and as Second Lien Agent or collateral agent under each of the other Second Lien Security Documents and authorizes the Second Lien Agent to take such actions on its behalf and to exercise such powers as are delegated to the Second Lien Agent by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on the Shared Collateral granted by any Grantor to secure any of the Second Lien Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Second Lien Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Second Lien Agent pursuant to Section 4.05 for purposes of holding or enforcing any Lien on the Shared Collateral (or any portion thereof) granted under any of the Second Lien Security Documents, or of exercising any rights and remedies thereunder at the direction of the Applicable Authorized Representative, shall be entitled to the benefits of all provisions of this Article IV and Article XI and Section 12.03 of the Credit Agreement and the equivalent provision of the Indenture and any other Second Lien Document (as though the Second Lien Agent and such co-agents, sub-agents and attorneys-in-fact were the Authorized Representative under the applicable Second Lien Documents) as if set forth in full herein with respect thereto.

(b) Each Non-Controlling Secured Party acknowledges and agrees that the Second Lien Agent shall be entitled, for the benefit of the Second Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Second Lien Security Documents, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of their Second Lien Obligations. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Second Lien Agent, the Applicable Authorized Representative or any other Second Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Second Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Second Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the Second Lien Secured Parties waives any claim it may now or hereafter have against the Second Lien Agent or the Authorized Representative of any other Series of Second Lien Obligations or any Second Lien Secured Party of any other Series arising out of (i) any actions which the Second Lien Agent, any Authorized Representative or any other Second Lien Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Second Lien Obligations from any account debtor, guarantor or any other party) in accordance with the Second Lien Security Documents or any other agreement related thereto or to the collection of the Second Lien Obligations or the valuation, use,

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protection or release of any security for the Second Lien Obligations, (ii) any election by any Applicable Authorized Representative or any holders of Second Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, the Company or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Second Lien Agent shall not accept any Shared Collateral in full or partial satisfaction of any Second Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction without the consent of each Authorized Representative representing holders of Second Lien Obligations for whom such Collateral constitutes Shared Collateral.

SECTION 4.02. Rights as a Second Lien Secured Party. The Person serving as the Second Lien Agent hereunder shall have the same rights and powers in its capacity as a Second Lien Secured Party under any Series of Second Lien Obligations that it holds as any Second Lien Secured Party of such Series and may exercise the same as though it were not the Second Lien Agent and the term “Second Lien Secured Party” or “Second Lien Secured Parties” or (as applicable) “Credit Agreement Secured Party”, “Credit Agreement Secured Parties”, “Indenture Secured Party” or “Indenture Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Second Lien Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Second Lien Agent hereunder and without any duty to account therefor to any Second Lien Secured Party.

SECTION 4.03. Exculpatory Provisions. (a) The Second Lien Agent shall not have any duties or obligations except those expressly set forth herein and in the Second Lien Security Documents and the Senior Lien Intercreditor Agreement. Without limiting the generality of the foregoing, the Second Lien Agent:

(i) shall not be subject to any fiduciary or other implied duties of any kind or nature to any Person, regardless of whether an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Second Lien Security Documents that the Second Lien Agent is required to exercise as directed in writing by the Applicable Authorized Representative; provided that the Second Lien Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Second Lien Agent to liability (unless indemnified therefor) or that is contrary to any Second Lien Security Document or applicable law;

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(iii) shall not, except as expressly set forth herein and in the other Second Lien Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Second Lien Agent or any of its Affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (i) with the consent or at the request or direction of the Applicable Authorized Representative or (ii) in the absence of its own gross negligence or willful misconduct or (iii) in reliance on a certificate of an authorized officer of the Company stating that such action is permitted by the terms of this Agreement; and shall be deemed not to have knowledge of any Event of Default under any Series of Second Lien Obligations unless and until notice describing such Event of Default is given to the Second Lien Agent by the Authorized Representative of such Second Lien Obligations or the Company;

(v) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Second Lien Security Document; (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith; (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default; (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Second Lien Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Second Lien Security Documents; (v) the value or the sufficiency of any Collateral for any Series of Second Lien Obligations; or (vi) the satisfaction of any condition set forth in any Second Lien Document, other than to confirm receipt of items expressly required to be delivered to the Second Lien Agent;

(vi) with respect to the Credit Agreement, any Indenture or any Second Lien Security Document, may conclusively assume that the Grantors have complied with all of their obligations thereunder unless advised in writing by the Authorized Representative thereunder to the contrary specifically setting forth the alleged violation; and

(vii) may conclusively rely on any certificate of an officer of the Company provided pursuant to Section 2.04(d).

SECTION 4.04. Reliance by Second Lien Agent. The Second Lien Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Second Lien Agent also may rely upon any statement made to it orally or by

19

telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Second Lien Agent may consult with legal counsel (who may include, but shall not be limited to, counsel for the Company or counsel for the Administrative Agent), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 4.05. Delegation of Duties. The Second Lien Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Second Lien Security Document by or through any one or more sub-agents appointed by the Second Lien Agent. The Second Lien Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Second Lien Agent and any such sub-agent. The Second Lien Agent will not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 4.06. Resignation of Second Lien Agent. The Second Lien Agent may at any time give notice of its resignation as Second Lien Agent under this Agreement and the other Second Lien Security Documents to each Authorized Representative and the Company. Upon receipt of any such notice of resignation, the Applicable Authorized Representative shall have the right (subject, unless an Event of Default relating to the commencement of an Insolvency or Liquidation Proceeding has occurred and is continuing, to the consent of the Company (not to be unreasonably withheld or delayed)), to appoint a successor, which shall be a bank or trust company with an office in the United States, or an Affiliate of any such bank or trust company with an office in the United States. If no such successor shall have been so appointed by the Applicable Authorized Representative and shall have accepted such appointment within 30 days after the retiring Second Lien Agent gives notice of its resignation, then the retiring Second Lien Agent may petition a court of competent jurisdiction to appoint a successor or, on behalf of the Second Lien Secured Parties, appoint a successor Second Lien Agent meeting the qualifications set forth above (but without the consent of any Second Lien Secured Party or the Company); provided that if the Second Lien Agent shall notify the Company and each Authorized Representative that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Second Lien Agent shall be discharged from its duties and obligations hereunder and under the other Second Lien Security Documents (except that in the case of any collateral security held by the Second Lien Agent on behalf of the Second Lien Secured Parties under any of the Second Lien Security Documents, the retiring Second Lien Agent shall continue to hold such collateral security solely for purposes of maintaining the perfection of the security interests of the Second Lien Secured Parties therein until such time as a successor Second Lien Agent is

20

appointed but with no obligation to take any further action at the request of the Applicable Authorized Representative, any Second Lien Secured Party or any Grantor) and (b) all payments, communications and determinations provided to be made by, to or through the Second Lien Agent shall instead be made by or to each Authorized Representative directly, until such time as the Applicable Authorized Representative appoints a successor Second Lien Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Second Lien Agent hereunder and under the Second Lien Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Second Lien Agent, and the retiring Second Lien Agent shall be discharged from all its duties and obligations hereunder or under the other Second Lien Security Documents (if not already discharged therefrom as provided above in this Section). After the retiring Second Lien Agent’s resignation hereunder and under the other Second Lien Documents or Second Lien Security Documents, the provisions of this Article, Article XI and Section 12.03 of the Credit Agreement and the equivalent provisions of the Indenture or any other Second Lien Document shall continue in effect for the benefit of such retiring Second Lien Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Second Lien Agent was acting as Second Lien Agent. Upon any notice of resignation of the Second Lien Agent hereunder and under the other Second Lien Security Documents, the Company agrees to use commercially reasonable efforts to transfer (and maintain the validity and priority of) the Liens in favor of the retiring Second Lien Agent under the Second Lien Security Documents to the successor Second Lien Agent as promptly as practicable.

SECTION 4.07. Non-Reliance on Second Lien Agent and Indenture Secured Parties. Each Second Lien Secured Party (excluding any Authorized Representative acting in such capacity, including, for the avoidance of doubt, the Indenture Trustee) acknowledges that it has, independently and without reliance upon the Second Lien Agent, any Authorized Representative or any other Second Lien Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Second Lien Documents. Each Second Lien Secured Party (excluding any Authorized Representative acting in such capacity) also acknowledges that it will, independently and without reliance upon the Second Lien Agent, any Authorized Representative or any other Second Lien Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Second Lien Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 4.08. Collateral and Guaranty Matters. Each of the Second Lien Secured Parties irrevocably authorizes the Second Lien Agent, at its option and in its discretion (but after giving notice thereof to each Authorized Representative),

21

(a) to release any Lien on any property granted to or held by the Second Lien Agent under any Second Lien Security Document in accordance with Section 2.04 or upon receipt of a written request from the Company stating that the release of such Lien is permitted by the terms of each then extant Second Lien Document; and

(b) to release any Grantor from its obligations under the Second Lien Security Documents upon receipt of a written request from the Company stating that such release is permitted by the terms of each then extant Second Lien Document.

ARTICLE V

Miscellaneous

SECTION 5.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by facsimile, or sent to the e-mail address of the applicable recipient specified below (or the email address of a representative of the applicable recipient designated by such recipient from time to time to the parties hereto), as follows:

(a) if to the Second Lien Agent or the Administrative Agent, to it at:

The Bank of New York Mellon Trust Company N.A.
Address:	601 Travis Street, 16th Floor, Houston, TX 77002
Attention:	Rafael Martinez
Telephone:	713-483-6535
Facsimile:	713-483-6954
E-mail:	rafael.martinez@bnymellon.com

(b) if to the Administrative Agent, to it at:

Credit Suisse AG
Address: Eleven Madison Avenue, 23rd Floor, New York, NY 10010
Attention: Agency Manager
Telephone: (919) 994-6369
Facsimile. (212) 322-2291
E-mail: agency.loanops@credit-suisse.com

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(c) if to the Indenture Trustee, to it at:

The Bank of New York Mellon Trust Company N.A.
Address:	601 Travis Street, 16th Floor, Houston, TX 77002
Attention:	Julie Hoffman-Ramos
Telephone:	713-483-6563
Facsimile:	713-483-6954
E-mail:	julie.hoffman-ramos@bnymellon.com

(d) if to any Person whose capacity as the Second Lien Agent or an Authorized Representative results from the execution of an Intercreditor Joinder Agreement or other writing contemplated in Section 2.08, to it at the address set forth in such Intercreditor Joinder Agreement or other writing.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by facsimile or email or on the date that is five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01.

The Second Lien Agent agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Second Lien Agent shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If any party elects to give the Second Lien Agent e-mail or facsimile instructions (or instructions by a similar electronic method), the Second Lien Agent’s understanding of such instructions shall be deemed controlling. The Second Lien Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Second Lien Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. Any party agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Second Lien Agent, including without limitation the risk of the Second Lien Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 5.02. Waivers; Amendment; Intercreditor Joinder Agreements. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power,

23

preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Intercreditor Joinder Agreement or other writing as contemplated in Section 2.08) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and the Second Lien Agent (and, to the extent any Grantor’s rights are adversely affected, by the Company).

(c) Notwithstanding the foregoing, without the consent of any Second Lien Secured Party, any Authorized Representative may become a party hereto by execution and delivery of an Intercreditor Joinder Agreement or other writing as contemplated in Section 2.08 and upon such execution and delivery, such Authorized Representative and the Second Lien Secured Parties and Second Lien Obligations of the Series for which such Authorized Representative is acting shall be subject to and entitled to the benefits of the terms hereof and the terms of the other Second Lien Security Documents applicable thereto.

SECTION 5.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the Second Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or PDF via electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or

24

unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 5.08. Submission to Jurisdiction; Waivers. The Second Lien Agent and each Authorized Representative, on behalf of itself and the Second Lien Secured Parties for which it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Second Lien Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the state and federal courts located in New York County and appellate courts from any thereof;

(b) agrees that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in 5.01;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Second Lien Secured Party) to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED,

25

EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.09.

SECTION 5.10. Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11. Conflicts. (a) In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Second Lien Documents, the provisions of this Agreement shall control.

(b) Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the Second Lien Agent pursuant to any Second Lien Security Documents and (ii) the exercise of any right or remedy by the Second Lien Agent hereunder or thereunder or the application of Proceeds (including insurance proceeds and condemnation proceeds) of any Shared Collateral, are subject to the provisions of the Senior Lien Intercreditor Agreement. In the event of any conflict between the terms of this Agreement and the terms of the Senior Lien Intercreditor Agreement, the terms of the Senior Lien Intercreditor Agreement shall control.

SECTION 5.12. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Second Lien Secured Parties in relation to one another. None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement is intended to or will amend, waive or otherwise modify the provisions of the Credit Agreement, the Indenture or any other Second Lien Document). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13. Integration. This Agreement together with the other Second Lien Documents represents the entire agreement of each of the Grantors and the Second Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Second Lien Agent, any Authorized Representative or any other Second Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Second Lien Documents or the Second Lien Security Documents.

26

[Signature Page Follows.]

27

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE BANK OF NEW YORK MELLON TRUST COMPANY N.A., as Second Lien Agent,

by

Name:
Title:

by

Name:
Title:

CREDIT SUISSE AG, as Authorized Representative for the Credit Agreement,

by

Name:
Title:

by

Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY N.A., as Indenture Trustee,

by

Name:
Title:

by

Name:
Title:

[[Signature Page to Pari Passu Intercreditor Agreement]]

Consent of Company

Dated as of June 21, 2013

Reference is made to the Pari Passu Intercreditor Agreement of even date herewith, among The Bank of New York Mellon Trust Company N.A., as Second Lien Agent, Credit Suisse AG, as Authorized Representative for the Credit Agreement Secured Parties, and The Bank of New York Mellon Trust Company N.A., as Authorized Representative for the Indenture Secured Parties (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned them in the Intercreditor Agreement.

The Company consents to the foregoing Intercreditor Agreement. The Company confirms on behalf of each Grantor that the Intercreditor Agreement is for the sole benefit of the Second Lien Secured Parties and their respective successors and assigns, and that no Grantor is an intended third party beneficiary thereof.

Notwithstanding anything to the contrary in the Intercreditor Agreement or herein, each party to the Intercreditor Agreement agrees that the Company and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of the Intercreditor Agreement except to the extent their rights are adversely affected (in which case the Company shall have the right to consent to or approve any such amendment, modification or waiver).

This Consent shall be governed and construed in accordance with the laws of the State of New York. Notices delivered to the Company pursuant to this Consent shall be delivered in accordance with the notice provisions set forth in the Credit Agreement (as defined in the Intercreditor Agreement).

[Signature Page Follows.]

IN WITNESS HEREOF, this Consent is hereby executed by the Company as of the date first written above.

QUICKSILVER RESOURCES INC., a Delaware corporation,

by

Name:
Title:

by

Name:
Title:

[[Signature Page to Pari Passu Intercreditor Agreement]]

EXHIBIT A

[FORM OF] JOINDER AGREEMENT TO PARI PASSU INTERCREDITOR AGREEMENT

Reference is made to the Pari Passu Intercreditor Agreement, dated as of June 21, 2013, among The Bank of New York Mellon Trust Company N.A., as Second Lien Agent, Credit Suisse AG, as Authorized Representative for the Credit Agreement Secured Parties, and The Bank of New York Mellon Trust Company N.A., as Authorized Representative for the Indenture Secured Parties (as the same may be amended, restated, supplemented, waived or otherwise modified from time to time, the “Intercreditor Agreement”). Capitalized terms used and not otherwise defined herein have the meanings assigned them in the Intercreditor Agreement.

This Joinder Agreement, dated as of [            ], 20[     ] (this “Joinder Agreement”), is being delivered pursuant to Sections 2.08 and 5.02 of the Intercreditor Agreement.

1. Joinder. The undersigned,                     , a                 , (the “New Authorized Representative”) as [trustee, administrative agent] under that certain [describe Second Lien Document] (the “[            ]”) hereby agrees to become party as an Authorized Representative and a Second Lien Secured Party under the Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms, conditions and provisions of the Intercreditor Agreement as fully as if the undersigned had been an original signatory thereto. Upon the acknowledgment by the Company of this Joinder Agreement, the [            ] and the [describe related documents] will be designated as Second Lien Documents. The “[defined term denoting obligations]” under the New Second Lien Documents are referred to herein as the “New Second Lien Obligations”.

2. Representations and Warranties. The New Authorized Representative, on behalf of itself and each holder of New Second Lien Obligations (together with the New Authorized Representative, the “New Second Lien Secured Parties”) hereby represents and warrants, for the benefit of each existing and future Authorized Representative and each existing and future other Second Lien Secured Party, that it has been authorized by the New Second Lien Secured Parties to execute, deliver and perform its obligations under this Joinder Agreement and the Intercreditor Agreement, and that it has received an opinion of counsel for the Company to the effect that the New Second Lien Obligations are permitted under the Credit Agreement and the Indenture.

3. Lien Sharing and Priority Confirmation. The New Authorized Representative, on behalf of itself and the other New Second Lien Secured Parties, hereby agrees, for the benefit of each existing and future Authorized Representative and each existing and future other Second Lien Secured Party, that:

(a) all Second Lien Obligations will be and are secured equally and ratably by all Liens on the Shared Collateral which are at any time granted by any Grantor to the Second Lien Agent to secure any Second Lien Obligations, and that all Liens on the Shared Collateral granted pursuant to the Second Lien Security Documents will be enforceable by the Second Lien Agent for the benefit of all Second Lien Secured Parties equally and ratably, in each case, pursuant to and subject to the terms of the Intercreditor Agreement;

(b) the New Authorized Representative and each other New Second Lien Secured Party is bound by the terms, conditions and provisions of the Intercreditor Agreement, the Senior Lien Intercreditor Agreement and the Second Lien Security Documents, including, without limitation, the provisions relating to the ranking of Liens and the order of application of proceeds from the enforcement of Liens; and

(c) the New Authorized Representative shall perform its obligations under the Intercreditor Agreement, the Senior Lien Intercreditor Agreement and the Second Lien Security Documents.

4. Appointment of Second Lien Agent. The New Authorized Representative, on behalf of itself and the New Second Lien Secured Parties, hereby (a) irrevocably appoints [            ] as Second Lien Agent for purposes of the Intercreditor Agreement, the Senior Lien Intercreditor Agreement and the Second Lien Security Documents, (b) irrevocably authorizes the Second Lien Agent to take such actions on its behalf and to exercise such powers as are delegated to the Second Lien Agent in the Intercreditor Agreement, the Senior Lien Intercreditor Agreement and the Second Lien Security Documents, together with such actions and powers as are reasonably incidental thereto, and authorizes the Second Lien Agent to execute any Second Lien Security Documents on behalf of all Second Lien Secured Parties and to take such other actions to maintain and preserve the security interests granted pursuant to any Second Lien Security Documents, and (c) acknowledges that it has received and reviewed the Intercreditor Agreement, the Senior Lien Intercreditor Agreement and the Second Lien Security Documents and agrees to be bound by the terms thereof. The New Authorized Representative, on behalf of the New Second Lien Secured Parties, hereby acknowledges and agrees that the Second Lien Agent in its capacity as such shall be agent on behalf of the New Authorized Representative and on behalf of all other Second Lien Secured Parties.

4. Address of Additional Authorized Representative. The address of the New Authorized Representative in respect of the New Second Lien Obligations for purposes of all notices and other communications hereunder and under the Intercreditor Agreement and the Senior Lien Intercreditor Agreement is             ,             , Attention of             (Facsimile No.            , E-mail address:                ).

5. Counterparts. This Joinder Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single

2

contract. Delivery of an executed signature page to this Joinder Agreement by facsimile or PDF via electronic transmission shall be as effective as delivery of a manually signed counterpart of this Joinder Agreement. Signatures of the parties hereto transmitted by facsimile or PDF via electronic transmission shall be deemed to be their original signatures for all purposes.

6. Governing Law. THIS JOINDER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

7. Miscellaneous. The provisions of Article V of the Intercreditor Agreement shall apply with like effect to this Joinder Agreement.

[Signature Pages Follow.]

3

IN WITNESS WHEREOF, the New Authorized Representative has caused this Joinder Agreement to be duly executed by its authorized representative, and the Company has caused the same to be accepted by its authorized representative, as of the day and year first above written.

[NEW AUTHORIZED REPRESENTATIVE],

by

Name:
Title:

Acknowledged and agreed: QUICKSILVER RESOURCES INC., a Delaware corporation,

by

Name:
Title:

The Second Lien Agent acknowledges receipt of this Joinder Agreement and will act as the Second Lien Agent with respect to the Additional Second Lien Obligations in accordance with the terms of the Intercreditor Agreement and the Second Lien Security Documents.

DATED: , 20

[ ], as Second Lien Agent,

by

Name:
Title: